As filed with the Securities and Exchange Commission on December 12, 2013

Registration No. 333-190561

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ally Wholesale Enterprises LLC

(Depositor)

(Exact name of Registrant as Specified in its Charter)

Delaware	6189	27-1844644
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Ally Wholesale Enterprises LLC

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

(313-656-5500)

(Address, including zip code, and telephone number, including area code, of principal executive offices of Registrant)

Ryan C. Farris, President

Ally Wholesale Enterprises LLC

200 Renaissance Center

Detroit, Michigan 48265

(313-656-5500)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With A Copy To:

Jeffrey S. O’Connor, P.C. Kirkland & Ellis LLP 300 North LaSalle Street Chicago, Illinois 60654	Richard V. Kent, Esq. General Counsel Ally Wholesale Enterprises LLC 200 Renaissance Center Detroit, Michigan 48265	Elizabeth A. Raymond Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606

Approximate Date of Commencement of Proposed Sale to the Public: from time to time after the effective date of this Registration Statement as determined in light of market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount Of Registration Fee(2)
Asset Backed Securities	$0	100%	$0	$0

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	On May 24, 2010, the Registrant previously filed a Registration Statement on Form S-3 (Registration No. 333-167044) (as amended, the “Prior Registration Statement”) with the Securities and Exchange Commission, which was declared effective on August 12, 2010. As of the date of this Registration Statement was originally filed, August 12, 2013, there were $17,275,000,000 of unsold Asset-Backed Securities under the Prior Registration Statement. Thereafter, pursuant to Rule 415(a)(5)(ii)(A) under the Act, the Registrant sold $350,000,000 of Asset-Backed Securities under the Prior Registration Statement. As of the date of this Amendment No. 1 to Registration Statement, there are $16,925,000,000 of unsold Asset-Backed Securities under the Prior Registration Statement (the “Unsold Securities”). Pursuant to Rule 415(a)(6) of the Rules and Regulations under the Securities Act, the Unsold Securities under the Prior Registration Statement are included in this Registration Statement, and no additional filing fees have been paid with respect to the Unsold Securities. The Registrant previously paid filing fees of $1,231,707.50 in connection with the Unsold Securities. No securities in addition to the Unsold Securities are being registered under this Registration Statement and no Registration Fee in addition to the Registration Fee previously paid in connection with the Prior Registration Statement is being paid under this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated [                    ], 20[    ]

PROSPECTUS SUPPLEMENT

TO PROSPECTUS DATED [                    ], 20[    ]

Ally Master Owner Trust

Issuing Entity

$[        ] Class A [Fixed][Floating] Rate Asset Backed Notes, Series 20[    ]-[        ]

[$[        ] Class B [Fixed][Floating] Rate Asset Backed Notes, Series 20[    ]-[        ]]

[$[        ] Class C [Fixed][Floating] Rate Asset Backed Notes, Series 20[    ]-[        ]]

Ally Wholesale Enterprises LLC Depositor

Ally Bank Sponsor

Ally Financial Inc. Servicer

You should consider carefully the risk factors beginning on page S-14 in this prospectus supplement and on page 6 in the prospectus.

The offered notes represent obligations of the issuing entity only and do not represent obligations of or interests in, and are not guaranteed by, Ally Bank, Ally Wholesale Enterprises LLC, Ally Financial Inc. or any of their affiliates. Neither the notes nor the receivables are insured or guaranteed by any governmental entity.

This prospectus supplement may be used to offer and sell the offered notes only if accompanied by the prospectus.

Offered Notes
	Class A	[[Class B]	[[Class C]
Principal Balance	$[ ]	$[ ]	$[ ]
Interest Rate	[One-Month LIBOR plus] [ ]% per annum	[One-Month LIBOR plus] [ ]% per annum	[One-Month LIBOR plus] [ ]% per annum
Initial Scheduled Distribution Date	[ ]	[ ]	[ ]
Expected Maturity Date	[ ] distribution date	[ ] distribution date	[ ] distribution date
Legal Maturity Date	[ ] distribution date	[ ] distribution date	[ ] distribution date
Distribution Frequency	[Monthly]	[Monthly]	[Monthly]
Price to Public	[ ]%	[ ]%	[ ]%
Underwriting Discount	[ ]%	[ ]%	[ ]%
Proceeds to Depositor	$[ ]	$[ ]]	$[ ]]

The aggregate principal amount of securities being offered under this prospectus supplement is $[ ].

The primary asset of the issuing entity is a revolving pool of receivables arising under floorplan financing agreements between Ally Bank and retail automotive dealers.

Credit Enhancement and Liquidity

•	Reserve fund, with an initial deposit of $[ ].

•

Series 20[    ]-[        ] Class E asset backed notes with an initial principal balance of $[        ] will be issued by the trust. The Series 20[    ]-[        ] Class E notes are not being offered under this prospectus supplement.

•

[Series 20[    ]-[        ] Class D asset backed notes with an initial principal balance of $[        ] will be issued by the trust.] [The Series 20[    ]-[        ] Class D notes are not being offered under this prospectus supplement.]

•

[Series 20[    ]-[        ] Class C asset backed notes with an initial principal balance of $[        ] will be issued by the trust.] [The Series 20[    ]-[        ] Class C notes are not being offered under this prospectus supplement.]

•

[Series 20[    ]-[        ] Class B asset backed notes with an initial principal balance of $[        ] will be issued by the trust.] [The Series 20[    ]-[        ] Class B notes are not being offered under this prospectus supplement.]

•	The Series 20[ ]-[ ] Class E notes are subordinated to all the other classes of Series 20[ ]-[ ] notes.

•	[The Series 20[ ]-[ ] Class D notes are subordinated to the Series 20[ ]-[ ] Class A notes, the Series 20[ ]-[ ] Class B notes and the Series 20[ ]-[ ] Class C notes.]

•	[The Series 20[ ]-[ ] Class C notes are subordinated to the Series 20[ ]-[ ] Class A notes and the Series 20[ ]-[ ] Class B notes.]

•	[The Series 20[ ]-[ ] Class B notes are subordinated to the Series 20[ ]-[ ] Class A notes.]

•	Excess interest on the receivables.

•	Accumulation Period Reserve Account.

•	Overcollateralization with respect to the offered notes.

•	Servicer advances.

This prospectus supplement and the accompanying prospectus relate only to the offering of the offered notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Underwriters for the Series 20[    ]-[        ] Class A notes[, Class B notes and Class C notes]

[        ]

The date of this prospectus supplement is [                    ], 20[    ].

i

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the offered notes in two separate documents:

•	the prospectus, which provides general information and terms of the notes some of which may not apply to a particular series of notes, including your series of offered notes; and

•	this prospectus supplement, which provides information regarding the pool of receivables held by the trust and specifies the terms of your series of offered notes.

You should rely only on the information provided in the accompanying prospectus and this prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the offered notes in any state where the offer is not permitted.

You can find definitions of the capitalized terms used in this prospectus supplement in the “Glossary of Terms to Prospectus Supplement,” which appears at the end of this prospectus supplement and in the “Glossary of Terms to Prospectus,” which appears at the end of the accompanying prospectus.

The term “Ally Bank,” when used in connection with Ally Bank’s capacity as originator or acquirer of the receivables, seller of the receivables to the depositor, includes any successors or assigns of Ally Bank in such capacity permitted pursuant to the basic documents.

The term “Ally Financial,” when used in connection with Ally Financial Inc.’s (formerly GMAC Inc.’s) capacity as servicer of the receivables, administrator of the trust or custodian of the receivables files, as applicable, includes any successors or assigns of Ally Financial Inc. in such capacity permitted pursuant to the basic documents. Unless the context requires otherwise, any references in this prospectus supplement or the accompanying prospectus to “Ally Financial” with respect to any date prior to May 10, 2010 shall be deemed to refer to Ally Financial under its previous name and form applicable on that date. See “The Servicer” in the accompanying prospectus.

ii

Summary of Transaction Parties*

*	This chart provides only a simplified overview of the relations among the key parties to the transaction. Refer to this prospectus supplement and the prospectus for a further description.
**	For information regarding the existing series of notes issued by the issuing entity, see Annex A to this prospectus supplement.

iii

SUMMARY

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand the terms of this offering of the offered notes, carefully read this entire document and the accompanying prospectus.

TRANSACTION OVERVIEW

The issuing entity is a master owner trust that owns a revolving pool of receivables that arise in connection with the purchase and financing by motor vehicle dealers of their new and used car inventory and light or medium duty truck and van inventory. The issuing entity will issue the offered notes backed by this revolving pool of receivables to the depositor on the closing date. The depositor will sell the offered notes to the underwriters who will then sell them to you.

THE PARTIES

Sponsor

Ally Bank will be the sponsor of the offered notes.

Issuing Entity

Ally Master Owner Trust, a Delaware statutory trust formed by the depositor, will be the issuing entity of the offered notes. In this prospectus supplement and the accompanying prospectus, we also refer to the issuing entity as the “trust.”

Depositor

Ally Wholesale Enterprises LLC, a wholly-owned subsidiary of Ally Bank, is the depositor to the trust.

Servicer

Ally Financial Inc. (formerly GMAC Inc.), or “Ally Financial,” is the servicer for the trust.

Indenture Trustee[ and Back-up Servicer]

Wells Fargo Bank, National Association or “Wells Fargo”

Owner Trustee

HSBC Bank USA, National Association

Delaware Trustee

HSBC Trust Company (Delaware), National Association

Closing Date

The “closing date” will be on or about [            ], 20[    ].

SECURITIES

On the closing date, the trust will issue the following securities:

•	$[ ] Class A [fixed][floating] rate asset backed notes, Series 20[ ]-[ ], which we refer to as the “Series 20[ ]-[ ] Class A notes[” or the “offered notes].”

•	[$[ ] Class B [fixed][floating] rate asset backed notes, Series 20[ ]-[ ], which we refer to as the “Series 20[ ]-[ ] Class B notes.”]

•	[$[ ] Class C [fixed][floating] rate asset backed notes, Series 20[ ]-[ ], which we refer to as the “Series 20[ ]-[ ] Class C notes.”]

•

[$[        ] Class D [fixed][floating] rate asset backed notes, Series 20[    ]-[        ], which we refer to as the “Series 20[    ]-[        ] Class D notes.” We refer to the Series 20[    ]-[        ] Class A notes, the Series 20[    ]-[        ] Class B notes, the Series 20[    ]-[        ] Class C notes and the Series 20[    ]-[        ] Class D notes, collectively, as the “Series 20[    ]-[        ] investor notes.”]

•

$[        ] Class E asset backed equity notes, Series 20[    ]-[        ], which we refer to as the “Series 20[    ]-[        ] Class E notes.” We refer to the [Series 20[    ]-[        ] investor notes] and the Series 20[    ]-[        ] Class E notes, collectively, as the “Series 20[    ]-[        ] notes” and we refer to the Series 20[    ]-[        ] notes and all other series of notes issued by the trust as the “notes.”

Only the offered notes are offered hereby. The [Series 20[    ]-[        ] Class B notes, the Series 20[    ]-[        ] Class C notes, the Series 20[    ]-[        ] Class D notes and the] Series 20[    ]-[        ] Class E notes are not being offered under this prospectus supplement or prospectus. The [Series 20[    ]-[        ] Class B notes, the Series 20[    ]-[        ] Class C notes, the Series 20[    ]-[        ] Class D notes and the] Series 20[    ]-[        ] Class E notes will be retained by the depositor or sold in one or more private placements. The depositor will retain the right to sell all or a portion of any retained notes at any time upon satisfaction of the conditions set forth in the Series 20[    ]-[        ] Indenture Supplement.

On the Initial Closing Date, the trust issued a certificate which represents the Certificate Interest in the trust and which we refer to as the “certificates.” [The certificates are currently held by the depositor and are not being offered under this prospectus supplement or the prospectus.] The certificates will not provide subordination for the Series 20[    ]-[        ] notes. The depositor will retain the right to sell all or a portion of the certificates at any time. We refer to the notes and the certificates, collectively, as the “securities.”

The trust has issued other series of notes that are also secured by the assets of the trust. Annex A to this prospectus supplement summarizes certain characteristics of each outstanding series of notes that has been issued by the trust.

Under certain conditions as described in the prospectus under “The Notes—New Issuances,” the trust may, from time to time, at the direction of the sponsor, issue additional series of notes. Noteholder approval is not required for these additional issuances. There is no requirement to give noteholders notice of such events; however, noteholders will be notified of additional issuances in each Form 10-D filed with respect to a calendar month in which additional securities are issued. See “The Transfer and Servicing Agreements—Reports to Noteholders” in the accompanying prospectus.

The offered notes will be available for purchase in denominations of $[100,000] and integral multiples of $[1,000] thereof in book-entry form only. The offered notes will be registered in the name of the nominee for The Depository Trust Company. You may hold your offered notes through the book-entry systems of DTC in the United States or Clearstream or Euroclear in Europe.

PAYMENTS ON THE NOTES

Interest

The trust will pay interest on the Series 20[    ]-[        ] Class A notes at a rate equal to [One-Month LIBOR plus] [    ]% per annum, on the Series 20[    ]-[        ] Class B notes at a rate equal to [One-Month LIBOR plus] [    ]% per annum, on the Series 20[    ]-[        ] Class C notes at a rate equal to [One-Month LIBOR plus] [    ]% per annum, and on the Series 20[    ]-[        ] Class D notes at a rate equal to [One-Month LIBOR plus] [    ]% per annum. No interest will be payable in respect of the Series 20[    ]-[        ] Class E notes.

The trust will pay interest on the Series 20[    ]-[        ] [investor] notes on each Distribution Date, [based on the actual number of days elapsed during the period for which interest is payable and a 360-day year] [based on a 360-day year consisting of twelve 30-day months]. Interest on the outstanding principal balance of each class of Series 20[    ]-[        ] investor notes will accrue from and including the closing date, or from and including the most recent Distribution Date, to but excluding the current Distribution Date.

The trust will pay interest on the Series 20[    ]-[        ] investor notes monthly on the 15th day of each calendar month or, if that day is not a Business Day, the next Business Day, commencing [            ], 20[    ]. We refer to these dates as the “Distribution Dates.”

The payment of interest on each class of Series 20[    ]-[        ] investor notes is subordinate to the payment of interest on each class of Series 20[    ]-[        ] investor notes with a prior alphabetical designation, and no interest will be paid on a class of Series 20[    ]-[        ] investor notes until all interest due and payable on each class with a prior alphabetical designation has been paid.

In certain circumstances, Principal Collections may be reallocated to make interest payments on the Series 20[    ]-[        ] investor notes to the extent described in this prospectus supplement and the accompanying prospectus.

This prospectus supplement and the prospectus describe how the trust will allocate available funds to interest payments on the Series 20[    ]-[        ] investor notes.

Principal Payments

We expect that the trust will pay the entire principal balance of each class of the Series 20[    ]-[        ] notes on the “Series 20[    ]-[        ] Expected Maturity Date,” which is the Distribution Date in [            ] 20[    ].

All unpaid principal on each class of the Series 20[    ]-[        ] notes will be due on the “Series 20[    ]-[        ] Legal Maturity Date,” which is the Distribution Date in [            ] 20[    ]. If the trust fails to pay any class of the Series 20[    ]-[        ] notes in full on the Series 20[    ]-[        ] Legal Maturity Date, an Event of Default will occur for the Series 20[    ]-[        ] notes.

The payment of principal on each class of Series 20[    ]-[        ] notes is subordinate to the payment of principal on each class of Series 20[    ]-[        ] notes with a prior alphabetical designation, and no principal will be paid on a class of Series 20[    ]-[        ] notes until all principal due and payable on each class of Series 20[    ]-[        ] notes with a prior alphabetical designation has been paid.

ALLOCATION OF COLLECTIONS

The servicer will collect payments on the receivables. The servicer will deposit these collections, up to specified amounts, into the Collection Account. The servicer will keep track of those collections that are Interest Collections and those collections that are Principal Collections. The servicer will also keep track of the “Aggregate Dealer Defaulted Amount,” which is the amount of principal receivables that are written off as uncollectible.

The servicer will allocate Interest Collections and the Aggregate Dealer Defaulted Amount each month and Principal Collections each day among:

•	your series;

•	other outstanding series of notes that the trust has issued; and

•	the certificates.

The amounts allocated to your series will be determined based generally on the size of your series’ Net Invested Amount, compared with the Nonoverconcentration Pool Balance of the trust, which is the portion of the principal receivables not allocated to the Overconcentration Interest in the trust. The Net Invested Amount of the Series 20[    ]-[        ] notes on the closing date will be $[        ]. If the Net Invested Amount of your series declines, amounts allocated and available to make required distributions for your series will be reduced.

For a more detailed description of the allocation calculations and the events that may lead to these reductions, you should read “The Notes—Series Percentages” and “The Notes—Series Defaulted Amount and Reallocated Principal Collections” in this prospectus supplement and “The Notes—Overconcentration Interest and Nonoverconcentration Interest” in the accompanying prospectus.

GROUPS

Your series will be included in a group of series referred to as “Excess Interest Sharing Group [            ]” and in a group of series referred to as “Principal Sharing Group [            ].” As part of these groups, your series will be entitled in certain situations to share in Excess Interest Collections and Shared Principal Collections that are allocable to other series of notes in the same group.

For a more detailed description of these groups, you should read “The Notes—Groups” in this prospectus supplement.

APPLICATION OF COLLECTIONS

Interest Collections

On each Distribution Date, Available Series Interest Collections on deposit in the Collection Account and, solely with respect to the allocations described below in clauses (2) through [(5)], the Note Defeasance Account (other than investment earnings), will be applied in the following order of priority:

(1) first, an amount equal to the Monthly Servicing Fee for that Distribution Date, together with any Monthly Servicing Fees previously due but not paid to the servicer on prior Distribution Dates, will be distributed to the servicer (unless such amount has been netted against deposits into the Collection Account in accordance with the Indenture); second, pro rata, an amount equal to the accrued and unpaid fees, expenses and indemnities owed to the indenture trustee, the owner trustee, the administrator and any other fees or expenses of the trust payable by the servicer or the administrator (to the extent not paid by the servicer or the administrator) shall be distributed to the indenture trustee, the owner trustee, the administrator or the person to whom such payment is owed, as applicable, provided that the amount distributed pursuant to this clause second shall not exceed $[150,000] in any calendar year; [third, an amount equal to the Monthly Back-up Servicing Fee for that Distribution Date, together with any Monthly Back-up Servicing Fees previously due but not paid to the back-up servicer on prior Distribution Dates, will be distributed to the back-up servicer;]

(2) an amount equal to the Class A Monthly Interest for that distribution Date, together with any Class A Monthly Interest previously due but not paid to the Series 20[    ]-[        ] Class A noteholders on prior Distribution Dates, will be paid to the Series 20[    ]-[        ] Class A noteholders, first from funds available in the Note Defeasance Account and, second, to the extent those funds are not sufficient, from funds available in the Collection Account;

[(3) an amount equal to the Class B Monthly Interest for that Distribution Date, together with any Class B Monthly Interest

previously due but not paid to the Series 20[    ]-[        ] Class B noteholders on prior Distribution Dates, will be paid to the Series 20[    ]-[        ] Class B noteholders, first from funds available in the Note Defeasance Account and, second, to the extent those funds are not sufficient, from funds available in the Collection Account;]

[(4) an amount equal to the Class C Monthly Interest for that Distribution Date, together with any Class C Monthly Interest previously due but not paid to the Series 20[    ]-[        ] Class C noteholders on prior Distribution Dates, will be paid to the Series 20[    ]-[        ] Class C noteholders, first from funds available in the Note Defeasance Account and, second, to the extent those funds are not sufficient, from funds available in the Collection Account;]

[(5) an amount equal to the Class D Monthly Interest for that Distribution Date, together with any Class D Monthly Interest previously due but not paid to the Series 20[    ]-[        ] Class D noteholders on prior Distribution Dates, will be paid to the Series 20[    ]-[        ] Class D noteholders, first from funds available in the Note Defeasance Account and, second, to the extent those funds are not sufficient, from funds available in the Collection Account;]

[(6)] an amount equal to the Series Defaulted Amount will be treated as Additional Available Series Principal Collections for that Distribution Date;

[(7)] an amount equal to the sum of Series Charge-Offs that have not been previously reimbursed will be treated as Additional Available Series Principal Collections for that Distribution Date;

[(8)] an amount equal to the sum of Reallocated Principal Collections that have not been previously reimbursed will be treated as Additional Available Series Principal Collections for that Distribution Date;

[(9)] an amount necessary to cause the Class E Invested Amount to not be less than the Required Class E Invested Amount will be treated as Additional Available Series Principal Collections for that Distribution Date;

[(10)] an amount required to fund the Reserve Fund up to the Reserve Fund Required Amount;

[(11)] beginning on the Accumulation Period Reserve Account Funding Date, an amount required to fund the Accumulation Period Reserve Account up to the Accumulation Period Reserve Account Required Amount;

[(12)] the amount required to repay the servicer for all outstanding servicer advances made in respect of the Series 20[    ]-[        ] notes will be paid to the servicer (unless such amount has been netted against deposits into the Collection Account in accordance with the Indenture);

[(13)] [pro rata,] the amounts required to pay any remaining fees, expenses, indemnities or other amounts required to be paid pursuant to item (1), clause second above but not paid as a result of the proviso thereto[, the amount required to reimburse the back-up servicer for all unpaid Servicer Transition Costs in excess of the amounts reimbursed by funds from the Servicer Termination Costs Reserve Account and, the amount required to reimburse the back-up servicer for all unpaid amounts due to the back-up servicer pursuant to the Back-up Servicing Agreement will be distributed to the applicable person];

[(14)] an amount equal to the Interest Collections Shortfalls for other outstanding series in Excess Interest Sharing Group [            ] will be treated as Excess Interest Collections available from Series 20[    ]-[        ] and applied to cover the Interest Collections Shortfalls for other outstanding series in Excess Interest Sharing Group [            ];

[(15)] all remaining amounts to the holders of the Certificate Interest (unless such amount has been netted against deposits into the Collection Account in accordance with the Indenture), but only to the extent that the remaining amount is not otherwise required to be deposited into the Excess Funding Account or the Cash Collateral Account pursuant to the Indenture.

For a more detailed description of these applications, you should read “The Notes—Application of Collections—Application of Interest Collections” in this prospectus supplement.

Principal Collections

The order of priority for the application of Available Series Principal Collections on each Distribution Date will depend on whether your series is in the Revolving Period, the Controlled Accumulation Period or the Early Amortization Period.

•

Revolving Period. The “Revolving Period” for your series begins on the closing date and ends on the day preceding the date on which the Controlled Accumulation Period or the Early Amortization Period begins. During the Revolving Period, no principal will be paid to you or accumulated in the Note Distribution Account or the Note Defeasance Account for your series. Instead, Principal Collections allocated to your series will be treated as Shared Principal Collections and made available to make required principal distributions and deposits for other series of notes in Principal Sharing Group [            ] or paid to the holders of the Certificate Interest to the extent not required to be deposited into the Excess Funding Account or the Cash Collateral Account.

•

Controlled Accumulation Period. The Controlled Accumulation Period for your series is scheduled to begin on the first day of the [            ] 20[    ] Collection Period, but may begin at a later date. On each Business Day during the Controlled Accumulation Period, Principal Collections allocated to your series will be deposited into the Note Distribution Account or, at the election of the depositor or the servicer, the Note Defeasance Account, up to the Controlled Deposit Amount for the related Collection Period. Any Principal Collections allocated to your series in excess of the Controlled Deposit Amount will be treated as Shared Principal Collections and will be made available to make required principal distributions and deposits for other series of notes in Principal Sharing Group [            ] or paid to the holders of the Certificate Interest to

the extent not required to be deposited into the Excess Funding Account or the Cash Collateral Account. During the Controlled Accumulation Period for the Series 20[    ]-[        ] notes, the trust may also be setting aside or distributing Principal Collections for the repayment of other series of notes.

•

On the Series 20[    ]-[        ] Expected Maturity Date, the amounts on deposit in the Note Distribution Account and the Note Defeasance Account and any amounts constituting Additional Available Series Principal Collections for that Distribution Date will be paid first to the Series 20[    ]-[        ] Class A noteholders, second to [the Series 20[    ]-[        ] Class B noteholders, third to the Series 20[    ]-[        ] Class C noteholders, fourth to the Series 20[    ]-[        ] Class D noteholders and fifth to] the Series 20[    ]-[        ] Class E noteholders, in each case, until the respective principal balance has been paid in full. It is possible that the trust will not repay the entire principal balance of each class of the Series 20[    ]-[        ] notes on or before the Series 20[    ]-[        ] Expected Maturity Date. If Principal Collections are slower than anticipated during the Controlled Accumulation Period, then there may not be sufficient funds to repay the principal balance of each class of the Series 20[    ]-[        ] notes in full on the Series 20[    ]-[        ] Expected Maturity Date. In that case, on each subsequent Distribution Date, Principal Collections and other available funds allocated to your series will be paid first to the Series 20[    ]-[        ] Class A noteholders, second to [the Series 20[    ]-[        ] Class B noteholders, third to the Series 20[    ]-[        ] Class C noteholders, fourth to the Series 20[    ]-[        ] Class D noteholders and fifth to] the Series 20[    ]-[        ] Class E noteholders, in each case, until the respective principal balance has been paid in full.

•

Early Amortization Period. If an Early Amortization Event occurs, the Early Amortization Period will begin. On each Business Day with respect to the Early Amortization Period, all Available Series Principal Collections up to the amount required to pay the Series 20[    ]-[        ] notes in full will

be deposited into the Note Distribution Account or, at the election of the depositor or the servicer, the Note Defeasance Account. On each Distribution Date related to the Early Amortization Period, those funds deposited into the Note Distribution Account and the Note Defeasance Account, as applicable, and any amounts constituting Additional Available Series Principal Collections for that Distribution Date will be paid first to the Series 20[    ]-[        ] Class A noteholders, second to [the Series 20[    ]-[        ] Class B noteholders, third to the Series 20[    ]-[        ] Class C noteholders, fourth to the Series 20[    ]-[        ] Class D noteholders and fifth to] the Series 20[    ]-[        ] Class E noteholders, in each case, until the respective principal balance has been paid in full.

For a more detailed description of these applications, you should read “The Notes—Application of Collections—Application of Principal Collections” in this prospectus supplement.

EARLY AMORTIZATION EVENTS

The Series 20[    ]-[        ] notes are subject to specified Early Amortization Events described under “The Notes—Early Amortization Events” in this prospectus supplement, which are applicable to the Series 20[    ]-[        ] notes.

The occurrence of specified Early Amortization Events will cause an Early Amortization Period to begin with respect to Series 20[    ]-[        ].

EVENTS OF DEFAULT

The Series 20[    ]-[        ] notes are subject to specified Events of Default described under “The Notes—Events of Default” in this prospectus supplement, which are applicable to the Series 20[    ]-[        ] notes.

Upon the occurrence of a bankruptcy or similar event relating to the trust, the Series 20[    ]-[        ] notes will be accelerated automatically. Upon any other Event of Default, the indenture trustee may, or shall, at the direction of the holders of a majority of the outstanding principal balance of the Series

20[    ]-[        ] notes, accelerate the Series 20[    ]-[        ] notes. If the Series 20[    ]-[        ] notes are accelerated following an Event of Default, an Early Amortization Period will begin with respect to Series 20[    ]-[        ].

For a more detailed description of the Events of Default, the application of funds and the rights of noteholders and the indenture trustee following an Event of Default, you should read “The Notes—The Indenture—Events of Default; Rights Upon Event of Default” in the accompanying prospectus.

OPTIONAL REDEMPTION

The servicer (if Ally Financial or an affiliate of Ally Financial is the servicer) will have the option to redeem the Series 20[    ]-[        ] notes by purchasing the portion of the trust assets allocated to the Series 20[    ]-[        ] notes at any time after the remaining outstanding principal balance of the Series 20[    ]-[        ] notes is 10% or less of the initial principal balance of the Series 20[    ]-[        ] notes.

CREDIT ENHANCEMENT AND LIQUIDITY

The trust will repay the Series 20[    ]-[        ] notes and the other securities primarily from Principal Collections and Interest Collections on the receivables. The following will be additional sources of funds available to the trust to pay principal and interest on the Series 20[    ]-[        ] notes and to make other required payments:

•	advances by the servicer to the trust in some circumstances;

•	monies in the Reserve Fund;

•	in some circumstances, monies in the Accumulation Period Reserve Account; and

•	in some circumstances, excess spread.

In addition, each class of Series 20[    ]-[        ] notes with a subsequent alphabetical designation is subordinate to each class of Series 20[    ]-[        ] notes with a prior alphabetical designation, in each case, to the extent described in this prospectus supplement and the prospectus.

Losses not covered by any credit enhancement or support will be allocated to the securities as described in “The Notes—Credit Enhancement and Other Enhancement—Subordination” in this prospectus supplement.

The series enhancement described above is available only for your series. You are not entitled to any series enhancement available to any other series of notes that the issuing entity has already issued or may issue in the future.

Series 20[    ]-[        ] Class E Notes

The Series 20[    ]-[        ] Class E notes are subordinated to the Series 20[    ]-[        ] [investor] notes. The initial principal balance of the Series 20[    ]-[        ] Class E notes will be $[        ]. The Series 20[    ]-[        ] Class E notes principal balance is subject to reductions and increases from time to time.

As of any Determination Date, the Class E Invested Amount is required to be equal to or greater than the Required Class E Invested Amount. The Required Class E Invested Amount may increase and decrease from time to time as described below and in the definitions of “Required Class E Invested Amount” and “Subordination Factor” in this prospectus supplement.

[If on any Distribution Date, the average monthly payment rate for the three preceding months is less than [    ]% and greater than or equal to [    ]%, then on the next Distribution Date, the depositor will be required to either (i) increase the Subordination Factor by [    ]%, which will increase the Required Class E Invested Amount, or (ii) increase the amount required to be on deposit in the Reserve Fund by [    ]%, which we refer to collectively as the “First Step-up.”]

[If on any Distribution Date, the average monthly payment rate for the three preceding months is less than [    ]% and greater than or equal to [    ]%, then on the next Distribution Date, the depositor will be required to either (i) increase the Subordination Factor by an additional [    ]%, which will increase the Required Class E Invested Amount, or (ii) increase the amount required to be on deposit in

the Reserve Fund by an additional [    ]%, which we refer to collectively as the “Second Step-up.” ]

[If on any Distribution Date, the average monthly payment rate for the three preceding months is less than [ ]%, then on the next Distribution Date, the depositor will be required to either (i) increase the Subordination Factor by an additional [    ]%, which will increase the Required Class E Invested Amount, or (ii) increase the amount required to be on deposit in the Reserve Fund by an additional [    ]%, which we refer to collectively as the “Third Step-up.”]

[The increases pursuant to the First Step-up, Second Step-up and/or Third Step-up will be eliminated, and as a result, the Required Class E Invested Amount or the amount required to be on deposit in the Reserve Fund, as applicable, will decrease, if on any Distribution Date the average of the monthly payment rate for the three preceding months and the average of the monthly payment rates for the three months preceding each of the two prior Distribution Dates was greater than or equal to [    ]%, [    ]% or [    ]%, respectively. For additional information regarding the First Step-up, Second Step-up and Third Step-up, see the definitions of “Subordination Factor” and “Reserve Fund Required Percentage” in this prospectus supplement.]

Reserve Fund

A Reserve Fund will be established to assist in the payment of interest and principal on the Series 20[    ]-[        ] notes. The depositor will deposit $[        ] into the Reserve Fund on the closing date. The amount required to be on deposit in the Reserve Fund will generally equal [    ]% of the Invested Amount of the Series 20[    ]-[        ] notes. The amount required to be on deposit in the Reserve Fund may increase or decrease from time to time as described under “—The Series 20[    ]-[        ] Class E Notes” and in the definitions of “Subordination Factor” and “Reserve Fund Required Percentage” in this prospectus supplement. The depositor may also, in its discretion, increase or, upon satisfaction of the Series 20[    ]-[        ] Rating Agency Condition but without the consent of any noteholder, decrease the amount required to be on deposit in the Reserve Fund; provided that the depositor may not increase the amount required to be on deposit in the reserve fund in its discretion if that increase would result in the aggregate amount of all such increases, together with all amounts added to the Class E Invested Amount and all amounts resulting from a discretionary increase in the Class E Invested Amount or in the Subordination Factor, exceeding [    ]% of the outstanding principal balance of the Series 20[    ]-[        ] notes as of the date of the increase.

The trust may experience shortfalls in Principal and Interest Collections on the receivables. The indenture trustee will withdraw available amounts from the Reserve Fund when these shortfalls cause the trust to have insufficient amounts to:

•	pay the monthly servicing fee [and the monthly back-up servicing fee]; and

•	make certain required distributions on the Series 20[ ]-[ ] notes.

On any Distribution Date, after the trust pays the monthly servicing fee [and the monthly back-up servicing fee], and makes all deposits or payments due on the Series 20[    ]-[        ] notes, the amount in the Reserve Fund may exceed the Reserve Fund Required Amount. If so, the trust will pay the excess to the holders of the Certificate Interest.

Accumulation Period Reserve Account

If the Accumulation Period Reserve Account Required Amount is greater than zero, an Accumulation Period Reserve Account will be established to assist with the payment of interest on the Series 20[    ]-[        ] notes during the Controlled Accumulation Period. If applicable, the Accumulation Period Reserve Account will be funded prior to the start of the Controlled Accumulation Period from Available Series Interest Collections, after certain required distributions and deposits. The amount required to be on deposit in the Accumulation Period Reserve Account as of the first Distribution Date in the Controlled Accumulation Period is $[        ], or [    ]% of the principal balance of the Series 20[    ]-[        ] investor notes as of the date the Accumulation Period Reserve Account is initially required to be funded (or a lower percentage upon satisfaction of the Series 20[    ]-[        ] Rating Agency Condition).

Overcollateralization

Overcollateralization is the amount by which the amount of trust assets allocated to the Series 20[    ]-[        ] notes exceeds the outstanding principal balance of the investor notes. Overcollateralization will be available to absorb certain losses that the noteholders of the investor notes would otherwise incur. Generally, overcollateralization with respect to the Series 20[    ]-[        ] investor notes will be equal to the Class E Invested Amount. As of any Determination Date, the Class E Invested Amount is required to be equal to or greater than the Required Class E Invested Amount. As of any Distribution Date, the Required Class E Invested Amount is a function of, among other things, the Subordination Factor for that date. On the closing date, the Subordination Factor will equal [    ]%. The Subordination Factor is subject to step-ups and step-downs as described under “—Series 20[    ]-[        ] Class E Notes.” See the definitions of “Required Class E Invested Amount” and “Subordination Factor” in this prospectus supplement.

Excess Spread

Excess spread for the Series 20[    ]-[        ] Notes for any Distribution Date will be the amount by which Interest Collections during the related Collection Period allocated to Series 20[    ]-[        ] exceeds certain fees of the trust relating to Series 20[    ]-[        ], including interest payments on the Series 20[    ]-[        ] notes. Any excess spread for a series in Excess Interest Sharing Group [            ], including Series 20[    ]-[        ], that is not used to cover shortfalls for that series will be available on each Distribution Date to cover certain shortfalls for other series of notes in Excess Interest Sharing Group [            ], including Series 20[    ]-[        ], and any remaining excess spread will be distributed to the holders of the Certificate Interest.

Subordination of Series 20[    ]-[        ] [Investor] Notes

Distributions on each class of Series 20[    ]-[        ] investor notes will be subordinated to payments on each class of Series 20[    ]-[        ] investor notes with a prior alphabetical designation, in each case, to the extent described herein.

[[Basis][Interest Rate] Swaps]

[On the closing date, the trust will enter into a separate [basis] [interest rate] swap with respect to each of the offered notes. For each swap, the swap counterparty will pay to the trust on each Distribution Date interest at a per annum rate of [        ] for that class and the trust will pay to the swap counterparty interest at a per annum rate equal to [        ], in each case, on the outstanding balance of the related class of notes. Only the net amount due by the trust or by the swap counterparty, as the case may be, will be remitted .]

ASSETS OF THE TRUST

The primary asset of the trust is a revolving pool of receivables arising under floorplan financing agreements between Ally Bank and retail automotive dealers. These agreements are lines of credit that dealers use to purchase new and used motor vehicles manufactured or distributed by motor vehicle manufacturers and distributors. We refer to the dealers’ obligations under these agreements as “receivables” and the receivables are comprised of interest receivables and principal receivables.

The receivables are sold by Ally Bank to the depositor and then transferred by the depositor to the trust. The trust has granted a security interest in the receivables and other specified trust property to the indenture trustee for the benefit of the noteholders. The trust property also includes:

•

security interests in the collateral securing the dealers’ obligations to pay the receivables, which will include the financed vehicles and may include other vehicles, parts inventory, equipment, fixtures, service accounts, real estate and guarantees;

•	amounts held on deposit in trust accounts maintained for the trust;

•	all rights of the depositor under the pooling and servicing agreement with Ally Bank and Ally Financial with respect to the receivables; and

•	all rights the trust has under the trust sale and servicing agreement with the depositor.

Not all of the trust property will be available to pay the holders of the Series 20[    ]-[        ] notes.

The servicer, Ally Bank as seller, or the depositor may be required to repurchase receivables from the trust in specified circumstances, as detailed in the prospectus under “The Transfer and Servicing Agreements—Representations and Warranties.”

Revolving Pool

As new receivables arise under the dealer accounts, subject to the eligibility criteria, Ally Bank will sell those receivables to the depositor and the depositor will transfer them to the trust on a daily basis. At the same time, prior to the date on which funds will first be set aside for principal payments on the Series 20[    ]-[        ] notes, the trust will ordinarily treat Principal Collections allocable to the Series 20[    ]-[        ] notes as Shared Principal Collections to pay down the principal balances on any other series of notes in Principal Sharing Group [            ]. The trust may also retain Principal Collections and invest them in Eligible Investments if sufficient new receivables are not available. Excess Shared Principal Collections will be paid to the holders of the Certificate Interest. The trust will acquire receivables for so long as the Transfer and Servicing Agreements remain in effect.

The Transfer and Servicing Agreements have no scheduled termination date and will continue to be effective for an indeterminate amount of time.

Accounts may be added to and removed from the pool of accounts, either at the election of the depositor or as required pursuant to the Transfer and Servicing Agreements, subject only to the requirements and limitations specified in the Transfer and Servicing Agreements, including account eligibility criteria and delivery of required documentation. See “The Pool of Accounts—Addition and Removal of Accounts” in this prospectus supplement and “The Transfer and Servicing Agreements—Addition and Removal of Accounts” in the accompanying prospectus.

All accounts added to the pool of accounts will be added in accordance with Regulation AB.

Excess Funding Account

In certain circumstances, the trust assets will also include funds held in the Excess Funding Account. If funds are on deposit in the Excess Funding Account, a portion of such funds, called the Series 20[    ]-[        ] Excess Funding Amount, together with any other amounts on deposit in the Excess Funding Account that are allocated to the Series 20[    ]-[        ] notes, will be treated as Available Series Principal Collections and will be available to make payments on the Series 20[    ]-[        ] notes in the circumstances described under “The Notes—Excess Funding Account” in this prospectus supplement.

OTHER INTERESTS IN THE TRUST

Overconcentration Interest

A portion of each of the trust’s receivables may be allocated to a separate interest in the trust, which we refer to as the Overconcentration Interest. Collections and defaults on the portion of the receivables allocated to the Overconcentration Interest will be allocated to Overconcentration Series of notes issued by the trust. The portion of the Overconcentration Interest not allocated to a series of notes will be allocated to the Certificate Interest.

Nonoverconcentration Interest

The portion of each of the trust’s receivables not allocated to the Overconcentration Interest will be allocated to the Nonoverconcentration Interest in the trust. Collections and defaults on the portion of the receivables attributable to the Nonoverconcentration Interest will be allocated to the Series 20[    ]-[        ] notes, other Nonoverconcentration Series of notes issued by the trust and, in some cases, Overconcentration Series. The portion of the Nonoverconcentration Interest not allocated to a series of notes will be allocated to the Certificate Interest.

See “The Notes—Overconcentration Interest and Nonoverconcentration Interest” in the accompanying prospectus for a more detailed description of the allocations of trust assets between the Overconcentration Interest and the Nonoverconcentration Interest.

Other Series

The trust has issued other series of notes that are also secured by the assets of the trust. Annex A to this prospectus supplement summarizes certain characteristics of each outstanding series of notes.

The trust may issue additional series of notes secured by the trust assets in the future. The trust may issue an additional series without your consent so long as the conditions described under “The Notes—New Issuances” in the accompanying prospectus are satisfied.

Certificate Interest

The interest in the trust’s assets not securing your series or any other series of notes is the Certificate Interest. The Certificate Interest will not provide subordination for the Series 20[    ]-[        ] notes. The Certificate Interest is represented by the certificates, which are not offered by this prospectus supplement.

[The depositor will initially own the certificates, but will retain the right to sell all or portion of the certificates at any time.]

NOTE DEFEASANCE ACCOUNT

The Indenture Trustee will establish a Note Defeasance Account in the name of the Indenture Trustee for the benefit of the Series 20[    ]-[        ] noteholders. With respect to any collection period, the servicer will, at the direction of the depositor or, if Ally Financial or one of its affiliates is servicer, the servicer may, in its discretion, direct an amount of Available Series Interest Collections and, during an Early Amortization Period or the Controlled Accumulation Period, Available Series Principal Collections, to be withdrawn from the Collection Account or the Note Distribution Account, as applicable, and irrevocably deposited into the Note Defeasance Account.

Amounts on deposit in the Note Defeasance Account on any distribution date will be applied as described in this prospectus supplement under “The Notes—Application of Collections.” Upon the deposit of any amount into the Note Defeasance Account, (i) none of the trust, the depositor or the servicer will have

any further right to those amounts, (ii) the Series 20[    ]-[        ] noteholders will have recourse, and will look solely to, the Note Defeasance Account for payments of those amounts, and (iii) the trust will have no further liability for, and will be deemed to be discharged and released from, its obligations with respect to the Series 20[    ]-[        ] notes to the extent of the amount deposited, as such amounts are to be applied pursuant to the priorities of interest and principal payments.

See “The Notes—The Note Defeasance Account” in this prospectus supplement.

SERVICING FEES

Each month, the issuing entity will pay to[: (i)] the servicer a servicing fee[, and (ii) the back-up servicer a back-up servicing fee, each] as described under “Certain Fees and Expenses” in this prospectus supplement and “The Servicer—Servicing Compensation and Payment of Expenses” in the accompanying prospectus. The servicing fee [and the back-up servicing fee] will receive priority over all distributions on the securities.

CUSIP NUMBER

The Series 20[    ]-[        ] Class A notes will have the following CUSIP number: [    ]

[The Series 20[    ]-[        ] Class B notes will have the following CUSIP number: [    ]]

[The Series 20[    ]-[        ] Class C notes will have the following CUSIP number: [    ]]

TAX STATUS

[In the opinion of Kirkland & Ellis LLP, special tax counsel, the offered notes will be characterized as indebtedness for federal income tax purposes, and the trust will not be taxable as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes.]

[Each holder of an offered note, by the acceptance of an offered note, will agree to treat such offered note as indebtedness for federal, state and local income and franchise tax purposes.]

ERISA CONSIDERATIONS

[Subject to further considerations discussed under the caption “ERISA Considerations” in this prospectus supplement and the prospectus, an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, “ERISA,” or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, the “Code,” may generally purchase the offered notes. We suggest that an employee benefit plan, any other retirement plan or arrangement, and any entity deemed to hold “plan assets” of any employee benefit plan or other plan, consult with its counsel before purchasing the offered notes.]

RATINGS

The depositor expects that the offered notes will receive credit ratings from at least one nationally recognized rating agency hired by the depositor.

The rating agencies have discretion to monitor and adjust the ratings on the offered notes. The offered notes may receive an unsolicited rating that is different from or lower than the ratings provided by the rating agencies hired to rate the offered notes. As of the date of this prospectus supplement, we are not aware of any unsolicited ratings on the offered notes. A rating, change in rating or a withdrawal of a rating by one rating agency may not correspond to a rating, change in rating or withdrawal of a rating from any other rating agency. See “Risk Factors—The Ratings On The Offered Notes Are Not Recommendations; They May Change Or Be Withdrawn” in this prospectus supplement for more information.

RISK FACTORS

Before making an investment decision, you should consider carefully the factors set forth under the caption “Risk Factors” in this prospectus supplement and the accompanying prospectus.

RECENT DEVELOPMENTS

On May 14, 2012 (the “Petition Date”), Residential Capital, LLC (“ResCap”) and certain of its wholly owned direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the

United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). As a result of the bankruptcy filing, effective May 14, 2012, Ally Financial deconsolidated ResCap from its financial statements and recorded a charge of $442 million for the impairment of Ally’s investment in ResCap.

On May 14, 2013, Ally Financial, on behalf of itself and certain of its subsidiaries (collectively, “Ally”) entered into a Plan Support Agreement (the “PSA”) with the Debtors, the official committee of unsecured creditors appointed in the Debtors’ Chapter 11 cases (the “Creditors’ Committee”), and certain creditors (collectively, the “Consenting Claimants”). The PSA, which was approved by the Bankruptcy Court on June 26, 2013, requires the parties to support a Chapter 11 plan in the Debtors’ Chapter 11 cases (the “Plan”) that, among other things, settles and provides Ally full releases for all existing and potential claims between Ally and the Debtors, including all representation and warranty claims that reside with the Debtors (the “Debtor Releases”), and shall include full releases for all pending and potential claims held by third parties related to the Debtors that could be brought against Ally (the “Third Party Releases”).

On July 3, 2013, the Debtors filed the Plan and related disclosure statement (the “Disclosure Statement”), with the Bankruptcy Court. The Bankruptcy Court entered an order approving the Disclosure Statement on August 23, 2013, and the Plan confirmation hearing commenced on November 19, 2013. The Plan fully incorporates the terms of the PSA, including the Debtor Releases, as well as the Third Party Releases.

Ally agreed to settlements (the “Settlements”) with each of the Federal Housing Finance Agency (the “FHFA”) and the Federal Deposit Insurance Corporation, as receiver for certain failed banks (the “FDIC”), which provide, among other things, that in exchange for a monetary payment, the FHFA’s and FDIC’s pending litigation against Ally will be dismissed, and the claims will no longer be included as exceptions to the Third Party Releases. Also, the Plan will be amended to add Freddie Mac, and the FHFA as conservator for Freddie Mac and Fannie Mae, as exclusions from the Third Party Releases only with respect to certain ordinary-course representation and warranty repurchase claims against Ally Bank, as a former mortgage seller and servicer. The Settlements are not conditioned on the Plan becoming effective. It is possible that additional exceptions to the Third Party Releases could be added in the future with Ally’s consent. Ally recorded an additional pretax charge of $170 million to discontinued operations ($107 million net of tax) during the three months ended September 30, 2013, related to the Settlements. At September 30, 2013, Ally has accrued $520 million related to the Settlements.

The Plan also provides, among other things, that, on the effective date of the Plan (the “Effective Date”), Ally will contribute to the Debtors’ estates $1.95 billion in cash or cash equivalents, and will further contribute $150 million received by Ally for claims it pursues against its insurance carriers related to the claims released in connection with the Plan, with such amount guaranteed by Ally to be paid no later than September 30, 2014 (collectively, the “Ally Contribution”) in exchange for the releases of Ally included in the Plan. The Ally Contribution and other assets of the Debtors’ estates will be distributed to creditors under the Plan.

In addition, the Plan contemplates the payoff of Ally secured debt on or before the Effective Date. On June 13, 2013, the Debtors paid Ally approximately $1.1 billion in full satisfaction of the Ally revolving credit facility and line of credit. The payment to Ally was approved by the Bankruptcy Court with an express reservation of rights, claims and remedies against Ally and a reciprocal reservation of rights, claims and remedies for Ally’s benefit in the event the Plan does not become effective.

Under the terms of the Plan, the Effective Date must occur on or before the earlier of (i) 30 days after the Bankruptcy Court enters an order confirming the Plan (the “Confirmation Order”) or (ii) December 15, 2013. If this condition is not satisfied, the Plan allows Ally, the Debtors or the Creditors’ Committee to file a motion to vacate the Confirmation Order, which if approved, could result in the Plan becoming null and void.

Under the Plan, there are several remaining conditions to be satisfied or waived before the Plan can be effective, including, the following: (i) the Confirmation Order must have been entered by the Bankruptcy Court and provide for, among other things, the Debtor Releases and Third Party Releases; (ii) the Confirmation Order must not have been stayed, modified, or vacated on appeal; (iii) Ally must have funded the Ally Contribution; and (iv) Ally’s secured claims against the Debtors must have been fully satisfied.

Moreover, the PSA includes a number of events that could result in the PSA being terminated, including the following: (i) the Bankruptcy Court enters an order appointing a Chapter 11 trustee; (ii) any of the Debtors’ Chapter 11 cases are dismissed or converted to a case under Chapter 7 of the Bankruptcy Code; (iii) any court has entered a final, non-appealable judgment or order declaring any material portion of the PSA unenforceable; (iv) the releases set forth in the PSA are modified, amended, changed, severed or otherwise altered in the Plan or any other definitive document; and (v) the PSA ceases to be binding on Ally or the Creditors’ Committee.

There can be no assurance that the conditions to effectiveness of the Plan will be satisfied or waived. The failure of the Plan to become effective could result in, among other consequences, the pursuit of an alternative form of reorganization or liquidation, which may be less favorable to Ally. Further, the termination of the PSA could result in, among other consequences, material modifications to the Plan, resulting in delay, significant expense and provisions that are less favorable to Ally. If Ally does not receive the releases described above, the Debtors or third party creditors are expected to assert substantial claims directly against Ally, which could have a material adverse impact on Ally.

For further information with respect to these and other matters, refer to Ally Financial’s periodic reports filed with the Securities and Exchange Commission.

RISK FACTORS

In addition to the risk factors beginning on page 6 of the accompanying prospectus, you should consider carefully the following risk factors in deciding whether to purchase the Series 20[    ]-[        ] notes.

Financial Market Disruptions And A Lack Of Liquidity In The Secondary Market Could Adversely Affect The Market Value Of Your Series 20[    ]-[        ] Notes And/Or Limit Your Ability To Resell Your Series 20[    ]-[        ] Notes

The securities will not be listed on any securities exchange. Therefore, in order to sell your securities, you will need to find a willing buyer. The underwriters may assist in the resale of securities, but they are not required to do so. Additionally, continuing events in the global financial markets, including the failure, acquisition or government seizure of several major financial institutions, the establishment of government bailout programs for financial institutions, problems related to subprime mortgages and other financial assets, the de-valuation of various assets in secondary markets, the forced sale of asset-backed and other securities as a result of the de-leveraging of structured investment vehicles, hedge funds, financial institutions and other entities, and the lowering of ratings on certain asset-backed securities, have caused a significant reduction in liquidity in the secondary market for asset-backed securities. This period of illiquidity may continue, and even worsen, and may adversely affect both the market value of your notes and your ability to sell the notes. As a result, you may be unable to obtain the price that you wish to receive for your notes or you may suffer a loss on your investment. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to credit or interest rate risk, such as the Series 20[ ]-[ ] notes.

Economic Developments May Adversely Affect The Performance And Market Value Of Your Series 20[ ]-[ ] Notes	The United States has experienced a severe economic downturn. If another economic downturn occurs or if the current economic recovery fails to gain momentum, it may adversely affect the performance of the receivables. Rising unemployment, decreases in home values and the lack of available credit may lead to increased delinquency and default rates by dealers on the receivables, as well as decreased consumer demand for used automobiles and declining market values of the automobiles securing the receivables, which may weaken collateral coverage and increase the amount of a loss in the event of default. If another financial crisis or economic downturn occurs, or if the current economic recovery fails to gain momentum, delinquencies and losses on the receivables could continue to increase, which could result in losses on your Series 20[ ]-[ ] notes. Significant increases in the inventory of used automobiles during an economic downturn may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales.

In addition, higher future energy and fuel prices could reduce the amount of disposable income that consumers have available to purchase automobiles from dealer inventories. Higher energy costs could cause business disruptions, which could cause unemployment and a further or deepening economic downturn. Decreased consumer demand could cause dealers to potentially become delinquent in making payments or default if they are unable to make payments on the receivables. The trust’s ability to make payments on the Series 20[ ]-[ ] notes could be adversely affected if the related dealers are unable to make timely payments.

It should also be noted that the global financial markets have experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Concerns regarding sovereign debt may spread to other countries at any time. There can be no assurance that this uncertainty relating to the sovereign debt of various countries will not lead to further disruption of the financial and credit markets in the United States, which could result in losses on your Series 20[ ]-[ ] notes.

A Decline In The Financial Condition Or Business Prospects Of Ally Bank, Ally Financial, A Motor Vehicle Manufacturer Or Dealers Could Result In Losses On The Series 20[ ]-[ ] Notes	The receivables owned by the trust are originated primarily through the financing provided by Ally Bank to franchised dealers of motor vehicle manufacturers. The level of principal collections therefore depends upon the motor vehicle manufacturers’ continuing ability to manufacture vehicles and to maintain franchise dealer relationships, upon Ally Bank’s ability to provide such financing and upon dealers’ ability to repay the receivables. Ally Bank’s ability to compete in the current industry environment will affect its ability to generate new receivables and could also affect payment patterns on the receivables.

The recent events in the global financial markets and the economic downturn adversely affected the financial condition and business prospects of many of the motor vehicle manufacturers, suppliers and other participants in the auto industry and raised concerns about the viability of the motor vehicle manufacturers and certain suppliers and other participants in the auto industry. If another financial crisis or economic downturn occurs, or if the current economic recovery fails to gain momentum, the financial condition and business prospects of the participants in the auto industry could be further adversely affected. Both Chrysler and General Motors have emerged from bankruptcy through the sale of certain preferred assets to newly formed companies, although the original companies and remaining assets remain under bankruptcy protection. However, the new companies may require additional government assistance in the future, and there can be no assurances that such assistance will be provided. In addition, due to the interdependence of the motor vehicle manufacturers and suppliers in the auto industry, adverse events affecting a motor vehicle manufacturer or a major supplier could have an adverse effect on the other participants in the auto industry. A further decline in the financial condition or business prospects of a motor vehicle manufacturer could also have an adverse effect on Ally Bank and the related dealers.

The occurrence of any of these events could adversely affect the ability of Ally Bank to generate new receivables, the performance of the receivables, the financial stability of the related dealers, the market value of the vehicles securing the receivables, or the ability of Ally Financial, as servicer, to service the receivables or honor its commitment to repurchase receivables due to breaches of representations or warranties, which could result in losses on your notes.

Investors should consider the ongoing business prospects of motor vehicle manufacturers, Ally Bank and Ally Financial in deciding whether to purchase any Series 20[ ]-[ ] notes.

The Trust Could Make Principal Payments On The Series 20[ ]-[ ] Notes Sooner Than The Series 20[ ]-[ ] Expected Maturity Date If An Early Amortization Event Occurs

After the occurrence of an Early Amortization Event, which includes, but is not limited to, certain bankruptcy, insolvency, conservatorship or receivership events relating to Ally Bank, the depositor or the servicer (or Ally Financial, if Ally Financial is not the servicer), and certain bankruptcy, insolvency and receivership events that would result in the liquidation of a Significant Manufacturer or the Majority of Manufacturers, the basic documents require the trust to begin making principal payments on the Series 20[    ]-[        ] notes, which may result in the repayment of principal on the Series 20[    ]-[        ] notes sooner than the Series 20[    ]-[        ] Expected Maturity Date. As of any date, a “Significant Manufacturer” means a motor vehicle manufacturer that the aggregate amount of all Eligible Principal Receivables held by the trust as of that date for which the related Vehicle Collateral Security is a vehicle manufactured by such manufacturer is 35.0% (or, in the case of Chrysler, 25.0%) or more of the Pool Balance, and a “Majority of Manufacturers” means two or more manufacturers that the aggregate amount of all Eligible Principal Receivables held by the trust as of that date for which the related Vehicle Collateral Security is a vehicle manufactured by one of those manufacturers is 50.0% or more of the pool balance. As shown under “The Pool of Accounts—Composition of the Pool of Accounts as of the Reporting Date,” as of the Reporting Date, General Motors was the only Significant Manufacturer for the trust. As the composition of the pool of accounts changes, the Significant Manufacturers of the trust may change. For information regarding the distribution of Eligible Principal Receivables held by the trust as of the Reporting Date, see “The Pool of Accounts—Make Distribution for the Pool of Accounts as of the Reporting Date.” However, if the Early Amortization Event is the result of a bankruptcy, insolvency or receivership, a trustee in bankruptcy, including the servicer as debtor-in-possession, or one of the parties to the basic documents, may contest the enforceability of those provisions, which could have the effect of delaying, or if successful, preventing the early repayment of principal. For more information regarding Early Amortization Events, see “The Notes—Early Amortization Events” in this prospectus supplement. The earlier return of principal following an Early Amortization Event may occur at a time when you might not be able to reinvest those funds for a rate of return or maturity date as favorable as those on the Series 20[    ]-[        ] notes. You should also consider carefully the factors with respect to a bankruptcy of Ally Bank and motor vehicle manufacturers set forth under the captions “Risk Factors—If Ally Bank Becomes Subject To Conservatorship Or Receivership, You Could Experience Reduced Or Delayed Payments On Your Notes,” “Insolvency Aspects Of The Accounts—Payments

On The Notes And Certificates” and “Risk Factors—If A Motor Vehicle Manufacturer Files For Bankruptcy, You Could Experience Reductions And Delays In Payments On Your Notes” in the accompanying prospectus and “Certain Reorganizations Of A Motor Vehicle Manufacturer Under The Federal Bankruptcy Code Will Not Cause An Early Amortization Event For The Series 20[    ]-[        ] Notes” in this prospectus supplement.

Certain Reorganizations Of A Motor Vehicle Manufacturer Under The Federal Bankruptcy Code Will Not Cause An Early Amortization Event For The Series 20[ ]-[ ] Notes	The only bankruptcy events relating to any motor vehicle manufacturer that will cause an Early Amortization Event for the Series 20[ ]-[ ] notes will be (i) the filing of a petition by a Significant Manufacturer (or by another person that is undismissed after 90 days), or the entry of an order, under Chapter 7 of the federal bankruptcy code or similar provision of law that would result in the termination or liquidation of a Significant Manufacturer’s automobile manufacturing business, or (ii) a Significant Manufacturer undertakes to terminate or liquidate all or substantially all of its automobile manufacturing assets or business (or files a petition to or requests approval of any such action), but excluding any transfer, sale (including specified sales under the bankruptcy code and similar laws) that would result in the continued operation of a majority of the automobile manufacturing business of that Significant Manufacturer, following a Chapter 11 reorganization bankruptcy filing by a Significant Manufacturer or a similar event occurring concurrently with respect to each of the Majority of Manufacturers. No bankruptcy event with respect to any motor vehicle manufacturer other than a Significant Manufacturer or a Majority of Manufacturers will trigger an Early Amortization Event.

[As of the Reporting Date, General Motors is the only Significant Manufacturer with respect to the trust. As the trust composition changes, additional, different or no motor vehicle manufacturers may constitute a Significant Manufacturer. A bankruptcy event relating to any motor vehicle manufacturer that is not a Significant Manufacturer or that is not part of a bankruptcy event with respect to a Majority of Manufacturers will not trigger an Early Amortization Event. As a result, the Series 20[ ]-[ ] notes will continue in the Revolving Period even though it may be more difficult for the applicable motor vehicle manufacturer to manufacture and sell new vehicles and may impair Ally Bank’s ability to generate new receivables. See “Risk Factors—The Trust Is Dependent Primarily On Ally Bank To Generate New Receivables; Without New Receivables, The Trust May Be Unable To Make Payments On The Notes” in the accompanying prospectus.]

Labor Disruptions Or A Strike Could Negatively Impact The Origination Of New Receivables And Any Payments On The Series 20[ ]-[ ] Notes

Labor disruptions or a strike with regards to General Motors, Chrysler or other motor vehicle manufacturers could negatively impact Ally Bank’s ability to generate new receivables and, if prolonged, could adversely affect the business prospects of the applicable motor vehicle manufacturers, the related dealers and Ally Bank. See the risk factors “The Trust Is Dependent Primarily On Ally Bank To Generate New Receivables; Without New Receivables, The Trust May Be

Unable To Make Payments On The Notes,” and “If A Manufacturer Files For Bankruptcy You Could Experience Reductions And Delays In Payments On Your Notes” in the accompanying prospectus and “Risk Factors—Certain Reorganizations Of A Motor Vehicle Manufacturer Under The Federal Bankruptcy Code Will Not Cause An Early Amortization Event For The Series 20[    ]-[        ] Notes” in this prospectus supplement.

Additions And Removals Of Accounts Could Lead To Delays Or Reductions In Payments On Your Series 20[ ]-[ ] Notes	As described in the accompanying prospectus under “The Transfer and Servicing Agreements—Addition and Removal of Accounts,” accounts will be added to and removed from the pool of accounts from time to time. As a result of these additions and removals, the characteristics of the pool of accounts, including credit quality, may change. If the composition of the pool of accounts is not of the same credit quality as previously designated accounts, then delays and reductions in payments on your Series 20[ ]-[ ] notes could result.

The Ratings On The Offered Notes Are Not Recommendations; They May Change Or Be Withdrawn	The depositor expects to hire at least one nationally recognized statistical rating organization, or “NRSRO,” to rate the offered notes. The offered notes may receive a rating from a rating agency not hired to rate the offered notes. A security rating is not a recommendation to buy, sell or hold the offered notes. The rating considers only the likelihood that the trust will pay interest on time and will ultimately pay principal in full on the offered notes. Ratings on the offered notes do not generally address the timing of distributions of principal on the offered notes prior to the Series 20[ ]-[ ] Legal Maturity Date. The ratings do not consider the prices of the offered notes or their suitability to a particular investor. The ratings may be revised or withdrawn at any time, and rating agencies not hired to rate the transaction may provide an unsolicited rating that is different from or lower than the ratings provided by the rating agencies hired to rate the offered notes. If a rating agency issues a rating lower than the solicited ratings, changes its rating or withdraws its rating, no one has an obligation to provide additional credit enhancement or to restore the original rating. None of the sponsor, the servicer, the depositor, the trust or any of their respective affiliates is under any obligation to monitor or disclose any changes to the ratings. There may be a conflict of interest for the rating agencies hired to rate the securities because the sponsor paid the fee charged by each rating agency for its rating services. Additionally, if any rating agency provides an unsolicited rating that is lower than the ratings provided by the rating agencies hired to rate the securities, the market value of the offered notes may be adversely affected. Moreover, criminal, civil or regulatory actions or other events adverse to an NRSRO hired to rate the Series 20[ ]-[ ] notes may have a detrimental effect on the credibility of such NRSRO’s ratings, which could have an adverse effect on the market value of your Series 20[ ]-[ ] notes.

The Trust Has Limited Assets: The Receivables And Any Forms Of Credit Enhancement

The only significant assets or sources of funds the trust will have will be its receivables, its rights in the Reserve Funds, or other rights or credit enhancements that this prospectus supplement specifies. The

Series 20[    ]-[        ] notes will only represent interests in the trust allocated to the Series 20[    ]-[        ] notes. In addition, the servicer may deposit amounts into the Note Defeasance Account as described in this prospectus supplement. Upon the deposit of any amount into the Note Defeasance Account, (i) the Series 20[    ]-[        ] noteholders will have recourse, and will look solely to, the Note Defeasance Account for payments of those amounts, and (ii) the trust will have no further liability for, and will be deemed to be discharged and released from, its obligations with respect to the Series 20[    ]-[        ] notes to the extent of the amount deposited, as such amounts are to be applied pursuant to the priorities of interest and principal payments. Neither Ally Bank, the servicer, the depositor, the trustee, any of their affiliates, nor any other person or entity will insure or guarantee the Series 20[    ]-[        ] notes.

You May Receive An Early Return Of Your Investment Or Incur A Shortfall In The Return Of Your Investment Following An Event Of Default Under The Series 20[ ]-[ ] Indenture Supplement	If an Event of Default occurs under the Series 20[ ]-[ ] Indenture Supplement, the holders of a majority of the aggregate principal balance of the affected class or the Series 20[ ]-[ ] notes, as applicable, given such authority pursuant to the Series 20[ ]-[ ] Indenture Supplement may declare the accrued interest and outstanding principal immediately due and payable. In that event, the indenture trustee may sell the receivables and other assets of the trust allocated to the Series 20[ ]-[ ] notes and apply the proceeds to prepay the affected class or Series 20[ ]-[ ] notes, as applicable. The liquidation and distribution of those trust assets will result in an early return of principal to noteholders. You may not be able to reinvest the principal repaid to you for a rate of return or a maturity date that is as favorable as those on your notes. Also, the proceeds from sale of the trust assets allocated to your notes may not be sufficient to fully pay amounts owed on the notes. Those circumstances may result in losses to noteholders.

Principal May Be Paid Or Accumulated With Respect To Other Series Of Notes While Principal Is Being Paid Or Accumulated With Respect To The Series 20[    ]-[        ] Notes, Which Could Result In Reduced Or Delayed Payments On Your Series 20[    ]-[        ] Notes

Principal may be paid or accumulated with respect to other series of notes issued by the trust at any time specified in the indenture supplements related to those notes, and may pay or accumulate principal prior to or while principal is also being paid or accumulated with respect to the Series 20[ ]-[ ] notes. If this occurs, funds available to be set aside for or to make principal payments on your Series 20[ ]-[ ] notes may be reduced. The result may be that you may experience reductions or delays in principal payments on your Series 20[ ]-[ ] notes.

The Depositor Has The Ability To Change Certain Eligibility Criteria And Certain Requirements With Respect To The Trust And The Series 20[    ]-[        ] Notes Without The Consent Of Any Noteholder Or Any Other Person, Which Could Result In Reduced Or Delayed Payments On Your Series 20[    ]-[        ] Notes

The depositor has the ability to change the definitions of the terms “Eligible Account,” “Eligible Investment,” “Eligible Institution and “Eligible Receivable,” as each term is defined in this prospectus supplement or the accompanying prospectus, as applicable, upon the receipt from designated rating agencies then rating the notes that the change will not result in a reduction or withdrawal of their ratings of those notes, but without the consent of any noteholder or any other person. The depositor also has the ability to reduce the Required Pool Percentage with respect to the Series 20[    ]-[        ] notes and to increase or reduce the Reserve Fund Required Amount with respect to

the Series 20[    ]-[        ] notes, upon the receipt from designated rating agencies then rating the Series 20[    ]-[        ] notes that the change will not result in a reduction or withdrawal of their ratings of those notes, but without the consent of any noteholder or any other person.

In addition, the depositor has the ability to change the length of the Controlled Accumulation Period and may change the definition of the term “Servicing Fee Rate,” as that term is defined in this prospectus supplement, by causing the servicer to provide a certificate to the indenture trustee, stating that the change will not result in the occurrence of an Early Amortization Event or Event of Default, nor will it materially and adversely affect the amount or expected timing of distributions to be made to the noteholders of any series or class of notes.

The depositor’s ability to make any of the foregoing modifications may result in reduced or delayed payments of principal and interest on your Series 20[ ]-[ ] notes.

You May Have Limited Or No Ability To Control Actions Under The Series 20[ ]-[ ] Indenture Supplement	Your remedies will be limited if an Event of Default with respect to your series or class of Series 20[ ]-[ ] notes occurs. Under the Series 20[ ]-[ ] Indenture Supplement, noteholders holding a specified percentage of the outstanding principal balance of notes of a series or class or all the notes issued by the trust may take actions, or may direct the indenture trustee to take various actions, following an Event of Default, including accelerating the notes. The actions taken or not taken by the controlling noteholders may be contrary to the actions that you determine to be in your best interest. In the case of votes by series, the most senior class of notes will generally be substantially larger than the subordinate classes of notes. The holders of the most senior class of notes will therefore generally have the ability to control the actions to be taken, and these actions may be contrary to the interests of the holders of the subordinate classes of notes.

For more details about your rights upon an Event of Default, you should read “The Notes—The Indenture—Events of Default; Rights Upon Event of Default” in the accompanying prospectus.

The Sponsor, The Servicer And Their Affiliates Must Comply With Governmental Laws And Regulations That Are Subject To Change And Involve Significant Costs	Ally Bank, Ally Financial and their affiliates are governed by numerous foreign, federal and state laws and the supervision and examination of various regulatory agencies. In July 2010, Congress passed the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), which may adversely affect the financial services industry. The financial services industry will undergo increased regulation, such as additional disclosure and other obligations, restrictions on pricing and enforcement proceedings. The Dodd-Frank Act also creates a Consumer Financial Protection Bureau with rulemaking and enforcement authority over consumer finance businesses.

Compliance with applicable law and regulations may be costly because new processes, forms, controls and additional infrastructure may be required to comply with new requirements. Laws in the financial services industry are designed primarily for the protection of consumers. Any failure to comply with these laws and regulations could result in significant statutory civil and criminal penalties, monetary damages, attorneys’ fees and costs, possible revocation of licenses and damage to reputation, brand and valued customer relationships. Many provisions of the Dodd-Frank Act are required to be implemented through rulemaking by the applicable federal regulatory agencies. Therefore, the full impact of the Dodd-Frank Act on the financial markets and its participants and on the asset backed securities market in particular will not be known for some time. No assurance can be given that the Dodd-Frank Act and its implementing regulations, or the imposition of additional regulations, will not have a significant adverse impact on the trust, the depositor, the sponsor or the servicer, including on the origination or servicing of the receivables, or the price that a subsequent purchaser would be willing to pay for your Series 20[ ]-[ ] notes.

The Offered Notes Are Subject To Risk Because Payments On The Notes Are Subordinated To Servicing Fees [And Back-Up Servicing Fees]	The offered notes are subject to risk because payments of interest on the notes are subordinated, as described below, to servicing fees [and back-up servicing fees]. Interest payments on the offered notes on each distribution date will be subordinated to the servicing fee due to the servicer [and the back-up servicing fee due to the back-up servicer]. This subordination could result in reduced or delayed payments of interest on the offered notes.

The Interest Rate On The Series 20[    ]-[        ] [Investor] Notes [Is Fixed] And The Interest Rate On The Receivables [Fluctuates, Resulting in Interest Rate Risk] [Fluctuate Differently, Resulting In Basis Risk]

[The receivables pay interest at a variable rate primarily based on the prime rate, and the servicer may amend or reduce this rate. The interest rate on the Series 20[ ]-[ ] [investor] notes is [fixed] [based on One-Month LIBOR]. [The trust is not entering into any interest rate hedge agreements for the benefit of the Series 20[ ]-[ ] noteholders to protect against fluctuations in market interest rates on the receivables.] If the rate on the receivables declines, collections of receivables allocated to the Series 20[ ]-[ ] notes may be reduced without a corresponding reduction in the amount payable as interest on the Series 20[ ]-[ ] notes. This could result in delayed or reduced principal and interest payments to the holders of the Series 20[ ]-[ ] notes. In addition, this could result in the occurrence of an early amortization event, which could result in an early return on your investment.]

[Failure by the Basis Swap Counterparty to Make Payments to the Trust and the Seniority of Payments Owed to the Basis Swap Counterparty Could Reduce or Delay Payments on the Notes.]	[As described further in the “The Transfer and Servicing Agreements—Basis Swaps” in this prospectus supplement, the trust will enter into a basis rate swap with respect to each class of offered notes because the receivables owned by the trust bear interest at a floating rate based on the prime rate while the Series 20[ ]-[ ] notes will bear interest at a floating rate based on One-Month LIBOR plus an applicable spread.]

[If the interest rate payable by the basis swap counterparty is substantially greater than the interest rate payable by the trust, the

trust will be more dependent on receiving payments from the basis swap counterparty in order to make payments on the Series 20[    ]-[        ] notes. In addition, if the basis swap counterparty fails to pay the net amount due, you may experience delays or reductions in the interest and principal payments on your Series 20[    ]-[        ] notes.]

[If the interest rate payable by the basis swap counterparty is less than the interest rate payable by the trust, the trust will be obligated to make payments to the basis swap counterparty. The basis swap counterparty will have a claim on the assets of the trust for the net amount due, if any, to the basis swap counterparty under the related basis swap. Amounts owing to the basis swap counterparty may be senior to payments of interest on your Series 20[ ]-[ ] notes. These payments to the basis swap counterparty could cause a shortage of funds available on any Distribution Date, in which case you may experience delays or reductions in interest and principal payments on your Series 20[ ]-[ ] notes.]

[In addition, if a basis swap terminates as a result of a default by either party to the basis swap, a termination payment may be due to the basis swap counterparty. As further described in “The Transfer and Servicing Agreements—Application of Interest Collections” in this prospectus supplement, the payment to the basis swap counterparty would be made by the trust out of funds that would otherwise be available to make payments on the Series 20[ ]-[ ] notes and would be paid from available funds, and termination payments on the basis swap may be senior to payments on your Series 20[ ]-[ ] notes. The amount of the termination payment will be based on the market value of the basis swap at the time of termination. The termination payment could be substantial if market interest rates and other conditions have changed materially since the issuance of the Series 20[ ]-[ ] notes and certificates. In that event, you may experience delays or reductions in interest and principal payments on your Series 20[ ]-[ ] notes.]

FDIC Receivership Or Conservatorship Of Ally Bank Could Result In Delays In Payments Or Losses On Your Series 20[ ]-[ ] Notes	Ally Bank is a Utah chartered bank and its deposits are insured by the Federal Deposit Insurance Corporation (the “FDIC”). If Ally Bank becomes insolvent, is in an unsound condition or engages in violations of its bylaws or regulations applicable to it, or if similar circumstances occur, the FDIC could act as conservator and, if a receiver were appointed, would act as a receiver for Ally Bank. As receiver, the FDIC would have broad powers to:

•	require the trust, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the receivables; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against Ally Bank; or

•	argue that a statutory injunction automatically prevents the indenture trustee and other transaction parties from exercising their rights, remedies and interests for up to 90 days.

If the FDIC were to take any of those actions, payments on your Series 20[ ]-[ ] notes could be delayed or reduced.

Under the Federal Deposit Insurance Act, the FDIC, as conservator or receiver of Ally Bank, is authorized to repudiate any “contract” of Ally Bank upon payment of “actual direct compensatory damages.” This authority may be interpreted by the FDIC to permit it to repudiate the transfer of the receivables to the depositor. The FDIC has adopted a regulation, “Treatment by the Federal Deposit Insurance Corporation as Conservator or Receiver of Financial Assets Transferred by an Insured Depository Institution in Connection with a Securitization or Participation after September 30, 2010.” Under this FDIC safe harbor regulation, the FDIC, as conservator or receiver of a bank has stated that it will not reclaim, recover or recharacterize a bank’s transfer of financial assets in connection with a securitization utilizing a revolving trust or master trust for which one or more obligations were issued as of September 30, 2010, provided that the transfer meets all conditions for sale accounting treatment under generally accepted accounting principles in effect for reporting periods before November 15, 2009, other than the “legal isolation” condition as it applies to institutions for which the FDIC may be appointed as conservator or receiver, was made for adequate consideration and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors.

The transfers by Ally Bank of the receivables and the issuance by the trust of the Series 20[ ]-[ ] notes are intended to satisfy all the conditions of the FDIC rule relating to a securitization utilizing a master trust. If, however, a condition required under the FDIC regulation were found not to have been met, the FDIC could seek to recover or reclaim the receivables, which could delay or reduce payments of outstanding principal and interest on the Series 20[ ]-[ ] notes. If the FDIC were to refuse to recognize Ally Bank’s transfer of the receivables, payments on your Series 20[ ]-[ ] notes could be delayed or reduced.

Recent Events With Respect to LIBOR May Adversely Affect Your Series 20[ ]-[ ] Notes	The interest rates payable with respect to the Series 20[ ]-[ ] investor notes are based on One-Month LIBOR plus a spread, as described above under “Summary—Payments on the Notes—Interest.” The London Interbank Offered Rate, or LIBOR, serves as a global benchmark for interest rates on home mortgages, student loans and other borrowings. Certain financial institutions have announced that they are involved in investigations by, or have entered into settlements with, certain regulatory authorities with respect to, among other things, allegations of manipulating LIBOR. In addition, several lawsuits have been filed against various financial institutions seeking damages arising from alleged manipulation of LIBOR. No assurance can be given as to the outcomes of these actions or that One-Month LIBOR, the benchmark for determining the interest rates on the Series 20[ ]-[ ] investor notes, accurately represents a market rate of interest or that LIBOR will continue as a global benchmark for interest rates, either of which could have an adverse effect on the value or the liquidity of the Series 20[ ]-[ ] investor notes.

THE TRUST

The issuing entity, Ally Master Owner Trust, is a statutory trust formed under the laws of the State of Delaware with a fiscal year end of December 31. The trust is a master owner trust that issues its notes in series. The trust was established and is operated under a trust agreement, dated as of the Initial Closing Date.

The activities of the trust are limited. The trust may only perform those actions described under “The Trust—Capitalization of the Trust” in the accompanying prospectus.

The trust’s offices in the state of Delaware are located in Wilmington, Delaware, in care of HSBC Trust Company (Delaware) National Association, as Delaware trustee, at the address listed under “—The Delaware Trustee” below.

Capitalization of the Trust

The following table shows the expected capitalization of the trust (other than the Certificate Interest) on the closing date after issuance of the Series 20[    ]-[        ] notes:

	Principal Amount
Series 2010-2 Notes		$546,875,000	(1)
Series 2010-4 Notes		$772,200,772	(1)
Series 2010-VFN-1 Notes		$0	(1)
Series 2011-1 Notes		$1,838,235,295	(1)
Series 2011-2 Notes		$441,176,471	(1)
Series 2011-3 Notes		$1,102,941,177	(1)
Series 2011-4 Notes		$704,225,352	(1)
Series 2012-1 Notes		$1,056,338,028	(1)
Series 2012-2 Notes		$880,281,690	(1)
Series 2012-3 Notes		$850,340,698	(1)
Series 2012-4 Notes		$238,095,349	(1)
Series 2012-5 Notes		$1,496,598,639	(1)
Series 2013-1 Notes		$1,360,544,218	(1)
Series 2013-2 Notes		$748,299,320	(1)
Series 2013-3 Notes		$476,190,476	(1)
Series 20[ ]-[ ] Class A Notes	$	[	]
[Series 20[ ]-[ ] Class B Notes	$	[	]]
[Series 20[ ]-[ ] Class C Notes	$	[	]]
[Series 20[ ]-[ ] Class D Notes	$	[	]]
Series 20[ ]-[ ] Class E Notes	$	[	](2)

(1)	As of the Series 20[ ]-[ ] Cutoff Date. Subject to increases and decreases from time to time.
(2)	Subject to increases and decreases from time to time.

Annex A to this prospectus supplement summarizes certain characteristics of each outstanding series of notes that has been issued by the trust, each of which is listed in the table above.

Those assets of the trust not allocated to a series of notes are allocated to the Certificate Interest in the trust. The Certificate Interest in the trust is represented by the certificates. The certificates have been issued under the trust agreement and are currently held by the depositor. The [Series 20[    ]-[        ] Class B notes, the Series 20[    ]-[        ] Class C notes, the Series 20[    ]-[        ] Class D notes and the] Series 20[    ]-[        ] Class E notes will be retained by the depositor or sold in one or more private placements. The depositor will retain the right to sell all or a portion of any retained notes or the certificates at any time, subject to the conditions precedent set forth in the Indenture.

The Owner Trustee

HSBC Bank USA, National Association is the owner trustee under the trust agreement. Its principal corporate trust office is located at 452 Fifth Avenue, New York, New York 10018. HSBC Bank USA, National Association is a national banking association. As of [                    ], 20[    ], HSBC Bank USA, National Association acts as owner trustee in [            ] transactions with aggregate principal balances of approximately $[        ] billion in auto receivables. As successor to Marine Midland Bank, HSBC Bank USA, National Association has provided corporate trust services since 1987.

The Delaware Trustee

HSBC Trust Company (Delaware), National Association is the Delaware trustee under the trust agreement. Its main office is located at 1201 North Market Street, Suite 1001, Wilmington, Delaware 19801. HSBC Trust Company (Delaware), National Association is a national banking association. HSBC Trust Company (Delaware), National Association has acted as Delaware trustee in asset backed securities transactions involving various types of receivables.

[Back-up Servicer]

[Wells Fargo is the “back-up servicer” under the back-up servicing agreement. Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. Its corporate office is located at Wells Fargo Center, Sixth and Marquette Avenue, Minneapolis, Minnesota 55479, Attn: Asset Backed Securities Department. A diversified financial services company, Wells Fargo & Company provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The servicer, the depositor and their respective affiliates may maintain normal commercial banking relationships with Wells Fargo and its affiliates.]

[Wells Fargo has provided back-up servicing services since 1992. Wells Fargo has acted as back-up servicer on numerous series of asset-backed securities and has experience servicing dealer floorplan receivables for itself and others.]

[The assessment of compliance with applicable servicing criteria for the twelve months ended December 31, 2012 (the “Period”), furnished pursuant to Item 1122 of Regulation AB by the Corporate Trust Services division of Wells Fargo (the “2012 Wells Assessment”) for its platform, discloses that material instances of noncompliance occurred with respect to the servicing criteria described in Items 1122(d)(3)(i)(B) and 1122(d)(3)(ii) of Regulation AB. Specifically, with respect to certain residential mortgage backed securities transactions in its platform, there were (i) payment errors that occurred during the Period that, when considered in the aggregate, led to Wells Fargo’s determination that there was a material instance of noncompliance for its platform with respect to Item 1122(d)(3)(i)(B) of Regulation AB (“Payment Errors”), and (ii) reporting errors that occurred during the Period that, when considered in the aggregate, led to Wells Fargo’s determination that there was a material instance of noncompliance for its platform with respect to Item 1122(d)(3)(ii) of Regulation AB (“Reporting Errors”).]

[The 2012 Wells Assessment discloses that the identified Payment Errors and Reporting Errors that contributed to Wells Fargo’s management’s determination that there were material instances of noncompliance for the platform were limited to certain residential mortgage backed securities transactions in the platform. There were no identified payment errors or reporting errors for asset backed securities transactions like the transaction described in this prospectus supplement that contributed to Wells Fargo’s management’s determination that there were material instances of noncompliance for the platform.]

[The 2012 Wells Assessment further discloses that the identified Payment Errors and Reporting Errors on such residential mortgage backed securities transactions were attributable to certain failures in processes relating to waterfall calculations and reporting that, although adapted over time, still insufficiently addressed the impact of the unprecedented levels of collateral degradation in residential mortgage backed securities transactions on the calculation of principal and interest payments and losses and associated investor reporting.]

[The 2012 Wells Assessment also discloses that (i) appropriate actions have been taken or are in the process of being taken to remediate the identified Payment Errors and Reporting Errors, and (ii) adjustments have been or will be made to the waterfall calculations and other operational processes and quality control measures applied to the residential mortgage backed securities transactions in Wells Fargo’s platform to minimize the risk of future payment and reporting errors.]

[The 2012 Wells Assessment was attached to Form 10-K filings for certain transactions in Wells Fargo’s platform that were subject to the reporting requirements of the Securities Exchange Act of 1934.]

[For a description of the duties and responsibilities of the back-up servicer, you should read “Back-up Servicer” in the accompanying prospectus.]

The Trust Property

The trust property will include the assets of the trust described under “The Trust—The Trust Estate” in the accompanying prospectus. Not all of the trust property will be available to pay the holders of the Series 20[    ]-[        ] notes. With respect to the Series 20[    ]-[        ] notes, the following accounts have been established for the benefit of the Series 20[    ]-[        ] notes:

•	the Note Distribution Account;

•	the Reserve Fund; and

•	an Accumulation Period Reserve Account.

The Note Defeasance Account has also been established for the benefit of the Series 20[    ]-[        ] notes. Amounts on deposit in the Note Defeasance Account will not constitute property of the trust, as described under “The Notes—The Note Defeasance Account.”

THE SERVICER

Ally Financial is the servicer of the transaction set forth in this prospectus supplement and in the accompanying prospectus. Ally Financial has serviced automotive assets since 1919. Ally Financial has acted as servicer for, among other things, dealer floorplan assets, auto retail assets and auto lease assets. Since 1994, Ally Financial has acted as servicer of over 25 dealer floorplan securitizations sponsored by Ally Financial or its subsidiaries. As of September 30, 2013, Ally Financial’s serviced portfolio of dealer floorplan assets included receivables having an aggregate principal amount of $25.8 billion.

[If applicable, disclosure regarding changes to the servicer’s policies and procedures in the servicing function to be included.]

THE SPONSOR

Ally Bank is the sponsor of the transaction set forth in this prospectus supplement and in the accompanying prospectus. Ally Bank has securitized its wholesale receivables in thirteen registered offerings and five term private placement transactions on and after the Initial Closing Date in connection with the issuance by the trust of other series of notes, with the publicly offered and privately placed notes having an aggregate initial principal balance of $11.5 billion, $9.0 billion of which remain outstanding. Certain terms of the series outstanding as of the date of this prospectus supplement are described in Annex A hereto. Ally Bank has not otherwise securitized its wholesale receivables in a registered offering or a term private placement transaction. Ally Bank has securitized its retail auto receivables in seventeen registered offerings and three private placement retail auto transactions. In those retail securitizations, the Ally Bank sponsored depositor has sold securities with an aggregate initial principal balance of approximately $26.0 billion. Ally Bank has securitized its lease assets in one private placement transaction and two registered offerings. In those transactions, the issuer sold securities with an aggregate initial principal balance of approximately $2.8 billion. As of the date of this prospectus supplement, none of the prior securitizations sponsored by Ally Bank have defaulted or experienced an early amortization or similar triggering event.

THE ALLY BANK PORTFOLIO

General

Ally Bank began originating floorplan receivables in 2007. Ally Bank’s portfolio has experienced significant growth since the second quarter of 2009 due to a number of factors. In April 2009, Ally Financial announced an agreement with Chrysler to provide automotive finance products and services to Chrysler dealers and customers. Following this announcement, Ally Bank entered into floorplan financing arrangements with approximately 1,200 Chrysler franchised dealers that had historically financed their wholesale inventory through other funding sources. This process was substantially completed by December 2009. We refer to the addition of these Chrysler dealers as the “Chrysler Onboarding.” Further, in May 2009, Ally Bank was granted an expanded exemption from Section 23A of the Federal Reserve Act and Regulation W of the Federal Reserve Board. The exemption facilitated Ally Bank’s ability to make floorplan loans to General Motors franchised dealers. In September 2009, Ally Bank began an effort to significantly increase its financing to General Motors franchised dealers that had previously financed their wholesale inventory through other funding sources—primarily Ally Financial. We refer to the addition of these dealers as the “GM Migration.” During the period from September 2009 through December 2010, approximately 2,700 new General Motors franchised dealers were added to the Ally Bank floorplan portfolio. While additional General Motors dealers may be added to the Ally Bank portfolio, the GM Migration was substantially completed by December 2010. In addition, effective December 31, 2010, General Motors terminated certain arrangements relating to GM In-Transit Receivables financed by Ally Bank. As a result, Ally Bank will not finance certain GM In-Transit Receivables during their In-Transit Periods, but will instead provide initial financing at or around the time of delivery of the related vehicle to the applicable dealer. This termination is expected to reduce or eliminate the amount of GM In-Transit Receivables included in Ally Bank’s portfolio and in the pool of accounts. No assurance can be given that the characteristics and performance of the accounts recently added or to be added to the Ally Bank portfolio will be similar to those of its historic portfolio. In addition to Chrysler and GM franchised dealers, Ally Bank provides automotive finance products and services to dealers that operate franchises for other motor vehicle manufacturers and distributors as well as to independent used vehicle dealers.

[If applicable, disclosure regarding changes to the sponsor’s origination and underwriting criteria to be included.]

The information in the following tables does not include data concerning Ally Financial’s portfolio of dealer floorplan accounts because the composition of the pool of accounts held by the trust may differ materially from the composition of the historical Ally Financial portfolio.

The following tables set forth information regarding Ally Bank’s portfolio of dealer floorplan accounts as of the close of business on September 30, 2013. Unless otherwise specified, information in the following tables does not include GM In-Transit Receivables originated by Ally Bank. “Other Receivables,” as used in the following table, includes receivables for heavy and medium duty trucks. “Prime Rate,” as used in the following table with respect to a calculation period, means the Prime Rate during the Preceding Semi-Monthly Period. Each of the percentages and averages in the table is computed on the basis of the amount financed of each account as of September 30, 2013. The “Weighted Average Spread Charged (Under)/Over Prime Rate” in the following table is based on the weighted average interest charges (calculated as an average interest rate) related to each account during the month of September 2013, weighted by the amount financed, minus the Prime Rate as of September 30, 2013. The “Weighted Average Spread Charged (Under)/Over the Prime Rate” does not include rebates earned by dealers under incentive programs that entitle them to a credit based on interest charges. These credits do not affect the rate earned by the trust. As described above, the calculation of “Weighted Average Spread Charged (Under)/Over the Prime Rate” excludes GM In-Transit Receivables, which do not generally accrue interest during their In-Transit Periods. As a result, the “Weighted Average Spread Charged (Under)/Over the Prime Rate” is higher in the table below than if it had been calculated including GM In-Transit Receivables. The “Percent of Receivables of Chrysler Dealers” represents the total receivables outstanding with dealers that are identified as having Chrysler dealership as a percentage of the Ally Bank portfolio as of September 30, 2013.

The “Percent of Receivables of General Motors Dealers” represents the total receivables outstanding with dealers, other than Chrysler dealers, that carry at least one financed General Motors new vehicle as of September 30, 2013, as a percentage of the Ally Bank portfolio as of September 30, 2013. The “Percent of Receivables of Other Dealers” represents the total receivables outstanding with dealers other than those who are identified as Chrysler or General Motors dealers, as a percentage of the Ally Bank portfolio as of September 30, 2013. “Average Available New Credit Lines Per Dealer with New Credit Lines” and “Average Available Used Credit Lines Per Dealer with Used Credit Lines” in the table below are expressed in terms of number of vehicles or units.

Composition of the Ally Bank Portfolio of Accounts; Total Receivables as of September 30, 2013

Number of Accounts	5,723
Aggregate Principal Balance of All Receivables Outstanding	$24,945,694,112
Percent of Receivables Representing New Vehicles	88.81%
Percent of Receivables Representing Used Vehicles	11.19%
Percent of Other Receivables	0.00%
Percent of Receivables of General Motors Dealers	63.54%
Percent of Receivables of Chrysler Dealers	25.62%
Percent of Receivables of Other Dealers	10.84%
Average Principal Balance of Receivables in Each Account	$4,358,849
Range of Principal Balances of Receivables in Accounts	$0 to $143,206,400
Average Available New Credit Lines Per Dealer with New Credit Lines	182
Average Available Used Credit Lines Per Dealer with Used Credit Lines	61
Weighted Average Spread Charged (Under)/Over Prime Rate	0.6%

Composition of the Ally Bank Portfolio of Accounts; New Receivables as of September 30, 2013
Aggregate Principal Balance of Receivables Outstanding	$22,153,621,608
Average Principal Balance of Receivables Per Dealer With At Least One New Vehicle Credit Line	$4,331,956

Composition of the Ally Bank Portfolio of Accounts; Used Receivables as of September 30, 2013
Aggregate Principal Balance of Receivables Outstanding	$2,792,072,504
Average Principal Balance of Receivables Per Dealer With At Least One Used Vehicle Credit Line	$667,003

Historical Experience—General

Ally Bank’s portfolio includes fleet accounts and other accounts that are not Eligible Accounts as well as dealer accounts that meet the eligibility criteria for inclusion in the trust but were not selected. Thus, the dealer accounts related to the trust represent only a portion of Ally Bank’s entire portfolio and, accordingly, actual historical experience with respect to those dealer accounts may be different than that of Ally Bank’s entire portfolio. Therefore, the actual experience for trust receivables in the future may vary significantly from the historical experience set forth below.

Historical performance with respect to the Ally Bank portfolio may also vary from the performance of the pool of accounts for the following reasons:

•

As described under “The Pool of Accounts—Selection of the Pool of Accounts,” the accounts included in the pool of accounts on January 4, 2010, were selected to approximate the expected composition, based on dealer rating and vehicle manufacturer, of Ally Bank’s portfolio following the completion of the GM Migration, as opposed to the current or historical composition of the Ally Bank portfolio. In addition, accounts may be added to and removed from the pool of accounts subject only to the conditions precedent specified in the Transfer and Servicing Agreements, including account eligibility criteria. Such added and removed accounts may have characteristics that differ from the composition of the accounts in the pool of accounts or in the Ally Bank portfolio. See “—Addition and Removal of Accounts” below. Therefore, the composition of the accounts included in the pool of accounts may differ materially from the composition of the accounts in the Ally Bank Portfolio and, as a result, the actual performance of the trust receivables may vary significantly from the historical experiences set forth below.

•

Historically, any dealer accounts in the Ally Bank portfolio that have been downgraded below a certain dealer credit rating, or that have experienced losses, have been sold to Ally Financial pursuant to the Ally Financial Put Option Agreement. If any account that had been so sold to Ally Financial subsequently experienced a loss, that loss was recorded by Ally Financial. The trust, however, will not have the right to require Ally Financial to repurchase any receivables held by the trust. All losses in respect of receivables sold to the trust will be borne by the trust. See “The Dealer Floorplan Financing Business—Relationship of the Dealer Floorplan Financing Business to Ally Financial” for a discussion of the Ally Financial Put Option Agreement and the circumstances under which Ally Bank may exercise its rights thereunder.

•

Ally Bank began originating wholesale receivables in 2007 and, as described under “—General,” Ally Bank’s portfolio includes a significant number of new dealer relationships. These new dealer relationships may have been in existence for a only a short period of time and, as such, the receivables of those dealers are recently originated and the related vehicles of those dealers are recently acquired. As Ally Bank’s relationships with those dealers become more seasoned, the characteristics and performance of the receivables and related vehicles may change.

•

Other than the information set forth in the table “Loss Experience for the Ally Bank Portfolio,” the information below with respect to the Ally Bank portfolio does not include information with respect to GM In-Transit Receivables, while the receivables sold to the trust may include GM In-Transit Receivables. GM In-Transit Receivables do not generally accrue interest during their In-Transit Periods.

Accordingly, the loss experience for the trust’s receivables in the future may vary significantly from the historical experience set forth below with respect to the Ally Bank portfolio.

Loss Experience

The following table sets forth Ally Bank’s average principal balance of receivables and loss experience for the entire Ally Bank portfolio in each of the periods shown. The information in the table below includes information with respect to GM In-Transit Receivables. The following historical experience reflects financial assistance and incentives provided, from time to time, by General Motors, Chrysler and other motor vehicle manufacturers to dealers, including those described in the accompanying prospectus under “The Dealer Floorplan Financing Business—Relationship of the Dealer Floorplan Financing Business to General Motors and Chrysler.” If General Motors, Chrysler or other motor vehicle manufacturers reduced or were unable or elected not to provide assistance or incentives, the loss experience of Ally Bank’s portfolio, including the dealer accounts, may be adversely affected.

Loss Experience for the Ally Bank Portfolio

	Nine Months Ended September 30,		Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
Average Principal Receivables Balance (millions)	$25,508.9	$24,569.7	$25,223.0	$18,968.9	$11,669.1	$2,808.8	$1,021.9
Net Losses (Recoveries) (millions)	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Net Losses (Recoveries) as a % of Liquidations	0.0000%	0.0000%	0.0000%	0.0000%	0.0000%	0.0000%	0.0000%
Net Losses (Recoveries) as a % of Average Principal Receivables Balance	0.0000%	0.0000%	0.0000%	0.0000%	0.0000%	0.0000%	0.0000%

In the above table, average principal receivables balance is the average of the month-end principal balances of receivables, excluding any accrued interest, for each of the months during that period.

Net losses in any period are gross losses less recoveries for that period. Recoveries include recoveries from collateral security in addition to vehicles, and liquidations include all principal reductions. Net losses (recoveries) as a percentage of average principal receivables balance for the nine months ended September 30, 2013, and September 30, 2012, are annualized rates.

Aging Experience

The following table provides the age distribution of the receivables for all dealers in Ally Bank’s portfolio as a percentage of total principal balances of receivables outstanding at the dates indicated. The aging is based on each receivable’s interest commencement date, which, with respect to receivables secured by new General Motors vehicles, is typically the estimated date of delivery of a financed vehicle to a dealer, and, with respect to each other receivable, is typically the date of origination of that receivable. Note that, for purposes of calculating age distribution with respect to the pool of accounts, as set forth in “The Pool of Accounts—Age Distribution for the Pool of Accounts as of the Reporting Date,” the age of each receivable is calculated as of the receivable’s origination date, as described under “The Dealer Floorplan Financing Business—Creation of Receivables” in the accompanying prospectus. In addition, if a vehicle or the related receivable is reclassified for any reason, the interest commencement date will generally be the date of the reclassification. An example of a reason for reclassification is a dealer’s decision to designate a new vehicle for use as a demonstration unit. Values in the following table may not sum due to rounding.

Age Distribution for the Ally Bank Portfolio

	As of September 30,		As of December 31,
Number of Days	2013	2012	2012	2011	2010	2009	2008
1-120	80.4%	76.6%	76.7%	83.1%	82.6%	94.3%	72.8%
121-180	8.3%	10.4%	13.1%	9.6%	12.4%	4.8%	12.9%
181-270	6.4%	8.3%	6.1%	4.7%	3.4%	0.6%	8.3%
Over 270	4.9%	4.7%	4.1%	2.6%	1.6%	0.3%	6.0%

Monthly Payment Rates

The following table sets forth the highest and lowest monthly payment rates for Ally Bank’s portfolio during any month in the periods shown and the average of the monthly payment rates for all months during the periods shown. The payment rates used below were calculated as set forth in the following equation:

Payment Rate% =	(principal collections during the period)
(ending principal balance of receivables for that period)

We cannot assure you that the rate of principal collections for the dealer accounts in the trust in the future will be similar to the historical experience set forth below. The actual monthly payment rates with respect to those dealer accounts may be different because, among other reasons, those dealer accounts represent only a portion of Ally Bank’s entire portfolio. The monthly payment rate information with respect to the Ally Bank portfolio is calculated differently than the monthly payment rate information with respect to the pool of accounts as set forth below under “The Pool of Accounts—Monthly Payment Rates for the Pool of Accounts.” Monthly payment rates for a period for the Ally Bank portfolio are based upon the ratio of principal collections during the period to the ending principal balance of receivables, while monthly payment rates for a period for the pool of accounts are based upon the ratio of principal collections during the period to the average principal balance of receivables during the period.

Monthly Payment Rates for the Ally Bank Portfolio

	Nine Months Ended September 30,		Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
Highest Month	47.0%	40.3%	40.3%	44.3%	50.2%	70.6%	54.7%
Lowest Month	33.7%	33.8%	30.6%	33.7%	34.4%	28.5%	27.3%
Average for the Months in the Period	39.4%	37.5%	36.3%	38.0%	42.0%	40.8%	42.7%

Dealer Credit Rating Distribution for the Ally Bank Portfolio

The following table provides the credit rating distribution for the dealer accounts in the Ally Bank portfolio in terms of number of accounts and dollars of receivables. “Dealer Category” represents dealer credit ratings of the accounts as assigned through Ally Bank’s proprietary dealer credit evaluation system, as described in the accompanying prospectus under “The Dealer Floorplan Financing Business—Dealer Status; Realization on Collateral Security.” In the following tables, as of any date, the number of accounts may exceed the number of dealers because an individual dealer may have several accounts. Values in the following table may not sum due to rounding.

	As of September 30,				As of December 31,
Dealer Category	2013		2012		2012		2011		2010		2009		2008
	#	$	#	$	#	$	#	$	#	$	#	$	#	$
	(Dollars in thousands)				(Dollars in thousands)
S	4,903	$21,981,730	5,593	$23,683,544	5,456	$26,475,044	5,134	$19,004,547	4,489	$12,722,056	2,756	$4,496,619	408	$964,436
L	737	2,955,865	548	1,905,737	606	$2,403,630	1,259	$4,130,869	1,287	$2,683,453	1,465	$2,502,191	98	$153,126
P	39	7,734	41	6,461	36	$5,768	61	$44,236	64	$20,460	55	$82,656	1	$0
N	44	364	37	2,717	61	$4,775	76	$2,092	32	$119	4	$0	0	$0

Total	5,723	$24,945,694	6,219	$25,598,459	6,159	$28,889,217	6,530	$23,181,744	5,872	$15,426,088	4,280	$7,081,466	507	$1,117,562

Geographic Distribution for the Ally Bank Portfolio

The following table provides, as of September 30, 2013, the geographic distribution of the dealer accounts in the Ally Bank portfolio based on the dealer addresses. As of September 30, 2013, no other state accounted for more than 4.17% of the principal balance of receivables outstanding in the Ally Bank portfolio.

State	Receivables Outstanding	Percentage of Total Receivables Outstanding	Number of Dealer Accounts	Percentage of Total Number of Dealer Accounts
	(Dollars in thousands)
Texas	$3,774,242	15.13%	563	9.84%
Florida	$1,669,249	6.69%	331	5.78%
Michigan	$1,633,852	6.55%	349	6.10%
California	$1,457,661	5.84%	281	4.91%
New York	$1,064,179	4.27%	264	4.61%

Make Distribution for the Ally Bank Portfolio

The following table provides, as of March 31, 2013, the distribution of the receivables in the Ally Bank portfolio based on selected makes of the related financed vehicles. Due to systems limitations, the distribution of the receivables with respect to the makes not listed in the table below cannot be separated and may exceed the lowest amount specified in the table below with respect to one or more other makes.

Make	Receivables Outstanding	Percentage of Total Receivables Outstanding
	(Dollars in thousands)
Chevrolet	$9,360,357	37.52%
GMC	$3,040,425	12.19%
Ram	$2,078,016	8.33%
Dodge	$1,876,778	7.52%
Cadillac	$1,628,750	6.53%
Jeep	$1,264,590	5.07%
Buick	$1,132,894	4.54%
Chrysler	$981,037	3.93%
Ford	$553,652	2.22%
Nissan	$434,498	1.74%
Kia	$351,791	1.41%

THE POOL OF ACCOUNTS

Criteria Applicable to the Selection of Accounts and Receivables

Each account included in the pool, with respect to any date, is an Eligible Account. An “Eligible Account” is an account that meets certain specified criteria, including that the account is:

(1) in favor of a dealer that is not faced with voluntary or involuntary liquidation and is not classified in “programmed” or “no credit” status by Ally Bank;

(2) established by Ally Bank or one of its subsidiaries;

(3) maintained and serviced by or on behalf of Ally Bank, and has been underwritten by Ally Bank in accordance with the floorplan financing guidelines in all material respects and meets the requirements of the floorplan financing guidelines in all material respects;

(4) not a Fleet Account;

(5) not an account which, during the preceding 12 months Ally Bank or the servicer has charged-off, without recovery, any amount in excess of $25,000;

(6) not an account as to which the obligor has materially breached its obligation to pay for a receivable upon sale of the related vehicle. A material breach, for these purposes, includes, without limitation, any failure to pay such receivable that Ally Bank or the servicer knows to be attributable in whole or in part to such obligor’s unwillingness or financial inability to pay; and

(7) is in favor of a dealer located or organized in the United States.

Each of the foregoing criteria may be amended, modified or deleted and additional criteria may be added by the depositor upon the satisfaction of the Rating Agency Condition, but without the consent of any noteholder or any other person.

From the Eligible Accounts, only Eligible Receivables will be transferred to the trust. An “Eligible Receivable,” with respect to any date, is a receivable:

(a) which was originated by Ally Bank in compliance in all material respects with the applicable floorplan financing agreement or was or acquired by Ally Bank in the ordinary course of business;

(b) which arose under or relates to a dealer that is an obligor under a dealer account that was an Eligible Account, and not an account that has been randomly selected for removal from the trust, at the time of the transfer of the receivable from Ally Bank to the depositor;

(c) which is payable in United States dollars;

(d) to which Ally Bank had good and marketable title immediately prior to the transfer thereof by Ally Bank to the depositor and which has been the subject of a valid transfer and assignment from Ally Bank to the depositor of all of Ally Bank’s right, title and interest therein and the related Vehicle Collateral Security, including any proceeds thereof;

(e) which is advanced against a vehicle;

(f) which at the time of the transfer thereof by Ally Bank to the depositor is secured by a first priority perfected security interest in the vehicle related thereto (subject, in the case of an In-Transit Receivable, to the lien of the applicable carrier);

(g) with respect to which all consents, licenses and approvals of any governmental authority in connection with the transfer thereof to the depositor and to the trust have been obtained and are in full force and effect;

(h) which was created in compliance in all material respects with all requirements of law applicable thereto;

(i) as to which, at all times following the transfer of the receivable to the trust, the trust has either a first priority perfected security interest or good and marketable title thereto, free and clear of all Liens, other than Liens permitted pursuant to the trust sale and servicing agreement;

(j) to which the depositor had good and marketable title immediately prior to the transfer by the depositor to the trust and which has been the subject of a valid transfer and assignment from the depositor to the trust of all the depositor’s right, title and interest therein and the related Vehicle Collateral Security, including any proceeds thereof;

(k) which is the legal, valid, binding and assignable payment obligation of the dealer relating thereto, enforceable against the dealer in accordance with its terms, except where enforceability may be limited by the insolvency laws;

(l) which, at the time of transfer thereof by Ally Bank to the depositor and by the depositor to the trust, is not faced with any valid right of rescission, setoff or any other defense, including defenses arising out of violations of usury laws, of the related dealer;

(m) as to which, at the time of the transfer thereof to the trust, Ally Bank and the depositor have satisfied in all material respects all their respective obligations with respect to the Receivable required to be satisfied at that time;

(n) as to which, at the time of the transfer thereof to the trust, neither Ally Bank nor the depositor has taken or failed to take any action that would impair the rights of the trust or any securityholder (other than the depositor or any of its affiliates) therein;

(o) which constitutes “chattel paper,” an “account” or a “payment intangible” as defined in Article 9 of the UCC as in effect in the State of New York;

(p) with respect to which the related dealer has not postponed principal payment pursuant to DPP, any similar arrangement, or any installment payment program;

(q) which, at the time of transfer thereof to the trust, if a Liquidation Event has occurred with respect to Chrysler, is not a Chrysler Receivable;

(r) which, at the time of transfer thereof to the trust, does not constitute a Motor Holdings Overconcentration Receivable;

(s) which, at the time of transfer thereof to the trust, does not constitute a Medium Duty Truck Overconcentration Receivable; and

(t) which, at the time of transfer thereof to the trust, does not constitute a Chrysler Overconcentration Receivable.

Each of the foregoing criteria may be amended, modified or deleted and additional criteria may be added by the depositor upon the satisfaction of the Rating Agency Condition, but without the consent of any noteholder or any other person.

Notwithstanding the foregoing, any other receivable identified by Ally Bank as an Eligible Receivable will also be deemed an Eligible Receivable unless and until that receivable is thereafter determined not to satisfy the eligibility criteria set forth above and either (i) that receivable is reassigned by the trust to Ally Bank or the depositor pursuant to the Transfer and Servicing Agreements (it being understood that any such subsequent determinations will not affect any prior transfers of any such receivable and that receivable will be reassigned to Ally Bank and the depositor only as specifically provided in the Transfer and Servicing Agreements), or (ii) Ally Bank or the depositor breaches its obligations to purchase that receivable. Each such receivable will be reassigned by the trust to Ally Bank or the depositor pursuant to the related Transfer and Servicing Agreements. An Eligible Receivable will be deemed created or originated on the date it is identified by Ally Bank as an Eligible Receivable. With respect to any dealer, Eligible Receivables will be determined net of any funds held by Ally Bank for that dealer for cash management, liquidity and working capital purposes.

Addition and Removal of Accounts

The depositor has the right to designate additional eligible accounts for the trust subject to the same criteria as outlined above under “—Criteria Applicable to the Selection of Accounts and Receivables.” In this case, the existing and future eligible receivables of these additional accounts will be sold to the depositor and then transferred to the trust, so long as the conditions described under “The Transfer and Servicing Agreements—Addition and Removal of Accounts—Addition of Accounts” in the accompanying prospectus are satisfied. In addition, under circumstances described under “The Transfer and Servicing Agreements—Addition and Removal of Accounts—Addition of Accounts,” the depositor may be required to designate additional eligible accounts, to the extent available, to the trust.

The depositor also has the right to redesignate and remove eligible accounts from the trust, all of the receivables of which will be removed from the trust and transferred back to the depositor. In addition, the depositor will be required to redesignate and remove ineligible accounts in circumstances specified in the Transfer and Servicing Agreements. The redesignation of accounts by the depositor, whether elective or mandatory, is subject to the satisfaction of the conditions described under “The Transfer and Servicing Agreements—Addition and Removal of Accounts—Removal of Accounts” in the accompanying prospectus.

Throughout the term of the trust, the accounts giving rise to the trust’s receivables will be those designated for the trust at the time of its formation, plus any additional accounts, minus any redesignated accounts. There are no specific pool characteristics required to be maintained in connection with the addition or removal of accounts. Accounts may be added to and removed from the pool of accounts subject only to the satisfaction of the conditions precedent specified in the Transfer and Servicing Agreements, including account eligibility requirements. Therefore, the composition of the pool of accounts may change over time, and no assurance can be given that any particular pool characteristic will be maintained.

For a general description of the receivables in the trust, you should read “The Trust Estate” in the accompanying prospectus. See “Risk Factors—Additions and Removals of Accounts could Lead to Delays or Reductions in Payments on your Series 20[    ]-[        ] Notes.”

The Pool of Accounts as of the Reporting Date

General

See “The Ally Bank Portfolio—General,” for a further description of the differences between the Ally Bank portfolio and the pool of accounts. This section contains certain information with respect to the pool of accounts as of the close of business on [                    ], 20[    ], which we refer to as the “Reporting Date.”

Selection of the Pool of Accounts

The initial pool of accounts was selected as of January 4, 2010, the initial series cut-off date for the trust. Accounts included in the pool of accounts have been selected from Ally Bank’s portfolio of accounts that meet the criteria described above. The accounts included in the initial pool of accounts were selected by Ally Bank to reflect the expected composition, based on dealer rating and motor vehicle manufacturer, of Ally Bank’s portfolio following the completion of the GM Migration. On the basis of those expectations, Ally Bank first identified target motor vehicle manufacturer and dealer rating compositions for the pool of accounts. Ally Bank then included in the initial pool of accounts, accounts from the Ally Bank portfolio that, when taken together, approximated the targeted motor vehicle manufacturer and dealer rating compositions. As a result of that selection methodology, the pool of accounts as of the date of its initial selection had, and the pool of accounts continues to have, a composition that differs from the Ally Bank wholesale portfolio. From time to time following the initial series cut-off date, accounts have been added to and removed from the pool of accounts. See “—Addition and Removal of Accounts” above. The composition of the accounts in the pool of accounts may change as the accounts in the pool of accounts season and as new accounts are added to or existing accounts are removed from the pool of accounts. For additional information on the addition and removal of accounts from the pool of accounts and the Ally Bank wholesale portfolio, see “—Addition and Removal of Accounts” above and “The Sponsor—General” in this prospectus supplement.

Composition of the Pool of Accounts as of the Reporting Date

The following table describes the pool of accounts as of the Reporting Date. Each of the percentages and averages in the table is computed on the basis of the amount financed of each account as of the Reporting Date. The “Weighted Average Spread Charged (Under)/Over Prime Rate” in the following table is based on the weighted average interest charges (calculated as an average interest rate) related to each account during the calendar month immediately preceding the Reporting Date, weighted by the amount financed, minus the Prime Rate as of the Reporting Date. The “Weighted Average Spread Charged (Under)/Over the Prime Rate” does not include rebates earned by dealers under incentive programs that entitle them to a credit based on interest charges. These credits do not affect the rate earned by the trust. As described above, the calculation of “Weighted Average Spread Charged (Under)/Over the Prime Rate” includes GM In-Transit Receivables, which do not generally accrue interest during their In-Transit Periods. As a result, the “Weighted Average Spread Charged (Under)/Over the Prime Rate” is lower in the table below than if it had been calculated excluding GM In-Transit Receivables. The “Percent of Receivables of Chrysler Dealers” represents the total receivables outstanding with dealers that are identified as having Chrysler dealership as a percentage of the total pool on the reporting date. The “Percent of Receivables of General Motors Dealers” represents the total receivables outstanding with dealers, other than Chrysler dealers, that carry at least one financed General Motors new vehicle as of the reporting date, as a percentage of the total pool. The “Percent of Receivables of Other Dealers” represents the total receivables outstanding with dealers other than those who are identified as Chrysler or General Motors dealers, as a percentage of the total pool on the reporting date. “Average Available New Credit Lines Per Dealer with New Credit Lines” and “Average Available Used Credit Lines Per Dealer with Used Credit Lines” in the table below are expressed in terms of number of vehicles or units.

Composition of the Pool of Accounts; Total Receivables as of the Reporting Date

Number of Accounts		[	]
Aggregate Principal Balance of All Receivables Outstanding	$	[	]
Aggregate Principal Balance of All Eligible Receivables Outstanding	$	[	]
Percent of Receivables Representing New Vehicles		[	]%
Percent of Receivables Representing Used Vehicles		[	]%
Percent of Receivables of General Motors Dealers		[	]%
Percent of Receivables of Chrysler Dealers		[	]%
Percent of Receivables of Other Dealers		[	]%
Average Principal Balance of Eligible Receivables in Each Account	$	[	]
Range of Principal Balances of Receivables in Accounts	$	[ ] to $[	]
Average Available New Credit Lines Per Dealer with New Credit Lines		[	]
Average Available Used Credit Lines Per Dealer with Used Credit Lines		[	]
Weighted Average Spread Charged (Under)/Over Prime Rate		[	]%

Composition of the Pool of Accounts; New Receivables as of the Reporting Date
Aggregate Principal Balance of Receivables Outstanding	$	[	]
Average Principal Balance of Receivables Per Dealer With At Least One New Vehicle Credit Line	$	[	]

Composition of the Pool of Accounts; Used Receivables as of the Reporting Date
Aggregate Principal Balance of Receivables Outstanding	$	[	]
Average Principal Balance of Receivables Per Dealer With At Least One Used Vehicle Credit Line	$	[	]

Age Distribution for the Pool of Accounts as of the Reporting Date

The following table provides the age distribution of the receivables for the pool of accounts as a percentage of total principal balances of receivables in the pool outstanding at the dates indicated. The aging is based on each receivable’s origination date, as described under “The Dealer Floorplan Financing Business—Creation of Receivables” in the accompanying prospectus. In addition, if a vehicle or the related receivable is reclassified for any reason, the interest commencement date will generally be the date of the reclassification. An example of a reason for reclassification is a dealer’s decision to designate a new vehicle for use as a demonstration unit. Values in the following table may not sum due to rounding.

Age Distribution/Number of Days
1-120	[ ]	%
121-180	[ ]	%
181-270	[ ]	%
Over 270	[ ]	%

Total	100.00%

Dealer Credit Rating Distribution for the Pool of Accounts as of the Reporting Date

The following table provides the dealer credit score distribution for the pool of accounts in terms of number of accounts and dollars of receivables. “Dealer Category” represents dealer credit ratings of the accounts as assigned through Ally Bank’s proprietary dealer credit evaluation system, as described in the accompanying prospectus under “The Dealer Floorplan Financing Business—Dealer Status; Realization on Collateral Security.” In the following table, the number of accounts may exceed the number of dealers because an individual dealer may have several accounts. Values in the following table may not sum due to rounding.

Dealer Category	Accounts (#)	Receivables ($)		% of Total
S	[ ]	$	[ ]	[ ]	%
L	[ ]	$	[ ]	[ ]	%
P	[ ]	$	[ ]	[ ]	%
N	[ ]	$	[ ]	[ ]	%

Total	[ ]	$	[ ]	100.00%

Geographic Distribution for the Pool of Accounts as of the Reporting Date

The following table provides the geographic distribution of the dealer accounts in the pool of accounts based on the dealer addresses. [The pool of accounts includes dealer accounts from all 50 states.] No other state accounted for more than [    ]% of the principal balance of receivables outstanding in all dealer accounts.

State	Receivables Outstanding			Percentage of Total Receivables Outstanding		Number of Dealer Accounts		Percentage of Total Number of Dealer Accounts
(Dollars in thousands)
[ ]	$	[	]	[	]%	[	]	[	]%
[ ]	$	[	]	[	]%	[	]	[	]%
[ ]	$	[	]	[	]%	[	]	[	]%
[ ]	$	[	]	[	]%	[	]	[	]%
[ ]	$	[	]	[	]%	[	]	[	]%

Make Distribution for the Pool of Accounts as of the Reporting Date

The following table provides, as of the Reporting Date, the distribution of the receivables in the pool of accounts based on selected makes of the related financed vehicles. Due to systems limitations, the distribution of the receivables with respect to the makes not listed in the table below cannot be separated and may exceed the lowest amount specified in the table below with respect to one or more other makes.

Make	Receivables Outstanding			Percentage of Total Receivables Outstanding
[ ]	$	[	]	[	]%
[ ]	$	[	]	[	]%
[ ]	$	[	]	[	]%
[ ]	$	[	]	[	]%
[ ]	$	[	]	[	]%
[ ]	$	[	]	[	]%
[ ]	$	[	]	[	]%
[ ]	$	[	]	[	]%
[ ]	$	[	]	[	]%
[ ]	$	[	]	[	]%

Monthly Payment Rates for the Pool of Accounts

The monthly payment rate for the pool of accounts during the periods described below is calculated as set forth in the following equation:

Payment Rate% =	(principal collections during the period)
(average principal balance of receivables for that period)

	Nine Months Ended September 30, 2013	Nine Months Ended September 30, 2012	Twelve Months Ended December 31, 2012	Twelve Months Ended December 31, 2011	Eleven Months Ended December 31, 2010(1)
Highest Month	39.9%	40.3%	38.2%	40.2%	51.0%
Lowest Month	28.6%	33.8%	27.1%	32.8%	29.4%
Average for the Months in the Period	34.9%	37.5%	32.9%	35.5%	35.7%

(1)	Monthly payment rate data is not available for January 2010.

We cannot assure you that the rate of principal collections for the dealer accounts in the trust in the future will be similar to the historical experience set forth above.

Historical Loss Data for the Pool of Accounts

[No accounts included in the current pool have experienced any losses and none of the receivables in the pool of accounts as of the Reporting Date was more than 30 days past due.]

STATIC POOL INFORMATION

[No static pool information with respect to Ally Bank’s portfolio of wholesale receivables is included in this prospectus supplement because Ally Bank has not previously securitized its wholesale receivables in a registered offering or a term private placement transaction. Certain historical information regarding Ally Bank’s U.S. portfolio is set forth in this prospectus supplement under “The Ally Bank Portfolio.” Static pool information with respect to Ally Financial’s portfolio of wholesale receivables is not included in this prospectus supplement because the expected composition of the pool of accounts held by the trust is expected to be materially different from the composition of Ally Financial’s historical securitizations.][Historical information regarding the performance of certain previously securitized floor plan financing accounts is included in Annex B of the prospectus supplement.]

DEPOSITOR REVIEW OF THE POOL OF ACCOUNTS

The depositor is required to perform a review (the “pool review”) of the pool of accounts and the related receivables in order to provide reasonable assurance that the information contained in this prospectus supplement and the accompanying prospectus regarding the pool of accounts is accurate in all material respects. The pool review consists of ongoing and periodic consideration of the processes and procedures used by Ally Financial and Ally Bank (the “process review”), as well as the performance of specified actions with respect to disclosure about the pool of accounts and the underlying data on which that disclosure was based (the “data and disclosure review”). For certain aspects of the pool review, the depositor engaged a third party to assist. The depositor designed the procedures used in the pool review, assumes the responsibility for the sufficiency of those procedures, and attributes to itself all findings and conclusions of the pool review.

The process review is divided into two parts, the “portfolio process review,” which examines processes applicable to Ally Bank’s floorplan lending platform as a whole, and the “securitization process review,” which examines processes specific to Ally Bank’s floorplan securitization platform.

For the portfolio process review, the depositor, or either of the sponsor or the servicer on the depositor’s behalf, has monitored and periodically reviewed internal processes and procedures of the depositor, the sponsor and the servicer that are designed to maintain and enhance, on an ongoing basis, the quality of decision-making, the quality of originated assets and the accuracy, efficiency and reliability of account-level systems and operations with respect to Ally Bank’s floorplan lending platform. Ally Financial and Ally Bank have internal functions that carry out the portfolio process review, such as:

•

Quality assurance, which tests previously originated receivables to check for compliance with Ally Bank’s floorplan lending policy, to validate credit risk ratings, and to monitor risk management practices,

•	Loan review, which tests, among other things, the quality of the originated portfolio and the adherence of originations to established policies,

•	Risk reporting, which monitors losses, delinquencies, credit quality and exceptions to servicing policies, and

•	Internal audit, which independently performs periodic internal control reviews of various processes including the loan origination and reporting system processes.

For the securitization process review, the depositor, or either of the sponsor or servicer on the depositor’s behalf, has monitored and periodically reviewed internal controls with respect to processes and procedures of the depositor, the sponsor and the servicer that are designed to maintain and enhance securitization reporting accuracy, reliability of account and receivable eligibility determinations, identification and removal of ineligible accounts, and to monitor compliance by the depositor, the sponsor and the servicer with certain terms of the basic documents. Generally, these internal controls are computerized and occur automatically on a daily basis. These controls are periodically examined by Ally Financial and Ally Bank for effectiveness concurrently with any changes to the eligibility criteria or reporting and compliance obligations related to Ally Bank’s floorplan lending platform.

The first part of the data and disclosure review tested the accuracy of the data contained in the principal databases and other management information systems of the sponsor and the servicer (the “information databases”). The depositor uses the information databases to assemble an electronic data tape containing relevant data on the pool of accounts. From this tape, the depositor constructs the pool composition and stratification tables in “The Pool of Accounts” in this prospectus supplement.

On a periodic basis, through random processes, first, receivables (the “reviewed receivables”) have been selected and, second, dealer accounts (the “reviewed accounts”) corresponding to those reviewed receivables have been sub-selected. We refer to a reviewed account, together with the reviewed receivables arising in that reviewed account, as a “reviewed document package.” The sponsor and the servicer have made available an electronic copy of the pertinent underlying documentation and data records, in each case, as of a specified date, each of which is referred to as a “test date.” The most recent test date was [                    ], 20[    ]. For the preceding four test dates, an aggregate of [[            ]] receivables and an aggregate of [[            ]] dealer accounts have been selected as reviewed receivables and reviewed accounts, respectively.

First, 9 different aspects, or data points, of each reviewed document package, including values such as principal balance, recalculation of outstanding balance, receivable age, dealer affiliation, related vehicle make, whether the related vehicle was new or used, dealer location, dealer rating, have been noted and accrual of dealer interest charges have been reviewed for accuracy. These data points have been either (i) compared to the corresponding information in the electronic data tape, or (ii) recalculated from the information databases, as applicable, to assess their accuracy. In some cases, the depositor specified permissible tolerances for variances.

A second aspect of the data and disclosure review consisted of a comparison of the statistics contained in “The Pool of Accounts” in this prospectus supplement to data in, or derived from, the information databases, in each case, as of the test date. The review consisted of a recalculation from the data in the information databases of the number of accounts, monetary amounts, and other amounts and percentages displayed in “The Pool of Accounts” in this prospectus supplement. Matters not exceeding plus or minus 0.5 percent of the number of accounts, monetary amounts, or other amounts or percentages were not considered exceptions. This comparison found no exceptions within the specified parameters.

The third aspect of the data and disclosure review evaluated the information contained in this prospectus supplement under “The Pool of Accounts—Criteria Applicable to the Selection of Accounts and Receivables,” “The Pool of Accounts—The Pool of Accounts as of the Reporting Date—Selection of the Pool of Accounts,” and in the accompanying prospectus regarding the pool of accounts under “The Servicer—Servicing Procedures,” “The Dealer Floorplan Financing Business,” “The Accounts,” “The Indenture—Trust Accounts,” “The Indenture—Application of Collections,” “The Transfer and Servicing Agreements—Sale and Assignment of Receivables and Collateral Security,” “The Transfer and Servicing Agreements—Addition and Removal of Accounts” and “Legal Aspects.” The depositor confirmed with the responsible personnel of the sponsor and the servicer that the description of the business practices, dealer terms and legal and regulatory considerations, and the other information with respect to the pool of accounts contained in those sections is accurate. The depositor also reviewed internal management reports periodically generated by these personnel that bear on the matters discussed in those sections of this prospectus supplement and the accompanying prospectus.

The depositor has concluded that the findings of the pool review provide it with reasonable assurance that:

•

there are no indications of any systemic problems with the processes within the sponsor and the servicer that generate information regarding the pool of accounts for use in this prospectus supplement and the accompanying prospectus;

•	the pool composition and stratification tables contained in “The Pool of Accounts” in this prospectus supplement are accurate in all material respects;

•	the pool of accounts satisfies the selection criteria and the representations and warranties in all material respects; and

•

the disclosure regarding the pool of accounts and the related receivables contained in the sections of this prospectus supplement and the accompanying prospectus cited in the preceding paragraph is accurate in all material respects.

THE NOTES

General

The Series 20[    ]-[        ] notes will be issued under an indenture supplement, which we refer to as the “Series 20[     ]-[         ] Indenture Supplement,” to be dated as of the closing date, which may be amended and supplemented from time to time, between the trust and the indenture trustee, to the indenture, dated as of the Initial Closing Date, as amended and supplemented from time to time and between the trust and the indenture trustee. A copy of the indenture has been filed with the SEC and the Series 20[    ]-[        ] Indenture Supplement will be filed with the SEC with or prior to the filing of the final prospectus supplement. You may obtain copies of these documents as described in “Where You Can Find More Information” and “Incorporation by Reference” in the prospectus. The following summary, when read in conjunction with the section titled “The Notes” in the accompanying prospectus, describes the material terms of the Series 20[    ]-[        ] notes; it does not contain all the information that may be important to you. You should read all of the provisions of the Series 20[    ]-[        ] notes, the indenture, the Series 20[    ]-[        ] Indenture Supplement and the prospectus. Where particular provisions or terms used in the indenture and the Series 20[    ]-[        ] Indenture Supplement are referred to, the actual provisions are incorporated by reference as part of the summary. The offered notes will be issued in minimum denominations of $[100,000] and in multiples of $[1,000] and will be available only in book-entry form, registered in the name of Cede & Co., as nominee of DTC.

Wells Fargo will be the indenture trustee under the indenture and the Series 20[    ]-[        ] Indenture Supplement. Wells Fargo has provided corporate trust services since 1934. Wells Fargo has acted as trustee on numerous automobile loan contracts backed securities.

If a class of Series 20[    ]-[        ] notes is in global form, distributions will be made on each Distribution Date to the holders of that class of notes of record as of the day preceding that Distribution Date. If definitive notes are issued with respect to any class of Series 20[    ]-[        ] notes, distributions will be made to the holders of that class of notes as of the last day of the month preceding that Distribution Date. The initial Distribution Date for the Series 20[    ]-[        ] notes will be [                    ], 20[    ]. All payments will be made by wire transfer with respect to any class of Series 20[    ]-[        ] notes in global form in accordance with the procedures of DTC, Euroclear and Clearstream. If definitive notes are issued with respect to any class of Series 20[    ]-[        ] notes, these payments will be made by check and will be mailed to the address on the register kept by the indenture trustee unless, subject to conditions specified in the indenture, a holder gives wire transfer instructions before the relevant record date. Final payment of any definitive note will only be made against presentation and surrender of the definitive note at the place or places specified in the notice of final payment to the holder thereof.

Payments of Interest

Interest on the outstanding principal balance of the Series 20[    ]-[        ] notes will accrue from and including the closing date, or from and including the most recent Distribution Date, to but excluding the current Distribution Date. We refer to those periods as “Interest Periods.” Interest on the Series 20[    ]-[        ] investor notes will be calculated on [the basis of the number of days occurring in the related Interest Period and a 360-day year] [the basis of a 360-day year consisting of twelve 30-day months]. Each Distribution Date will be a Payment Date as defined in the prospectus. Interest accrued as of any Distribution Date, but not paid on that Distribution Date, will be due on the next Distribution Date.

The payment of interest on each class of Series 20[    ]-[        ] notes is subordinate to the payment of interest on each class of Series 20[    ]-[        ] notes with a prior alphabetical designation, and no interest will be paid on any Distribution Date on a class of Series 20[    ]-[        ] notes unless all interest due and payable on each class of Series 20[    ]-[        ] notes with a prior alphabetical designation has been paid, in each case, to the extent described in this prospectus supplement and the accompanying prospectus.

Interest payments on the Series 20[    ]-[        ] notes on any Distribution Date will be paid from Available Series Interest Collections. However, if the amount of those Available Series Interest Collections for any Distribution Date is insufficient to pay the interest due on the Series 20[    ]-[        ] notes, the trust will pay such shortfalls using funds from other sources in the following order of priority:

(1) first, from Excess Interest Collections available for your series from other series of notes in Excess Interest Sharing Group [            ];

(2) second, from amounts on deposit in the Reserve Fund;

(3) third, from Reallocated Principal Collections; and

(4) fourth, from the servicer, to the extent that the servicer, in its sole discretion decides to make a servicer advance to cover such shortfall, but only to the extent that the servicer expects to recover those advances on subsequent Distribution Dates.

[One-Month LIBOR]

[The interest rates for the Series 20[    ]-[        ] investor notes will be based on One-Month LIBOR plus an applicable spread. “One-Month LIBOR,” with respect to any Interest Period, will be the rate per annum for one-month deposits in US dollars which appears on Bloomberg Screen BTMM Page under the heading “LIBOR FIX BBAM” as of 11:00 a.m., London time, on the second LIBOR Business Day preceding the first day of such Interest Period (or, in the case of the initial Interest Period, two LIBOR Business Days before the closing date).]

[If the rate does not appear on that page or any other page that may replace that page is no longer offered, then the indenture trustee will select the appropriate rate from another service for displaying LIBOR or comparable rates after consultation with the depositor. If no other service is available, then the rate will be the One Month Reference Bank Rate.]

Payments of Principal

You should receive payment of principal in full on the Series 20[    ]-[        ] Expected Maturity Date. You may, however, receive payments of principal earlier or later than the Series 20[    ]-[        ] Expected Maturity Date if an Early Amortization Event or Event of Default occurs or Principal Collections are slower than anticipated during the Controlled Accumulation Period. The payment of principal on each class of Series 20[    ]-[        ] notes is subordinate to the payment of principal on each class of Series 20[    ]-[        ] notes with a prior alphabetical designation, and no principal will be paid on a class of Series 20[    ]-[        ] notes until all principal due and payable on each class of Series 20[    ]-[        ] notes with a prior alphabetical designation has been paid.

Principal payments on the Series 20[    ]-[        ] notes on any Distribution Date will be made from Available Series Principal Collections and certain other amounts. The amount of those Available Series Principal Collections and other amounts applied to your series on each Distribution Date will depend on whether your series is in the Revolving Period, the Controlled Accumulation Period or the Early Amortization Period.

Revolving Period

The Revolving Period for the Series 20[    ]-[        ] notes begins on the closing date and ends on the day before the date on which the Controlled Accumulation Period or the Early Amortization Period begins. On each day with respect to the Revolving Period, Available Series Principal Collections will be treated as Shared Principal Collections and made available to make principal payments for other series of notes in Principal Sharing Group [            ]. Any Available Series Principal Collections not used for this purpose will be paid to the holders of the Certificate Interest, to the extent not required to be deposited into the Excess Funding Account or the Cash Collateral Account, as described below under “—Application of Collections—Application of Principal Collections” and “—Excess Funding Account.”

Controlled Accumulation Period

The Controlled Accumulation Period for the Series 20[    ]-[        ] notes is scheduled to begin on the first day of the [            ] 20[     ] Collection Period, but may be postponed, as described below under “—Postponement of Controlled Accumulation Period.” The Controlled Accumulation Period will end on the earlier of:

(1) the end of the Collection Period preceding the Distribution Date on which the aggregate principal balance of the Series 20[    ]-[        ] notes will be paid in full; and

(2) the day before the date on which the Early Amortization Period begins.

If an Early Amortization Event occurs before the Controlled Accumulation Period begins, there will be no Controlled Accumulation Period and the Early Amortization Period will begin.

On each Business Day with respect to the Controlled Accumulation Period, Available Series Principal Collections and other amounts will be allocated to the Series 20[    ]-[        ] notes as described below under “—Application of Collections—Application of Principal Collections.”

In addition, on the first Business Day of the Controlled Accumulation Period, the lesser of the Series 20[    ]-[        ] Excess Funding Amount for that date (together with any other amounts on deposit in the Excess Funding Account that are allocated to Series 20[    ]-[        ] as Shared Principal Collections) and the amount required to be deposited on that date that was not previously deposited, will be deposited into the Note Distribution Account or, at the election of the depositor or the servicer (if Ally Financial or one of its affiliates is the servicer), the Note Defeasance Account.

If the amount of Available Series Principal Collections (excluding any Shared Principal Collections) with respect to a Collection Period occurring during the Controlled Accumulation Period and Additional Available Series Principal Collections for the related Distribution Date are insufficient to deposit the full, aggregate amount needed to be deposited into the Note Distribution Account or the Note Defeasance Account with respect to that Collection Period, Shared Principal Collections available for your series from other series of notes in Principal Sharing Group [            ] will be used to cover the shortfall. However, if those Available Series Principal Collections (excluding any Shared Principal Collections) and Additional Available Series Principal Collections exceeds the amount needed to be deposited into the Note Distribution Account or the Note Defeasance Account, the excess will be treated as Shared Principal Collections for other series of notes in Principal Sharing Group [            ]. Any Available Series Principal Collections and Additional Available Series Principal Collections not used for this purpose will be paid to the holders of the Certificate Interest to the extent not required to be deposited into the Excess Funding Account, as described below under “—Application of Collections—Application of Principal Collections” and “—Excess Funding Account.”

On the Series 20[    ]-[        ] Expected Maturity Date (unless paid earlier during the Early Amortization Period), all amounts in the Note Distribution Account and the Note Defeasance Account allocated and available to pay principal of the Series 20[    ]-[        ] notes and any Additional Available Series Principal Collections for that date allocated to pay principal of the Series 20[    ]-[        ] notes will be paid:

(1) first, to the Series 20[    ]-[        ] Class A noteholders until the Series 20[    ]-[        ] Class A notes have been paid in full;

[(2) second, to the Series 20[    ]-[        ] Class B noteholders until the Series 20[    ]-[        ] Class B notes have been paid in full, provided that, in no event will any amount be paid as principal with respect to the Series 20[    ]-[        ] Class B notes unless the principal balance of the Series 20[    ]-[        ] Class A notes is zero;]

[(3) third, to the Series 20[    ]-[        ] Class C noteholders until the Series 20[    ]-[        ] Class C notes have been paid in full, provided that, in no event will any amount be paid as principal with respect to the Series 20[    ]-[        ] Class C notes unless the principal balance of each of the Series 20[    ]-[        ] Class A notes and the Series 20[    ]-[        ] Class B notes is zero;]

[(4) fourth, to the Series 20[    ]-[        ] Class D noteholders until the Series 20[    ]-[        ] Class D notes have been paid in full, provided that, in no event will any amount be paid as principal with respect to the Series 20[    ]-[        ] Class D notes unless the principal balance of each of the Series 20[    ]-[        ] Class A notes, the Series 20[    ]-[        ] Class B notes and the Series 20[    ]-[        ] Class C notes is zero; and]

(5) fifth, to the Series 20[    ]-[        ] Class E noteholders until the Series 20[    ]-[        ] Class E notes have been paid in full, provided that, in no event will any amount be paid as principal with respect to the Series 20[    ]-[        ] Class E notes unless the principal balance of each of the Series 20[    ]-[        ] Class A notes[, the Series 20[    ]-[        ] Class B notes, the Series 20[    ]-[        ] Class C notes and the Series 20[    ]-[        ] Class D notes] is zero.

If any class of Series 20[    ]-[        ] notes is not paid in full on the Series 20[    ]-[        ] Expected Maturity Date, an Early Amortization Event will occur.

Postponement of Controlled Accumulation Period

The Controlled Accumulation Period is scheduled to last [            ] months. However, the servicer may elect to extend the Revolving Period and postpone the start of the Controlled Accumulation Period if the number of months needed to fund the Note Distribution Account and, at the election of the depositor or the servicer (if Ally Financial or one of its affiliates is the servicer), the Note Defeasance Account, in full is expected to be less than [                    ].

On or before each determination date beginning in the [                    ] 20[    ] Collection Period, and ending when the Controlled Accumulation Period begins, the servicer will review the amount of expected Principal Collections and determine the number of months expected to be required to fully fund the Note Distribution Account or, at the election of the depositor or the servicer (if Ally Financial or one of its affiliates is the servicer), the Note Defeasance Account, and repay the outstanding Series 20[    ]-[        ] notes by the Series 20[    ]-[        ] Expected Maturity Date. In making its determination, the servicer is required to assume that the Monthly Payment Rate will be no greater than the lowest Monthly Payment Rate for the prior 12 months and will consider the amount of principal expected to be allocable to the notes of all other series of notes in Principal Sharing Group [            ] that are expected to be amortizing or accumulating principal during the Controlled Accumulation Period for your series. In no case will the Controlled Accumulation Period be reduced to less than one month.

The method for determining the number of months required to fully fund the Note Distribution Account or the Note Defeasance Account, as applicable, may be changed upon receipt by the indenture trustee of written confirmation from the servicer that the change will not result in an adverse effect on the noteholders.

Early Amortization Period

The Early Amortization Period for the Series 20[    ]-[        ] notes will begin on the first day on which an Early Amortization Event occurs, and will end on the earlier of:

(1) the end of the Collection Period preceding the Distribution Date on which the aggregate principal balance of the Series 20[    ]-[        ] notes will be paid in full; and

(2) the Series 20[    ]-[        ] Legal Maturity Date.

On each Business Day with respect to the Early Amortization Period, Available Series Principal Collections and other amounts will be allocated to the Series 20[    ]-[        ] notes as described below under “—Application of Collections—Application of Principal Collections.”

On the first Business Day of the earlier to occur of the Controlled Accumulation Period or Early Amortization Period, the lesser of the Series 20[    ]-[        ] Excess Funding Amount as of the end of the Revolving Period (together with any other amounts on deposit in the Excess Funding Account that are allocated to Series 20[    ]-[        ] as Shared Principal Collections) and the amount required to be deposited on that date that was not previously deposited, will be deposited into the Note Distribution Account or, at the election of the depositor or the servicer (if Ally Financial or one of its affiliates is the servicer), the Note Defeasance Account. On each Distribution Date related to the Early Amortization Period, all amounts in the Note Distribution Account and the Note Defeasance Account allocated to pay principal of the Series 20[    ]-[        ] notes and any Additional Available Series Principal Collections for that date allocated to pay principal of the Series 20[    ]-[        ] notes will be paid:

(1) first to the Series 20[    ]-[        ] Class A noteholders until the Series 20[    ]-[        ] Class A notes have been paid in full;

[(2) second, to the Series 20[    ]-[        ] Class B noteholders until the Series 20[    ]-[        ] Class B notes have been paid in full, provided that, in no event will any amount be paid as principal with respect to the Series 20[    ]-[        ] Class B notes unless the principal balance of the Series 20[    ]-[        ] Class A notes is zero;]

[(3) third, to the Series 20[    ]-[        ] Class C noteholders until the Series 20[    ]-[        ] Class C notes have been paid in full, provided that, in no event will any amount be paid as principal with respect to the Series 20[    ]-[        ] Class C notes unless the principal balance of each of the Series 20[    ]-[        ] Class A notes and the Series 20[    ]-[        ] Class B notes is zero;]

[(4) fourth, to the Series 20[    ]-[        ] Class D noteholders until the Series 20[    ]-[        ] Class D notes have been paid in full, provided that, in no event will any amount be paid as principal with respect to the Series 20[    ]-[        ] Class D notes unless the principal balance of each of the Series 20[    ]-[        ] Class A notes, the Series 20[    ]-[        ] Class B notes and the Series 20[    ]-[        ] Class C notes is zero; and]

(5) fifth, to the Series 20[    ]-[        ] Class E noteholders until the Series 20[    ]-[        ] Class E notes have been paid in full, provided that, in no event will any amount be paid as principal with respect to the Series 20[    ]-[        ] Class E notes unless the principal balance of each of the Series 20[    ]-[        ] Class A notes[, the Series 20[    ]-[        ] Class B notes, the Series 20[    ]-[        ] Class C notes and the Series 20[    ]-[        ] Class D notes] is zero.

If Available Series Principal Collections (excluding any Shared Principal Collections) with respect to a Collection Period occurring during the Early Amortization Period and Additional Available Series Principal Collections for the related Distribution Date, are insufficient to pay the Series 20[    ]-[        ] notes in full on that Distribution Date, Shared Principal Collections available for your series from other series of notes in Principal Sharing Group [            ] will be used first to pay the Series 20[    ]-[        ] Class A notes in full, second to pay [the Series 20[    ]-[        ] Class B notes in full, third to pay the Series 20[    ]-[        ] Class C notes in full, fourth to pay the Series 20[    ]-[        ] Class D notes in full and fifth to pay] the Series 20[    ]-[        ] Class E notes in full. However, if those Available Series Principal Collections (excluding any Shared Principal Collections) and Additional Available Series Principal Collections exceed the amount needed to pay the Series 20[    ]-[        ] notes in full, the excess will be treated as Shared Principal Collections for other series of notes in Principal Sharing Group [            ]. Any Available Series Principal Collections not used for this purpose will be paid to the holders of the Certificate Interest, as described below under “—Application of Collections—Applications of Principal Collections.”

For a discussion of the events that might lead to the commencement of the Early Amortization Period, you should read “—Early Amortization Events” below.

The Note Defeasance Account

The indenture trustee will establish and maintain, in the name of the indenture trustee, a segregated account for the benefit of the Series 20[    ]-[        ] noteholders to serve as the “Note Defeasance Account.”

With respect to any Collection Period, the servicer will, at the direction of the depositor or, if Ally Financial or one of its affiliates is servicer, the servicer may, in its discretion, direct an amount of Available Series Interest Collections and Available Series Principal Collections to be withdrawn from the Collection Account or the Note Distribution Account, as applicable, and irrevocably deposited into the Note Defeasance Account. As described in greater detail below, the amount the servicer is permitted to deposit into the Note Defeasance Account during any Collection Period may not exceed (i) during the Revolving Period, the amount expected to be allocated to pay interest on the Series 20[    ]-[        ] investor notes for that collection period, and (ii) during an Early Amortization Period or the Controlled Accumulation Period, the amount expected to be allocated to pay interest on the Series 20[    ]-[        ] investor notes, plus the Monthly Principal Amount for that Collection Period.

Amounts on deposit in the Note Defeasance Account on any Distribution Date will be applied as described in this prospectus supplement under “—Application of Collections.”

Upon the deposit of any amount into the Note Defeasance Account, (i) none of the trust, the depositor or the servicer will have any further right to those amounts, (ii) the Series 20[    ]-[        ] noteholders will have recourse, and will look solely to, the Note Defeasance Account for payments of those amounts, and (iii) the trust will have no further liability for, and will be deemed to be discharged and released from, its obligations with respect to the Series 20[    ]-[        ] notes to the extent of the amount deposited, as such amounts are to be applied pursuant to the priorities of interest and principal payments.

With respect to any Collection Period, the aggregate of such amounts deposited into the Note Defeasance Account, as reasonably calculated by the servicer (i) with respect to each Collection Period (or portion thereof) that does not occur during a Controlled Accumulation Period or Early Amortization Period, may not be in excess of the lesser of (1) Available Series Interest Collections for that Collection Period plus Reallocated Principal Collections for the related Distribution Date less the Monthly Servicing Fee for such Collection Period and (2) the aggregate amount necessary to make the allocations and distributions required to pay interest on the Series 20[    ]-[        ] investor notes, and (ii) with respect to each Collection Period (or portion thereof) that occurs during a Controlled Accumulation Period or Early Amortization Period, may not be in excess of the lesser of (1) the aggregate of the Available Series Interest Collections for that Collection Period, plus the Available Series Principal Collections for that Collection Period, less the Monthly Servicing Fee for that Collection Period and (2) the aggregate amount necessary to make the allocations and distributions required to pay interest and principal on the Series 20[    ]-[        ] notes.

On each Distribution Date, interest on the Series 20[    ]-[        ] notes will be paid (i) first, from funds available for that purpose on deposit in the Note Defeasance Account, and (ii) second, from funds available for that purpose on deposit in the Collection Account in accordance with the payment priorities described in this prospectus supplement.

On each Distribution Date during an Early Amortization Period and on the Series 20[    ]-[        ] Expected Maturity Date, principal on the Series 20[    ]-[        ] notes will be paid in sequential order from amounts on deposit for that purpose in the Note Defeasance Account and the Note Distribution Account.

Amounts deposited into the Note Defeasance Account will only be available to make payments of principal and interest on the Series 20[    ]-[        ] notes and, in some cases, for distribution to the indenture trustee, and not for any other purpose.

If funds remain in the Note Defeasance Account on any Distribution Date after making interest and, if applicable, principal payments in respect of the Series 20[    ]-[        ] notes, those funds will remain in the Note Defeasance Account for payment on the Series 20[    ]-[        ] Notes on subsequent Distribution Dates.

All funds in the Note Defeasance Account will be invested in Eligible Investments that mature prior to the next Distribution Date. Investment Earnings on the Note Defeasance Account will be for the benefit of the indenture trustee, and the indenture trustee will be liable to the trust for any losses incurred on deposits in the Note Defeasance Account. For purposes of this prospectus supplement and the accompanying prospectus, the Note Defeasance Account does not constitute a “trust account” as used herein.

Credit Enhancement and Other Enhancement

The credit enhancement and other enhancement with respect to your series is described below.

Reserve Fund

The servicer will establish and maintain with the indenture trustee or its nominee in the name of the indenture trustee, a segregated trust account for the benefit of the Series 20[    ]-[        ] noteholders to serve as the Reserve Fund. If on any Distribution Date, Available Series Interest Collections, together with Excess Interest Collections available for your series from other series of notes in Excess Interest Sharing Group [             ] are insufficient to fund certain of the amounts required to be distributed on that date, as described below under “—Application of Collections—Application of Interest Collections,” then funds on deposit in the Reserve Fund (exclusive of any net investment earnings) will be used to cover shortfalls of those amounts.

On the closing date, $[        ] (or [    ]% of the initial principal balance of the Series 20[    ]-[        ] notes) will be deposited into the Reserve Fund. The “Reserve Fund Required Amount” for any Distribution Date is equal to the product of the Reserve Fund Required Percentage and the Invested Amount of the Series 20[    ]-[        ] notes on that Distribution Date (after giving effect to any changes in that amount on that date). The depositor may, in its discretion, increase or, upon satisfaction of the Series 20[    ]-[        ] Rating Agency Condition but without the consent of any noteholder, decrease the amount required to be on deposit in the Reserve Fund; provided that the depositor may not increase the amount required to be on deposit in the reserve fund in its discretion if that increase would result in the aggregate amount of all such increases, together with all amounts added to the Class E Invested Amount and all amounts resulting from a discretionary increase in the Class E Invested Amount or in the Subordination Factor, exceeding 5% of the outstanding principal balance of the Series 20[    ]-[        ] notes as of the date of the increase. The “Reserve Fund Required Percentage” will equal, for any date, [    ]%[; provided, however, that in the event the Subordination Factor would otherwise be required to increase as a result of a decrease in the Monthly Payment Rate in accordance with the definition of Subordination Factor, the depositor may, by delivering an officer’s certificate to the indenture trustee and the designated rating agencies prior to the date such increase was to become effective, elect to increase the Reserve Fund Required Percentage by an amount in percentage points equal to (i) an additional [    ]% rather than increasing the Subordination Factor by [    ]% pursuant to the First Step-Up, (ii) an additional [    ]% rather than increasing the Subordination Factor by [    ]% pursuant to the Second Step-Up, or (iii) an additional [    ]% rather than increasing the Subordination Factor by [    ]% pursuant to the Third Step-Up. In the event that the depositor shall elect to so increase the Reserve Fund Required Percentage rather than the Subordination Factor, any increase in the Monthly Payment Rate that otherwise would have resulted in a decreased Subordination Factor will alternatively result in a corresponding decrease in the Reserve Fund Required Percentage. The election of the depositor to increase the Reserve Fund Required Percentage rather than increasing the Subordination Factor shall be deemed not to be a discretionary increase].

If, on any Distribution Date, the amount on deposit in the Reserve Fund is less than the Reserve Fund Required Amount, the indenture trustee will deposit available funds, up to the amount of the shortfall, into the Reserve Fund. Any such shortfall will be funded from Available Series Interest Collections and Excess Interest Collections available for your series from other series of notes in Excess Interest Sharing Group [            ], after

other required distributions and deposits have been made from such sources, as described below under “—Application of Collections—Application of Interest Collections.” The depositor may, at any time, make additional deposits into the Reserve Fund, provided that the depositor may not make any such deposit without satisfaction of the Series 20[    ]-[        ] Rating Agency Condition if the deposit, together with any discretionary increases in the Subordination Factor and the Class E Invested Amount, results in the aggregate amount of all such deposits and increases exceeding 5% of the outstanding principal balance of the Series 20[    ]-[        ] notes as of the date of the deposit.

At the direction of the servicer, the indenture trustee will invest funds in the Reserve Fund in Eligible Investments that mature no later than the following Distribution Date. Net investment earnings on funds in the Reserve Fund will be deposited in the Collection Account and included in Available Series Interest Collections.

If, on any Distribution Date before payment in full of the Series 20[    ]-[        ] notes, after giving effect to all withdrawals from and deposits into the Reserve Fund, the amount on deposit in the Reserve Fund (excluding net investment earnings) exceeds the Reserve Fund Required Amount, the excess will be distributed to the holders of the Certificate Interest. After the earlier of the payment in full of the Series 20[    ]-[        ] notes and the Series 20[    ]-[        ] Legal Maturity Date, any funds remaining in the Reserve Fund will be treated as Available Series Principal Collections and made available to cover shortfalls for other series of notes in Principal Sharing Group [            ]. Any excess not used for other series of notes in Principal Sharing Group [             ] will be paid to the holders of the Certificate Interest.

Accumulation Period Reserve Account

If the Accumulation Period Reserve Account Required Amount is greater than $[        ], the servicer will establish and maintain with the indenture trustee or its nominee in the name of the indenture trustee, a segregated trust account for the benefit of the Series 20[    ]-[        ] noteholders to serve as the “Accumulation Period Reserve Account.” The purpose of the Accumulation Period Reserve Account is to assist with the payment of interest on the Series 20[    ]-[        ] notes during the Controlled Accumulation Period.

Commencing on the Accumulation Period Reserve Account Funding Date, the indenture trustee will deposit available funds on or before each Distribution Date to increase the amount in the Accumulation Period Reserve Account to the Accumulation Period Reserve Account Required Amount if greater than zero. Funds to be applied for this purpose will be Available Series Interest Collections and Excess Interest Collections available for your series from other series of notes in Excess Interest Sharing Group [            ], after other required distributions and deposits have been made from such sources, as described below under “—Application of Collections—Application of Interest Collections.”

If on any Distribution Date, after giving effect to all withdrawals from and deposits into the Accumulation Period Reserve Account, the amount on deposit in this account (excluding amounts relating to net investment earnings) exceeds the Accumulation Period Reserve Account Required Amount, the excess will be distributed to the holders of the Certificate Interest.

On or before each Distribution Date with respect to the Controlled Accumulation Period and on or before the first Distribution Date with respect to an Early Amortization Period beginning after the commencement of the Controlled Accumulation Period, the indenture trustee will withdraw from the Accumulation Period Reserve Account and deposit into the Collection Account an amount equal to the lesser of:

(1) the amount on deposit in the Accumulation Period Reserve Account (excluding net investment earnings); and

(2) the “Accumulation Period Reserve Draw Amount” for that Distribution Date, which is the excess of (a) an amount equal to the product of (i) the actual number of days in the related Collection Period divided by 360, times (ii) the aggregate amounts on deposit in the Note Distribution Account and the Note

Defeasance Account being accumulated to pay principal on the Series 20[    ]-[        ] notes as of the immediately preceding Distribution Date (excluding amounts relating to investment earnings and after giving effect to any deposits or withdrawals therein on such preceding Distribution Date), times (ii) [    ]% (or a lower percentage upon satisfaction of the Series 20[    ]-[        ] Rating Agency Condition), over (b) the portion of Available Series Interest Collections for that Distribution Date constituting net investment earnings on the Note Distribution Account and the Accumulation Period Reserve Account for that Distribution Date.

Amounts withdrawn from the Accumulation Period Reserve Account and net investment earnings on the Accumulation Period Reserve Account on any Distribution Date will be included as Available Series Interest Collections for your series for that Distribution Date.

The Accumulation Period Reserve Account will terminate on the earliest to occur of:

(1) the first Distribution Date with respect to the Early Amortization Period;

(2) the payment in full of the Series 20[    ]-[        ] notes; and

(3) the Series 20[    ]-[        ] Legal Maturity Date.

After the termination of the Accumulation Period Reserve Account, any funds remaining in the Accumulation Period Reserve Account will be treated as Available Series Interest Collections and made available to cover shortfalls for other series of notes in Excess Interest Sharing Group [            ]. Any excess not used for other series of notes in Excess Interest Sharing Group [            ] will be paid to the holders of the Certificate Interest.

Excess Spread

Excess spread for Series 20[    ]-[        ] notes for any Distribution Date will be the amount by which Interest Collections during the related Collection Period allocated to Series 20[    ]-[        ] notes exceeds certain fees of the trust relating to Series 20[    ]-[        ] notes, including interest payments on the Series 20[    ]-[        ] notes. Any excess spread for a series in Excess Interest Sharing Group [             ], including Series 20[    ]-[        ] notes, that is not used to cover shortfalls for that series will be available on each Distribution Date to cover certain shortfalls for other series of notes in Excess Interest Sharing Group [             ], including Series 20[    ]-[        ] notes, and any remaining excess spread will be distributed to the holders of the Certificate Interest.

Class E Notes

On the closing date, the trust will issue the Series 20[    ]-[        ] Class E notes, which are subordinated to the Series 20[    ]-[        ] investor notes. The initial principal balance of the Series 20[    ]-[        ] Class E Notes and the initial Class E Invested Amount will be $[        ].

As of any Distribution Date, the Class E Invested Amount is required to be equal to or greater than the “Required Class E Invested Amount,” which is equal to, as of any Distribution Date, the product of (i) the Subordination Percentage, and (ii) the excess, if any, of (A) (1) with respect to any Distribution Date occurring during the Controlled Accumulation Period or the Early Amortization Period, the Net Investor Invested Amount as of the last day of the Revolving Period, and (2) with respect to any Distribution Date occurring during the Revolving Period, the Net Investor Invested Amount as of such Distribution Date, over (B) the Series 20[    ]-[        ] Excess Funding Amount on such date (after giving effect to any changes in such amount on such date).

Subordination of Series 20[    ]-[        ] Investor Notes

Distributions on each class of Series 20[    ]-[        ] investor notes will be subordinated to payments on each class of Series 20[    ]-[        ] investor notes with a prior alphabetical designation, in each case, to the extent described herein.

Overcollateralization

Overcollateralization is the amount by which the amount of trust assets allocated to the Series 20[    ]-[        ] notes exceeds the outstanding principal balance of the investor notes. Overcollateralization will be available to absorb certain losses that the noteholders of the investor notes would otherwise incur. Generally, overcollateralization with respect to the Series 20[    ]-[        ] investor notes will be equal to the Class E Invested Amount. As of any Determination Date, the Class E Invested Amount is required to be equal to or greater than the Required Class E Invested Amount. As of any Distribution Date, the Required Class E Invested Amount is a function of, among other things, the Subordination Factor for that date. On the closing date, the Subordination Factor will equal [    ]%. The Subordination Factor is subject to step-ups and step-downs as described above under “Summary—Series 20[    ]-[        ] Class E Notes.” See the definitions of “Required Class E Invested Amount” and “Subordination Factor” in this prospectus supplement.

Servicer Advances

The servicer will agree to make advances to the extent that the servicer, in its sole discretion, expects to recoup those advances from subsequent Collections and other amounts available for that purpose.

Events of Default

An “Event of Default” for the Series 20[    ]-[        ] notes will consist of any of the following:

(1) any failure to pay interest on any Series 20[    ]-[        ] investor note, as and when the same becomes due and payable, which failure continues unremedied for 35 days;

(2) any failure (a) to make any required payment of principal on any Series 20[    ]-[        ] investor note (other than as set forth in clause (3) below), or (b) to observe or perform in any material respect any other covenants or agreements in the indenture or the Series 20[    ]-[        ] Indenture Supplement, which failure in the case of a default under this clause (2)(b) materially and adversely affects the rights of related noteholders, and which failure in either case continues for 30 days after written notice is given of the failure (x) to the trust, and the servicer by the indenture trustee or (y) to the trust, the servicer and the indenture trustee by the holders of not less than 25% of the principal balance of the related Series 20[    ]-[        ] notes;

(3) failure to pay the unpaid principal balance of any Series 20[    ]-[        ] notes by the Series 20[    ]-[        ] Legal Maturity Date; and

(4) specified events of bankruptcy, insolvency or receivership with respect to the trust or any substantial part of the assets of the trust.

If an Event of Default for the Series 20[    ]-[        ] notes occurs because of the occurrence of a bankruptcy or similar event relating to the trust, the Series 20[    ]-[        ] notes will be automatically accelerated. If an Event of Default for the Series 20[    ]-[        ] notes occurs for any other reason, the indenture trustee may, or shall, at the direction of the holders of at least a majority of the outstanding principal balance of the Series 20[    ]-[        ] notes accelerate the Series 20[    ]-[        ] notes. If the Series 20[    ]-[        ] notes are accelerated, you may receive principal before the Series 20[    ]-[        ] Expected Maturity Date for your Series 20[    ]-[        ] notes.

For a more detailed description of the acceleration of the Series 20[    ]-[        ] notes as well as the rights and remedies available to the indenture trustee and the Series 20[    ]-[        ] noteholders when an Event of Default occurs, you should read “The Notes—The Indenture—Events of Default; Rights upon Event of Default” in the accompanying prospectus.

Early Amortization Events

The Revolving Period will continue until the Controlled Accumulation Period begins, unless an Early Amortization Event occurs before that date.

If any of the following occurs with respect to the Series 20[    ]-[        ] notes:

(1) failure on the part of the depositor, Ally Bank or the servicer to observe or perform in any material respect any of its covenants or agreements set forth in the pooling and servicing agreement or the trust sale and servicing agreement, as applicable, which failure continues unremedied for a period of 60 days after written notice; provided, however, that no Early Amortization Event shall be deemed to occur if such failure results in the creation of Warranty Receivables or Administrative Receivables and such Warranty Receivables or Administrative Receivables are purchased by the seller, the depositor or the servicer in accordance with the basic documents;

(2) any representation or warranty made by Ally Bank in the pooling and servicing agreement or by the depositor in the trust sale and servicing agreement or any information contained on the list of accounts included in the trust proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and, as a result, the interests of the noteholders are materially and adversely affected; provided, however, that no Early Amortization Event shall be deemed to occur if such failure results in the creation of Warranty Receivables or Administrative Receivables and such Warranty Receivables or Administrative Receivables are purchased by the seller, the depositor or the servicer in accordance with the basic documents;

(3) failure to pay or set aside for payment all amounts required to be paid as principal on the Series 20[    ]-[        ] notes on the Series 20[    ]-[        ] Expected Maturity Date;

(4) on any Distribution Date, the average of the Monthly Payment Rates for the three preceding Collection Periods is less than [    ]%;

(5) the amount on deposit in the Reserve Fund is less than the Reserve Fund Required Amount on three consecutive Distribution Dates;

(6) on any Distribution Date, the Reserve Fund Required Amount for that Distribution Date exceeds the amount on deposit in the Reserve Fund by more than the Reserve Fund Trigger Amount as specified in this prospectus supplement;

(7) the unpaid principal amount of the outstanding Series 20[    ]-[        ] notes (together with accrued and unpaid interest thereon) shall have become immediately due and payable as a result of an Event of Default;

(8) the occurrence of specified events of bankruptcy, insolvency or receivership relating to any of (a) the servicer (or Ally Financial, if Ally Financial is not the servicer), (b) Ally Bank, or (c) the depositor;

(9) on any Distribution Date, the amounts on deposit in the Excess Funding Account exceed 30% of the sum of the Net Invested Amounts of all outstanding series of notes (including the Series 20[    ]-[        ] notes), being determined as the average over the six Collection Periods immediately preceding the Distribution Date, or, if shorter, the period from the initial issuance date through and including the last day of the immediately preceding Collection Period;

(10) the trust or the depositor is required to register under the Investment Company Act of 1940;

(11) a Liquidation Event occurs with respect to a Significant Manufacturer or with respect to a Majority of Manufacturers;

(12) on any Distribution Date, the Required Class E Invested Amount for such Distribution Date exceeds the Class E Invested Amount;

(13) a failure by the depositor to convey receivables in additional accounts to the trust within 15 Business Days after the day on which it is required to convey those receivables under the trust sale and servicing agreement; and

(14) on the first Distribution Date related to the Controlled Accumulation Period, the amount on deposit in the Accumulation Period Reserve Account is less than the Accumulation Period Reserve Account Required Amount;

then, an “Early Amortization Event” will be deemed to occur (i) in the case of any of the events specified in the foregoing clauses (3) through [(14)], immediately and, (ii) in the case of any events specified in the foregoing clauses (1) or (2), upon the expiration of any applicable grace period, and the delivery to the appropriate parties of a written declaration of an Early Amortization Event.

Excess Funding Account

The servicer has established and maintains the Excess Funding Account as described under “The Notes—Trust Accounts—Excess Funding Account” in the accompanying prospectus. As of the Series Cut-Off Date, the balance in the Excess Funding Account was $[        ].

The “Series 20[    ]-[        ] Excess Funding Amount” means, as of any date of determination, the product of (a) the amount on deposit in the Excess Funding Account (excluding amounts relating to investment earnings) on that date, times (b) a fraction (i) the numerator of which is the Net Invested Amount as of that date and (ii) the denominator of which is the sum of the net invested amounts of each outstanding Nonoverconcentration Series (including Series 20[    ]-[        ]) being allocated a portion of the funds on deposit in the Excess Funding Account.

Note Distribution Account

The servicer will establish and maintain with the indenture trustee a segregated trust account for the benefit of the Series 20[    ]-[        ] noteholders to serve as the Note Distribution Account. During the Controlled Accumulation Period or, if earlier, the Early Amortization Period, the indenture trustee, at the direction of the servicer, will transfer Available Series Principal Collections up to an amount equal to the Monthly Principal Amount less amounts deposited into the Note Defeasance Account for that purpose, for each related Distribution Date from the Collection Account to the Note Distribution Account, as described below under “—Application of Collections—Application of Principal Collections.” In addition, at the election of the servicer or the depositor, on any Business Day during the Controlled Accumulation Period or, if earlier, the Early Amortization Period, the indenture trustee, at the direction of the servicer, will transfer Available Series Principal Collections up the an amount equal to the Monthly Principal Amount less amounts already deposited into the Note Distribution Account or the Note Defeasance Account for that purpose, from the Note Distribution Account to the Note Defeasance Account.

On the Series 20[    ]-[        ] Expected Maturity Date and on each Distribution Date with respect to the Early Amortization Period, the indenture trustee will apply (i) the amounts on deposit in the Note Distribution Account, (ii) amounts deposited into the Note Defeasance Account to pay principal, (iii) Available Series Principal Collections and (iv) Additional Available Series Principal Collections for that date to pay the principal of the Series 20[    ]-[        ] notes, as described below under “—Application of Collections—Application of Principal Collections.”

At the direction of the servicer, the indenture trustee will invest funds on deposit in the Note Distribution Account in Eligible Investments that mature no later than the following Distribution Date. The indenture trustee will deposit net investment earnings on funds in the Note Distribution Account into the Collection Account and such amounts will be included in Available Series Interest Collections for that Distribution Date.

Additional Issuances

The depositor may, subject to the requirements described under “The Notes—New Issuances” in the accompanying prospectus, issue additional series of notes.

In addition, the Series 20[    ]-[        ] Indenture Supplement provides that the depositor may, with notice to the designated rating agencies but without notice to or the consent of the holders of the Series 20[    ]-[        ] notes, cause the trust to issue additional Series 20[    ]-[        ] notes, equal in rank to any of the classes or tranches of Series 20[    ]-[        ] notes previously offered in all respects or in all respects except for the payment

of interest accruing prior to the issuance date of these additional Series 20[    ]-[        ] notes in a class or tranche of Series 20[    ]-[        ] notes or except for the first payment of interest following the issuance date of the additional class or tranche of Series 20[    ]-[        ] notes. When issued, the additional Series 20[    ]-[        ] notes of a class or tranche will equally and ratably be entitled to the benefits of the indenture and the Series 20[    ]-[        ] Indenture Supplement with the other outstanding notes of that class or tranche without preference, priority or distinction. The additional Series 20[    ]-[        ] notes may be consolidated with a previously issued class or tranche of Series 20[    ]-[        ] notes to form a single class or tranche with the previously issued notes and will have the same terms as to status, redemption or otherwise as the previously issued Series 20[    ]-[        ] notes.

In order for the trust to issue additional Series 20[    ]-[        ] notes, the conditions specified under “The Notes—New Issuances” in the accompanying prospectus must be satisfied. These additional Series 20[    ]-[        ] notes may be offered under the accompanying prospectus.

Series Percentages

The servicer will allocate Nonoverconcentration Principal Collections, Nonoverconcentration Interest Collections and Nonoverconcentration Defaulted Amounts for each Collection Period among:

(1) the Series 20[    ]-[        ] notes;

(2) other outstanding series of notes that the trust has issued; and

(3) the Certificate Interest.

These amounts will be allocated to the Series 20[    ]-[        ] notes based on the applicable Series Percentage for the Series 20[    ]-[        ] notes. Each Series Percentage is calculated by reference to the Invested Amount or the Net Invested Amount of the Series 20[    ]-[        ] notes. The “Series Percentages” for the Series 20[    ]-[        ] notes are:

(1) the “Floating Series Percentage,” which is, with respect to any Collection Period, the percentage equivalent (not to exceed 100%) of a fraction (a) the numerator of which is the average Net Invested Amount for that Collection Period and (b) the denominator of which is the greater of (i) the average of the Adjusted Nonoverconcentration Pool Balance for each day during that Collection Period and (ii) the sum of the numerators used to calculate the applicable floating series percentages for allocating Nonoverconcentration Interest Collections to all outstanding Series (including Series 20[    ]-[        ]) with respect to that Collection Period; and

(2) the “Fixed Series Percentage,” which is, with respect to any date, the percentage equivalent (not to exceed 100%) of a fraction (a) the numerator of which is the Net Invested Amount as of such date or, if the Revolving Period is no longer in effect, as of the close of business on the last day of the Revolving Period, and (b) the denominator of which is the greater of (i) the Adjusted Nonoverconcentration Pool Balance as of the last day of the immediately preceding Collection Period and (ii) the sum of the numerators used to calculate the applicable fixed series percentages for allocating Nonoverconcentration Principal Collections to all outstanding series of notes (including Series 20[    ]-[        ] notes) for that date.

At any time, the Floating Series Percentage is used for allocating Nonoverconcentration Interest Collections and the Nonoverconcentration Defaulted Amount and the Fixed Series Percentage is used for allocating Nonoverconcentration Principal Collections.

In addition, the “Series Required Certificate Amount” for your series will equal, for any date, the product of (a) the excess, if any, of (i) the Required Pool Percentage over (ii) 100% and (b) the Net Invested Amount on that date. The “Required Pool Percentage” for the Series 20[    ]-[        ] notes, means [    ]%, except that the depositor may reduce this percentage upon the satisfaction of the Series 20[    ]-[        ] Rating Agency Condition and without the consent of any noteholder or any other person.

Certificate Collections

On each Business Day, the servicer will allocate to the Certificate Interest all Nonoverconcentration Interest Collections, Nonoverconcentration Principal Collections and Nonoverconcentration Defaulted Amounts that are not otherwise allocable to any series of notes issued by the trust.

Application of Collections

Available Series Interest Collections, Available Series Principal Collections and Additional Available Series Principal Collections will be applied to the Series 20[    ]-[        ] notes as set forth below.

Application of Interest Collections

On each Distribution Date, the servicer will direct the indenture trustee to apply Available Series Interest Collections on deposit in the Collection Account and, solely with respect to the allocations described below in clauses (2) through [(5)], the Note Defeasance Account (other than investment earnings), in the following order:

(1) first, an amount equal to the Monthly Servicing Fee for that Distribution Date, together with any Monthly Servicing Fees previously due but not paid to the servicer on prior Distribution Dates, will be distributed to the servicer (unless such amount has been netted against deposits into the Collection Account in accordance with the Indenture); second, pro rata, an amount equal to the accrued and unpaid fees, expenses and indemnities owed to the indenture trustee, the owner trustee, the administrator and any other fees or expenses of the trust payable by the servicer or the administrator (to the extent not paid by the servicer or the administrator) shall be distributed to the indenture trustee, the owner trustee, the administrator, or the person to whom such payment is owed, as applicable, provided that the amount distributed pursuant to this clause second shall not exceed $[150,000] in any calendar year, [third, an amount equal to the Monthly Back-up Servicing Fee for that Distribution Date, together with any Monthly Back-up Servicing Fees previously due but not paid to the back-up servicer on prior Distribution Dates, will be distributed to the back-up servicer;]

(2) an amount equal to the Class A Monthly Interest for that Distribution Date, together with any Class A Monthly Interest previously due but not paid to the Series 20[    ]-[        ] Class A noteholders on prior Distribution Dates, will be paid to the Series 20[    ]-[        ] Class A noteholders, first from funds available in the Note Defeasance Account and, second, to the extent those funds are not sufficient, from funds available in the Collection Account;

[(3) an amount equal to the Class B Monthly Interest for that Distribution Date, together with any Class B Monthly Interest previously due but not paid to the Series 20[    ]-[        ] Class B noteholders on prior Distribution Dates, will be paid to the Series 20[    ]-[        ] Class B noteholders, first from funds available in the Note Defeasance Account and, second, to the extent those funds are not sufficient, from funds available in the Collection Account;]

[(4) an amount equal to the Class C Monthly Interest for that Distribution Date, together with any Class C Monthly Interest previously due but not paid to the Series 20[    ]-[        ] Class C noteholders on prior Distribution Dates, will be paid to the Series 20[    ]-[        ] Class C noteholders, first from funds available in the Note Defeasance Account and, second, to the extent those funds are not sufficient, from funds available in the Collection Account;]

[(5) an amount equal to the Class D Monthly Interest for that Distribution Date, together with any Class D Monthly Interest previously due but not paid to the Series 20[    ]-[        ] Class D noteholders on prior Distribution Dates, will be paid to the Series 20[    ]-[        ] Class D noteholders, first from funds available in the Note Defeasance Account and, second, to the extent those funds are not sufficient, from funds available in the Collection Account;]

[(6)] an amount equal to the Series Defaulted Amount will be treated as Additional Available Series Principal Collections for that Distribution Date;

[(7)] an amount equal to the sum of Series Charge-Offs that have not been previously reimbursed will be treated as Additional Available Series Principal Collections for that Distribution Date;

[(8)] an amount equal to the sum of Reallocated Principal Collections that have not been previously reimbursed will be treated as Additional Available Series Principal Collections for that Distribution Date;

[(9)] an amount necessary to cause the Class E Invested Amount to not be less than the Required Class E Invested Amount will be treated as Additional Available Series Principal Collections for that Distribution Date;

[(10)] an amount required to fund the Reserve Fund up to the Reserve Fund Required Amount;

[(11)] beginning on the Accumulation Period Reserve Account Funding Date, an amount required to fund the Accumulation Period Reserve Account up to the Accumulation Period Reserve Account Required Amount;

[(12)] an amount required to repay the servicer for all outstanding servicer advances made in respect of the Series 20[    ]-[        ] notes will be paid to the servicer (unless such amount has been netted against deposits into the Collection Account in accordance with the Indenture);

[(13)] [pro rata,] the amounts required to pay any remaining fees, expenses, indemnities or other amounts required to be paid pursuant to item (1), clause second above but not paid as a result of the proviso thereto[, the amount required to reimburse the back-up servicer for all unpaid Servicer Transition Costs in excess of the amounts reimbursed by funds from the Servicer Termination Costs Reserve Account and, the amount required to reimburse the back-up servicer for all unpaid amounts due to the back-up servicer pursuant to the Back-up Servicing Agreement will be distributed to the applicable person];

[(14)] an amount equal to the Interest Collections Shortfalls for other outstanding series in Excess Interest Sharing Group [            ] will be treated as Excess Interest Collections available from the Series 20[    ]-[        ] notes and applied to cover the Interest Collections Shortfalls for other outstanding series of notes in Excess Interest Sharing Group [            ];

[(15)] all remaining amounts to the holders of the Certificate (unless such amount has been netted against deposits into the Collection Account in accordance with the Indenture), but only to the extent that the remaining amount is not otherwise required to be deposited into the Excess Funding Account or the Cash Collateral Account pursuant to the Indenture.

If Available Series Interest Collections for any Distribution Date are insufficient to make the full distribution of the amounts required above, the indenture trustee will apply available funds from the following sources on that Distribution Date in the following order to make up certain shortfalls:

•

First, from Excess Interest Collections available from other series of notes in Excess Interest Sharing Group [            ], to cover shortfalls in the distributions required under clauses (1) through [(12)] in that order.

•	Second, from the Reserve Fund, to cover shortfalls in the distributions required under clauses (1) through [(8)] in that order.

•

Third, from Reallocated Principal Collections for that Distribution Date, to cover shortfalls in the distributions required under clauses (1) through [(5)]. See “—Series Defaulted Amount and Reallocated Principal Collections” below for a further description of Reallocated Principal Collections.

•

Fourth, from the servicer to the extent that the servicer, in its sole discretion, decides to make a servicer advance, but only to cover shortfalls in the distributions and deposits required under clauses (1) through [(11)] in that order, and only to the extent that the servicer expects to recover such servicer advances pursuant to clause [(12)] on subsequent Distribution Dates.

Application of Interest Collections and Other Amounts(1)

Aggregate Dealer Interest Collections
= Interest Collections on the Receivables
+ Interest Portion of Warranty and Administrative Payments
+ Investment Proceeds on Collection Account
+ Recoveries on Defaulted Receivables
Nonoverconcentration Interest Collections
Overconcentration Interest Collections
Deposit in Excess Funding Account or Cash Accumulation Account or Distribute to Certificateholders
Available Investor Interest Collection for Other Outstanding Nonoverconcentration Series
Available Investor Interest Collections
Available Investor Interest Collections for Outstanding Overconcentration Series
Deposit in Excess Funding Account or Cash Accumulation Account or Distribute to Certificateholders
Pay Amounts Related to Nonoverconcentration Series or treat as Excess Interest Collections
Deposit in Excess Funding Account or Cash Accumulation Account or Distribute to Certificateholders
Pay, First, Monthly Servicing Fee, Second, Unpaid Fees, Expenses and Indemnities of Trustees, Administrator and Others (subject to $150,000 cap) [and, Third, Monthly Back-up Servicing Fee] ***IRPS***
(2)
Pay Class A Monthly Interest ***IRPS***
(3)
[Pay Class B Monthly Interest ***IRPS***]
(3)
Note Defeasance Account (4)
[Pay Class C Monthly Interest ***IRPS***]
(3)
[Pay Class D Monthly Interest ***IRPS***]
(3)
Fund Series Defaulted Amount ***IRS***
Reimburse Series Charge-offs ***IRS***
Reimburse Reallocated Principal Collections ***IRS***
Increase Class E Invested Amount ***IS***
Replenish Reserve Fund ***IS***
Replenish Accumulation Period Reserve Account (Beginning on Accumulation Period Reserve Account Funding Date) ***IS***
Pay Unreimbursed Services Advances ***I***
Reimburse Back-up Servicer, Trustees and Administrator for unpaid amounts ***IS***
Fund Interest Collection Shortfalls for other series in Excess Interest Sharing Group [ ]
Deposit in Excess Funding Account or Cash Accumulation Account or Distribute to Certificateholders
Notes
(1) This chart provides only a simplified overviews of the application of Aggregate Dealer Interest Collections. Refer to the text of this prospectus supplement and the accompanying prospectus for a further description
(2) At the election of the depositor or, if Ally Financial or one of its affiliates is servicer, the servicer, Available Investor Interest Collections may be withdrawn from the Collection Account and deposited into the Note Defeasance Account for payment of interest on the notes, up to the amount described under *"The Notes—The Note Defeasance Account."*
(3) On each Distribution Date, interest will be paid first, from funds available in the Note Defeasance Account for that purpose, and second, from the Note Distribution Account.
(4) For a description of the Note Defeasance Account, see *"The Notes—The Note Defeasance Account"* in this prospectus supplement.
I Excess Interest Collections available from other outstanding Series in Excess Interest Sharing Group One may be applied to cover any shortfalls on these payments resulting from insufficient Available Investor Interest Collections.
R Amount may be withdrawn from the Reserve Fund to cover any shortfalls on these payments resulting from insufficient Available Investor Interest Collections and Excess Interest Collections.
P Principal may be allocated to cover any shortfalls on these payments resulting from insufficient Available Investor Interest Collections, Excess Interest Collections and Reserve Fund withdrawals.
S Servicer advances, made in the sole discretion of the servicer, may be made by the servicer to cover any shortfalls on these payments resulting from insufficient Available Investor Interest Collections, Excess Interest Collections, Reserve Fund withdrawals and Reallocated Principal Collections.

Application of Principal Collections

•	On each Business Day, the servicer will direct the indenture trustee to apply Available Series Principal Collections as follows:

(1) On each Business Day with respect to the Revolving Period, Available Series Principal Collections will be treated as Shared Principal Collections and applied, as described below under “—Groups—Principal Sharing Group [            ]” and under “The Notes—Groups—Principal Sharing Groups” in the accompanying prospectus.

(2) On each Business Day with respect to the Controlled Accumulation Period, Available Series Principal Collections will be applied as follows:

(a) an amount equal to the excess of the Monthly Principal Amount for the related Collection Period over the amount previously deposited during that Collection Period will be deposited into the Note Distribution Account or, if elected by the depositor or the servicer (if Ally Financial or one of its affiliates is the servicer), the Note Defeasance Account; and

(b) any remaining amounts will be treated as Shared Principal Collections and applied, as described below under “—Groups—Principal Sharing Group [            ]” and under “The Notes—Groups—Principal Sharing Groups” in the accompanying prospectus.

(3) On each Business Day with respect to the Early Amortization Period, Available Series Principal Collections will be applied as follows:

(a) first, the amount necessary to reduce the aggregate outstanding principal balance of the Series 20[    ]-[        ] notes to zero, but not more than the amount that would reduce the Invested Amount to zero, will be deposited into the Note Distribution Account or, if elected by the depositor or the servicer (if Ally Financial or one of its affiliates is the servicer), the Note Defeasance Account; and

(b) any remaining amounts will be treated as Shared Principal Collections and applied, as described below under “—Groups—Principal Sharing Group [            ]” and under “The Notes—Groups—Principal Sharing Groups” in the accompanying prospectus.

•	On each Distribution Date, Additional Available Series Principal Collections will be applied,

(a) first, to be treated as Reallocated Principal Collections,

(b) second, to be applied as described in clauses (1) through (3) above, and

(c) third, to be treated as Available Series Principal Collections for that date.

•

On the first Business Day of the earlier to occur of the Controlled Accumulation Period and the Early Amortization Period, the servicer will direct the indenture trustee to withdraw from the Excess Funding Account and apply in accordance with clauses (2) and (3) above, an amount equal to the lesser of (i) the Series 20[    ]-[        ] Excess Funding Amount for that date, and (ii) the amount required to be deposited or distributed on that date pursuant to clauses (2)(a) and (3)(a) above that was not previously deposited or distributed.

•

Any Available Series Principal Collections not used for the purposes described in clauses (1) through (3) above on any Business Day will be paid to the holders of the Certificate Interest to the extent not required to be deposited into the Excess Funding Account as described above under “—Excess Funding Account” or the Cash Collateral Account.

Application of Principal Collections to the Series 20[    ]-[        ] Notes(1)

Aggregate Dealer Principal Collections
= Principal Collections on Receivables
+ Principal Portion of Warranty and Administrative Payments
Nonoverconcentration Principal Collections
Overconcentration Principal Collections
Available Investor Principal Collections (2)
Available Investor Principal Collections for Other Outstanding Nonoverconcentration Series
Deposit in Excess Funding Account or Cash Collateral Account or Distribute to Certificateholders
Available Investor Interest Collections for Outstanding Overconcentration Series
Deposit in Excess Funding Account or Cash Collateral Account or Distribute to Certificateholders
Pay or Set Aside Amounts Related to Nonoverconcentration Series or Treat as Shared Principal Collections
Pay or Set Aside Amounts Related to Overconcentration Series, if any
Controlled Accumulation Period in Effect?
Yes
Note Distribution Account
Note Defeasance Account (5)
Set Aside Required Amount for Class A Notes (3)
No
Early Amortization Period in Effect?
Yes
Note Distribution Account
Note Defeasance Account (5)
Repay Class A Notes (4) P
[Set Aside Required Amount for Class B Notes (3) P]
No
Revolving Period in Effect?
Yes
Treat as Shared Principal Collections
[Repay Class B Notes (4) P]
[Set Aside Required Amount for Class C Notes (3) P]
Deposit in Excess Funding Account or Cash Collateral Account or Distribute to Certificateholders
[Repay Class C Notes (4) P]
[Set Aside Required Amount for Class D Notes (3) P]
[Repay Class D Notes (4) P]
Set Aside Required Amount for Class E Notes (3) P
Repay Class E Notes (4) P
Treat as Shared Principal Collection
Treat as Shared Principal Collections
Deposit in Excess Funding Account or Cash Collateral Account or Distribute to Certificateholders
Deposit in Excess Funding Account or Cash Collateral Account or Distribute to Certificateholders

Notes

( ) This chart provides only a simplified overvie of the application of Aggregate Dealer Principal Collections Refer to the text of this prospectus supplement and the accompanying prospectus for a further description

(2) On each Business Day that is a Distribution Date, Additional Available Investor Interest Collections, if any, ll also be applied

(3) With respect to each Collection Period during a Controlled Accumulation Period, amounts i ll be accumulated in the Note Distribution Account up to the onthly Principal Amount On the Expected a turity Date, those accumulated amounts i ll be applied to repay the notes in the order set forth in this chart

(4) With respect to each Collection Period during an Early Amortization Period, all Available Investor Principal Collections for that Collection Period ll be accumula ted in the Note Distribution Account and i ll be applied to repay the notes on the related Distribution Date

(5) At the election of the depositor or, if Ally Financial or one of its affiliates is servicer, the servicer, Available Investor Principal Collections may be ithdra n from the Collection Account or the Note Distribution Account and deposited into the Note Defeasance Account for payment of principal on the notes, up to the amount described under *"The Notes—The Note Defeasance Account."* On each Distribution Date, principal on the notes ll be paid first, from funds available in the Note Defeasance Account for that purpose, and second, from the Note Distribution Account For a description of the Note Defeasance Account, see *"The Notes—The Note Defeasance Account"* in this prospectus supplement

P Principal may be allocated from other Nonoverconcentration Series in Principal Sharing roup One to cover any shortfalls on these amounts resulting from insufficient Available Investor Principal Collections

Series Defaulted Amount and Reallocated Principal Collections

On each Determination Date, beginning on the Determination Date in [                    ] 20[    ], the servicer will allocate to the Series 20[    ]-[        ] notes a portion of the Nonoverconcentration Defaulted Amount. The portion of the Nonoverconcentration Defaulted Amount allocated to the Series 20[    ]-[        ] notes for a Collection Period will equal the product of the Floating Series Percentage for that Collection Period times the aggregate of the Nonoverconcentration Defaulted Amounts for each day in that Collection Period. This amount is the “Series Defaulted Amount” for the Series 20[    ]-[        ] notes.

The Series Defaulted Amount represents your series’ share of losses on principal receivables allocated to the Nonoverconcentration Interest. The Series Defaulted Amount for any Distribution Date will be funded from Available Series Interest Collections, Excess Interest Collections available to your series from other series of notes in Excess Interest Sharing Group [            ], servicer advances, if any, and available amounts on deposit in the Reserve Fund. Any remaining unfunded Series Defaulted Amount will reduce the Invested Amount of your series or class as specified below. If the Invested Amount of your series or class is reduced in this way, the Invested Amount may be reimbursed as described below.

On each Distribution Date, the servicer will apply, or direct the indenture trustee to apply, the portion of Reallocated Principal Collections applied to cover shortfalls in the distributions required under clauses (1) through [(5)] set forth above under “—Application of Collections—Application of Interest Collections” in the following order of priority: (i) first, Additional Available Series Principal Collections for that Distribution Date, (ii) second, Series Principal Collections for that date, and (iii) third, amounts on deposit in the Note Defeasance Account (to the extent those funds are used to cover shortfalls in distributions of interest on the Series 20[    ]-[        ] investor notes on that Distribution Date), and (iv) fourth, amounts on deposit in the Note Distribution Account for the payment of principal (first for the Series 20[    ]-[        ] Class E notes, then for the Series 20[    ]-[        ] Class D notes, then for the Series 20[    ]-[        ] Class C notes, then for the Series 20[    ]-[        ] Class B notes and then for the Series 20[    ]-[        ] Class A notes), not to exceed the amounts described below. For the Series 20[    ]-[        ] notes for any Distribution Date, “Reallocated Principal Collections” means the amounts applied as described above, in amounts not to exceed:

(a) with respect to amounts to be applied to pay Monthly Servicing Fees[, Monthly Back-up Servicing Fees,] and Class A Monthly Interest, the sum of the Invested Amounts of the Series 20[    ]-[        ] Class E notes[, the Series 20[    ]-[        ] Class D notes, the Series 20[    ]-[        ] Class C notes, the Series 20[    ]-[        ] Class B notes] and the Series 20[    ]-[        ] Class A notes, each as of that Distribution Date, in each case after giving effect to any change in that amount on that date;

[(b) with respect to amounts to be applied to pay Class B Monthly Interest, the sum of the Invested Amounts of the Series 20[    ]-[        ] Class E notes, the Series 20[    ]-[        ] Class D notes, the Series 20[    ]-[        ] Class C notes and the Series 20[    ]-[        ] Class B notes, each as of that Distribution Date, in each case after giving effect to any change in that amount on that date, including clause (a) above;]

[(c) with respect to amounts to be applied to pay Class C Monthly Interest, the sum of the Invested Amounts of the Series 20[    ]-[        ] Class E notes, the Series 20[    ]-[        ] Class D notes and the Series 20[    ]-[        ] Class C notes, each as of that Distribution Date, in each case after giving effect to any change in that amount on that date, including clauses (a) and (b) above; and]

[(d) with respect to amounts to be applied to pay Class D Monthly Interest, the sum of the Invested Amounts of the Series 20[    ]-[        ] Class E notes and the Series 20[    ]-[        ] Class D notes, each as of that Distribution Date, in each case after giving effect to any change in that amount on that date, including clauses (a) through (c) above.]

If, on any Distribution Date, Reallocated Principal Collections are applied or any unfunded Series Defaulted Amount remains, then the Invested Amount will be reduced by the amount of such application or shortfall. If the Invested Amount of your series or class is reduced in this way, the Invested Amount may be reimbursed as described below. The reduction in the Invested Amount for that Distribution Date due to the application of these Reallocated Principal Collections or any remaining unfunded Series Defaulted Amounts will be allocated as follows:

(1) first, the Invested Amount of the Series 20[    ]-[        ] Class E notes will be reduced by the amount of this reduction until the Invested Amount of the Series 20[    ]-[        ] Class E notes is reduced to zero; then

[(2) second, the Invested Amount of the Series 20[    ]-[        ] Class D notes will be reduced by the amount of this reduction until the Invested Amount of the Series 20[    ]-[        ] Class D notes is reduced to zero; then]

[(3) third, the Invested Amount of the Series 20[    ]-[        ] Class C notes will be reduced by the amount of this reduction until the Invested Amount of the Series 20[    ]-[        ] Class C notes is reduced to zero; then

[(4) fourth, the Invested Amount of the Series 20[    ]-[        ] Class B notes will be reduced by the amount of this reduction until the Invested Amount of the Series 20[    ]-[        ] Class B notes is reduced to zero; and then]

[(5) fifth,] the Invested Amount of the Series 20[    ]-[        ] Class A notes will be reduced by the amount of this reduction until the Invested Amount of the Series 20[    ]-[        ] Class A notes is reduced to zero.

Reductions in the Invested Amount from unfunded Series Defaulted Amounts and Reallocated Principal Collections may be reimbursed from subsequent Available Series Interest Collections and Excess Interest Collections available from other series of notes in Excess Interest Sharing Group [            ], as described above under “—Application of Collections—Application of Interest Collections.” If the Invested Amount is reduced to zero, your series will not receive any further allocations of Interest Collections and Principal Collections.

If subsequent Available Series Interest Collections or Excess Interest Collections available from other series of notes in Excess Interest Sharing Group [            ] are applied to reimburse reductions in the Invested Amount, those amounts will be applied in the following order, which is the opposite order in which the Invested Amount was reduced:

(a) first, the Invested Amount of the Series 20[    ]-[        ] Class A notes will be increased until the Invested Amount of the Series 20[    ]-[        ] Class A notes equals the aggregate principal balance of the Series 20[    ]-[        ] Class A notes, minus the aggregate amount on deposit in the Note Distribution Account and the Note Defeasance Account (in each case, excluding amounts related to investment earnings) allocated to the Series 20[    ]-[        ] Class A notes;

[(b) second, the Invested Amount of the Series 20[    ]-[        ] Class B notes will be increased until the Invested Amount of the Series 20[    ]-[        ] Class B notes equals the principal balance of the Series 20[    ]-[        ] Class B notes, minus the aggregate amount on deposit in the Note Distribution Account and the Note Defeasance Account (in each case, excluding amounts related to investment earnings) allocated to the Series 20[    ]-[        ] Class B notes;]

[(c) third, the Invested Amount of the Series 20[    ]-[        ] Class C notes will be increased until the Invested Amount of the Series 20[    ]-[        ] Class C notes equals the principal balance of the Series 20[    ]-[        ] Class C notes, minus the aggregate amount on deposit in the Note Distribution Account and the Note Defeasance Account (in each case, excluding amounts related to investment earnings) allocated to the Series 20[    ]-[        ] Class C notes;]

[(d) fourth, the Invested Amount of the Series 20[    ]-[        ] Class D notes will be increased until the Invested Amount of the Series 20[    ]-[        ] Class D notes equals the principal balance of the Series 20[    ]-[        ] Class D notes, minus the aggregate amount on deposit in the Note Distribution Account and the Note Defeasance Account (in each case, excluding amounts related to investment earnings) allocated to the Series 20[    ]-[        ] Class D notes;] and

[(e) fifth,] the Invested Amount of the Series 20[    ]-[        ] Class E notes will be increased until the Invested Amount of the Series 20[    ]-[        ] Class E notes equals the principal balance of the Required Class E Invested Amount.

The depositor may, from time to time in connection with an increase in the Class E Invested Amount, but not in excess of the increase in the Class E Invested Amount, increase the aggregate principal balance of the Series 20[    ]-[        ] Class E notes. In addition, the depositor may, at any time, reduce the aggregate principal balance of the Series 20[    ]-[        ] Class E notes upon the satisfaction of the Series 20[    ]-[        ] Rating Agency Condition and obtaining the written consent of all noteholders of the Series 20[    ]-[        ] Class E notes.

Groups

Excess Interest Sharing Group [            ]

Your series will be included in Excess Interest Sharing Group [            ]. Excess Interest Collections for your series will be made available to any other series of notes in Excess Interest Sharing Group [            ] whose share of Interest Collections and other amounts treated like Interest Collections are not sufficient to make required distributions or deposits for that series. If Available Series Interest Collections for your series are insufficient to make all required distributions and deposits for your series, your series will have access to Excess Interest Collections from other series of notes in Excess Interest Sharing Group [            ]. Each series that is part of Excess Interest Sharing Group [            ] and has a shortfall will receive a share of the total amount of Excess Interest Collections available for that month based on the amount of shortfall for that series, divided by the total shortfall for all series in Excess Interest Sharing Group [            ] for that same month.

Principal Sharing Group [            ]

Your series will be included in Principal Sharing Group [            ]. Available Series Principal Collections for any Business Day allocated to the Invested Amount will first be used to cover, during the Controlled Accumulation Period, deposits of the applicable Controlled Deposit Amount to the Note Distribution Account or, at the election of the depositor or the servicer (if Ally Financial or one of its affiliates is the servicer), the Note Defeasance Account, and during the Early Amortization Period, payments to the noteholders. The servicer will determine the Shared Principal Collections, which is the amount of collections of principal receivables for any Business Day allocated to the Invested Amount remaining after covering required payments to the Series 20[    ]-[        ] noteholders and any similar amount remaining for any other series of notes in Principal Sharing Group [            ]. Shared Principal Collections will be determined and allocated by the servicer to cover principal shortfalls. Shared Principal Collections will not be used to cover unfunded Series Defaulted Amounts or Series Charge-offs. Each series that is part of Principal Sharing Group [            ] and has a principal shortfall will receive a share of the total amount of Shared Principal Collections available for that day based on the amount of shortfall for that series, divided by the total shortfall for all series in Principal Sharing Group [            ] for that same day. To the extent that Shared Principal Collections exceed principal shortfalls, the balance will be paid to the holders of the Certificate Interest to the extent not required to be deposited into the Excess Funding Account, as described above under “—Excess Funding Account” or the Cash Collateral Account.

Optional Purchase by the Servicer

The servicer (if Ally Financial, or an affiliate of Ally Financial is the servicer) will have the option to redeem the Series 20[    ]-[        ] notes by purchasing the portion of the trust assets allocated to the Series 20[    ]-[        ] notes at any time after the remaining outstanding principal balance of the Series 20[    ]-[        ] notes is 10% or less of the initial principal balance of the Series 20[    ]-[        ] notes. The redemption price will equal:

(1) the outstanding principal balance of the Series 20[    ]-[        ] notes, plus

(2) any accrued and unpaid interest through the day preceding the Distribution Date on which the redemption occurs or, if the redemption occurs on any other date, through the day preceding such redemption date.

If exercising the optional redemption of the Series 20[    ]-[        ] notes, the servicer will notify the depositor, the indenture trustee, the trust and, if applicable, other holders of the Certificate Interest of the intended redemption. The indenture trustee will provide notice to the noteholders of the redemption.

Servicer Advances

The servicer will agree to make advances to the extent that the servicer, in its sole discretion, expects to recoup those advances from subsequent Collections and other amounts available for that purpose.

[Basis Swaps] [Interest Rate Swaps]

[To be inserted: Disclosure regarding any swaps as required by Item 1115 of Regulation AB.]

[Swap Counterparty.]

[[            ] is the swap counterparty. It is organized as a [            ] under the laws of [            ]. [Description of the general character of the business of the swap counterparty]. [Based on a reasonable good faith estimate of maximum probable exposure calculated in accordance with Ally Bank’s general risk management procedures, the significance percentage of the swap agreements is less than 10%.]]

Delivery of Offered Notes

The offered notes will be issued on or about the closing date in book entry form through the facilities of DTC, Clearstream and Euroclear against payment in immediately available funds.

THE TRANSFER AND SERVICING AGREEMENTS

The parties entered into the Transfer and Servicing Agreements on the Initial Closing Date. The Transfer and Servicing Agreements have been filed with the SEC. You may obtain copies as described in “Where You Can Find More Information” and “Incorporation by Reference” in the accompanying prospectus. The following summary, when read in conjunction with the section titled “The Transfer and Servicing Agreements” in the accompanying prospectus, describes the material terms of the Transfer and Servicing Agreements; it does not contain all the information that may be important to you. You should read all of the provisions of the Transfer and Servicing Agreements and the accompanying prospectus. Where particular provisions or terms used in the Transfer and Servicing Agreements are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of the summary.

Investment of Funds

Collections on the accounts and any money in the Designated Accounts are held in accounts with eligible depositary institutions, which Designated Accounts are subject to the security interest of the Indenture Trustee for the benefit of the noteholders. Such Designated Accounts will be established with the Indenture Trustee. All amounts held in the Designated Accounts will be invested at the written direction of the Servicer. The servicer will invest and reinvest collections in Eligible Investments.

Investment earnings (net of losses and investment expenses) on funds in the Note Distribution Account, the Reserve Fund and the Accumulation Period Reserve Fund will be treated as Available Series Interest Collections for the Series 20[    ]-[        ] notes.

Investment earnings on funds in the Note Defeasance Account will be for the benefit of the indenture trustee and will not be available to make payments on the Series 20[    ]-[        ] notes.

The activity in the transaction accounts will be verified by the servicer and the indenture trustee.

Reports to Noteholders

With respect to the trust and the Series 20[    ]-[        ] notes, on or prior to each Distribution Date, the servicer will prepare and provide to the indenture trustee a statement to be delivered to the holders of the Series 20[    ]-[        ] notes on the Distribution Date. Each statement will include the information described under “The Transfer and Servicing Agreements—Reports to Noteholders” in the accompanying prospectus as to the Series 20[    ]-[        ] notes with respect to the Distribution Date or the period since the previous Distribution Date, as applicable.

Information regarding any additional series of notes issued by the trust will be included in the Form 10-D filed with respect to the calendar month in which the additional series of notes are issued. In addition, during the Revolving Period, information regarding the purchase of additional receivables by the trust will be included in the Form 10-D filed with respect to the applicable calendar month.

Each year, the indenture trustee will mail a brief report, as described in “The Indenture Trustee” in the prospectus, to all noteholders of the trust.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during which any Series 20[    ]-[        ] notes are outstanding, the indenture trustee will furnish or cause to be furnished to each person or entity who at any time during the preceding calendar year was a holder of record of an offered note—initially Cede & Co., as the nominee of DTC—and received any payment thereon from the trust, a statement containing information for the purpose of assisting that Noteholders in the preparation of their federal income tax returns. As long as the holder of record of the offered notes is Cede & Co., as nominee of DTC, beneficial owners of the offered notes will receive tax and other information from DTC participants and indirect DTC participants rather than from the indenture trustee. See “Federal Income Tax Consequences” in the accompanying prospectus.

Repurchases of Receivables from the Trust

The basic documents contain covenants requiring the depositor and Ally Bank to repurchase a dealer floorplan receivable for the breach of representation or warranty in certain circumstances. In the prior [two] years, none of Ally Bank, Ally Financial, the depositor, the indenture trustee or the owner trustee received a demand to repurchase any dealer floorplan receivable securitized by Ally Bank or the depositor. The depositor, as a securitizer, discloses all demands to repurchase any dealer floorplan receivables securitized by it on SEC Form ABS-15G. The depositor filed its most recent Form ABS-15G with the SEC on [February 8, 2013]. The depositor’s CIK number is 0001492632. For more information on obtaining a copy of the report, see “Where You Can Find More Information” in the accompanying prospectus.

CERTAIN FEES AND EXPENSES

The following table indicates all fees and expenses to be paid out of Available Series Interest Collections:

Monthly Servicing Fee	1.00% per annum
[Monthly Back-Up Servicing Fee	0.009% per annum]

The Monthly Servicing Fee payable to the servicer on any Distribution Date other than the first Distribution Date will be equal to one-twelfth of 1% multiplied by the Floating Series Percentage of the Nonoverconcentration Pool Balance on the last day of the preceding Collection Period. The Monthly Servicing Fee payable to the servicer on the first Distribution Date will be 30/360 of 1% multiplied by the Floating Series Percentage of the Nonoverconcentration Pool Balance as of the Series Cut-Off Date. [The Monthly Back-Up Servicing Fee payable to the back-up servicer on any Distribution Date other than the first Distribution Date will be equal to one-twelfth of 0.009% multiplied by the Floating Series Percentage of the Nonoverconcentration Pool Balance on the last day of the preceding Collection Period. The Monthly Back-Up Servicing Fee payable to the back-up servicer on the first Distribution Date will be 30/360 of 0.009% multiplied by the Floating Series Percentage of the Nonoverconcentration Pool Balance as of the Series Cut-Off Date.] Only the Monthly Servicing Fee [and the Back-Up Servicing Fee] will be paid out of collections of principal and interest on the receivables held by the trust. The servicer also will be entitled to an additional servicing fee, which will not be paid out of collections of principal and interest on the receivables held by the trust, and will include late fees and other administrative fees and expenses collected during the month and investment earnings on the trust accounts.

INSOLVENCY ASPECTS OF THE TRANSACTIONS

If the sponsor, the depositor or the trust becomes subject to conservatorship, receivership, bankruptcy or other insolvency proceedings, noteholders could experience losses or delays in the payments on the Series 20[    ]-[        ] notes. The sponsor will sell the receivables to the depositor, and the depositor will in turn transfer the receivables to the trust. However, if the sponsor, the depositor or the trust becomes subject to a conservatorship, receivership, bankruptcy or other insolvency proceeding, and the FDIC, as conservator or receiver, or the court in the bankruptcy proceeding, as applicable, were to take the position that the sale of receivables by the sponsor to the depositor or by the depositor to the trust, as the case may be, should be recovered, reclaimed or recharacterized in the case of the FDIC, or treated as a pledge of the receivables to secure a borrowing of the sponsor or the depositor by concluding that the sale to the depositor or the trust was not a “true sale” and that as a result thereof, the sponsor or the depositor effectively still owns the receivables, or the trust should be consolidated with the depositor for bankruptcy purposes, then noteholders could experience losses or delays in payments on the Series 20[    ]-[        ] notes as a result of, among other things:

•	the “automatic stay” which prevents creditors from exercising remedies against a debtor in bankruptcy or a depository institution in conservatorship or receivership in certain circumstances,

•	in the case of a bankruptcy proceeding, provisions of the U.S. Bankruptcy Code that permit substitution of collateral in certain circumstances,

•	in the case of conservatorship or receivership of Ally Bank by the FDIC, the authority of the FDIC to repudiate contracts including the transaction documents,

•

certain tax or government liens on the sponsor’s or the depositor’s property (that arose prior to the transfer of a receivable to the trust) having a prior claim on collections before the collections are used to make payments on your securities, and

•

the trust not having a perfected security interest in (a) one or more of the vehicles securing the receivables or (b) any cash collections held by the sponsor or the depositor at the time the sponsor or the depositor becomes the subject of a bankruptcy proceeding or conservatorship or receivership, as applicable.

The depositor, in addition to the sponsor and the trust, and consistent with the transaction documents, has taken steps in structuring the transactions described in this prospectus supplement and the accompanying prospectus to minimize the risk that a court would consolidate the trust with the depositor for bankruptcy purposes or conclude that the sale of receivables to the depositor and the trust, as applicable, was not a “true sale.” See “The Depositor” in the accompanying prospectus.

If the servicer becomes subject to bankruptcy or other insolvency proceedings, noteholders could experience losses or delays in the payments on the Series 20[    ]-[        ] notes. Any collections received by the servicer on the receivables which the servicer has not yet transferred to the collection account as of the commencement of a bankruptcy or other insolvency proceeding may be subject to the automatic stay imposed by the bankruptcy court. Additionally, a delay or reduction in the amounts available to make payments on the Series 20[    ]-[        ] notes may result if, in the event of a bankruptcy of the servicer, the servicer or the bankruptcy trustee is unable to specifically identify such collections and there are competing claims on those funds by other creditors of the servicer.

For additional discussion regarding FDIC receivership or conservatorship of Ally Bank, and the FDIC “safe harbor” regulation, see “Risk Factors—FDIC Receivership Or Conservatorship Of Ally Bank Could Result In Delays In Payments Or Losses On Your Series 20[    ]-[        ] Notes” in this prospectus supplement.

For additional discussion regarding insolvency aspects of the accounts and the parties to the transactions, see “Insolvency Aspects of the Accounts” in the accompanying prospectus.

LEGAL PROCEEDINGS

[There are no current legal proceedings pending, or to the best knowledge of management of such entity, threatened, against the issuing entity, the sponsor, the servicer or the depositor that, if determined adversely to such party, would be expected to have a material adverse effect on the performance of the Series 20[    ]-[        ] notes.] [Disclose any proceedings with respect to the issuing entity, the sponsor, the servicer or the depositor that would be expected to have a material adverse effect on the performance of the Series 20[    ]-[        ] notes.]

[Each of the owner trustee and the indenture trustee has represented to the issuing entity that it is not a party to any current legal proceedings, nor is its management aware of any legal proceedings threatened against it that, if determined adversely to such party, would be expected to be material to noteholders.] [Disclose any proceedings with respect to the owner trustee or the indenture trustee that would be expected to be material to a holder of the Series 20[    ]-[        ] notes.]

AFFILIATIONS AND RELATIONSHIPS AMONG TRANSACTION PARTIES

The owner trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the issuing entity or the indenture trustee. However, the owner trustee and one or more of its affiliates may, from time to time, engage in arm’s-length transactions with the depositor, the servicer, the sponsor, the indenture trustee or affiliates of any of them, that are distinct from its role as owner trustee, including transactions both related and unrelated to the securitization of the dealer floorplan accounts.

The indenture trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the issuing entity or the owner trustee. However, the indenture trustee and one or more of its affiliates may, from time to time, engage in arm’s-length transactions with the depositor, the servicer, the sponsor, the owner trustee or affiliates of any of them, that are distinct from its role as indenture trustee, including transactions both related and unrelated to the securitization of dealer floorplan accounts.

[Insert any applicable disclosure regarding affiliations between the underwriters and the trustees.]

The sponsor, the depositor and the servicer are affiliates and engage in transactions with each other involving the securitization of dealer floorplan accounts, including those described in this prospectus and others. Additionally, Ally Wholesale Enterprises LLC and Ally Bank have entered into an Intercompany Advance Agreement, through which Ally Wholesale Enterprises LLC may borrow funds from Ally Bank. Advances under the Intercompany Advance Agreement are used by Ally Wholesale Enterprises LLC to pay for a portion of the receivables in some securitizations in which Ally Wholesale Enterprises LLC acts as the depositor. Under the Intercompany Advance Agreement, the loans bear a market rate of interest and have documented repayment terms. Ally Bank and Ally Financial are also party to the Ally Financial Put Option Agreement and the Portfolio Servicing Agreement, as described in the accompanying prospectus under “The Dealer Floorplan Financing Business—Relationship of the Dealer Floorplan Business to Ally Financial.”

The depositor currently holds the certificates, which represent the Certificate Interest in the trust. Therefore, the issuing entity is a direct subsidiary of the depositor and an indirect subsidiary of the sponsor and will be included in the consolidated financial statements of the sponsor. The depositor retains the right to sell all or a portion of the certificates at any time. Following any such sale to an unaffiliated third party, the trust may cease to be an affiliate of either the sponsor or the depositor. The trust has not engaged, and will not engage, in any material transactions with the sponsor or the depositor that are outside of the ordinary course of business or that are other than at arm’s length.

ERISA CONSIDERATIONS

[Although there is little guidance on the subject, assuming the offered notes constitute debt for local law purposes, the depositor believes that, at the time of their issuance, the offered notes would be treated as indebtedness without substantial equity features for purposes of the plan asset regulation, as defined in the prospectus. This determination is based in part upon the traditional debt features of the offered notes, including the reasonable expectation of purchasers of the offered notes that the offered notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the offered notes could change, subsequent to their issuance, if the trust incurred losses. This risk of recharacterization is enhanced for notes that are subordinated to other classes of securities. However, without regard to whether offered notes are treated as an equity interest for purposes of the plan asset regulation, the acquisition or holding of offered notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the depositor, the servicer, the trust, the owner trustee, the indenture trustee, the underwriters or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to a benefit plan. Some of the exemptions from the prohibited transaction rules could be applicable to the purchase and holding of offered notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the offered notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by in-house asset managers; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a benefit plan and a person or entity that is a party in interest to such benefit plan solely by reason of providing services to the benefit plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the benefit plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the offered notes and prospective purchasers that are benefit plans are encouraged to consult with their advisors regarding the applicability of any such exemption. For additional information regarding treatment of the offered notes under ERISA, see “ERISA Considerations” in the prospectus.]

[By acquiring an offered note, each purchaser and transferee will be deemed to represent and warrant that either (a) it is not acquiring the offered note with the plan assets of a benefit plan, as defined in the prospectus, or other plan that is subject to any law that is substantially similar to Title I of ERISA or Section 4975 of the Code; or (b) the acquisition and holding of the offered note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a non-exempt violation of any substantially similar applicable law. Benefit plans, as defined in the prospectus, may not acquire the offered notes at any time the offered notes would not be treated as indebtedness without substantial equity features.]

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

[In the opinion of Kirkland & Ellis LLP, special tax counsel to the depositor, for U.S. federal income tax purposes, the offered notes will be characterized as indebtedness for federal income tax purposes, and the trust will not be taxable as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes. Each offered noteholder, by the acceptance of a offered note, will agree to treat the offered notes as indebtedness for federal, state and local income and franchise tax purposes. For purposes of this prospectus supplement, Kirkland & Ellis LLP expresses no opinion on the characterization of [the Series 20[    ]-[        ] Class B notes, the Series 20[    ]-[        ] Class C notes, the Series 20[    ]-[        ] Class D notes or] the Series 20[    ]-[        ] Class E notes.]

Although the plural forms of “certificate” and “notes” are used in this prospectus supplement and the accompanying prospectus, only one certificate has been issued for the trust and only one note may be issued with respect to any class of notes.

[The offered notes may be issued with original issue discount, or “OID,” for federal income tax purposes. The rules discussed in the prospectus requiring a holder to include OID in income under a “constant yield method” are inapplicable to OID which is de minimis. However, a holder of a note with a de minimis amount of OID must include such OID in income proportionately as principal payments are made on such note. See “Federal Income Tax Consequences—Tax Characterization and Treatment of Note—Original Issue Discount” in the prospectus for a general discussion of the federal income tax treatment of OID and its general application to holders of debt instruments. ]

[The certificate and the Series 20[    ]-[        ] Class E notes initially will be held by the depositor. [The [Series 20[    ]-[        ] Class B notes, the Series 20[    ]-[        ] Class C notes and the Series 20[    ]-[        ] Class D notes] may initially be held by the depositor or sold in one or more public offerings or private placements.] So long as the depositor is the only beneficial owner of the trust for U.S. federal income tax purposes, the trust will be disregarded for federal income tax purposes. See “Federal Income Tax Consequences—Tax Characterization of the Trust” in the prospectus.]

See “Federal Income Tax Consequences” and “State, Local and Foreign Tax Consequences” in the prospectus.

UNDERWRITING

The depositor will enter into an Underwriting Agreement, to be dated on or about [                    ], 20[    ] (the “Underwriting Agreement”), with the underwriters. Subject to the terms and conditions set forth in the Underwriting Agreement, the depositor will agree to sell to each of the underwriters set forth below, and each of the underwriters will severally agree to purchase from the depositor, the principal amount of the offered notes set forth opposite its name below:

Aggregate Principal Amount to be Purchased

Underwriters	Series 20[ ]-[ ] Class A Notes			[Series 20[ ]-[ ] Class B Notes]			[Series 20[ ]-[ ] Class C Notes]
[ ]	$	[	]	$	[	]	$	[	]
[ ]	$	[	]	$	[	]	$	[	]

Total	$	[	]	$	[	]	$	[	]

The underwriters are responsible for jointly leading and managing the offering of the offered notes.

The depositor has been advised by the underwriters that the several underwriters propose initially to offer the Series 20[    ]-[        ] Class A notes[, Series 20[    ]-[        ] Class B notes and Series 20[    ]-[        ] Class C notes] to the public at the prices set forth on the cover page of this prospectus supplement, and to dealers at those prices less a selling concession not in excess of the percentage set forth below for the offered notes. The underwriters may allow, and those dealers may reallow to other dealers, a subsequent concession not in excess of the percentage set forth below for the offered notes. After the initial public offering, the public offering price and these concessions may be changed.

	Selling Concession(1)		Reallowance
Series 20[ ]-[ ] Class A Notes	[	]%	[	]%
[Series 20[ ]-[ ] Class B Notes]	[	]%	[	]%
[Series 20[ ]-[ ] Class C Notes]	[	]%	[	]%

(1)	Due to sales to affiliates, one or more of the underwriters may be required to forego a de minimis portion of the selling concession they would otherwise be entitled to receive.

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids for the offered notes in accordance with Regulation M under the Securities Exchange Act of 1934.

Over-allotment transactions involve short sales by the underwriters of the offered notes. Short sales involve the sale by the underwriters of a greater number of offered notes than they are required to purchase in the offering. This creates a syndicate short position and the need to engage in syndicate covering transactions to close out the syndicate short position. Short sales may be in the form of “covered” short sales or “naked” short sales.

Covered short sales are sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional offered notes in the offering. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing the offered notes in the open market. In determining the source of the offered notes to close out the covered short position, the underwriters will consider, among other things, the price of the offered notes available for purchase in the open market as compared to the price at which they may purchase the offered notes through the over-allotment option.

Naked short sales are sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing the offered notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the offered notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Stabilizing transactions permit the underwriters to make bids on or purchase the offered notes so long as the stabilizing bids or purchase prices do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the offered notes in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the offered notes originally sold by that syndicate member are purchased in a syndicate covering transaction.

Similar to other purchase transactions, over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the offered notes to be higher than they would otherwise be in the absence of these transactions, and may also have the potential effect of preventing or retarding a decline in the market value of the offered notes. Neither the depositor nor any underwriter represents that the underwriters will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice at any time.

In the ordinary course of its business, one or more of the underwriters and affiliates have provided, and in the future may provide, investment banking and commercial banking services to the depositor, the issuing entity and their affiliates.

The following chart sets forth information on the aggregate proceeds to the depositor from the sale of the offered notes.

	Aggregate Amount			As a Percent of Initial Aggregate Principal Amount of the Offered Notes
Sale of the Offered Notes Proceeds	$	[	]	[	]%
Underwriting Discount on the Offered Notes	$	[	]	[	]%
Additional Offering Expenses	$	[	]	[	]%

Net Proceeds to Depositor	$	[	]	[	]%

LEGAL OPINIONS

Specified matters relating to the offered notes will be passed upon for the trust, the depositor, the servicer and Ally Bank by Richard V. Kent, Esq., General Counsel to the depositor and Assistant General Counsel of Ally Financial, Jonathan P. Andrews, Chief Counsel to Ally Bank, by Kirkland & Ellis LLP, counsel to the depositor, the trust, Ally Bank and Ally Financial and by VanCott, Bagley, Cornwall & McCarthy, Utah counsel for Ally Bank. Certain federal income tax matters and certain insolvency matters will be passed upon for Ally Bank, Ally Financial, the trust and the depositor by Kirkland & Ellis LLP. Specified matters relating to the offered notes will be passed upon for the underwriters by Mayer Brown LLP, which has from time to time represented, and is currently representing, Ally Bank and its affiliates.

REPORTS AND ADDITIONAL INFORMATION

For a summary of reports to be provided to noteholders, see “The Transfer and Servicing Agreements—Reports to Noteholders” in the prospectus and “The Transfer and Servicing Agreements—Reports to Noteholders” in the prospectus supplement.

The servicer will file with the SEC all required annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, and amendments to those reports about the trust under Ally Master Owner Trust, Commission file number 333-167044-1 or 333-190561. These reports will be made available on the world wide web at http://www.ally.com/about/investor/auto-securitization/us. For further information on how to obtain these reports, see “Where You Can Find More Information” in the prospectus.

GLOSSARY OF PRINCIPAL TERMS

The following are given the meanings shown below to help describe the payments and cash flows on the Series 20[    ]-[        ] notes.

[“2012 Wells Assessment” has the meaning set forth on page S-[    ].]

“Accumulation Period Reserve Account” has the meaning set forth on page S-[    ].

“Accumulation Period Reserve Account Funding Date” means the Distribution Date occurring in the third Collection Period preceding the scheduled commencement of the Controlled Accumulation Period (or such earlier or later date as may be directed by the servicer; provided, however, that, if the Accumulation Period Reserve Account Funding Date occurs on a later date, the servicer expects the Accumulation Period Reserve Account to be fully funded by the commencement of the Controlled Accumulation Period).

“Accumulation Period Reserve Account Required Amount” means, for each Distribution Date beginning on the Accumulation Period Reserve Account Funding Date and until the Accumulation Period Reserve Account is terminated, an amount equal to the product of (i) [    ]% (or a lower percentage upon satisfaction of the Series 20[    ]-[        ] Rating Agency Condition), and (ii) of the principal balance of the Series 20[    ]-[        ] investor notes as of the Accumulation Period Reserve Account Funding Date.

“Accumulation Period Reserve Draw Amount” has the meaning set forth on page S-[    ].

“Additional Available Series Principal Collections” means, with respect to any Distribution Date and the related Collection Period, an amount equal to the sum of (i) upon the termination of the Reserve Fund, all remaining amounts on deposit in the Reserve Fund (excluding amounts relating to investment earnings and after giving effect to certain withdrawals from the Reserve Fund), plus (ii) any Available Series Interest Collections, Reserve Fund Available Amounts and Excess Interest Collections from other series of notes in the same Excess Interest Sharing Group as the Series 20[    ]-[        ] notes that are to be treated as Additional Available Series Principal Collections with respect to that Distribution Date.

“Aggregate Dealer Defaulted Amount” has the meaning set forth on page S-[    ].

“Ally” has the meaning set forth on page S-[    ].

“Ally Contribution” has the meaning set forth on page S-[    ].

“Available Series Interest Collections” means, with respect to any Distribution Date, an amount equal to the sum of (a) the Series Interest Collections with respect to that Distribution Date, plus (b) all interest and investment earnings on Eligible Investments credited to the Reserve Fund, the Note Distribution Account and the Accumulation Period Reserve Account (net of losses and investment expenses) during the related Collection Period, plus (c) withdrawals from the Accumulation Period Reserve Account, plus (d) on the termination of the Accumulation Period Reserve Account, all remaining amounts on deposit in the Accumulation Period Reserve Account (excluding amounts relating to investment earnings).

“Available Series Principal Collections” means, with respect to any date, an amount equal to the sum of (i) the Series Principal Collections for that date, plus (ii) any Shared Principal Collections with respect to other series of notes in Principal Sharing Group [    ] (including any amounts on deposit in the Excess Funding Account that are allocated to Series 20[    ]-[        ] pursuant to the Indenture for application as Shared Principal Collections) for that date, plus (iii) if that date is also a Distribution Date, the amount of any Additional Available Series Principal Collections remaining after being applied as Reallocated Principal Collections and in respect of principal on the Series 20[    ]-[        ] notes on that Distribution Date being treated as Available Series Principal Collections on that date, plus (iv) any amounts withdrawn from the Excess Funding Account for payment in respect of the Series 20[    ]-[        ] notes, minus (v) the amount of any Series Principal Collections being treated as Reallocated Principal Collections for that date.

“Average Class A Note Principal Balance” means, for any period, an amount equal to the result of (a) the aggregate of the outstanding principal balance of the Series 20[    ]-[        ] Class A notes for each day during that period divided by (b) the number of days in that period.

[“Average Class B Note Principal Balance” means, for any period, an amount equal to the result of (a) the aggregate of the outstanding principal balance of the Series 20[    ]-[        ] Class B notes for each day during that period divided by (b) the number of days in that period.]

[“Average Class C Note Principal Balance” means, for any period, an amount equal to the result of (a) the aggregate of the outstanding principal balance of the Series 20[    ]-[        ] Class C notes for each day during that period divided by (b) the number of days in that period.]

[“Average Class D Note Principal Balance” means, for any period, an amount equal to the result of (a) the aggregate of the outstanding principal balance of the Series 20[    ]-[        ] Class D notes for each day during that period divided by (b) the number of days in that period.]

[“Back-up Servicing Fee Rate” means 0.009% per annum or such other percentage (not to exceed 0.009% without satisfaction of the Series 20[    ]-[        ] Rating Agency Condition) as may be specified as such in the Back-up Servicing Agreement.]

“Bankruptcy Court” has the meaning set forth on page S-[    ].

“Business Day” means any day other than a Saturday, Sunday or any other day on which banks in Minneapolis, Minnesota, New York, New York or Detroit, Michigan may, or are required to, be closed.

“certificates” has the meaning set forth on page S-[    ].

“Chrysler Onboarding” has the meaning set forth on page S-[    ].

“Class A Monthly Interest” means, with respect to any Distribution Date and the related Interest Period, the product of (i) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (ii) the Series 20[    ]-[        ] Class A Note Interest Rate in effect with respect to the related Interest Period, times (iii) the Average Class A Note Principal Balance for the Series 20[    ]-[        ] Class A notes for the related Interest Period.

[“Class B Monthly Interest” means, with respect to any Distribution Date and the related Interest Period, the product of (i) a fraction, the numerator of which is [the actual number of days in the related Interest Period] [30 (except for the initial interest period, in which case the numerator shall be [    ])] and the denominator of which is 360, times (ii) the Series 20[    ]-[        ] Class B Note Interest Rate in effect with respect to the related Interest Period, times (iii) the Average Class B Note Principal Balance for the related Interest Period.]

[“Class C Monthly Interest” means, with respect to any Distribution Date and the related Interest Period, the product of (i) a fraction, the numerator of which is [the actual number of days in the related Interest Period] [30 (except for the initial interest period, in which case the numerator shall be [    ])] and the denominator of which is 360, times (ii) the Series 20[    ]-[        ] Class C Note Interest Rate in effect with respect to the related Interest Period, times (iii) the Average Class C Note Principal Balance for the related Interest Period.]

[“Class D Monthly Interest” means, with respect to any Distribution Date and the related Interest Period, the product of (i) a fraction, the numerator of which is [the actual number of days in the related Interest Period] [30 (except for the initial interest period, in which case the numerator shall be [    ])] and the denominator of which is 360, times (ii) the Series 20[    ]-[        ] Class D Note Interest Rate in effect with respect to the related Interest Period, times (iii) the Average Class D Note Principal Balance for the related Interest Period.]

“Class E Invested Amount” means,

(1) With respect to the Closing Date, $[        ] and

(2) with respect to any subsequent date, an amount equal to:

(a) the Class E Invested Amount determined as of the immediately preceding Distribution Date (or, with respect to the initial Distribution Date, the Class E Invested Amount as of the Closing Date);

(b) minus (A) the amount of Reallocated Principal Collections allocable to the Class E Notes, if any, since the Distribution Date immediately before such date, but limited to an amount that would reduce the Class E Invested Amount to zero, plus (B) the amount of reimbursements thereof, if any, since the Distribution Date immediately preceding that date;

(c) minus (A) the amount of Series Charge-Offs allocable to the Class E Notes, if any, since the Distribution Date immediately before such date, but limited to an amount that would reduce the Class E Invested Amount to zero, plus (B) the amounts of reimbursements thereof, if any, since the Distribution Date immediately preceding that date;

(d) minus, an amount equal to the product of (A) the Subordination Percentage and (B) the increase, if any, in the Series 20[    ]-[        ] Excess Funding Amount since the Distribution Date immediately preceding such date;

(e) plus, an amount equal to the product of (A) the Subordination Percentage and (B) the decrease, if any, in the Series 20[    ]-[        ] Excess Funding Amount since the Distribution Date immediately preceding such date (to the extent that the Required Nonoverconcentration Pool Balance would not exceed the Nonoverconcentration Pool Balance, any such excess to become Class E Invested Amount on the date and to the extent that such additions would not result in the Required Nonoverconcentration Pool Balance exceeding the Nonoverconcentration Pool Balance);

(f) plus, an amount equal to the increase, if any, in the Required Class E Invested Amount as a result of a change in the Subordination Factor since the Distribution Date immediately preceding such date (to the extent that the Required Nonoverconcentration Pool Balance would not exceed the Nonoverconcentration Pool Balance, any such excess to become Class E Invested Amount on the date and to the extent that such additions would not result in the Required Nonoverconcentration Pool Balance exceeding the Nonoverconcentration Pool Balance);

(g) minus, an amount equal to the decrease, if any, in the Required Class E Invested Amount as a result of a change in the Subordination Factor since the Distribution Date immediately preceding such date;

(h) plus, the amount of any Available Series Interest Collections treated as Additional Available Series Principal Collections on such date to ensure that the Class E Invested Amount as of such date is not less than the Required Class E Invested Amount;

(i) minus, the aggregate amount of any principal payments made to the Class E noteholders since the Distribution Date immediately preceding such date;

provided, however, that in no event shall the Class E Invested Amount as of any date be more than the Required Class E Invested Amount as of such date; provided that the depositor may at any time and from time to time increase the Class E Invested Amount by allocating a portion of the Nonoverconcentration Certificate Interest thereto; provided such increase shall not cause the Required Nonoverconcentration Pool Balance to exceed the Nonoverconcentration Pool Balance or cause the Nonoverconcentration Certificate Amount to be less than the Required Nonoverconcentration Certificate Amount. Notwithstanding the foregoing, the depositor shall not be permitted to increase the Class E Invested Amount without satisfaction of the Series 20[    ]-[        ] Rating Agency Condition in connection therewith if such increase would result in the aggregate amount of all such increases, together with all amounts resulting from a discretionary increase in the Series 20[    ]-[        ] Subordination Factor and the Reserve Fund, exceeding 5.0% of the Note Principal Balance as of the date of such increase.

“closing date” has the meaning set forth on page S-[    ].

“Code” has the meaning set forth on page S-[    ].

“Confirmation Order” has the meaning set forth on page S-[    ].

“Consenting Claimants” has the meaning set forth on page S-[    ].

“Controlled Accumulation Amount” means, for any Collection Period during the Controlled Accumulation Period will be equal to (a) the aggregate outstanding principal balance of the Series 20[    ]-[        ] notes as of the last day of the Revolving Period (less the aggregate amount, if any, already on deposit in the Note Distribution Account and the Note Defeasance Account to pay principal on the Series 20[    ]-[        ] notes), divided by (b) the number of months in the Controlled Accumulation Period. The Controlled Accumulation Amount will initially equal $[        ], but may be higher if the commencement of the Controlled Accumulation Period is postponed, as described under “The Notes—Postponement of Controlled Accumulation Period.”

“Controlled Accumulation Period” means, unless an Early Amortization Event has occurred prior thereto, the period beginning on the first day of the [                    ] 20[    ] Collection Period or, under circumstances specified in the Series 20[    ]-[        ] Indenture Supplement, a later date, and ending on the earlier to occur of (a) the close of business on the day immediately preceding the commencement of the Early Amortization Period and (b) the end of the Collection Period immediately preceding the Distribution Date on which the principal balance on the Series 20[    ]-[        ] notes will be paid in full.

“Controlled Deposit Amount” means, for any Collection Period with respect to the Controlled Accumulation Period, equals the sum of (1) the Controlled Accumulation Amount for that Collection Period, plus (2) any Deficit Controlled Accumulation Amount for the immediately preceding Collection Period.

“Creditors’ Committee” has the meaning set forth on page S-[    ].

“data and disclosure review” has the meaning set forth on page S-[    ].

“Debtor Releases” has the meaning set forth on page S-[    ].

“Debtors” has the meaning set forth on page S-[    ].

“Deficit Controlled Accumulation Amount” means (a) for the Collection Period immediately preceding the Controlled Accumulation Period, zero, and (b) for any Collection Period in the Controlled Accumulation Period, the excess, if any, of the Controlled Deposit Amount for that Collection Period, over the aggregate amount deposited into the Note Distribution Account and the Note Defeasance Account with respect to that Collection Period.

“Determination Date” means the tenth day of each calendar month, or if the tenth day is not a Business Day, the next succeeding Business Day.

“Disclosure Statement” has the meaning set forth on page S-[    ].

“Distribution Date” has the meaning set forth on page S-[    ].

“Dodd-Frank Act” has the meaning set forth on page S-[    ].

“Early Amortization Event” has the meaning set forth on page S-[    ].

“Effective Date” has the meaning set forth on page S-[    ].

“Eligible Account” has the meaning set forth on page S-[    ].

“Eligible Receivable” has the meaning set forth on page S-[    ].

“ERISA” has the meaning set forth on page S-[    ].

“Event of Default” has the meaning set forth on page S-[    ].

“Excess Interest Collections” means the Aggregate Dealer Interest Collections allocated to the Series 20[    ]-[        ] notes in excess of the amount needed to make required deposits or distributions for Series 20[    ]-[        ] notes.

“Excess Interest Sharing Group [    ]” has the meaning set forth on page S-[    ].

“FDIC” has the meaning set forth on page S-[    ].

“FHA” has the meaning set forth on page S-[    ].

[“First Step-up” has the meaning set forth on page S-[    ].]

“Fixed Series Percentage” has the meaning set forth on page S-[    ].

“Floating Series Percentage” has the meaning set forth on page S-[    ].

“floorplan financing guidelines” means Ally Bank’s written policies and procedures, as such policies and procedures may be amended from time to time, relating to (a) the operation of its floor plan financing business, including the policies and procedures for determining the interest rates charged to dealers and other terms and conditions relating to Ally Bank’s wholesale financing accounts, the creditworthiness of dealers and the extension of credit to dealers, and (b) the maintenance of accounts and collection of receivables.

“GM In-Transit Receivable” means an In-Transit Receivable for which the related Vehicle Collateral Security was manufactured by General Motors.

“GM Migration” has the meaning set forth on page S-[    ].

“information databases” has the meaning set forth on page S-[    ].

“Initial Invested Amount” means, with respect to the Series 20[    ]-[        ] notes, $[        ].

“Interest Collections Shortfall” means, with respect to Series 20[    ]-[        ] and any Distribution Date, the excess, if any, of (a) the full amount required to be paid, without duplication, pursuant to clauses (1) through [(12)] set forth above under “The Notes—Application of Collections—Application of Interest Collections” on that Distribution Date, over (b) the Available Series Interest Collections for that Distribution Date.

“Interest Period” has the meaning set forth on page S-[    ].

“Invested Amount” means, (a) with respect to any of the Series 20[    ]-[        ] Class A notes, [the Series 20[    ]-[        ] Class B notes, the Series 20[    ]-[        ] Class C notes and the Series 20[    ]-[        ] Class D notes,] as of any date, an amount equal to the difference of (i) the note principal balance of that class of Series 20[    ]-[        ] notes as of that date, minus (ii) the excess, if any, of (A) the cumulative amount of Reallocated Principal Collections allocable to that class of Series 20[    ]-[        ] notes immediately before that date, over (B) the cumulative amount of reimbursements thereof before that date, but limited to an amount that would reduce the Invested Amount of that class of Series 20[    ]-[        ] notes to zero, minus (iii) the excess, if any, of (A) the cumulative amount of Series Charge-Offs allocable to that class of Series 20[    ]-[        ] notes immediately before that date over (B) the cumulative amounts of reimbursements thereof before that date, but limited to an amount that would reduce the Invested Amount of that class of Series 20[    ]-[        ] notes to zero, and (b) with respect to the Series 20[    ]-[        ] Class E notes, as of any date, the Class E Invested Amount as of that date.

“Investor Invested Amount” means, as of any date, the Invested Amount of the Series 20[    ]-[        ] investor notes as of that date.

[“LIBOR Determination Date” means, with the respect to any Interest Period, the second London Business Day prior to the commencement of that Interest Period.]

[“London Business Day” means any day other than a Saturday, Sunday or any other day on which banks in London are required or authorized to be closed.]

“Majority of Manufacturers” has the meaning set forth on page S-[    ].

[“Monthly Back-Up Servicing Fee” means, with respect to any Distribution Date on which the Back-up Servicing Agreement is in effect, an amount equal to the greater of (a) one-twelfth (or, with respect to the first Distribution Date, 30/360) of the product of (i) the Back-up Servicing Fee Rate, (ii) the Floating Series Percentage for the related Collection Period and (iii) the Nonoverconcentration Pool Balance as of the close of business on the last day of the immediately preceding Collection Period and (b) $4,000.]

“Monthly Interest” means, for any Distribution Date, [the sum of (a)] the Class A Monthly Interest for such Distribution Date[, plus (b) the Class B Monthly Interest for such Distribution Date, plus (c) the Class C Monthly Interest for such Distribution Date, plus (d) the Class D Monthly Interest for such Distribution Date].

“Monthly Payment Rate” means, for any Collection Period, the percentage equivalent of a fraction (a) the numerator of which is the Principal Collections for that Collection Period with respect to Principal Receivables arising under Scheduled Accounts and (b) the denominator of which is the average daily aggregate principal balance of all Principal Receivables arising under the Scheduled Accounts during that Collection Period.

“Monthly Principal Amount” means, for any Collection Period or portion thereof in the Controlled Accumulation Period or, if earlier, the Early Amortization Period, means the least of:

(1) Available Series Principal Collections for each Business Day during that Collection Period, together with Additional Available Series Principal Collections and any Series 20[    ]-[        ] Excess Funding Amount with respect to that Collection Period;

(2) for each Collection Period with respect to the Controlled Accumulation Period, the Controlled Deposit Amount for that Collection Period; and

(3) the Net Invested Amount as of the related Determination Date.

“Monthly Servicing Fee” means, with respect to any Distribution Date other than the first Distribution Date, an amount equal to one-twelfth (or, with respect to the first Distribution Date, 30/360) of the product of (a) Servicing Fee Rate, (b) the Floating Series Percentage for the related Collection Period and (c) the Nonoverconcentration Pool Balance as of the close of business on the last day of the immediately preceding Collection Period.

“Net Invested Amount” means, with respect to the Series 20[    ]-[        ] Notes as of any date of determination, the sum of (a) the Net Investor Invested Amount as of such date and (b) the excess, if any, of (i) the Class E Invested Amount as of such date over (ii) the sum of (x) the Note Distribution Account Amount allocated to pay principal of the Series 20[    ]-[        ] Class E notes, if any, on such date, and (y) the amount on deposit in the Note Defeasance Account (excluding investment earnings) on that date allocated to pay principal of the Series 20[    ]-[        ] Class E notes, if any, on such date.

“Net Investor Invested Amount” means, with respect to the Series 20[    ]-[        ] investor notes as of any date of determination, the excess, if any, of (i) the Investor Invested Amount over (ii) the sum of (x) the Note Distribution Account Amount allocated to pay principal of the Series 20[    ]-[        ] investor notes, if any, on such date, and (y) the amount on deposit in the Note Defeasance Account (excluding investment earnings) on that date allocated to pay principal of the Series 20[    ]-[        ] investor notes, if any, on such date.

“Note Defeasance Account” has the meaning set forth on page S-[    ].

“Note Distribution Account Amount” means, on any date, an amount equal to the sum of (a) the amount on deposit in the Note Distribution Account (excluding amounts related to investment earnings) on that date and (b) the aggregate amount of outstanding Permitted Delayed Remittances with respect to the Note Distribution Account.

“notes” has the meaning set forth on page S-[    ].

“NRSRO” has the meaning set forth on page S-[    ].

“offered notes” has the meaning set forth on page S-[    ].

[“One-Month LIBOR” has the meaning set forth on page S-[    ].]

[“One Month Reference Bank Rate” means, for a Distribution Date, a rate determined on the basis of the rates at which deposits in U.S. dollars are offered by the reference banks (which will be four major banks that are engaged in transactions in the London interbank market, selected by the indenture trustee after consultation with the depositor) as of 11:00 a.m., London time, on the applicable LIBOR Determination Date to prime banks in the London interbank market for a period of one month commencing on such preceding Distribution Date in amounts approximately equal to the principal balance of the applicable series of notes. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations, rounded upwards to the nearest one-sixteenth of one percent. If on any such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean, rounded upwards to the nearest one-sixteenth of one percent, of the rates quoted by one or more major banks in New York, selected by the indenture trustee after consultation with the depositor, as of 11:00 a.m., New York time, on such date to leading European banks for U.S. dollar deposits for a period of one month commencing on such applicable date in amounts approximately equal to the then outstanding principal balance of the applicable series of notes. If no such quotation can be obtained, the rate will be One-Month LIBOR for the prior Distribution Date.]

[“Payment Errors” has the meaning set forth on page S-[    ].]

[“Period” has the meaning set forth on page S-[    ].]

“Petition Date” has the meaning set forth on page S-[    ].

“Plan” has the meaning set forth on page S-[    ].

“pool review” has the meaning set forth on page S-[    ].

“portfolio process review” has the meaning set forth on page S-[    ].

“Preceding Semi-Monthly Period,” with respect to a calculation period, means the semi-monthly period in the preceding calendar month corresponding to the semi-monthly period in which such calculation period occurs (so that, e.g., the Preceding Semi-Monthly Period for the May calculation period is the semi-monthly period from April 16 through April 30).

“Principal Sharing Group [    ]” has the meaning set forth on page S-[    ].

“process review” has the meaning set forth on page S-[    ].

“PSA” has the meaning set forth on page S-[    ].

“Reallocated Principal Collections” has the meaning set forth on page S-[    ].

“Reporting Date” has the meaning set forth on page S-[    ].

[“Reporting Errors” has the meaning set forth on page S-[    ].]

“Required Class E Invested Amount” has the meaning set forth on page S-[    ].

“Required Pool Percentage” has the meaning set forth on page S-[    ].

“ResCap” has the meaning set forth on page S-[    ].

“Reserve Fund Required Amount” has the meaning set forth on page S-[    ].

“Reserve Fund Required Percentage” has the meaning set forth on page S-[    ].

“Reserve Fund Trigger Amount” means, as of any date, an amount equal to the product of [    ]%, and the Invested Amount of the Series 20[    ]-[        ] notes as of that date (after giving effect to any changes as of that date); provided, however, that, if the Reserve Fund Required Amount has been increased solely as a result of the decrease in the three month average payment rate, then with respect to that Distribution Date and each Distribution Date thereafter until the amount on deposit in the Reserve Fund equals the Reserve Fund Required Amount, the Reserve Fund Trigger Amount will equal $[        ].

“reviewed accounts” has the meaning set forth on page S-[    ].

“reviewed document package” has the meaning set forth on page S-[    ].

“reviewed receivables” has the meaning set forth on page S-[    ].

“Revolving Period” has the meaning set forth on page S-[    ].

[“Second Step-up” has the meaning set forth on page S-[    ].]

“securities” has the meaning set forth on page S-[    ].

“securitization process review” has the meaning set forth on page S-[    ].

“Series 20[    ]-[        ] Class A Note Interest Rate” means, for any Interest Period, an interest rate equal to [One-Month LIBOR for that Interest Period plus] [    ]% per annum.

“Series 20[    ]-[        ] Class A notes” has the meaning set forth on page S-[    ].

[“Series 20[    ]-[        ] Class B Note Interest Rate” means, for any Interest Period, an interest rate equal to [One-Month LIBOR for that Interest Period plus] [    ]% per annum.]

[“Series 20[    ]-[        ] Class B notes” has the meaning set forth on page S-[    ].]

[“Series 20[    ]-[        ] Class C Note Interest Rate” means, for any Interest Period, an interest rate equal to [One-Month LIBOR for that Interest Period plus] [    ]% per annum.]

[“Series 20[    ]-[        ] Class C notes” has the meaning set forth on page S-[    ].]

[“Series 20[    ]-[        ] Class D Note Interest Rate” means, for any Interest Period, an interest rate equal to [One-Month LIBOR for that Interest Period plus] [    ]% per annum.]

[“Series 20[    ]-[        ] Class D notes” has the meaning set forth on page S-[    ].]

[“Series 20[    ]-[        ] Class E notes” has the meaning set forth on page S-[    ].]

“Series 20[    ]-[        ] Excess Funding Amount” has the meaning set forth on page S-[    ].

“Series 20[    ]-[        ] Expected Maturity Date” has the meaning set forth on page S-[    ].

“Series 20[    ]-[        ] Indenture Supplement” has the meaning set forth on page S-[    ].

“Series 20[    ]-[        ] investor notes” has the meaning set forth on page S-[    ].

“Series 20[    ]-[        ] Legal Maturity Date” has the meaning set forth on page S-[    ].

“Series 20[    ]-[        ] notes” has the meaning set forth on page S-[    ].

“Series 20[    ]-[        ] rating agency” means any NRSRO hired by the sponsor or the depositor to rate the Series 20[    ]-[        ] notes.

“Series 20[    ]-[        ] Rating Agency Condition” means, with respect to any action, the condition that designated Series 20[    ]-[        ] rating agencies shall have notified the depositor, the servicer and the trust in writing that such action shall not result in a downgrade, suspension or withdrawal of the then current rating of the Series 20[    ]-[        ] notes and that the other Series 20[    ]-[        ] rating agencies are given prior written notice of that event.

“Series Cut-Off Date” means the close of business on [                    ], 20[    ].

“Series Defaulted Amount” has the meaning set forth on page S-[    ].

“Series Interest Collections” means, for any Distribution Date, the amount of Nonoverconcentration Interest Collections for the related Collection Period (and, in the case of the initial Distribution Date, the prior Collection Period) allocated to the Series 20[    ]-[        ] notes, which equals the product of (i) the Series Interest Percentage for the related Collection Period and (ii) the Nonoverconcentration Interest Collections for such Collection Period, provided that, for purposes of calculating Series Interest Collections, the Series 20[    ]-[        ] notes will be deemed to be outstanding since the Series Cut-Off Date.

“Series Interest Percentage” means, for any Collection Period, the Floating Series Percentage.

“Series Percentages” has the meaning set forth on page S-[    ].

“Series Principal Collections” means, for any date, the amount of Nonoverconcentration Principal Collections for that date, beginning on the closing date, to the Series 20[    ]-[        ], which equals to the product of (i) the Series Principal Percentage for that date and (ii) the Nonoverconcentration Principal Collections for that date.

“Series Principal Percentage” means, for any date, the Fixed Series Percentage.

“Series Required Certificate Amount” has the meaning set forth on page S-[    ].

“Servicing Fee Rate” means, with respect to the Series 20[    ]-[        ] notes, 1.00% or such lesser percentage as may be specified by the servicer if, in the reasonable belief of the servicer, the reduction will not cause an adverse effect on the noteholders.

“Settlements” has the meaning set forth on page S-[    ].

“Shared Principal Collections” means, with respect to Series 20[    ]-[        ] for any date, the excess, if any, of (a) the Available Series Principal Collections for such date (without giving effect to clause (a)(ii) of the definition thereof), plus, if that date is a Distribution Date, any Additional Available Series Principal Collections for that date, over (b) the full amount required to be deposited or distributed, without duplication, on that date.

“Significant Manufacturer” has the meaning set forth on page S-[    ].

“Subordination Factor” means, as of any date, [    ]%[; provided, however, that if on any Distribution Date, the Three Month Average Payment Rate is (i) less than[    ]% but greater than or equal to [    ]%, (ii) less than [    ]% but greater than or equal to [    ]%, or (iii) less than [    ]%, then on the next Distribution Date, the Subordination Factor shall be increased by (i) [    ]% over what it would have been had the Three Month Average Payment Rate been greater than or equal to [    ]%, (ii) [    ]% over what it would have been had the Three Month Average Payment Rate been less than [    ]% but greater than or equal to [    ]%, or (iii) [    ]% over what it would have been had the Three Month Average Payment Rate been less than [    ]% but greater that or equal [    ]%, respectively; provided, however, that if after any such increase in the Subordination Factor, on any Distribution Date the Three Month Average Payment Rate as of such Distribution Date is, and the Three Month Average Payment Date with respect to each of the two prior Distribution Dates was, (i) greater than or equal [    ]% but less than [    ]%, (ii) greater than or equal to [    ]% but less than [    ]% or (iii) greater than or equal to [    ]%, then on the next Distribution Date, the Subordination Factor shall be decreased by (i) [    ]% over what it would have been had the Three Month Average Payment Rate been less than [    ]%, (ii) [    ]% over what it would have been had the Three Month Average Payment Rate been less than [    ]% but greater than or equal to [    ]% or (iii) [    ]% over what it would have been had the Three Month Average Payment Rate been less than [    ]% but greater than or equal to [    ]%, respectively; provided, further, that the Depositor may, by delivering an officer’s certificate to the indenture trustee and the Series 20[    ]-[        ] rating agencies prior to the date such increase was to become effective, elect to increase the Reserve Fund Required Percentage by an additional amount in percentage points equal to [    ]%, [    ]%, or [    ]%, as applicable, pursuant to the proviso in the definition of “Reserve Fund Required Percentage” rather than increasing the Subordination Factor by an additional [    ]%, [    ]%, or [    ]%, respectively]. In addition, the depositor may (a) in its discretion increase the Subordination Factor, increasing the Subordination Percentage and thereby increasing the Class E Invested Amount and the Class E Principal Amount by an amount equal to the product of (i) the increase in the Subordination Percentage and (ii) the excess, if any, of (A) the Net Invested Amount over (B) the Series 20[    ]-[        ] Excess Funding Amount on such date (after giving effect to any changes in such amount on such date); provided such increase shall not cause the Required Nonoverconcentration Pool Balance to exceed the Nonoverconcentration Pool Balance or cause the Nonoverconcentration Certificate Amount to be less than the Required Nonoverconcentration Certificate Amount or (b) upon satisfaction of the Series 20[    ]-[        ] Rating Agency Condition with respect to each Class of Series 20[    ]-[        ] notes in connection therewith, decrease the Subordination Factor, with corresponding decreases in the Subordination Percentage, the Class E Invested Amount and the Class E Principal Amount. Notwithstanding the foregoing, the Depositor shall not be permitted to increase the Subordination Factor in its discretion without satisfaction of the Series 20[    ]-[        ] Rating Agency Condition in connection therewith if such increase would result in the aggregate amount of all such increases, together with discretionary increases in the Class E Invested Amount and the Reserve Fund, exceeding 5.0% of the outstanding principal balance of the Series 20[    ]-[        ] notes as of the date of such increase.

“Subordination Percentage” as of any date, will be an amount (expressed as a percentage) equal to (a) the Subordination Factor divided by (b) the result of 100% minus the Subordination Factor.

“test date” has the meaning set forth on page S-[    ].

“Third Party Releases” has the meaning set forth on page S-[    ].

[“Third Step-up” has the meaning set forth on page S-[    ].]

“Three Month Average Payment Rate” means, as of any Distribution Date, the arithmetic average of the Monthly Payment Rate determined with respect to each of the three Collection Periods immediately preceding such Distribution Date.

“Underwriting Agreement” has the meaning set forth on page S-[    ].

“Wells Fargo” has the meaning set forth on page S-[    ].

ANNEX A: OTHER SERIES ISSUED AND OUTSTANDING

The information in this Annex A is an integral part of this prospectus supplement and is incorporated by reference into this prospectus supplement. For more information with respect to any outstanding series of notes, please refer to the documents relating to the trust and the indenture supplement relating to that series. You may obtain copies of certain of those documents as described in “Where You Can Find More Information,” and “Incorporation by Reference” in the prospectus.

This Annex A sets forth the principal characteristics of the other series of notes issued by the trust that remain outstanding as of the Series Cut-Off Date.

Series 2010-VFN-1 Notes	Variable Funding Series
Offering Type	Private
Non-Overconcentration/Overconcentration Series	Non-Overconcentration Series
Maximum Principal Amount of Series 2010-VFN-1 Class A Notes	$500,000,000
Series 2010-VFN-1 Class A Note Principal Balance as of Series 20[ ]-[ ] cutoff date	$0(1)
Series 2010-VFN-1 Class E Note Principal Balance as of Series 20[ ]-[ ] cutoff date	$0(1)
Scheduled Interest Payment Date	Monthly on the 15th day of each month or, if that day is not a business day, the next business day.
Subordination Factor	29.00% (subject to step up upon certain triggers)
Revolving Period	The closing date until the earlier of the Commitment Expiry Date (as extended from time to time) and the occurrence of an Early Amortization Event for the Series 2010-VFN-1 Notes.
Expected Final Payment Date	3rd Payment Date following the expiration of the Revolving Period.
Commitment Expiry Date	February 10, 2014, as such date may be extended in accordance with the Series 2010-VFN-1 documentation.
Excess Interest Sharing Group	One
Principal Sharing Group	One
Initial Closing Date	February 12, 2010(2)

(1)	As of Series Cut-Off Date. Subject to increases and decreases from time to time.
(2)	The Series 2010-VFN-1 notes have been renewed and extended from time to time, and may be further renewed and extended in the future, in accordance with the Series 2010-VFN-1 documentation.

Series 2010-2 Notes	Term Series
Offering Type	Private
Non-Overconcentration/Overconcentration Series	Non-Overconcentration Series
Initial Invested Amount	$546,875,000
Series 2010-2 Class A Note Interest Rate	4.25% per annum
Series 2010-2 Class B Note Interest Rate	4.59% per annum
Series 2010-2 Class C Note Interest Rate	4.94% per annum
Series 2010-2 Class D Note Interest Rate	5.67% per annum
Series 2010-2 Class E Note Interest Rate	Not Applicable
Scheduled Interest Payment Date	Monthly on the 15th day of each month or, if that day is not a business day, the next business day.
Subordination Factor	20.25% (subject to step up upon certain triggers)

Revolving Period	The closing date until the beginning of the Controlled Accumulation Period and the occurrence of an Early Amortization Event for the Series 2010-2 Notes.
Expected Maturity Date	April 2015 Distribution Date
Legal Maturity Date	April 2017 Distribution Date
Excess Interest Sharing Group	One
Principal Sharing Group	One
Closing Date	April 29, 2010

Series 2010-4 Notes	Term Series
Offering Type	Public
Non-Overconcentration/Overconcentration Series	Non-Overconcentration Series
Initial Invested Amount	$772,200,772
Series 2010-4 Class A Note Interest Rate	One-Month LIBOR plus Applicable Spread
Series 2010-4 Class B Note Interest Rate	One-Month LIBOR plus Applicable Spread
Series 2010-4 Class C Note Interest Rate	One-Month LIBOR plus Applicable Spread
Series 2010-4 Class D Note Interest Rate	One-Month LIBOR plus Applicable Spread
Series 2010-4 Class E Note Interest Rate	Not Applicable
Scheduled Interest Payment Date	Monthly on the 15th day of each month or, if that day is not a business day, the next business day.
Subordination Factor	19.75% (subject to step up upon certain triggers)
Revolving Period	The closing date until the beginning of the Controlled Accumulation Period and the occurrence of an Early Amortization Event for the Series 2010-4 Notes.
Expected Maturity Date	August 2015 Distribution Date
Legal Maturity Date	August 2017 Distribution Date
Excess Interest Sharing Group	One
Principal Sharing Group	One
Closing Date	August 26, 2010

Series 2011-1 Notes	Term Series
Offering Type	Public
Non-Overconcentration/Overconcentration Series	Non-Overconcentration Series
Initial Invested Amount	$1,838,235,294
Series 2011-1 Class A-1 Note Interest Rate	One-Month LIBOR plus Applicable Spread
Series 2011-1 Class A-2 Note Interest Rate	2.15% per annum
Series 2011-1 Class B Note Interest Rate	One-Month LIBOR plus Applicable Spread
Series 2011-1 Class C Note Interest Rate	One-Month LIBOR plus Applicable Spread
Series 2011-1 Class D Note Interest Rate	One-Month LIBOR plus Applicable Spread
Series 2011-1 Class E Note Interest Rate	Not Applicable
Scheduled Interest Payment Date	Monthly on the 15th day of each month or, if that day is not a business day, the next business day.
Subordination Factor	16.00% (subject to step up upon certain triggers)
Revolving Period	The closing date until the beginning of the Controlled Accumulation Period and the occurrence of an Early Amortization Event for the Series 2011-1 Notes.
Expected Maturity Date	January 2014 Distribution Date
Legal Maturity Date	January 2016 Distribution Date
Excess Interest Sharing Group	One
Principal Sharing Group	One
Closing Date	January 20, 2011

Series 2011-2 Notes	Term Series
Offering Type	Private
Non-Overconcentration/Overconcentration Series	Non-Overconcentration Series
Initial Invested Amount	$441,176,471
Series 2011-2 Class A-1 Note Interest Rate	One-Month LIBOR plus Applicable Spread
Series 2011-2 Class B Note Interest Rate	One-Month LIBOR plus Applicable Spread
Series 2011-2 Class C Note Interest Rate	One-Month LIBOR plus Applicable Spread
Series 2011-2 Class D Note Interest Rate	One-Month LIBOR plus Applicable Spread
Series 2011-2 Class E Note Interest Rate	Not Applicable
Scheduled Interest Payment Date	Monthly on the 15th day of each month or, if that day is not a business day, the next business day.
Subordination Factor	16.00% (subject to step up upon certain triggers)
Revolving Period	The closing date until the beginning of the Controlled Accumulation Period and the occurrence of an Early Amortization Event for the Series 2011-2 Notes.
Expected Maturity Date	January 2015 Distribution Date
Legal Maturity Date	January 2017 Distribution Date
Excess Interest Sharing Group	One
Principal Sharing Group	One
Closing Date	February 11, 2011

Series 2011-3 Notes	Term Series
Offering Type	Public
Non-Overconcentration/Overconcentration Series	Non-Overconcentration Series
Initial Invested Amount	$1,102,941,177
Series 2011-3 Class A-1 Note Interest Rate	One-Month LIBOR plus Applicable Spread
Series 2011-3 Class A-2 Note Interest Rate	1.81% per annum
Series 2011-3 Class B Note Interest Rate	One-Month LIBOR plus Applicable Spread
Series 2011-3 Class C Note Interest Rate	One-Month LIBOR plus Applicable Spread
Series 2011-3 Class D Note Interest Rate	One-Month LIBOR plus Applicable Spread

Series 2011-3 Class E Note Interest Rate	Not Applicable
Scheduled Interest Payment Date	Monthly on the 15th day of each month or, if that day is not a business day, the next business day.
Subordination Factor	16.00% (subject to step up upon certain triggers)
Revolving Period	The closing date until the beginning of the Controlled Accumulation Period and the occurrence of an Early Amortization Event for the Series 2011-3 Notes.
Expected Maturity Date	May 2014 Distribution Date
Legal Maturity Date	May 2016 Distribution Date
Excess Interest Sharing Group	One
Principal Sharing Group	One
Closing Date	May 18, 2011

Series 2011-4 Notes	Term Series
Offering Type	Public
Non-Overconcentration/Overconcentration Series	Non-Overconcentration Series
Initial Invested Amount	$704,225,352
Series 2011-4 Class A-1 Note Interest Rate	One-Month LIBOR plus Applicable Spread
Series 2011-4 Class A-2 Note Interest Rate	1.54% per annum
Series 2011-4 Class B Note Interest Rate	One-Month LIBOR plus Applicable Spread
Series 2011-4 Class C Note Interest Rate	One-Month LIBOR plus Applicable Spread
Series 2011-4 Class D Note Interest Rate	One-Month LIBOR plus Applicable Spread
Series 2011-4 Class E Note Interest Rate	Not Applicable
Scheduled Interest Payment Date	Monthly on the 15th day of each month or, if that day is not a business day, the next business day.
Subordination Factor	16.00% (subject to step up upon certain triggers)
Revolving Period	The closing date until the beginning of the Controlled Accumulation Period and the occurrence of an Early Amortization Event for the Series 2011-4 Notes.
Expected Maturity Date	September 2014 Distribution Date
Legal Maturity Date	September 2016 Distribution Date
Excess Interest Sharing Group	One
Principal Sharing Group	One
Closing Date	September 21, 2011

Series 2012-1 Notes	Term Series
Offering Type	Public
Non-Overconcentration/Overconcentration Series	Non-Overconcentration Series
Initial Invested Amount	$1,056,338,028
Series 2012-1 Class A-1 Note Interest Rate	One-Month LIBOR plus Applicable Spread
Series 2012-1 Class A-2 Note Interest Rate	1.44%
Series 2012-1 Class B Note Interest Rate	1.98%
Series 2012-1 Class C Note Interest Rate	2.43%
Series 2012-1 Class D Note Interest Rate	3.12%
Series 2012-1 Class E Note Interest Rate	Not Applicable
Scheduled Interest Payment Date	Monthly on the 15th day of each month or, if that day is not a business day, the next business day.
Subordination Factor	16.00% (subject to step up upon certain triggers)
Revolving Period	The closing date until the beginning of the Controlled Accumulation Period and the occurrence of an Early Amortization Event for the Series 2012-1 Notes.
Expected Maturity Date	February 2015 Distribution Date

Legal Maturity Date	February 2017 Distribution Date
Excess Interest Sharing Group	One
Principal Sharing Group	One
Closing Date	February 22, 2012

Series 2012-2 Notes	Term Series
Offering Type	Public
Non-Overconcentration/Overconcentration Series	Non-Overconcentration Series
Initial Invested Amount	$880,281,690
Series 2012-2 Class A Note Interest Rate	One-Month LIBOR plus Applicable Spread
Series 2012-2 Class B Note Interest Rate	One-Month LIBOR plus Applicable Spread
Series 2012-2 Class C Note Interest Rate	One-Month LIBOR plus Applicable Spread
Series 2012-2 Class D Note Interest Rate	One-Month LIBOR plus Applicable Spread
Series 2012-2 Class E Note Interest Rate	Not Applicable
Scheduled Interest Payment Date	Monthly on the 15th day of each month or, if that day is not a business day, the next business day.
Subordination Factor	16.00% (subject to step up upon certain triggers)
Revolving Period	The closing date until the beginning of the Controlled Accumulation Period and the occurrence of an Early Amortization Event for the Series 2012-2 Notes.
Expected Maturity Date	March 2014 Distribution Date
Legal Maturity Date	March 2016 Distribution Date
Excess Interest Sharing Group	One
Principal Sharing Group	One
Closing Date	April 10, 2012

Series 2012-3 Notes	Term Series
Offering Type	Public
Non-Overconcentration/Overconcentration Series	Non-Overconcentration Series
Initial Invested Amount	$850,340,698
Series 2012-3 Class A-1 Note Interest Rate	One-Month LIBOR plus Applicable Spread
Series 2012-3 Class A-2 Note Interest Rate	1.21%
Series 2012-3 Class B Note Interest Rate	One-Month LIBOR plus Applicable Spread
Series 2012-3 Class C Note Interest Rate	One-Month LIBOR plus Applicable Spread
Series 2012-3 Class D Note Interest Rate	One-Month LIBOR plus Applicable Spread
Series 2012-3 Class E Note Interest Rate	Not Applicable
Scheduled Interest Payment Date	Monthly on the 15th day of each month or, if that day is not a business day, the next business day.
Subordination Factor	14.00% (subject to step up upon certain triggers)
Revolving Period	The closing date until the beginning of the Controlled Accumulation Period and the occurrence of an Early Amortization Event for the Series 2012-3 Notes.
Expected Maturity Date	June 2015 Distribution Date
Legal Maturity Date	June 2017 Distribution Date
Excess Interest Sharing Group	One
Principal Sharing Group	One
Closing Date	July 25, 2012

Series 2012-4 Notes	Term Series
Offering Type	Public
Non-Overconcentration/Overconcentration Series	Non-Overconcentration Series
Initial Invested Amount	$238,095,349

Series 2012-4 Class A Note Interest Rate	1.72%
Series 2012-4 Class B Note Interest Rate	2.36%
Series 2012-4 Class C Note Interest Rate	2.81%
Series 2012-4 Class D Note Interest Rate	3.30%
Series 2012-4 Class E Note Interest Rate	Not Applicable
Scheduled Interest Payment Date	Monthly on the 15th day of each month or, if that day is not a business day, the next business day.
Subordination Factor	14.00% (subject to step up upon certain triggers)
Revolving Period	The closing date until the beginning of the Controlled Accumulation Period and the occurrence of an Early Amortization Event for the Series 2012-4 Notes.
Expected Maturity Date	July 2017 Distribution Date
Legal Maturity Date	July 2019 Distribution Date
Excess Interest Sharing Group	One
Principal Sharing Group	One
Closing Date	July 25, 2012

Series 2012-5 Notes	Term Series
Offering Type	Public
Non-Overconcentration/Overconcentration Series	Non-Overconcentration Series
Initial Invested Amount	$1,496,598,639
Series 2012-5 Class A Note Interest Rate	1.54%
Series 2012-5 Class B Note Interest Rate	1.64%
Series 2012-5 Class C Note Interest Rate	2.14%
Series 2012-5 Class D Note Interest Rate	2.78%
Series 2012-5 Class E Note Interest Rate	Not Applicable
Scheduled Interest Payment Date	Monthly on the 15th day of each month or, if that day is not a business day, the next business day.
Subordination Factor	14.00% (subject to step up upon certain triggers)
Revolving Period	The closing date until the beginning of the Controlled Accumulation Period and the occurrence of an Early Amortization Event for the Series 2012-5 Notes.
Expected Maturity Date	September 2017 Distribution Date
Legal Maturity Date	September 2019 Distribution Date
Excess Interest Sharing Group	One
Principal Sharing Group	One
Closing Date	October 11, 2012

Series 2013-1 Notes	Term Series
Offering Type	Public
Non-Overconcentration/Overconcentration Series	Non-Overconcentration Series
Initial Invested Amount	$1,360,544,218
Series 2013-1 Class A-1 Note Interest Rate	One Month LIBOR plus Applicable Spread
Series 2013-1 Class A-2 Note Interest Rate	1.00%
Series 2013-1 Class B Note Interest Rate	One Month LIBOR plus Applicable Spread
Series 2013-1 Class C Note Interest Rate	One Month LIBOR plus Applicable Spread
Series 2013-1 Class D Note Interest Rate	One Month LIBOR plus Applicable Spread
Series 2013-1 Class E Note Interest Rate	Not Applicable
Scheduled Interest Payment Date	Monthly on the 15th day of each month or, if that day is not a business day, the next business day.
Subordination Factor	14.00% (subject to step up upon certain triggers)

Revolving Period	The closing date until the beginning of the Controlled Accumulation Period and the occurrence of an Early Amortization Event for the Series 2013-1 Notes.
Expected Maturity Date	February 2016 Distribution Date
Legal Maturity Date	February 2018 Distribution Date
Excess Interest Sharing Group	One
Principal Sharing Group	One
Closing Date	February 21, 2013

Series 2013-2 Notes	Term Series
Offering Type	Public
Non-Overconcentration/Overconcentration Series	Non-Overconcentration Series
Initial Invested Amount	$748,299,320
Series 2013-2 Class A Note Interest Rate	One Month LIBOR plus Applicable Spread
Series 2013-2 Class B Note Interest Rate	One Month LIBOR plus Applicable Spread
Series 2013-2 Class C Note Interest Rate	One Month LIBOR plus Applicable Spread
Series 2013-2 Class D Note Interest Rate	One Month LIBOR plus Applicable Spread
Series 2013-2 Class E Note Interest Rate	Not Applicable
Scheduled Interest Payment Date	Monthly on the 15th day of each month or, if that day is not a business day, the next business day.
Subordination Factor	14.00% (subject to step up upon certain triggers)
Revolving Period	The closing date until the beginning of the Controlled Accumulation Period and the occurrence of an Early Amortization Event for the Series 2013-2 Notes.
Expected Maturity Date	April 2016 Distribution Date
Legal Maturity Date	April 2018 Distribution Date
Excess Interest Sharing Group	One
Principal Sharing Group	One
Closing Date	April 24, 2013

Series 2013-3 Notes	Term Series
Offering Type	Public
Non-Overconcentration/Overconcentration Series	Non-Overconcentration
Initial Invested Amount	$476,190,476
Series 2013-3 Class A Note Interest Rate	One Month LIBOR plus Applicable Spread
Series 2013-3 Class B Note Interest Rate	1.68%
Series 2013-3 Class C Note Interest Rate	2.03%
Series 2013-3 Class D Note Interest Rate	2.62%
Series 2013-3 Class E Note Interest Rate	Not Applicable
Scheduled Interest Payment Date	Monthly on the 15th of each month or, if that day is not a business day, the next business day.
Subordination Factor	14.00% (subject to step up upon certain triggers)
Revolving Period	The closing date until the beginning of the Controlled Accumulation Period and the occurrence of an Early Amortization Event for the Series 2013-3 Notes.
Expected Maturity Date	September 2016 Distribution Date
Legal Maturity Date	September 2018 Distribution Date
Principal Sharing Group	One
Closing Date	September 30, 2013

[ANNEX B: STATIC POOL DATA]

The following information represents data from the prior five years of each dealer floor plan securitized pool originated by the Sponsor. The following information is not deemed to be part of the prospectus or the registration statement. In the following tables, “N/A” means that information is either nonexistent or unavailable without unreasonable effort or expense.

[ Issuing Entity]* [Information regarding prior securitized pools to be included to the extent material.]

Each of the percentages and averages in the tables is computed on the basis of the amount financed as of the last day of the applicable period. The “Weighted Average Spread Charged (Under)/Over Prime Rate” in the following table are based on weighting the spread charges related to each account by amount financed as of the last day of the applicable period. The “Weighted Average Spread Charged (Under)/Over the Prime Rate” does not include rebates earned by dealers under Ally Bank incentive programs that entitle them to a credit based on interest charges. These credits do not affect the rate earned by the trust.

Composition of Securitized Accounts	As of [ ],		As of December 31,
	20[ ]		20[ ]
Number of Accounts	[	]	[	]
Aggregate Principal Balance of All Receivables Outstanding	[	]	[	]
Aggregate Principal Balance of Eligible Receivables Outstanding	[	]	[	]
Percent of Receivables Representing New Vehicles	[	]	[	]
Percent of Receivables Representing Used Vehicles	[	]	[	]
Percent of Other Receivables	[	]	[	]
Average Principal Balance of Receivables in Each Account	[	]	[	]
Range of Principal Balances of Receivables in Accounts	[	]	[	]
Average Available Credit Line by Number of Vehicles	[	]	[	]
Weighted Average Spread Charged (Under)/Over Prime Rate	[	]	[	]

*	The closing date for [ ] was [ ]. [[ ] was terminated in [ ]].

Monthly Payment Rates on the Securitized Accounts

The following table sets forth the highest and lowest monthly payment rates for the securitized accounts during any month in the periods shown and the average of the monthly payment rates for all months during the periods shown. The payment rates used below were calculated as set forth in the following equation:

Payment Rate % =	(principal collections during the period)
(ending principal balance of receivables for that period)

	[ ] Months Ended [ ],		Year Ended December 31,
	20[ ]		20[ ]
Highest Month	[	]	[	]
Lowest Month	[	]	[	]
Average for the Months in the Period	[	]	[	]

Age Distribution of the Securitized Accounts

The following table provides the age distribution of the receivables for the pool of accounts as a percentage of total principal balances of receivables in the pool outstanding at the dates indicated. The aging is based on each receivable’s interest commencement date. In addition, if a vehicle or the related receivable is reclassified for any reason, the interest commencement date will generally be the date of the reclassification. An example of a reason for reclassification is a dealer’s decision to designate a new vehicle for use as a demonstration unit.

	As of [ ],		Year Ended December 31,
	20[ ]		20[ ]
Number of Days
1-120	[	]	[	]
121-180	[	]	[	]
181-270	[	]	[	]
Over 270	[	]	[	]

Dealer Credit Rating Distribution for the Securitized Accounts

The following table provides the dealer credit score distribution for the pool of accounts in terms of number of accounts and dollars of receivables. “Dealer Category” represents dealer credit ratings of the accounts as assigned through Ally Bank’s proprietary dealer credit evaluation system, as described in the prospectus under “The Dealer Floor Plan Financing Business—Dealer Status; Realization on Collateral Security.” In the following table, as of any date, the number of accounts may exceed the number of dealers because certain dealers have more than one account included in the pool.

	As of [ ],				As of December 31,
	20[ ]				20[ ]
Dealer Category	#		$		#		$
S	[	]	[	]	[	]	[	]
L	[	]	[	]	[	]	[	]
P	[	]	[	]	[	]	[	]
N	[	]	[	]	[	]	[	]
Total	[	]	[	]	[	]	[	]

Prospectus

Ally Master Owner Trust

Issuing Entity of the Asset Backed Notes

Ally Wholesale Enterprises LLC

Depositor

Ally Bank

Sponsor

Ally Financial Inc.

Servicer

The trust—

•	is a master owner trust formed by an owner trustee and the depositor;

•	has assets consisting primarily of a revolving pool of wholesale automotive receivables generated under a portfolio of dealer floorplan financing agreements;

•	will issue one or more series of notes, which will be described in a prospectus supplement; and

•	may also issue one or more series of notes or certificates that will not be sold under this prospectus.

The notes—

•	will represent indebtedness of the trust;

•	will be paid only from the assets of the trust;

•	will represent the right to payments in the amounts and at the times described in the related prospectus supplement; and

•	will benefit from one or more forms of credit enhancement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these notes or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 12, 2013.

SUMMARY OF TERMS

This Summary of Terms highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the notes, read this entire document and the accompanying prospectus supplement carefully.

THE PARTIES

Sponsor

Ally Bank is the sponsor of the trust.

Issuing Entity

Ally Master Owner Trust is a Delaware statutory trust formed by the depositor and the owner trustee and operates under the trust agreement. The trust is a master owner trust issuing its notes in series. At the time that the trust issues a series, the trust may be newly or previously formed and may have issued other series or classes of notes that remain outstanding. The prospectus supplement for your series will specify whether the trust has previously issued other series or classes that remain outstanding.

Depositor

Ally Wholesale Enterprises LLC, a wholly-owned subsidiary of Ally Bank, is the depositor for the trust.

Servicer

Ally Financial Inc. (formerly GMAC Inc.), or “Ally Financial,” is the servicer for the trust.

Indenture Trustee

Wells Fargo Bank, National Association

Owner Trustee

HSBC Bank USA, National Association

Back-Up Servicer

The prospectus supplement will specify the back-up servicer, if any.

SECURITIES ISSUED BY THE TRUST

Notes

The trust will issue one or more series of asset backed notes. Each series of notes will consist of one or more classes, some of which may be subordinated notes. The classes of a series may be issued at the same time or at different times. The notes of each series will be issued under an indenture supplement to the indenture between the trust and the indenture trustee. Each series of notes will have a stated principal balance and will pay interest at a specified rate or rates. Each series of notes will have its own interest rate, which may be fixed, variable, contingent or adjustable or any combination of these characteristics. The prospectus supplement will specify the terms of the notes, including the principal amount, the interest rate or the method for determining the interest rate, the expected maturity date, the legal maturity date, the rights to any series enhancement and the relative priority of the notes.

Some series or classes may not be offered by this prospectus. They may be retained by the depositor or offered through private placements and may be secured by trust assets that are not available to secure the series of notes offered by this prospectus.

PAYMENTS ON THE SECURITIES

Interest

The trust will pay interest on the notes monthly, or with any other frequency as is specified in the prospectus supplement. The sources of funds which the trust will use to pay interest will be specified in the prospectus supplement. Typically, these sources will include:

•	interest collections on the receivables;

•	swap payments that the trust receives, if specified by the accompanying prospectus supplement;

•	servicer advances, if specified by the accompanying prospectus supplement; and

•	available credit enhancement.

Principal

Each note will entitle the holder to receive payments of interest and principal as described in the prospectus supplement. The timing and priority of payments among classes may differ and will be described in the prospectus supplement. The amount of principal collections allocated to a series or class will depend on whether such series or class is in a revolving period or an accumulation or amortization period.

The prospectus supplement will specify the sources of funds which the trust will use to pay principal. Typically, these sources will include:

•	principal collections on the receivables; and

•	interest collections used to fund defaulted amounts.

Revolving Period

Each series of notes will begin with a revolving period during which the trust will not pay or accumulate principal for payment to the noteholders of that series. During the revolving period, the trust may pay principal allocated to that series to the noteholders of other series that the trust has issued in the same principal sharing group or to the holders of the Certificate Interest. In limited circumstances described under “The Notes—Application of Collections” in this prospectus, the trust may deposit principal collections allocated to your series into the excess funding account for the trust. The revolving period for a series or class begins on its closing date and ends on the day before the start of an accumulation or amortization period for that series or class.

Accumulation or Amortization Periods

Following the revolving period, each series or class of notes will have one or more of the following periods:

•	a controlled accumulation period during which principal is accumulated in specified amounts each month and paid on an expected final payment date;

•	a controlled amortization period during which principal is paid in fixed amounts on each distribution date; or

•

an early accumulation period or an early amortization period during which principal is accumulated or paid in varying amounts each month based on the amount of principal collections following an amortization event.

The trust may also issue a series of notes that consist of variable funding notes upon which the trust may draw up to a specified amount. It is possible that principal payments will begin earlier than the planned date or dates specified in the prospectus supplement. If an Early Amortization Event occurs, the trust will apply principal collections allocable to your series to the repayment of the outstanding principal balance of the notes. This type of event will likely result in repayment of principal on the notes earlier than the planned date or dates.

Events of Default

The Events of Default and the remedies upon an Event of Default applicable to your notes will be specified in the accompanying prospectus supplement. As further specified in the accompanying prospectus supplement, upon the occurrence of an Event of Default, your notes may be accelerated.

Early Amortization Events

The Early Amortization Events applicable to your notes will be specified in the accompanying prospectus supplement. Upon the occurrence of an Early Amortization Event, an Early Amortization Period will begin.

Defeasance

With respect to a series of notes, the depositor may terminate its obligations in respect of that series by depositing with the indenture trustee amounts sufficient to make all remaining scheduled interest and principal payments on that series on the dates scheduled for those payments and to pay all amounts owing to any Series Enhancers with respect to that series.

For more information about defeasance, you should read “The Notes—Defeasance” in this prospectus.

Groups

The notes of a series may be included in one or more groups of series of notes issued by the trust that share or reallocate interest collections, principal collections or both. The prospectus supplement will identify whether your series has been included in one or more of the following groups:

•	a group of series, called an excess interest sharing group, that shares excess interest collections;

•	a group of series, called an interest reallocation group, that combines and reallocates interest collections and other similar amounts among the series in that group; or

•	a group of series, called a principal sharing group, that shares excess principal collections.

For more information about these groups, you should read “The Notes—Groups” in this prospectus.

ASSETS OF THE TRUST

The primary asset of the trust is a revolving pool of wholesale receivables. These receivables arise under floorplan financing agreements between Ally Bank and a group of retail automotive dealers franchised by motor vehicle manufacturers’ franchisees. These agreements pertain to lines of credit which dealers use to purchase their inventory of new and used motor vehicles. We refer to the dealers’ obligations under these agreements as “receivables.” In addition, the trust may acquire other assets as described under “The Trust—The Trust Estate.”

Ally Bank will sell the receivables in the trust to the depositor and the depositor will then transfer them to the trust. The trust will grant a security interest in the receivables and the other trust property to the indenture trustee on behalf of the noteholders. The trust property may also include:

•

Security interests in the collateral securing the dealers’ obligation to pay the receivables, which will include the related financed vehicles and may include other vehicles, parts inventory, equipment, fixtures, service accounts and real estate, and guarantees;

•	A currency swap or swaps, interest rate swap or swaps, or any other swap, interest rate caps or other derivative products, if any, specified in the prospectus supplement;

•	Funds and investments held in bank accounts of the issuing entity;

•	All rights of the depositor under the pooling and servicing agreement with Ally Bank and Ally Financial with respect to the receivables;

•	All rights the trust has under the trust sale and servicing agreement with the depositor, Ally Bank and Ally Financial; and

•	Any additional property, or exclusions of the foregoing types of property, described in the prospectus supplement.

In addition to the accounts designated for the trust as of the initial cut-off date for the trust, under circumstances and subject to the conditions described in this prospectus under “The Transfer and Servicing Agreements—Addition and Removal of Accounts,” the depositor may designate additional accounts to the trust. Once an account has been designated for the trust, as new receivables arise in that account, the depositor will ordinarily transfer them to the trust on a daily basis. The trust could apply the principal collections to pay down the principal balance on other notes issued by the trust, including notes included in any series of notes that consist of variable funding notes. The trust could also retain Principal Collections and invest them in Eligible Investments, if sufficient new receivables are not available.

However, upon the occurrence of certain events, if any, specified by the accompanying prospectus supplement, all or a substantial portion of Principal Collections allocable to your notes may be retained by the trust, even though new receivables are available to the trust. Rather than pay these Principal Collections to the certificateholders or use them to repay any series of notes that consist of variable funding notes or any other series of notes, the trust will instead invest them in Eligible Investments in a note cash accumulation account dedicated to the noteholders of that series. The trust will continue to invest these funds in Eligible Investments until the planned date or dates for repayment of the notes of that series, or until any sooner repayment following the occurrence of an Early Amortization Event that requires repayment of the notes of that series.

Collections and Allocations

The servicer will receive collections on the receivables on behalf of the trust. The servicer will keep track of them as either Interest Collections or Principal Collections. The servicer will further allocate Interest Collections between the Overconcentration Interest in the trust and the Nonoverconcentration Interest in the trust. Similarly, the servicer will allocate Principal Collections between the Overconcentration Interest in the trust and the Nonoverconcentration Interest in the trust.

The servicer will allocate Overconcentration Principal Collections and Overconcentration Interest Collections among each outstanding Overconcentration Series of notes issued by the trust, the Certificate Interest in the trust and, under certain circumstances, outstanding Nonoverconcentration Series of notes issued by the trust. These allocated collections will be deposited by the servicer up to specified amounts into the collection account for the trust.

The servicer will then allocate Nonoverconcentration Principal Collections and Nonoverconcentration Interest Collections among each outstanding Nonoverconcentration Series of notes issued by the trust, the Certificate Interest in the trust and, under certain circumstances, outstanding Overconcentration Series of notes issued by the trust. These allocated collections will be deposited by the servicer up to specified amounts into the collection account for the trust.

The allocations of Nonoverconcentration Interest Collections, Nonoverconcentration Principal Collections and defaulted receivables allocated to the Nonoverconcentration Interest to your series of notes will be based on varying investor percentages. The prospectus supplement will describe the investor percentages applicable to your series of notes.

The interest in the trust assets not allocated to any series of notes is the Certificate Interest. The amount of the Certificate Interest, called the Certificate Amount, will fluctuate based on the principal amount of receivables held by the trust and on the amount of notes outstanding. The depositor will retain the right to sell all or a portion of the certificates, which will represent the Certificate Interest.

Trust assets allocated to the Nonoverconcentration Interest of the trust will be available to make payments on your series of notes, while trust assets allocated to Overconcentration Interest in the trust will not, unless otherwise specified in the accompanying prospectus supplement, be available to make payments on your series of notes. For a discussion of the allocations of trust assets and collections between the Nonoverconcentration Interest and the Overconcentration Interest, see “The Notes—Overconcentration Interest and Nonoverconcentration Interest” in this prospectus.

Credit Enhancement and Other Enhancement

The prospectus supplement will describe the credit enhancement or other enhancement, designed to protect noteholders against losses on the receivables and delays or defaults in payments on the notes. Enhancement for a series or class may consist of one or more of the following:

•	excess spread;

•	subordination of other series or classes of notes;

•	a reserve fund or spread account;

•	an accumulation period reserve account; or

•	an interest rate or basis rate swap or cap.

For a more detailed description of credit enhancement, you should read “The Notes—Liquidity and Credit Support” in this prospectus and “The Notes—Credit Enhancement and Other Enhancement” in the accompanying prospectus supplement.

SERVICING FEE

For each series of notes, the trust will pay each of the servicer and, if applicable, the back-up servicer a set monthly fee as compensation for servicing the receivables.

TAX STATUS

In the opinion of Kirkland & Ellis LLP, special tax counsel, the notes offered under this prospectus will be characterized as indebtedness for federal income tax purposes.

Each noteholder, by the acceptance of a note offered under this prospectus, will agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes.

See “Federal Income Tax Consequences” and “State, Local and Foreign Tax Consequences” in this prospectus concerning the application of federal, state and local tax laws.

ERISA CONSIDERATIONS

Subject to the considerations discussed under “ERISA Considerations” and unless the accompanying prospectus supplement states otherwise an employee benefit plan regulated by ERISA or a plan subject to Section 4975 of the Internal Revenue Code may generally purchase the notes. An employee benefit plan, any other retirement plan or arrangement, and any entity declared to hold “plan assets” of any employee benefit plan or other plan is encouraged to consult with its counsel before purchasing the notes.

RATINGS

The depositor expects that the notes offered under this prospectus will receive credit ratings from at least one hired nationally recognized statistical rating organization or “NRSRO.”

The ratings of the notes will address the likelihood of the payment of principal and interest on the notes according to their terms. Each hired rating agency rating the offered notes will monitor the ratings using its normal surveillance procedures. Any rating agency rating the offered notes may change or withdraw an assigned rating at any time. Any rating action taken by one rating agency may not necessarily be taken by any other rating agency then rating the notes.

No transaction party will be responsible for monitoring any changes to the ratings on the notes.

RISK FACTORS

You should consider the following risk factors in deciding whether to purchase the securities.

Some Receivables May Become Uncollectible If Other Parties Establish Liens On The Receivables That Are Superior To The Trust’s, Which Could Result In Reduced Or Delayed Payments On Your Notes.	Ally Bank and the depositor will file financing statements, where appropriate under applicable law, with respect to the pool of receivables sold to the trust. These financing statements perfect the security interests that the depositor and the trust have in the pool of receivables. Ally Bank will take the necessary legal steps to perfect the security interests where filing financing statements is not the appropriate legal method to perfect its security interest.

Ally Financial will serve as the custodian of the receivables and will not physically segregate or mark the receivables from other Ally Financial receivables to indicate that they have been sold to the trust. Instead the receivables will be held as discussed in the section in this prospectus titled “The Transfer and Servicing Agreements—Sale and Assignment of Receivables and Collateral Security.”

It is possible that another party could acquire an interest in the receivables superior to the trust’s interest. This would happen if the other party purchases or takes a security interest in the receivables:

•	for value;

•	in the ordinary course of business; and

•	without actual knowledge of the depositor’s or the trust’s interest.

In such an event, the trust could receive less than the full amount of collections on the receivables and you could experience reduced or delayed payments on your notes.

In addition, GM In-Transit Receivables will constitute Eligible Receivables for the trust. Typically, dealers do not pay interest on GM In-Transit Receivables during their In-Transit Period. To the extent dealers are not so required, the trust will not receive interest collections in respect of those GM In-Transit Receivables. If GM In-Transit Receivables in their In-Transit Periods constitute a large portion of the trust’s assets, you could experience reduced or delayed payments on your notes.

Some Receivables May Become Uncollectible If Dealers Make Sales Out Of Trust, Which Could Result In Reduced Or Delayed Payments On Your Notes.	A dealer who purchases financed vehicles gives Ally Bank a security interest in those vehicles. When a financed vehicle is sold or leased in the ordinary course of business, Ally Bank’s security interest in the vehicle will generally terminate regardless of whether the dealer pays Ally Bank for the vehicle. A sale out of trust occurs when a dealer sells or leases a vehicle but fails to pay Ally Bank the amount owed on the receivable for that vehicle. If this happens, Ally Bank will no longer be able to look to that vehicle as security for the receivable. This may impair Ally Bank’s ability to collect the receivable, in which case you might experience reductions or delays in payments on your notes.

If A Motor Vehicle Manufacturer Files For Bankruptcy You Could Experience Reductions And Delays In Payments On Your Notes.	If a motor vehicle manufacturer becomes subject to a bankruptcy case under the federal bankruptcy code or state or other insolvency laws, that motor vehicle manufacturer’s ability to manufacture new vehicles and, consequently, Ally Bank’s ability to generate new receivables with respect to the related franchised dealers may be impaired. The result might be that you experience reductions or delays in payments on your notes.

If a motor vehicle manufacturer becomes subject to a bankruptcy case under the federal bankruptcy code or state or other insolvency laws, the franchised dealers who are obligated to make payments on the receivables, including those dealers, if any, in which the motor vehicle manufacturer owns an interest, might respond by delaying or withholding payments on the receivables. They might do this even though they have no legal or contractual justification to stop payments. The result might be that you experience reductions or delays in payments on your notes.

In addition, if such a motor vehicle manufacturer becomes subject to a bankruptcy case under the federal bankruptcy code or state or other insolvency laws, that motor vehicle manufacturer may change or reduce its vehicle marketing and purchase incentive programs with dealers or may determine not to exercise its option to repurchase vehicles from dealers. See “—If General Motors, Chrysler Or Another Motor Vehicle Manufacturer Does Not Fulfill Its Obligation To Repurchase Vehicles From Dealers, You Could Experience Reduced Or Delayed Payments On Your Notes” in this prospectus.

The Trust Is Dependent Primarily On Ally Bank To Generate New Receivables; Without New Receivables, The Trust May Be Unable To Make Payments On The Notes.	Ally Bank extends credit primarily to dealers to finance their wholesale automobile purchases, and these credit extensions generate receivables. In addition, General Motors and Chrysler have in the past provided financial assistance to dealers, including capital contributions in the form of minority equity investments. Ally Bank must be able to generate new receivables in order to meet the trust’s obligations to pay interest and principal on the securities. Ally Bank does not guarantee that it will continue to generate receivables at historical levels. The following events could negatively impact Ally Bank’s ability to generate new receivables:

•	A change in the terms offered by Ally Bank to dealers;

•	Defaults on dealer accounts;

•	Termination of dealer franchises;

•	A decline in the manufacture and sale of automobiles and light trucks due to an economic downturn, a labor disruption, competitive pressure, or any other factors;

•	A motor vehicle manufacturer bankruptcy;

•	A change in a motor vehicle manufacturer’s vehicle distribution practices;

•	A change in dealer inventory management practices;

•	A change in the amounts of the credit lines offered by Ally Bank to dealers;

•	A change in the interest rates charged by Ally Bank to dealers;

•	Dealers filing for bankruptcy;

•	A change in other financial support offered by Ally Bank to dealers;

•	Seasonal fluctuations in the sale and leasing of vehicles;

•	Competition from banks or other financing sources available to dealers;

•	A change in motor vehicle manufacturers’ vehicle marketing or purchase incentive programs;

•	A change in motor vehicle manufacturers’ in-transit receivable financing policies; or

•	Supply chain disruptions.

If Ally Bank generates new receivables at lower levels than it has done in the past, you might experience reductions or delays in payments on your notes. The payment reductions or delays may reflect the decrease in receivables.

If General Motors, Chrysler Or Another Motor Vehicle Manufacturer Does Not Fulfill Its Obligation To Repurchase Vehicles From Dealers, You Could Experience Reduced Or Delayed Payments On Your Notes.	If General Motors or Chrysler terminates a dealer franchise, in most cases, General Motors and Chrysler has the obligation to repurchase certain of new vehicles from that dealer. If Ally Bank forecloses on a dealer’s property, General Motors and Chrysler each has the obligation to repurchase the dealer’s new, current model, undamaged vehicles, subject to certain exclusions based upon mileage, damage and age. Certain other motor vehicle manufacturers have similar repurchase obligations, which may be on different terms than those described above. If General Motors, Chrysler or another motor vehicle manufacturer, as applicable, fulfills this obligation, the proceeds of the purchase will generally be available to pay on the receivables. However, if General Motors, Chrysler or such other motor vehicle manufacturer does not fulfill its repurchase obligations, you may experience reductions or delays in payments on your notes.

Large Scale Liquidation Of Dealer Inventory Could Result In Accelerated, Delayed Or Reduced Payments On Your Notes.	If one or more motor vehicle manufacturers terminates a significant number of dealers, and that motor vehicle manufacturer does not buy existing inventory from those terminated dealers, the dealers may be forced to liquidate their vehicle inventory at auction. This could increase the supply of vehicles sold at auction which could cause demand for vehicles and/or vehicle prices to decline. If demand for vehicles and/or prices decline, sales volumes and/or the financial condition of the dealers could be adversely affected, which could result in accelerated, delayed or reduced payments on your notes.

Collections From Dealers Are Generally The Trust’s Only Source Of Funds To Make Payments On The Notes And If Dealers’ Ability To Pay On The Receivables Declines, You Could Experience Reduced Or Delayed Payments On Your Notes.

The trust’s ability to make payments on the notes generally depends on collections from dealers on the receivables. The prospectus supplement will provide historical dealer payment data on similar receivables. However, we do not guarantee that dealers will pay on the receivables at the same rate they have in the past or in any other pattern.

We cannot be certain of when dealers will sell and lease vehicles. The timing of sales depends on many economic, marketplace, financial and social factors that are beyond the control of Ally Bank, the depositor and the trust. Sales incentive programs and financing incentive programs of General Motors, Chrysler and other motor vehicle manufacturers also affect the sale and lease of vehicles.

If the dealers’ ability to pay on the receivables declines for whatever reason, you might experience reductions or delays in payments on your notes.

The Servicer Has Discretion Over The Servicing Of The Receivables And The Manner In Which The Servicer Applies That Discretion May Impact On The Amount And Timing Of Funds Available To Pay Principal And Interest On The Notes.

The servicer has discretion in servicing the receivables, including the ability to grant payment extensions and to determine the timing and method of collection and liquidation procedures. The manner in which the servicer exercises that discretion will have an impact on the amount and timing of receipts by the trust from the receivables. If the servicing techniques of the servicer do not maximize the receipts from the receivables, the resulting shortfalls may result in losses or delay in payment on the notes.

Temporary Commingling Of Funds By The Servicer Prior To Their Deposit Into The Collection Account May Result In Reduced Or Delayed Payments On The Notes.	The servicer receives collections on the receivables into an account of the servicer that contains other funds of the servicer and amounts collected by the servicer in respect of receivables relating to various note offerings and generally is not required to transfer those funds to the Collection Account until two Business Days following receipt or, if specified conditions are met, the day prior to a required payment on the notes. This temporary commingling of funds prior to the deposit of collections on the receivables into the Collection Account may result in a delay or reduction in the amounts available to make payments on the notes if, in the event of a bankruptcy of the servicer, there is a resulting delay or absence of ability of the servicer or the bankruptcy trustee to specifically identify those funds and there are competing claims on those funds by other creditors of the servicer.

Replacing The Servicer May Result In Reduced Or Delayed Payments On The Notes.	If Ally Financial were to cease acting as servicer, collection practices of a successor servicer or the back-up servicer, which may vary from those of Ally Financial. In addition, after a successor servicer is appointed, the successor servicer may experience some inefficiencies as a result of the transition. While Ally Financial is not permitted to resign or be terminated as servicer until a replacement servicer is installed, if Ally Financial were to become incapable of acting as servicer, a successor servicer had not yet accepted appointment, including by failure of a back-up servicer to act, there could be a disruption in servicing that could result in a delay or decrease in collections on the receivables.

None Of Ally Bank, Ally Financial Or The Depositor Guarantees Payments On The Receivables Or The Notes, But In Limited Circumstances Ally Bank May Be Required To Repurchase Receivables.	None of Ally Bank, Ally Financial or the depositor or any of their respective affiliates, other than the trust, is obligated to make any note payments to you, and none of Ally Bank, Ally Financial or the depositor or any of their respective affiliates, other than the trust, guarantee payments on the receivables or your notes. However, Ally Bank will make representations and warranties about the characteristics of the receivables to the depositor, and the depositor will then assign those representations and warranties to the trust. If Ally Bank breaches the representations and warranties regarding specific receivables, the trust will require Ally Bank to repurchase the applicable receivables from the trust.

If Ally Bank fails to repurchase those receivables, you might experience reductions or delays in payments on your notes.

The Addition Or Removal Of Trust Assets May Decrease The Credit Quality Of The Trust Assets Securing Your Notes And Could Result In Accelerated, Reduced Or Delayed Payments On Your Notes.	The depositor may periodically choose, or be obligated, to transfer to the trust receivables arising in additional accounts. While each additional account must be an eligible account at the time of its designation, additional designated accounts may not be of the same credit quality as the accounts currently designated for the trust. For example, additional designated accounts may have been originated or acquired by Ally Bank using credit criteria different from those applied by Ally Bank to the initial accounts designated for the trust. Conversely, the depositor may periodically choose to remove accounts from the trust and remove the related receivables.

In addition, the depositor has the ability to transfer to the trust other floorplan assets not described in this prospectus or the accompanying prospectus supplement upon the satisfaction of the Rating Agency Condition, but without the consent of any noteholders of any series of the notes or any other person. These assets may include participation interests in receivables, receivables originated by Ally Bank under syndicated floorplan financing arrangements each between a dealer and a group of lenders, one of which is Ally Bank, dealer floorplan receivables originated by third-parties, and dealer floorplan receivables originated by third-parties representing payment obligations of dealers in respect of vehicles in-transit to dealers. These assets may not be of the same credit quality as the accounts currently designated for the trust.

Consequently, we cannot assure you that the assets designated for the trust at any time in the future will have the same credit quality as the assets currently designated for the trust. If the addition or removal of trust assets reduces the credit quality of the trust assets, it will increase the likelihood of accelerated, reduced or delayed payments on your notes.

Issuance Of Additional Series By The Trust Could Affect The Timing And Amounts Of The Payments On Your Notes.	The trust may issue additional series of notes from time to time. The trust may issue series with terms that are different from your series without your consent. The terms of a new series could affect the timing and amounts of payments on any other outstanding series. In addition, some actions require the consent of a majority of the noteholders of all outstanding series. The interests of the holders of any new series of notes issued by the trust could be different from your interests. For more information about the issuance of new series, you should read “The Notes—New Issuances” in this prospectus.

THE SPONSOR

Ally Bank is the sponsor of the transactions set forth in this prospectus and in the applicable prospectus supplement.

Ally Bank was incorporated in 2004 under the laws of the State of Utah relating to industrial loan corporations under the name “GMAC Automotive Bank,” and changed its name to “GMAC Bank” in 2006. In December 2008, GMAC Bank converted into a Utah-chartered commercial nonmember bank and in May 2009 further changed its name to “Ally Bank.” Ally Bank is subject to regulation primarily by the FDIC and the Utah Department of Financial Institutions.

The sponsor is a wholly-owned, indirect subsidiary of Ally Financial. On December 24, 2008, and in connection with the conversion of Ally Bank into a Utah-chartered commercial nonmember bank, Ally Financial and IB Finance Holding Company, LLC, or “IB Finance,” were each approved by the Board of Governors of the Federal Reserve System (“FRB”) as bank holding companies under the Bank Holding Company Act of 1956, as amended. IB Finance is the direct holding company for Ally Bank and is a subsidiary of Ally Financial. As a result, Ally Financial and IB Finance are now subject to the supervision and examination of the FRB.

Ally Bank has its principal office at 6985 Union Park Center, Suite 435, Salt Lake City, Utah 84047, Tel. No. (801) 790-5000, and administrative offices at 1100 Virginia Drive, Ft. Washington, Pennsylvania 19034.

Ally Bank provides a variety of automotive financial services to and through franchised General Motors and Chrysler dealers and dealerships not affiliated with General Motors or Chrysler. In these lines of business, Ally Bank principally finances the acquisition and resale by franchised General Motors and Chrysler dealers, dealerships not affiliated with General Motors or Chrysler and independent used vehicle dealerships of various new and used automotive and non-automotive products manufactured by General Motors, Chrysler, their subsidiaries and associates and other motor vehicle manufacturers and acquires from those dealers installment obligations covering retail sales and leases of new and used General Motors and Chrysler products as well as those of other motor vehicle manufacturers. Ally Bank also provides dealer real estate, working capital and equipment financing, residential mortgage financing and wholesale and retail financing.

Ally Bank’s financing operations are organized into two segments—automotive and mortgage products. The products and services offered by Ally Bank’s automotive financing operations include the funding of retail installment sale contracts, direct purchase money loans and leases, real estate, working capital and equipment loans, dealer floorplan financing and other lines of credit.

In the wholesale market, Ally Bank finances the acquisition and resale by franchised General Motors and Chrysler dealers and dealerships not affiliated with General Motors or Chrysler of various new automotive products manufactured by General Motors, Chrysler, their subsidiaries and associates as well as those of other motor vehicle manufacturers and independent used vehicle dealerships.

In the retail market, Ally Bank provides vehicle financing to consumers through automotive dealerships, primarily those franchised by General Motors and Chrysler, under the Ally Bank and GMAC Bank brand names. In most cases, Ally Bank purchases retail installment sale contracts and lease contracts for new and used vehicles from franchised General Motors affiliated or Chrysler affiliated dealers. Ally Bank also finances new and used products of other motor vehicle manufacturers.

Ally Bank has been actively originating and acquiring assets, including retail installment sale contracts, direct purchase money loans and leases and loans to dealers for the financing of dealer inventory, since its incorporation in 2004. Ally Bank has provided floorplan financing, real estate, working capital and equipment loans to dealers since 2007.

When the sponsor securitizes automotive retail installment sale contracts, wholesale finance receivables, mortgage loans and mortgage-backed securities, it generally retains an interest in the sold assets. These interests may take the form of asset- and mortgage-backed securities (including senior and subordinated interests in the form of interest-only, principal-only, investment grade, non-investment grade, or unrated securities).

Ally Bank will select the accounts from its portfolio active, wholesale, dealer credit lines. See “The Pool of Accounts,” in the accompanying prospectus supplement.

Neither Ally Bank, Ally Financial nor any of their affiliates other than the issuing entity will be obligated to make, or otherwise guarantee, any principal, interest or other payment on the notes or the certificates.

THE DEPOSITOR

Ally Wholesale Enterprises LLC, a wholly-owned subsidiary of Ally Bank, was organized in the State of Delaware on February 2, 2010. The depositor is organized for the limited purposes of purchasing receivables from Ally Bank, transferring the receivables to third parties, forming trusts and engaging in similar activities for multiple securitizations of floorplan receivables on an ongoing basis. The principal executive offices of the depositor are located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

The depositor and the securitization transactions are structured in a manner intended to make it unlikely that the FDIC, acting as conservator or receiver for Ally Bank, will reclaim, recover or recharacterize the transfer of the receivables to the depositor or otherwise disaffirm, repudiate or avoid the pooling and servicing agreements and the transactions contemplated thereby. This structure includes the creation of the depositor as a separate, limited-purpose subsidiary pursuant to a limited liability company agreement containing various limitations. These limitations include restrictions on the nature of the depositor’s business and a restriction on the depositor’s ability to commence a voluntary case or proceeding under the United States Bankruptcy Code or similar applicable state laws without the unanimous affirmative vote of all of its directors. At any time that any notes or securities of any subsidiary of the depositor or any other indebtedness of the depositor is outstanding, the depositor is required to have at least one director who qualifies under its limited liability company agreement as an “Independent Director.”

If, notwithstanding the foregoing measures, the FDIC concluded that it should exercise its authority with respect to the receivables or the basic documents, or a filing were made under the United States Bankruptcy Code or similar applicable state laws by or against the depositor, or an attempt were made to litigate the issue of substantive consolidation with respect to the depositor and Ally Bank, then delays in distributions on the notes and the certificates, and possible reductions in the amount of these distributions, could occur. See also “Insolvency Aspects of the Receivables—Payments of the Notes and Certificates” in this prospectus.

Securities issued by a trust may be sold by the depositor in private placements or other nonregistered offerings and will not be offered by this prospectus and by the accompanying prospectus supplement. The depositor may also retain all or a portion of the certificates or of one or more classes of notes issued by the trust as described in the accompanying prospectus supplement. In addition, the depositor may have ongoing obligations to repurchase warranty receivables from the trust, to participate in the transfer of additional receivables from the originator to a trust during a revolving period, or to authorize, execute or file financing statements relating to the receivables, all as further described in “The Transfer and Servicing Agreements.”

THE SERVICER

On the Initial Closing Date, Ally Financial was appointed the servicer of the pool of dealer accounts to be owned by the trust pursuant to a pooling and servicing agreement between Ally Financial and the depositor. Ally Financial also serviced those dealer accounts on its own behalf as the owner of those accounts prior to the transfer under the pooling and servicing agreement.

General Motors Acceptance Corporation, the predecessor of Ally Financial, was incorporated in 1919 under the New York Banking Law relating to investment companies. General Motors Acceptance Corporation relinquished that status and became a Delaware corporation on January 1, 1998. Ally Financial has its principal executive offices at 200 Renaissance Center, Detroit, Michigan 48265, Tel. No. 313-656-0600. It provides services from hundreds of locations around the world. In July 2006, General Motors Acceptance Corporation converted to a Delaware limited liability company and changed its name to GMAC LLC. In June 2009, GMAC LLC converted to a Delaware corporation and changed its name to GMAC Inc. On May 10, 2010, GMAC Inc. changed its name to Ally Financial Inc. Unless the context requires otherwise, any references in this prospectus or the accompanying prospectus supplement to “Ally Financial” with respect to any date prior to May 10, 2010 shall be deemed to refer to Ally Financial under its previous name and form applicable on that date.

On November 30, 2006, General Motors Corporation sold 51% of the common equity interests of Ally Financial to a consortium of investors, led by an affiliate of Cerberus Capital Management, L.P. We refer to that transaction as the “Acquisition.”

On December 24, 2008, and in connection with the conversion of GMAC Bank into a Utah-chartered commercial nonmember bank, Ally Financial and IB Finance were each approved by the FRB as bank holding companies under the Bank Holding Company Act of 1956, as amended. IB Finance is a subsidiary of Ally Financial and the direct holding company for Ally Financial’s bank depository institution, GMAC Bank, which is now known as Ally Bank.

Since becoming a bank holding company, Ally Financial has received various investments from the U.S. Department of the Treasury, the “Treasury,” in connection with the Treasury’s Supervisory Capital Assessment Program. Most recently, on December 30, 2010, the Treasury converted a portion of its existing mandatorily convertible preferred stock, the “MCP Stock,” into common stock. Following the conversion of the MCP Stock, the Treasury continued to hold the majority of Ally Financial’s outstanding common stock, with minority interests held by affiliates of Cerberus Capital Management L.P., a subsidiary affiliate of General Motors, a trust whose beneficiary is General Motors and various other third party investors.

Ally Financial will also service the receivables. Ally Financial has been actively servicing securitized wholesale assets since 1994 in securitization transactions sponsored by it. As part of its securitization program, Ally Financial agrees to service the transferred assets for a fee and may earn other related ongoing income, such as supplemental and late fees, from the receivables.

Neither Ally Financial nor any of its affiliates other than the issuing entity will be obligated to make, or otherwise guarantee, any principal, interest or other payment on the notes or the certificates.

Servicing Procedures

Pursuant to the pooling and servicing agreement and trust sale and servicing agreement, the servicer is responsible for servicing, collecting, enforcing and administering the receivables under the dealer accounts. The servicer will conduct these activities in accordance with customary and usual procedures for servicing its own portfolio of revolving dealer floorplan lines of credit, as described in “The Dealer Floorplan Financing Business” in this prospectus and the servicer will comply in all material respects with the dealer floorplan financing guidelines, except where the failure to so act would not have a material adverse effect on the interests of the noteholders. The servicer will comply with all instructions and directions from Ally Bank and may not take any action that constitutes a Specified Action without the consent or direction of Ally Bank (it being understood that the servicer’s compliance with respect to any such direction will not relieve the servicer of any other duty or obligation under the basic documents and will not prevent such action from resulting in a breach and the creation of an Administrative Receivable if such action taken without such direction would have resulted in a breach and the creation of an Administrative Receivable).

Some of the principal functions of the servicer are tracking the balances of accounts, notifying dealers of the amounts and due dates of their required payments, communicating with dealers regarding their accounts, seeking to collect overdue payments and, where necessary, charging off accounts and foreclosing upon and liquidating the related motor vehicles. Subject to its customary standards, policies and procedures, comparable to practices followed by the servicer in servicing receivables for itself or other third parties, and to its obligation under the basic documents to make reasonable efforts to collect all payments on the receivables, the servicer has discretion in servicing the receivables, provided that the servicer will not take any action that constitutes a Specified Action without the consent of the seller.

The servicer is allowed, for example, without the prior consent of the issuing entity, the indenture trustee, the owner trustee, or any other person, to establish the means and timing for contacting dealers in respect of overdue payments, foreclose on the vehicles securing the accounts, deliver notices, demands, claims, complaints, responses or other documents in connection with any proceedings, and execute any instruments of satisfaction or cancellation, provided that the servicer will not take any action that constitutes a Specified Action without the consent of the seller.

Pursuant to the pooling and servicing agreement and trust sale and servicing agreement, the servicer may only modify the contractual terms of the dealer accounts included in the pool of accounts in general if:

(1) in the servicer’s reasonable belief, no Early Amortization Event will occur as a result of the change;

(2) the change is made applicable to the comparable segment of any similar portfolio of accounts serviced by the servicer and not only to those dealer accounts;

(3) in the case of a reduction in the rate of finance charges on the receivables transferred to the trust, each of the servicer and the seller does not reasonably expect that the reduction will, after considering amounts due and amounts payable under any interest rate swaps or caps or similar agreements for the relevant period and Investment Proceeds for the related period, reduce the Net Receivables Rate below the sum of (a) the weighted average of the rates of interest payable to noteholders, and (b) the Monthly Servicing Fee Rate for the relevant period; and

(4) in the case of any modification constituting a Specified Action, the servicer has received the consent of the seller.

The servicer is not, however, precluded from renegotiating the contractual terms of agreements with dealers on a case-by-case basis in a manner consistent with its servicing guidelines, provided that the servicer will not take any action that constitutes a Specified Action without the consent of the seller.

The servicer maintains the account information with respect to each serviced account. That information resides on a centralized accounts receivable system that is currently maintained by one or more third parties and for which Ally Financial has a right of use pursuant to a perpetual license.

The securitized pool relating to offerings made under this prospectus contains large numbers of dealer accounts entered into by dealers located throughout the United States. This requires that the servicer of those accounts have a breadth and scale of operations that may not be required to effectively service many other types of assets. In addition, the security for each contract is a motor vehicle. The processing and maintenance of title and other information related to those motor vehicles requires specific systems capabilities and experience. In addition, foreclosure upon those assets when appropriate requires knowledge and experience as to the methods for taking possession of and retitling the motor vehicle and contacts with the motor vehicle manufacturers through which the foreclosed vehicles are liquidated and with entities which are able to purchase troubled dealerships.

Servicer Advances

The servicer will make a servicer advance to the trust to the extent and for the purposes set forth in the accompanying prospectus supplement.

Servicing Compensation and Payment of Expenses

With respect to the trust, unless the accompanying prospectus supplement states otherwise, as compensation for its servicing activities with respect to the receivables allocated to the Nonoverconcentration Interest, on each Distribution Date, the servicer will receive a servicing fee for each Nonoverconcentration Series of notes—the Monthly Servicing Fee—which for each such series of notes will be specified in the accompanying prospectus supplement. The Monthly Servicing Fee will be payable to the servicer solely to the extent amounts are available for distribution therefor as described in the accompanying prospectus supplement.

The Monthly Servicing Fee with respect to each series for each monthly period and any portion of the Monthly Servicing Fee that remains unpaid from prior Distribution Dates will be paid at the beginning of that monthly period out of Interest Collections allocable to such series for that monthly period. In addition, for the trust, the servicer will retain any late fees, prepayment charges or similar fees and charges collected during a monthly period and, if specified in the accompanying prospectus supplement, any investment earnings on certain accounts related to a series of notes during a monthly period, subject to any limitations set forth in the applicable prospectus supplement.

The servicer will also service the receivables included in the Retained Property as well as the receivables transferred to the trust.

The Monthly Servicing Fee is intended to compensate the servicer for performing the functions of a third party servicer of wholesale receivables as an agent for their beneficial owner. These duties include, without limitation,

•	collecting and recording payments;

•	communicating with dealers;

•	investigating payment delinquencies;

•	evaluating the increase of credit limits; and

•

maintaining records with respect to the dealer accounts and receivables arising thereunder. With respect to any pool of accounts, the servicer will service the receivables included in the Retained Property as well as the receivables sold to the trust.

The Monthly Servicing Fee will also compensate the servicer for managerial and custodial services performed by the servicer on behalf of the trust. These include:

•	accounting for collections;

•	furnishing monthly and annual statements to the owner trustee and the indenture trustee with respect to payments and distributions;

•	making servicer advances, if any;

•

providing assistance in any inspections of the documents and records relating to the dealer accounts and receivables by the indenture trustee and the owner trustee pursuant to the trust sale and servicing agreement; and

•	providing data processing and reporting services for noteholders and on behalf of the indenture trustee and owner trustee.

The Monthly Servicing Fee will also serve to reimburse the servicer for additional expenses the servicer incurs in connection with administering the pool of accounts. These expenses include:

•	taxes, other than the trust’s or the noteholders’ federal, state and local income and franchise taxes, if any;

•	the owner trustee’s and the indenture trustee’s fees;

•	accounting fees;

•	outside auditor fees; and

•	data processing costs and other costs.

THE BACK-UP SERVICER

The identity of the back-up servicer, if any, and a description of its experience as a back-up servicer in securitization transactions will be included in the accompanying prospectus supplement.

The back-up servicer, if any, will conduct annual on-site visits of the servicer’s servicing operations, receive monthly receivables data and confirm certain information on the monthly investor reports. If Ally Financial is terminated or resigns as servicer, the back-up servicer will be the successor servicer.

Upon the appointment of the back-up servicer or the indenture trustee as servicer or administrator, the back-up servicer or the indenture trustee, as applicable, will not assume, perform or be liable for any of the following obligations of the servicer or the administrator:

•	any obligation to make servicer advances;

•	any obligation to pay the fees and expenses of the indenture trustee, the owner trustee or the administrator;

•	any obligation to purchase Administrative Receivables; or

•	any other expenses of the trust to be paid by the administrator.

The back-up servicer may not resign except:

•

upon a determination that performance of its duties is no longer permissible under applicable law and there is no reasonable action that the back-up servicer could take to make the performance of its duties permissible under applicable law, or

•	with the consent of the servicer upon the assumption of the obligations and duties of the back-up servicer by a successor back-up servicer that is eligible to act as servicer.

The servicer may terminate the back-up servicer if it breaches its representations, warranties and covenants, fails to perform its obligations, ceases to have a specified long-term, unsecured debt rating from designated rating agencies, becomes subject to specified insolvency events, or otherwise upon the satisfaction of the Rating Agency Condition. Upon the resignation or removal of the back-up servicer, the servicer will appoint a successor back-up servicer that satisfies the eligibility criteria for a successor servicer under the Transfer and Servicing Agreements. No resignation or removal of the back-up servicer will become effective until a successor back-up servicer is in place.

The servicer may also terminate the back-up servicer, without being required to appoint a successor back-up servicer, upon the occurrence of any of (i) the long-term, unsecured debt ratings of the servicer from designated rating agencies are at or above specified levels, (ii) satisfaction of the Rating Agency Condition with respect thereto, or (iii) payment in full of all notes and the satisfaction and discharge of the indenture.

THE TRUST

The Trust Estate

The revolving pool of receivables constituting the trust portfolio will be those arising in designated accounts based upon specified account eligibility criteria selected from Ally Bank’s portfolio of dealer floorplan accounts, which we refer to as “Scheduled Accounts.” Only the Eligible Receivables relating to Scheduled Accounts will be sold by Ally Bank to the depositor, and then transferred by the depositor to the trust. The Scheduled Accounts themselves will not be sold or transferred to the trust. Ally Bank will continue to own the Scheduled Accounts and will remain obligated under the terms of the related dealer financing agreements to make all related advances. When an account is designated for the trust, all Eligible Receivables in that account at that time will be transferred to the trust. Afterwards, all new Eligible Receivables arising in that designated account will be transferred automatically to the trust, unless the account becomes an ineligible account or the account is otherwise redesignated from the trust. Any dealer may have one or more accounts, depending on how many dealership locations the dealer has, the number of credit lines (e.g., new, used, car, light truck, commercial or fleet credit lines) or both. The depositor may choose to designate all or only a portion of the accounts relating to any dealer to the trust.

The property of the trust will include the following:

(1) the depositor’s right, title and interest in, to and under:

•

the receivables existing in each Scheduled Account on the Initial Cut-Off Date that Ally Bank believes to be Eligible Receivables, and the receivables generated in each Scheduled Account that Ally Bank believes to be Eligible Receivables from time to time thereafter and purchased during the term of the trust;

•

the receivables existing in each Scheduled Account added to the trust from time to time after the Initial Cut-Off Date that Ally Bank believes to be Eligible Receivables, and the receivables generated in those additional Scheduled Accounts that Ally Bank believes to be Eligible Receivables from time to time thereafter and purchased during the term of the trust;

•	Collections on the receivables sold to the trust;

•	the related Collateral Security;

•	all rights and remedies of the depositor under the pooling and servicing agreement with respect to the receivables;

•	any account established for a series of notes issued by the trust, owned by the depositor and pledged to the indenture trustee;

(2) the rights of the trust in relation to the following, including, with respect to each account, the amounts held therein for the benefit of your series of notes:

•	the Collection Account;

•	the Excess Funding Account;

•	the Cash Collateral Account;

•	the Distribution Accounts for each series of notes issued by the trust;

•	specified rights and remedies of the trust under the trust sale and servicing agreement; and

(3) any other assets transferred to the trust after the date of formation of the trust.

Each Scheduled Account is an individual line of credit or related lines of credit represented by a dealer floorplan financing agreement extended or maintained by Ally Bank to an United States corporation or other entity or person engaged generally in the business of purchasing vehicles from a motor vehicle manufacturer or distributor thereof and holding the vehicles for sale or lease in the ordinary course of business. The Scheduled Accounts consist of all dealer accounts identified on the Schedule of Accounts as amended and supplemented from time to time pursuant to the pooling and servicing agreement and trust sale and servicing agreement.

Pursuant to the trust sale and servicing agreement, the depositor will have the right from time to time and the obligation from time to time to designate additional dealer accounts to be included in the trust as Scheduled Accounts and from time to time to remove Scheduled Accounts from the trust. Once a Scheduled Account is so designated for removal, or if a Scheduled Account ceases to be an Eligible Account, the receivables originated thereafter in that dealer account will not be transferred to the trust. See “The Transfer and Servicing Agreements—Addition and Removal of Accounts” in this prospectus.

To the extent specified in the accompanying prospectus supplement, interest rate cap or swap agreements, basis rate swap agreements, cash collateral accounts and other credit, liquidity and other enhancement arrangements may be held by the owner trustee or the indenture trustee for the benefit of holders of any securities. These items may be included as assets of the trust or may be held outside of the trust. Arrangements for the benefit of holders of one series or class of securities of the trust may not be available to the holders of other series or classes of the same trust.

Subject to the satisfaction of the Rating Agency Condition, but without the consent of any noteholder or any other person, the trust may acquire and hold interests in other assets. These assets may include, among other things, participation interests in receivables, receivables originated by Ally Bank under syndicated floorplan financing arrangements between a dealer and a group of lenders, one of which is Ally Bank, dealer floorplan receivables originated by third-parties, and dealer floorplan receivables originated by third-parties representing payment obligations of dealers in respect of vehicles in-transit to dealers.

Only the portion of trust property allocated to the your series of notes, the accounts established with respect to your series of notes, and, under certain circumstances, Excess Interest Collections, Reallocated Interest Collections and Shared Principal Collections allocable to other series of notes in the same Excess Interest Sharing Group, Interest Reallocation Group or Principal Sharing Group, respectively, will be available to make payments on your series of notes.

The principal offices of the trust will be specified in the accompanying prospectus supplement.

Capitalization of the Trust

Prior to the trust’s initial issuance date, the trust will have no assets or liabilities. The trust is not expected to engage in any activities other than

(1) acquiring, managing and holding the trust estate, including any receivables and other assets to be transferred from time to time;

(2) issuing and selling, transferring and exchanging the notes and the certificate;

(3) acquiring property and assets from the depositor;

(4) making withdrawals from the trust accounts and paying certain expenses of the trust, and making payments and distributions on the securities;

(5) establishing, acquiring, holding and terminating liquidity, credit and other enhancement agreement, including any Series Enhancement Agreements, and performing its obligations thereunder;

(6) assigning, granting, pledging and transferring the trust estate pursuant to the indenture and distributing trust assets to the certificateholder following the release thereof from the lien of the indenture;

(7) entering into and performing its obligations and exercising its rights under the basic documents to which it is a party;

(8) engaging in those activities that are necessary or incidental to the foregoing; and

(9) engaging in other activities as may be required in connection with the conservation of the trust assets and the making of distributions in respect of the securities.

The trust is not expected to have any source of capital other than its assets and any related credit, liquidity or other enhancement arrangement.

The trust is structured to permit it to periodically issue notes in series. Each series of notes will consist of one or more classes, which may be issued at the same time or at different times. If the trust has other series or classes of notes outstanding at the time it issues your notes, the prospectus supplement for your series will list the main characteristics of those other series in an annex to the prospectus supplement. See “The Notes,” and “The Certificates” in this prospectus. From time to time, if specified in the accompanying prospectus supplement, the trust may issue additional notes to be included in an already outstanding series or class. The accompanying prospectus supplement will set forth certain information with respect to other outstanding series or classes of notes issued by the trust. The certificates will represent the Certificate Interest. The accompanying prospectus supplement will set forth the portion of the certificates issued on the initial issuance date. To the extent applicable, the accompanying prospectus supplement will also set forth the portion of the certificates issued since the initial issuance date. The depositor or its affiliates may retain all or a portion of the certificates or they may be sold to third party investors that are unaffiliated with the depositor, Ally Bank, Ally Financial and the trust.

THE OWNER TRUSTEE

HSBC Bank USA, National Association, is the owner trustee for the trust. The owner trustee may, in the name of the trust, conduct the business of the trust, make and execute contracts and other instruments on behalf of the trust and sue and be sued on behalf of the trust. The direction of certificateholders representing at least a majority of the voting interests of certificateholders as of the close of the preceding Distribution Date is needed to require the owner trustee to take certain actions and the consent of those certificateholders is required in order for the owner trustee to take certain other actions. The owner trustee may not initiate or compromise any action or claim involving the trust, amend the indenture, the administration agreement or the certificate of trust of the trust, or appoint certain successor agents unless (i) the owner trustee have given notice to the certificateholders, and (ii) such certificateholders have not notified the owner trustee that such consent is withheld. The owner trustee shall give prompt written notice to the certificateholders upon any termination of, or appointment of a successor to, the servicer.

On each Business Day, the owner trustee shall distribute to the certificateholders amounts equal to the amounts deposited in the Certificate Distribution Account that are available on such Business Day. The owner trustee shall also send each certificateholder the statement provided to the owner trustee by the servicer on such Business Day; provided, that no such statement shall be required to be sent by the owner trustee if and for so long as the depositor is the sole certificateholder. The owner trustee will retain from amounts otherwise distributable to the certificateholders sufficient funds for the payment of any tax that is legally owed by the trust. The owner trustee will maintain or cause to be maintained the books of the trust on a calendar year basis on the accrual method of accounting, deliver to each certificateholder the information required to enable each certificateholder to prepare its federal income tax return, file such tax returns relating to the trust and make such elections as may from time to time be required or appropriate under any applicable state or federal statute, rule or regulation so as to maintain the appropriate characterization of the trust for federal income tax purposes.

The owner trustee does not have any obligation to independently verify or confirm any underlying data.

The owner trustee’s liability in connection with the issuance and sale of the securities is limited solely to the express obligations of the owner trustee set forth in the trust agreement governing the trust. The owner trustee will not be liable for the default or failure of any of the administrator, the trust, servicer or the indenture trustee to carry out their respective obligations under any of the basic documents, nor will the owner trustee be liable under any basic document under any circumstances, except for its own negligent action, its own negligent failure to act, its own willful misconduct in the performance of any act or the inaccuracy of any representation or warranty of the owner trustee. An owner trustee may provide notice of its resignation at anytime. The administrator of the trust may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the trust agreement, if the owner trustee becomes insolvent or subject to receivership or conservatorship, or if the owner trustee is no longer able to act. Following any resignation or removal of any owner trustee, the administrator will be obligated to promptly appoint a successor owner trustee. Any resignation or removal of an owner trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Costs associated with the termination of the owner trustee and the appointment of a successor will be borne by the servicer. There are no indemnification provisions that entitle the owner trustee to be indemnified from the cash flow that would otherwise be used to pay the securities.

THE DELAWARE TRUSTEE

The Delaware trustee for the trust, if any, will be specified in the accompanying prospectus supplement. The Delaware trustee will have the duties of (i) accepting legal process served on the trust in the state of Delaware, and (ii) executing certificates required to be filed with the Delaware secretary of state that the Delaware trustee is required to execute pursuant to the Delaware Statutory Trust Act. The Delaware trustee will have the same rights, protections and indemnities under the trust agreement as the owner trustee, as described under “The Owner Trustee.” The administrator and the owner trustee, acting jointly, may at any time accept the resignation or remove the Delaware trustee. Costs associated with the termination of the Delaware trustee and the appointment of a successor will be borne by the servicer. There are no indemnification provisions that entitle the Delaware trustee to be indemnified from the cash flow that would otherwise be used to pay the securities.

THE INDENTURE TRUSTEE

Wells Fargo Bank, National Association is the indenture trustee under the indenture. The trust grants to the indenture trustee all right, title and interest of the trust in, to and under the collateral listed on the schedule of receivables. That grant includes all rights and powers (but none of the obligations, if any) of the trust under any agreement or instrument included in the collateral, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the receivables included in the collateral and all other monies payable under the collateral.

On each date on which any payments are to be made, the trust or the indenture trustee (or, if the indenture trustee is not the paying agent, the paying agent) is required to cause amounts on deposit in the applicable Note Distribution Account or, if specified by the accompanying prospectus supplement, the applicable Note Defeasance Account, to be paid to the noteholders in accordance with the terms of the applicable notes and the indenture, except that (i) if the accompanying prospectus supplement specifies that the servicer is entitled to investment earnings on the note distribution account, those funds will not be distributed to noteholders, and (ii) certain amounts for tax and legal purposes may not be so distributed. If required by the Trust Indenture Act of 1939, as amended, the indenture trustee shall mail to each noteholder summaries of any necessary information, documents or reports. The indenture trustee is required to invest and reinvest all funds in the Collection Account, the Excess Funding Account, the Cash Collateral Account and any reserve accounts in Eligible Investments.

If any default occurs in the making of any payment or performance under any agreement or instrument that is part of the trust estate, the indenture trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. If a default occurs and is continuing and if it is known to a responsible officer of the indenture trustee, the indenture trustee is required to mail to each noteholder notice of the default within ninety (90) days after it occurs. Except in the case of a default in payment of principal of or interest on any note, the indenture trustee may withhold the notice if and so long as a committee of its responsible officers in good faith determines that withholding the notice is in the interests of noteholders.

Subject to the payment of its fees and expenses pursuant to the indenture and the indenture supplement, the indenture trustee may, and when required by the provisions of the indenture or the indenture supplement, as applicable, shall execute instruments to release property from the lien of the indenture, or convey the indenture trustee’s interest in the same. The indenture trustee shall, at such time as there are no notes outstanding and all sums due to the indenture trustee have been paid, release any remaining portion of the trust estate that secured the notes and the other secured obligations from the lien of the indenture and release to the trust or any other person entitled thereto any funds then on deposit in the designated accounts. The indenture trustee shall release property from the lien of the indenture only upon receipt by it of the trust request and an officer’s certificate, an opinion of counsel and, if required by the Trust Indenture Act of 1939, as amended, independent certificates in accordance therewith.

The trust and the indenture trustee may, when authorized by a trust order, with prior notice to the designated rating agencies and with the consent of the holders of not less than a majority of the outstanding amount of the notes (excluding any classes or series of notes, the holders of which shall not be, as evidenced by an opinion of counsel, adversely affected in any material respect by such action), enter into supplemental indentures for the purpose of materially changing the rights of the noteholders, subject, in each case, to the additional limitations set forth under “The Notes—The Indenture—Modification of the Indenture With Noteholder Consent.” For purposes of determining whether or not any notes would be adversely affected in any material respect (such that the consent of each noteholder would be required) by any supplemental indenture proposed, such determination will be evidenced by an opinion of counsel, and any such determination will be binding upon the holders of all notes, whether authenticated and delivered thereunder before or after the date upon which such supplemental indenture becomes effective.

Upon sufficient notice from the servicer or trust prior to the date on which any notes are redeemed, the indenture trustee (based on such notice) will be required to withdraw from the Collection Account and deposit into the applicable Note Distribution Account or, if specified by the accompanying prospectus supplement, the applicable Note Defeasance Account, on the redemption date, the aggregate redemption price of the notes, whereupon all such notes shall be due and payable on the redemption date.

The indenture trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers so long as the indenture trustee’s conduct does not constitute willful misconduct, negligence or bad faith. In addition, the indenture trustee will not be liable for interest on any money received by it except if it agrees in writing with the trust and shall have no liability or responsibility for the acts or omissions of any other party to any of the basic documents. The indenture trustee does not have any obligation to independently verify or confirm any underlying data.

The indenture trustee may give notice of its intent to resign at any time, in which event the trust will be obligated to appoint a successor trustee. The trust may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture or if the indenture trustee becomes insolvent or subject to receivership or conservatorship, or if the indenture trustee is no longer able to act. In these circumstances, the trust will be obligated to appoint a successor trustee. The holders of a majority in outstanding amount of the controlling class also have the right to remove the indenture trustee and appoint a successor. Any resignation or removal of the indenture trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee. There are no indemnification provisions that entitle the indenture trustee to be indemnified from the cash flow that would otherwise be used to pay the securities.

The indenture trustee for the trust will be required to mail each year to all noteholders for the trust, to the extent required under the Trust Indenture Act, a brief report relating to its eligibility and qualification to continue as indenture trustee under the trust’s indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of some types of indebtedness owing by the trust to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee and any action taken by it that materially affects the notes and that has not been previously reported.

USE OF PROCEEDS

Unless the accompanying prospectus supplement states otherwise, the net proceeds to be received by the depositor from the sale of the securities will be applied to purchase receivables from Ally Bank.

THE DEALER FLOORPLAN FINANCING BUSINESS

The dealer accounts are individual lines of credit represented by dealer floorplan financing agreements extended or maintained by Ally Bank to dealers located in the United States. The lines of credit for all these dealers constitute the Ally Bank portfolio. Dealers use credit extended under these arrangements, which are known generally as “wholesale” or “floorplan” financing, primarily to purchase new and used motor vehicles manufactured or distributed by General Motors and Chrysler and to a lesser extent other motor vehicle manufacturers and distributors and to purchase used motor vehicles of any manufacturer pending sale or lease to the ultimate customer. In general, each receivable generated in a dealer account is secured by all vehicles owned by the related dealer and, in some instances, by other collateral security owned or guarantees by that dealer. Ally Financial services the Ally Bank portfolio on behalf of Ally Bank through Ally Financial’s administrative office located in Detroit, Michigan and through a network of branch offices located throughout the United States. See “—Relationship of the Dealer Floorplan Business to Ally Financial.”

General Motors vehicles for which Ally Bank provides wholesale financing primarily include vehicles manufactured under the Buick, Cadillac, Chevrolet and GMC trademarks. Chrysler vehicles for which Ally Bank provides wholesale financing primarily include vehicles manufactured under the Chrysler, Dodge, Jeep, Ram and Sprinter trademarks. Ally Bank also extends credit to dealers that operate franchises for motor vehicle manufacturers and distributors other than General Motors and Chrysler as well as independent used vehicle dealers.

The Ally Bank floorplan portfolio generally includes two types of credit lines or accounts:

•	credit lines or accounts under which advances are made to finance the purchase of automobiles and trucks; and

•	credit lines or accounts under which advances may be made to finance the purchase of vehicles intended for sale to fleet customers, generally in lots of more than 10, referred to as Fleet Accounts.

Ally Bank categorizes the vehicles it finances as new vehicles, used vehicles or auction vehicles. Currently, new vehicles consist of vehicles of any model year that are untitled and generally have been driven less than 200 miles, excluding any auction vehicles. Ally Bank classifies auction vehicles as those vehicles which are purchased at an auction conducted by a motor vehicle manufacturer, Ally Financial or others. In states where demonstration cars must be titled, vehicles are generally considered new vehicles if driven less than 200 miles. Used vehicles consist of auction vehicles and vehicles of any model year which have been previously titled, other than demonstration vehicles described above. The categorization of new vehicles, used vehicles and auction vehicles may change in the future based on Ally Bank’s practices and policies.

Creation of Receivables

Ally Bank makes advances to dealers in the Ally Bank portfolio in an amount equal to 100% of the wholesale invoice price of new vehicles, which includes destination and other miscellaneous charges and, with respect to vehicles manufactured by General Motors, Chrysler and other motor vehicle manufacturers, a price rebate from the motor vehicle manufacturer to the dealer in varying amounts as a percentage of the invoice price. This price rebate is known as a holdback. Holdbacks on General Motors and Chrysler-manufactured vehicles sold or leased by a dealer are generally returned to the dealer by General Motors or Chrysler on a monthly or quarterly basis, depending on the dealer’s arrangements with the motor vehicle manufacturer. For purposes of the trust, a receivable in respect of a new vehicle is generally originated by Ally Bank on the date on which Ally Bank receives the invoice of the manufacturer after shipping the vehicle to the related dealer. Generally Ally Bank receives the invoice of the applicable manufacturer within two days after the vehicle is shipped by that manufacturer. Historically, in the case of receivables in respect of new vehicles manufactured by General Motors, interest typically began accruing following the estimated delivery date of the vehicle to the dealer. This date was approximately concurrent with the receipt of the new vehicle by the dealer. As a result, interest did not generally accrue on GM In-Transit Receivables during their related In-Transit Periods. Currently, in the case of receivables in respect of new vehicles manufactured by any motor vehicle manufacturer, interest generally begins accruing on that receivable from the date the receivable is created regardless of when the applicable dealer receives the related vehicle. As a result, interest generally accrues on all In-Transit Receivables from the date of their origination, including during their related In-Transit Periods, which interest is payable to the trust.

The amount advanced for a used vehicle, other than an auction vehicle, is generally up to 90% of the wholesale book value for the vehicle as set forth in a used vehicle wholesale guide book for the region in which the dealer is located. The amount advanced for an auction vehicle is generally 100% of the auction purchase price, including auction and other fees, a portion of which fees may be rebated to the dealer. Used vehicle receivables are originated by Ally Bank on the date on which funds are actually advanced to a dealer or auction.

Once a dealer has commenced the floorplan financing of vehicles through Ally Bank, Ally Bank will finance virtually all purchases of new vehicles by that dealer from the applicable motor vehicle manufacturer or distributor. Ally Bank’s credit guidelines ordinarily require that advances to finance used vehicles be approved on a unit by unit basis. Ally Bank may limit or cancel a dealer’s floorplan financing arrangements at its discretion, including under the following circumstances:

•	the dealer has not met the credit guidelines set by Ally Bank;

•	the dealer is experiencing financial difficulties; and

•	the dealer is experiencing a general deterioration in its creditworthiness.

See “—Dealer Status; Realization on Collateral Security” in this prospectus.

Credit Underwriting Process

Ally Bank extends credit to dealers through established lines of credit. Ally Bank, either directly or through its affiliates or agents, generally investigates the dealer by:

•	reviewing bank references and credit reports;

•	if the dealer is not an existing dealer, reviewing credit reports from the dealer’s current financing source;

•	evaluating the dealer’s marketing capabilities;

•	evaluating the dealer’s financial resources;

•	evaluating the dealer’s repayment capacity;

•	evaluating the dealer’s net worth and overall financial condition; and

•	evaluating the dealer’s current state of operations and its management.

Ally Bank prepares a written credit review and recommendation either approving or disapproving the dealer’s request. Depending on the size of the requested credit line and the financial profile of the dealer, Ally Bank routes the credit review and recommendation to the appropriate approval authority. Ally Bank generally applies the same underwriting standards for dealers franchised by General Motors and Chrysler as for dealers franchised by other motor vehicle manufacturers.

Upon approval, a dealer executes financing agreements with Ally Bank. These agreements evidence the debt and provide Ally Bank a security interest in the vehicles to be financed and in other collateral. The vehicles are required to be insured against comprehensive loss or damage.

Ally Bank performs additional credit reviews of the dealers on a periodic basis—for a healthy dealer, generally every 12 to 18 months, although the period may be shorter or longer as determined on an individual basis. These additional credit reviews generally consist of the same steps as performed in connection with the initial review, provided that new financing agreements and application materials are not generally prepared.

The size of a credit line offered to a dealer, which is expressed in terms of number of vehicles or units and total dollars, is based upon a number of factors, including the dealer’s sales record or expected annual sales and the dealer’s net worth. Generally, a credit line for new vehicles is intended to be an amount sufficient to finance a 120 day supply and for used vehicles is generally an amount sufficient to finance a 60 day supply. As described in this prospectus, the credit lines establish guidelines, not limits, which dealers may exceed from time to time, and which Ally Bank may limit from time to time.

Ally Bank’s underwriting process is subjective and takes into account, among other things, the business, financing needs, and operational and legal structures specific to each individual dealer. As a result, underwriting decisions are not made based upon any fixed set of objective benchmarks or other criteria. Standard credit review and recommendation formats are used across the Ally Bank floorplan portfolio, however, in order to provide consistent documentation and decisioning.

Collateral Security

Ally Bank takes a first priority perfected security interest (subject to any applicable carriers’ liens) in the vehicles it finances for a dealer. Generally, the security interest in the financed vehicle terminates, as a matter of law, at the time of its sale or lease by the dealer to a retail customer in the ordinary course of business, but Ally Bank’s security interest continues in the proceeds from that sale or lease. In some instances, Ally Bank may take a security interest in, or a collateral assignment of, other assets of a dealer, including other vehicles, parts inventory, real estate, fixtures, tools, equipment, furniture, signs, funds held at Ally Bank and other receivables, as security for that dealer’s account. From time to time, Ally Bank may advance funds to dealers in the form of working capital loans, real estate financing and equipment loans. In these instances, to secure the loans, Ally Bank may take a security interest in all assets of the dealer, including, in some cases, the vehicles financed by the receivables held by the trust. Upon the dealer’s default, Ally Bank or, if authorized by Ally Bank, the Portfolio Servicer, on behalf of Ally Bank, may realize on the vehicles financed by the receivables held by the trust. However, Ally Bank or, if authorized by Ally Bank, the Portfolio Servicer, on behalf of Ally Bank, may realize upon Collateral Security, other than the vehicles financed by the receivables held by the trust, for the benefit of Ally Bank in respect of its loans or advances before this other Collateral Security can be realized upon for the benefit of the trust and noteholders. Because of the subordinate position of the trust in respect of this other Collateral Security, there is no assurance that the trust will be able to realize upon the other Collateral Security or any proceeds in respect of any other Collateral Security. See “The Transfer and Servicing Agreements—Intercreditor Arrangements” in this prospectus.

Dealer Payment Terms

Ally Bank may demand payment of interest and principal of the credit lines and loans extended at any time. However, unless Ally Bank terminates the credit line or the dealer defaults, Ally Bank generally requires payment of principal in full of the related loan:

•	upon the retail sale or lease of a vehicle; and

•	upon an appropriate administrative term established for each dealership based on risk and exposure of the account.

Ally Bank also may require dealers to pay specified percentages of principal in respect of a receivable at specified intervals prior to the sale of the related vehicle, based on risk and exposure of the related account.

Refunds with respect to returns of vehicles to dealers are uncommon, so adjustments to the loans in connection with these events are also uncommon. In addition, dealers do generally repay the loans prior to the applicable due date.

Interest on floorplan loans is generally payable monthly.

Ally Bank generally charges dealers interest at a floating rate, generally indexed to the prime rate, as designated by Ally Bank, plus or minus a designated spread to the prime rate. Interest charges to dealers may be subject to floors and caps in effect from time to time and, as such, the effective spreads charged to those dealers may increase or decrease. The “prime rate” is, on any date in a semi-monthly period, the interest rate designated by Ally Financial as the effective prime rate for that semi-monthly period and is based on the prime rate of selected financial institutions as of the day preceding that semi-monthly period. The actual spread for each dealer is based on, among other things, competitive factors, the amount and status of the dealer’s credit lines and various incentive programs.

In some circumstances, under a program known as Delayed Payment Privilege, or “DPP,” Ally Bank may agree with a dealer not to require payment of principal promptly upon the sale or lease of the vehicle to a customer. DPP receivables will not be transferred to the trust. In some cases, a dealer will request DPP treatment for receivables originated in an account which is not a Fleet Account. For purposes of the trust, if a receivable is subject to DPP treatment at the time of its origination, that receivable will not be an Eligible Receivable and therefore will not be transferred to the trust. If an Eligible Receivable becomes subject to deferred payment after transfer to the trust, Ally Bank will be obligated to repurchase that receivable to the extent of the principal payment so delayed. This repurchase obligation is described in “The Transfer and Servicing Agreements—Representations and Warranties” in this prospectus.

From time to time, dealers maintain funds with Ally Bank or Ally Financial, which are held for these as cash collateral and dealers for cash management, liquidity and working capital purposes. For purposes of the trust, the principal balance of receivables with respect to any dealer on any date is the aggregate principal balance of receivables net of any amount so held by Ally Bank and/or Ally Financial against such receivables on that date.

Billing and Collection Procedures

A statement setting forth billing and account information is prepared by the Portfolio Servicer, on behalf of Ally Bank, and distributed on a monthly basis to each dealer. Interest and other non-principal charges are billed in arrears and are due upon receipt of the bill. Dealers remit payment directly to the Portfolio Servicer.

Dealer Monitoring

Ally Bank, or the Portfolio Servicer on behalf of Ally Bank, monitors the level of borrowing under each dealer’s account. Dealers may exceed their stated credit lines from time to time. For example, a dealer might, prior to a seasonal sales peak, purchase more vehicles than its existing credit lines would otherwise permit. At any time that a dealer’s balance exceeds its stated credit line, Ally Bank, or, if authorized by Ally Bank, the Portfolio Servicer, on behalf of Ally Bank, after evaluating the dealer’s financial position, may temporarily suspend the granting of additional credit, increase the dealer’s credit line or modify the dealer’s credit category. See “—Creation of Receivables” above and “—Dealer Status; Realization on Collateral Security” in this prospectus.

The Portfolio Servicer, on behalf of Ally Bank, periodically conducts audits of dealer vehicle inventories. The timing of audits varies and no advance notice is given to the audited dealer. Through the audit process, Ally Bank, or the Portfolio Servicer, on behalf of Ally Bank, generally reconciles a dealer’s physical inventory with its records of financed vehicles. Among other things, audits are intended to determine whether a dealer has sold or leased vehicles without repaying the related loans as required under the floorplan financing agreements.

Dealer Status; Realization on Collateral Security

Through its proprietary dealer credit evaluation system, Ally Bank assigns a credit category of “satisfactory,” “limited,” “programmed” or “no credit” to each dealer based on various objective and subjective factors, including:

•	wholesale performance;

•	financial outlook; and

•	capital sufficiency and credit history with Ally Bank, Ally Financial and others.

A “satisfactory” status, “S,” means that Ally Bank, through its proprietary dealer credit evaluation system, has determined that a dealer represents minimal risk. A dealer with S status typically has consistently profitable operations, positive cash flow, adequate credit base and satisfactory experience. A “limited” status, “L,” means that Ally Bank has determined that a dealer represents moderate risk. Circumstances under which a dealer receives L status may include unprofitable operating results, non-optimum cash flow, marginal credit base or less than satisfactory experience. Despite these risks, Ally Bank believes that the survival of the L rated account is not in jeopardy. A “programmed” status, “P,” means that Ally Bank has determined that a dealer represents significant risk due to imminent danger of financial failure and loss exposure to Ally Bank. Circumstances under which a dealer receives P status may include a weakness in character, capacity or capital, or unsatisfactory experience. A “no credit” status, “N,” means that Ally Bank has withdrawn an account’s credit lines due to an unacceptable degree of risk and exposure. Circumstances under which a dealer receives N status may include a dealer’s failure to remit principal or interest payments when due, liens, levies on, or attachments of the dealers assets, or a significant deterioration of the dealer’s financial condition. Ally Bank does not generally make further advances to a dealer who has been assigned a no credit status.

Ally Bank, or the Portfolio Servicer, on behalf of Ally Bank, frequently attempts to work with dealers to resolve the circumstances that lead to a programmed or no credit status, unless Ally Financial has purchased, at the election of Ally Bank, the related receivables pursuant to the Ally Financial Put Option Agreement. If, however, those circumstances are not resolved, any of the following may occur:

•	an orderly liquidation in which the dealer voluntarily liquidates its inventory through normal sales and leases to customers;

•	a self-help or court-ordered seizure and sale of the dealer’s inventory by Ally Bank or by the Portfolio Servicer on its behalf; or

•	a voluntary surrender to Ally Bank or the Portfolio Servicer on its behalf and sale of the dealer’s inventory.

Ally Bank, or the Portfolio Servicer, on behalf of Ally Bank, may sell these new vehicle inventories to the related motor vehicle manufacturer, including under agreements entered into at the time the credit line was established. In addition, Ally Bank, or the Portfolio Servicer, on behalf of Ally Bank, may work with dealers and, the respective motor vehicle manufacturer that franchised those dealers to find third parties to purchase troubled dealerships. The proceeds of this sale will be available to the creditors of the troubled dealership, including Ally Bank or, if applicable, the trust. Once liquidation has commenced, Ally Bank or the Portfolio Servicer, on behalf of Ally Bank, performs an analysis of its position and reserves or writes off any amounts identified at that time as uncollectible. Ally Bank, or the Portfolio Servicer, on behalf of Ally Bank, may also write off as uncollectible amounts prior to liquidation of the related dealer. Actual losses by Ally Bank may be more or less than the amounts initially written off as uncollectible. See “The Transfer and Servicing Agreements—Intercreditor Arrangements” in this prospectus.

Relationship of the Dealer Floorplan Financing Business to General Motors and Chrysler

Both General Motors and Chrysler have historically provided financial assistance to their respective franchised dealers from time to time, but have no obligation to do so. This assistance may take the form of guarantees and agreements to repurchase inventory. General Motors and Chrysler, through various initiatives, may also contribute capital to some of their respective franchised dealers in the form of equity investments in the dealerships.

In addition, General Motors and Chrysler offer financial and sales incentives to their respective franchised dealers through a number of programs. For example, both General Motors and Chrysler currently have a supplemental floorplan assistance program, whereby they provide a subsidy to their respective franchised dealers to assist those dealers in making interest payments to financing sources, including Ally Bank. This program encourages the purchase of an adequate supply of vehicles by the dealer to be held in inventory.

The financial assistance and incentives provided by General Motors and Chrysler are for the benefit of its dealers and do not relieve these dealers from their obligations to Ally Bank. These types of assistance and incentives are provided at the option of General Motors and Chrysler, which may terminate any of these programs in whole or in part at any time. If General Motors or Chrysler reduced or was unable, or elected not to provide this assistance or incentives, the timing and amounts of payments to Ally Bank in respect of the Ally Bank portfolio may be adversely affected. In addition, if a dramatic disruption in the supply of General Motors or Chrysler-manufactured vehicles occurred, the rate of sales of these vehicles would decrease and it is likely that payment rates and the loss experience of Ally Bank’s portfolio would also be adversely affected. A decrease in the rate of sales of General Motors or Chrysler manufactured vehicles would also slow the addition of new Eligible Receivables to the trust. Any event of this type may result in an Early Amortization Event with respect to the trust. See “Risk Factors—The Trust Is Dependent Primarily On Ally Bank To Generate New Receivables; Without New Receivables, The Trust May Be Unable To Make Payments On The Notes.”

Under agreements between General Motors and Chrysler and their respective franchised dealers, upon franchise termination, General Motors or Chrysler, as applicable, has the obligation to repurchase some of the new vehicles in a dealer’s inventory at their invoice price. In most cases, General Motors or Chrysler repurchases only current year new vehicles that are undamaged and unmodified. General Motors and Chrysler also have agreed to repurchase from dealers, at the time of franchise termination, parts inventory at specified percentages of the current list price.

In addition, in the event Ally Bank forecloses upon the property of a dealer, General Motors and Chrysler have the obligation to purchase that dealer’s new General Motors or Chrysler manufactured vehicles subject to certain exclusions related to miles, damage and age.

Relationship of the Dealer Floorplan Financing Business to Ally Financial

Ally Bank has entered into a wholesale floorplan loan servicing agreement with Ally Financial, which we refer to as the “Portfolio Servicing Agreement.” Under the Portfolio Servicing Agreement, Ally Bank has appointed Ally Financial as servicer of the Ally Bank portfolio and Ally Financial has agreed to perform specified servicing duties thereunder. We refer to Ally Financial, in its capacity as servicer under the Portfolio Servicing Agreement as the “Portfolio Servicer.” Ally Financial’s duties as Portfolio Servicer under the Portfolio Servicing Agreement include payment, monitoring and review, audit, loss management and custodial functions, as well as administration of credit lines. The Portfolio Servicer is prohibited from performing certain, specified actions under the Portfolio Servicing Agreement without the prior consent of Ally Bank. Pursuant to the Portfolio Servicing Agreement, the Portfolio Servicer is entitled to a monthly servicing fee, payable by Ally Bank.

Ally Bank has also entered into an agreement relating to dealer loan, floorplan and other loans with Ally Financial, which we refer to as the “Ally Financial Put Option Agreement.” The Ally Financial Put Option Agreement and the Portfolio Servicing Agreement each contain provisions whereby, Ally Financial, at the request of Ally Bank, is obligated to purchase from Ally Bank any floorplan loan with respect to which the dealer has defaulted on the loan or has taken (or has failed to take) certain actions or with respect to which Ally Bank ceases to classify that dealer as “satisfactory” or “limited” pursuant to its dealer evaluation system.

Ally Bank will not assign any of its rights in the Ally Financial Put Option Agreement or the Portfolio Servicing Agreement to the depositor or the trust and Ally Bank will retain those rights. Therefore, neither the depositor nor the trust will have the right to require Ally Financial to repurchase any receivables held by the depositor or the trust, as applicable, pursuant to the Portfolio Servicing Agreement or the Ally Financial Put Option Agreement, provided however, that, in the event that Ally Bank reacquires any receivables from the depositor or the trust, those receivables will again be subject to the Ally Financial Put Option Agreement.

Loss and Aging Experience

Some information regarding loss and aging experience for the receivables in the Ally Bank portfolio will be set forth in the accompanying prospectus supplement. Because the dealer accounts related to the trust will represent only a portion of the Ally Bank portfolio, actual loss and aging experience with respect to the dealer accounts related to the trust may be different from this information. There can be no assurance that the loss and aging experience of the receivables in the Ally Bank portfolio in the future will be similar to the historical loss and aging experience as set forth in any prospectus supplement.

THE ACCOUNTS

The receivables of the trust are rights to receive payments on advances made by Ally Bank to the related dealers under the dealer accounts included in the pool of accounts for the trust. The initial pool of accounts related to the trust was selected from all of the dealer accounts in the Ally Bank portfolio that were Eligible Accounts as of the date on which the trust issued its first series of notes. Only Eligible Receivables will be transferred to the trust. See “The Transfer and Servicing Agreements—Sale and Assignment of Receivables and Collateral Security” in this prospectus. Information with respect to the dealer accounts included in the pool of accounts for the trust will be set forth in the accompanying prospectus supplement.

For the trust, pursuant to the trust sale and servicing agreement, the depositor will have the right and under certain circumstances, the obligation, to designate from time to time additional dealer accounts to be included in the pool of accounts. The depositor will have the right to purchase from Ally Bank the Eligible Receivables then existing and thereafter arising in those dealer accounts and to sell and assign those receivables to the trust. See “The Transfer and Servicing Agreements—Sale and Assignment of Receivables and Collateral Security” in this prospectus. In order to be designated an additional dealer account, among other things, each additional dealer account must be an Eligible Account. Under the circumstances specified in the trust sale and servicing agreement, the depositor has the right to remove dealer accounts from the pool of accounts. If a dealer account is so designated for removal or ceases to be an Eligible Account, the receivables originated thereafter in that dealer account will not be transferred to the trust. See “The Transfer and Servicing Agreements—Addition and Removal of Accounts” in this prospectus.

THE NOTES

The following summary describes the material terms of the form of notes, the form of indenture and the form of indenture supplement. The summary is not complete and you should read the full text of the notes and the indenture to understand their provisions. Where particular provisions or terms used in the indenture are referred to, the actual provisions, along with definitions of terms, are incorporated by reference as part of this summary. The prospectus supplement may contain additional information relating to a specific indenture and the series issued pursuant to that indenture.

One or more series of notes will be issued pursuant to the terms of the indenture. The notes will be secured by and paid from all or a portion of assets of the trust. Each series of notes will be allocated a portion of collections from the assets in the trust based on the applicable Series Percentages for that series and on the allocation of certain trust assets to the Nonoverconcentration Interest in the trust. The Series Percentages for a series will be based on that series’ Net Invested Amount. For a discussion of the allocation of trust assets between the Overconcentration Interest and the Nonoverconcentration Interest, see “—Overconcentration Interest and Nonoverconcentration Interest” in this prospectus.

Unless the accompanying prospectus supplement specifies that the notes will be issued in definitive form, each series of notes will initially be represented by one or more notes, which will be registered in the name of Cede & Co., as the nominee of DTC in the United States, or Clearstream Banking, S.A.—“Clearstream”—or Euroclear in Europe, except as set forth below. Unless the accompanying prospectus supplement states otherwise, notes offered under this prospectus will be available for purchase in denominations of $100,000 and integral multiples of $1,000 thereof in book-entry form only.

Unless and until definitive notes are issued under the limited circumstances described in this prospectus or in the accompanying prospectus supplement, no noteholder will be entitled to receive a physical certificate representing a note. Unless otherwise indicated, all references in this prospectus to actions by noteholders refer to actions taken by DTC upon instructions from its participating organizations, or DTC participants. All distributions, notices, reports and statements to noteholders will be sent to DTC or Cede & Co. as the registered holder of the notes, as the case may be, for distribution to beneficial owners in accordance with DTC’s procedures. See “—Book-Entry Registration” and “—Definitive Notes” in this prospectus.

During the Revolving Period, the Invested Amount of a series or class of notes offered under this prospectus will remain constant except under limited circumstances described in the accompanying prospectus supplement under “The Notes—Series Defaulted Amount and Reallocated Principal Collections.” The pool balance of the trust, however, will vary each day as new Principal Receivables are created and others are paid, charged off or otherwise adjusted. In addition, the pool balance will increase when receivables arising in additional accounts are added to the trust and will decrease when receivables are removed from the trust. Similarly, the balance of the Nonoverconcentration Interest will vary each day as receivables are created, paid off or allocated to or from the Overconcentration Interest.

The depositor initially will own the “Certificate Interest” for the trust, which represents the right to receive all cash flows from the trust assets not required to make payments on the notes or to enhancement providers. The “Certificate Amount” for the trust will be that portion of the Certificate Interest that equals an amount equal to the sum of (a) the Nonoverconcentration Certificate Amount on that date and (b) the Overconcentration Certificate Amount on that date. The Nonoverconcentration Certificate Amount will generally increase to reflect reductions in the Net Invested Amount when a series or class is amortizing or decreases in the Invested Amounts of any variable funding notes or other notes with dynamic Invested Amounts. Conversely, the Nonoverconcentration Certificate Amount will generally decrease to reflect increases in the Invested Amounts of any variable funding notes or other notes with dynamic Invested Amounts In addition, the Certificate Amount will also change as the pool balance and the Nonoverconcentration Interest change. The Certificate Amount will also be reduced as the result of new issuances, as described under “—New Issuances.”

On each Business Day, an amount equal to the Principal Collections for the related Collection Period will be distributed to the owner trustee for distribution to the holders of the Certificate Interest in accordance with the trust agreement, but only to the extent that the Certificate Amount on such Business Day (determined after giving effect to any Principal Receivables transferred to the trust) exceeds the Required Certificate Amount for the immediately preceding Determination Date.

The “Required Certificate Amount” means, on any date, an amount equal to the sum of (a) the Required Nonoverconcentration Certificate Amount on that date and (b) the Required Overconcentration Certificate Amount on that date.

New Issuances

The indenture provides that the depositor may cause the trust to issue a new series of notes under an indenture supplement without the consent of any noteholder of any other series previously issued by the trust. Each series may have different terms and enhancements than any other series. The trust may offer any series under a prospectus or other disclosure document in offerings under this prospectus or a similar prospectus or in transactions either registered under the Securities Act of 1933, or exempt from registration, directly, through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

A new series may be issued only if the conditions provided in the indenture are satisfied. The depositor may cause the trust to issue new series of notes by notifying the owner trustee, the indenture trustee, the servicer and each designated rating agency at least two Business Days in advance of the date upon which the new issuance will occur.

The indenture trustee will authenticate and execute the notes of any series only upon delivery to them of the following items, or satisfaction of the following conditions, among others:

•	an indenture supplement specifying the principal terms of the new series;

•	a required legal opinion;

•	an enhancement agreement for any enhancement required by the related indenture supplement executed by the depositor and the series enhancer;

•

a certificate of an authorized officer of the depositor to the effect that such officer reasonably believes the new issuance will not cause an Early Amortization Event or an Event of Default to occur, or materially and adversely affect the amount or timing of payments to be made to the noteholders of any outstanding series or class;

•

designated rating agencies have notified the servicer and the trust in writing that the new issuances will not result in a downgrade, suspension or withdrawal of the then current rating of any outstanding notes of the trust rated by the designated rating agencies;

•	with respect to any Nonoverconcentration Series, after giving effect to the new issuance, the Adjusted Nonoverconcentration Pool Balance exceeds the Required Nonoverconcentration Pool Balance; and

•	with respect to any Overconcentration Series, after giving effect to the new issuance, the Adjusted Overconcentration Pool Balance exceeds the Required Overconcentration Pool Balance.

To the extent set forth in the prospectus supplement, additional notes of the same series may be issued subject to the foregoing conditions and any additional conditions set forth in the applicable indenture supplement.

Principal and Interest on the Notes

Interest Payments

Each class of notes will pay interest on the dates and at the interest rate specified in the prospectus supplement. Interest will be paid monthly, quarterly, semiannually or on other scheduled dates over the life of the notes. The interest rate on any class of notes may be a fixed or floating rate as specified in the prospectus supplement. If a class of notes bears interest at a floating or variable rate, the prospectus supplement will describe how that rate is calculated.

Each class of fixed rate notes will bear interest at the interest rate specified in the prospectus supplement. Interest on fixed rate notes typically will be computed on the basis of a 360-day year of twelve 30-day months, but the prospectus supplement may specify a different day count basis.

Each class of floating rate notes will bear interest determined by reference to an index as specified in the accompanying prospectus supplement, which may be based upon, among other things, London interbank offered rate, commercial paper rates, Treasury rate, the federal funds rate or negotiable certificates of deposits rate, plus a spread as specified in the prospectus supplement. Interest on floating rate notes typically will be computed based on the actual number of days in an interest period and a year of 360 days, but the prospectus supplement may specify a different day count basis.

For each series of notes and each related class, interest will accrue from its closing date on the applicable principal balance at the applicable interest rate. Interest on the notes generally will be paid to noteholders on the Distribution Dates specified in the prospectus supplement.

Interest payments or deposits on any Distribution Date will be paid out of:

•

Aggregate Dealer Interest Collections allocated to that series during the preceding Collection Period or periods, except that if the notes are included in an Interest Reallocation Group, Interest Collections that would otherwise be allocated to them will instead be combined with those of other series in the group and made available for all series in that Interest Reallocation Group;

•	net investment earnings on any funds held in the trust accounts;

•	any Excess Interest Collections from other series in the same Excess Interest Sharing Group;

•	Reallocated Principal Collections;

•	any Series Enhancement, including amounts available from any swap counterparty, if any, to the extent described in the prospectus supplement; and

•	servicer advances, to the extent described in the prospectus supplement.

Principal Payments

The timing and priority of principal payments among series and classes may differ and will be described in the accompanying prospectus supplement. The amount of Principal Collections allocated to a series or class will depend on whether such series or class is in a Revolving Period or an accumulation or amortization period.

Revolving Period

Generally, each series or class of notes will begin with a Revolving Period during which the trust will not accumulate or pay principal for payment to the noteholders of that series or class. The Revolving Period for a series or class will end on the day before the start of an accumulation period or an amortization period for that series or class. Following its Revolving Period, each series or class will begin to accumulate principal or begin to distribute principal to noteholders. The prospectus supplement will describe the conditions under which an accumulation period or amortization period will begin for your series or class.

Accumulation Periods

Principal payments for any series or class of notes will be paid from Aggregate Dealer Principal Collections received during the related Collection Period or periods as specified in the prospectus supplement and allocated to that series or class. Principal will accumulate in a Note Distribution Account or, if specified by the accompanying prospectus supplement, a Note Defeasance Account if your series or class of notes features a Controlled Accumulation Period or an Early Accumulation Period and one of these accumulation periods begins.

A “Controlled Accumulation Period” means the period during which principal is accumulated in specified amounts per month for a series or class and paid on an Expected Maturity Date. If applicable, the Controlled Accumulation Period for a series or class will begin on the date specified in the related prospectus supplement and end on the earlier of:

•	the end of the Collection Period preceding the Distribution Date on which the notes of that series or class will be paid in full; and

•	the close of business on the day preceding the commencement of an Early Amortization Period or an Early Accumulation Period for that series or class.

An “Early Accumulation Period” means the period during which principal is accumulated in varying amounts each month based on the amount of Aggregate Dealer Principal Collections collected and allocated to such series following the occurrence of an Early Accumulation Event with respect to such series. The Early Accumulation Period for a series or class will begin on the day an Early Accumulation Event occurs. The Early Accumulation Period will end on the earliest of:

•	the end of the Collection Period preceding the Distribution Date on which the notes of that series or class will be paid in full; and

•	the Legal Maturity Date for that series or class.

As described in the prospectus supplement, during a Controlled Accumulation Period, on each Distribution Date an amount of principal, up to the amount specified, will be deposited in a Note Distribution Account or, if specified by the accompanying prospectus supplement, a Note Defeasance Account. If your series or class of notes features an Early Accumulation Period, after an Early Accumulation Event the amount of principal available to your series or class of notes will be deposited into the Note Distribution Account or, if specified by the accompanying prospectus supplement, the Note Defeasance Account, up to the amount specified in the prospectus supplement. This accumulated principal will be paid to those noteholders on the “Expected Maturity Date” specified in the prospectus supplement, or earlier if an amortization period begins before your Expected Maturity Date. Although your series or class of notes may feature an accumulation period, your series or class of notes might not make use of it.

Amortization Periods

If your series or class of notes features a Controlled Amortization Period and this amortization period begins, principal will be paid to you in increments, up to the amount specified in the prospectus supplement. Your series or class of notes might also begin to pay principal to you if the prospectus supplement specifies that your series or class features an Early Amortization Period and an Early Amortization Event occurs.

A “Controlled Amortization Period” means the period during which principal is paid in fixed amounts at scheduled intervals for a series or class. If applicable, the Controlled Amortization Period for a series or class will begin on the date specified in the related prospectus supplement and ends on the earlier of:

•	the end of the Collection Period preceding the Distribution Date on which the notes of that series or class will be paid in full; and

•	the day before the start of an Early Amortization Period or an Early Accumulation Period for that series or class.

An “Early Amortization Period” means the period during which principal is paid in varying amounts each month based on the amount of Aggregate Dealer Principal Collections collected and allocated to such series following an Early Amortization Event. The Early Amortization Period for a series or class will begin on the day an Early Amortization Event occurs. The Early Amortization Period will end on the earliest of:

•	the end of the Collection Period preceding the Distribution Date on which the notes of that series or class will be paid in full; and

•	the Legal Maturity Date for that series or class.

If your series has multiple classes, each class may have differing priorities for the accumulation or payment of principal. This means that noteholders of other classes could begin to receive payments of principal before you do. The prospectus supplement will specify the manner, timing and priority of principal payments to noteholders of each class.

There can be no assurance that principal will be available when expected, either to accumulate or to pay to you. Payment rates depend on collections of receivables. Collections can vary seasonally and are also affected by general economic conditions. The prospectus supplement will provide historical payment rates, losses and other information relating to Ally Bank’s dealer floorplan portfolio and relating to the trust’s portfolio. There can be no assurance that the performance of the trust’s portfolio will be consistent with this historical performance of Ally Bank’s dealer floorplan portfolio. The life of your notes might be longer than expected if principal is collected more slowly. Alternatively, the occurrence of an Early Amortization Event may substantially shorten the average life of your notes.

Early Amortization Events

Early Amortization Events with respect to your series of notes will be specified in the accompanying prospectus supplement.

Upon the occurrence of any Early Amortization Event applicable to your series, an Early Amortization Event will be deemed to have occurred under the conditions specified in the accompanying prospectus supplement. The Early Amortization Period will commence as of the day on which the Early Amortization Event is deemed to occur. During an Early Amortization Period for a series, Available Series Principal Collections will be allocated to principal payments on the notes and will be paid as set forth in the accompanying prospectus supplement.

Liquidity and Credit Support

The amounts and types of credit, liquidity and other enhancement arrangements and the provider thereof, if applicable, with respect to each series of notes will be set forth in the accompanying prospectus supplement. If and to the extent provided in the accompanying prospectus supplement, those arrangements may be in the form of any of the following or a variation of or combination of two or more of the following:

Subordination of Interests. The indenture may provide that one or more series or classes of securities may be subordinated in priority of payments to one or more other series or classes of securities. Subordinated series or classes of securities will be allocated available funds only after all or the applicable portion of the obligations of the senior series classes of securities have been paid. This subordination provides credit enhancement to the senior classes of securities, and could result in reduced or delayed payments of principal or interest to the subordinated classes of securities.

Reserve Fund. If so provided in the accompanying prospectus supplement for a series of notes, there will be established and maintained in the name of the indenture trustee for the benefit of the noteholders of that series a Reserve Fund. The Reserve Fund will be an Eligible Deposit Account and funds in any Reserve Fund will be invested in Eligible Investments.

Except as otherwise provided in the accompanying prospectus supplement, with respect to the trust, any investment earnings, net of losses and investment expenses, with respect to the Reserve Fund will be Investment Proceeds and will be available for distribution as described in the accompanying prospectus supplement. Amounts on deposit in any Reserve Fund, other than Investment Proceeds, will be available to make payments and distributions on securities and for other purposes to the extent described in the accompanying prospectus supplement.

The Reserve Fund provides credit enhancement by adding an additional potential source of funds available to make payments on the securities.

Overcollateralization. If provided in the accompanying prospectus supplement, the series aggregate principal balance of the trust assets allocable to a series of notes may exceed the aggregate principal balance of the notes in that series. This excess creates credit enhancement by allowing for some amount of losses on the receivables before a shortfall in funds available to make payments on the securities would occur.

Cash Advances or Deposits. The depositor may fund accounts in addition to the Reserve Fund, or may otherwise provide cash advances or deposits to provide additional funds that can be applied to make payments on the securities issued by the trust. Any such arrangements will be disclosed in the accompanying prospectus supplement.

Excess Spread. Excess spread for a series for any Distribution Date will be the amount by which the Aggregate Dealer Interest Collections on the receivables during the related Collection Period allocated to your series exceeds certain fees and expenses of the trust relating to that series, including interest payments on the series of notes. Any excess spread for a series in an Excess Interest Sharing Group that is not needed to cover shortfalls for that series will be available on each Distribution Date to cover certain shortfalls for other series in the Excess Interest Sharing Group and any remaining excess spread will be distributed to the holders of the Certificate Interest.

Derivatives. A series, or one or more classes of that series, may have the benefit of interest rate swaps, caps and floors and currency swaps, all as further described in the accompanying prospectus supplement. Payments required to be made with respect to one of these derivative products would be made from Available Series Interest Collections for that series and, if specified in the accompanying prospectus supplement, funds received would become part of Available Series Interest Collections for that series, which may be for the benefit of one or more series or classes of securities or all securities issued by the trust as described in the accompanying prospectus supplement.

Liquidity and credit support are intended to increase the likelihood that the noteholders who are to benefit from those arrangements will receive the full amount of principal plus interest due. These forms of liquidity and credit support are also intended to decrease the likelihood that the noteholders will experience losses. These credit enhancements will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If shortfalls in available funds occur and exceed the amount covered by applicable arrangements or are not so covered, noteholders will bear their allocable share of those deficiencies as described herein and in the accompanying prospectus supplement. In addition, if an arrangement is for the benefit of more than one series or class of securities issued by the trust, noteholders of a given series or class will be faced with the risk that the arrangement will be exhausted by the claims of noteholders of other series or classes.

Optional Purchase by the Servicer

The servicer will have the option to redeem the notes of any series by purchasing your series’ portion of the trust assets at any time after the remaining outstanding principal balance or Invested Amount of that series has been reduced to a certain percentage of the initial principal balance or Invested Amount of the series as specified in the accompanying prospectus supplement. This option may only be exercised by the servicer at the redemption price for that series of notes, which is the outstanding principal balance of the notes of that series plus accrued and unpaid interest through the day immediately preceding the redemption date.

Defeasance

With respect to a series of notes, the depositor may terminate its obligations in respect of that series by depositing with the indenture trustee amounts sufficient to make all remaining scheduled interest and principal payments on that series on the dates scheduled for those payments and to pay all amounts owing to any Series Enhancers with respect to that series, if that action would not result in an Early Amortization Event for any series of notes issued by the trust. Before its exercise of its right to substitute money or Eligible Investments for receivables, the depositor will deliver to the indenture trustee:

•	a statement from a firm of nationally recognized independent public accountants, to the effect that the deposit is sufficient to make all the payments specified above;

•

an officers’ certificate stating that the depositor reasonably believes that the deposit and termination of obligations will not, based on the facts known to that officer at the time of the certification, cause an event of default or an amortization event with respect to any series;

•	written confirmation from each designated rating agency that the deposit and termination of obligations will not result in a reduction or withdrawal of its rating of any outstanding series or class;

•	a legal opinion that the deposit and termination of obligations will not result in the trust being required to register as an “investment company” within the meaning of the Investment Company Act; and

•	a required federal income tax opinion.

Groups

The notes of a series may be included in one or more groups of series that share or reallocate specified Aggregate Dealer Interest Collections and/or Aggregate Dealer Principal Collections. The prospectus supplement will identify whether your series will be included in one or more of the following groups. Other series issued in the future may also be included in any such group.

Excess Interest Sharing Groups

If a series is included in an “Excess Interest Sharing Group,” Aggregate Dealer Interest Collections allocated to that series in excess of the amount needed to make required deposits or distributions for that series (the “Excess Interest Collections”) may be applied to cover shortfalls in required deposits and distributions for other series in the same Excess Interest Sharing Group. Similarly, such series may benefit from Excess Interest Collections from other series in the same Excess Interest Sharing Group.

Interest Reallocation Groups

If a series is included in an “Interest Reallocation Group,” Aggregate Dealer Interest Collections that would otherwise be allocated to each series in the Interest Reallocation Group will instead be combined and will be available for required deposits and distributions to other series in the same Interest Reallocation Group. Any issuance of a new series in an Interest Reallocation Group may reduce or increase the amount of Aggregate Dealer Interest Collections allocated to any other series in that group.

Principal Sharing Groups

If a series is included in a “Principal Sharing Group,” Aggregate Dealer Principal Collections allocated to that series in excess of the amount needed to make required principal deposits or distributions for that series may be shared with other series in the same Principal Sharing Group. If available principal allocated to a series is shared with another series, the Invested Amount of the series from which available principal was shared will not be reduced.

Overconcentration Interest and Nonoverconcentration Interest

This section provides only a general description of the allocations of trust assets and collections between the Overconcentration Interest and Nonoverconcentration Interest in the trust, which are generally varying undivided percentage interests in each of the assets of the trust rather than allocations of specific assets of the trust. Descriptions of the actual calculation of, among other things, Nonoverconcentration Pool Balance, Nonoverconcentration Interest Collections and Nonoverconcentration Principal Collections are included in this prospectus under “—Glossary of Terms.”

The portion of the assets of the trust allocated to the notes offered under this prospectus are subject to certain concentration limits. As of any date, the aggregate principal receivables available to make payments on the notes offered under this prospectus related to a single dealer may not exceed a certain threshold. Similarly, the aggregate principal receivables in the trust secured by used vehicles may not exceed a certain threshold amount. To maintain the required thresholds, a portion of each of the trust’s receivables, which may vary from zero to 100%, will be allocated to a separate interest in the trust, which we refer to as the “Overconcentration Interest” in the trust. The remaining portion of each of the trust’s receivables will be allocated to the “Nonoverconcentration Interest” in the trust. Only collections in respect of the portion of each receivable allocated to the Nonoverconcentration Interest in the trust will be available to make payments on Nonoverconcentration Series of notes. A portion of each receivable will be allocated to and from the Overconcentration Interest on a daily basis as Used Vehicle Overconcentration Receivables and Dealer Overconcentration Receivables are added to and removed from the trust and, as a result, the Overconcentration Pool Balance and the Nonoverconcentration Pool Balance of the trust will change on a daily basis as well.

Overconcentration and Nonoverconcentration Pool Balances

As of any date, the “Overconcentration Pool Balance” of the trust will be equal to the sum of (a) the aggregate of the First Tier Overconcentration Amount for each dealer obligated under a Scheduled Account included in the trust, (b) the aggregate of the Second Tier Overconcentration Amount for each dealer obligatedunder a Scheduled Account included in the trust, (c) the aggregate of the Third Tier Overconcentration Amount for each dealer obligated under a Scheduled Account included in the trust and (d) the aggregate of the Fourth Tier Overconcentration Amount for each dealer obligated under a Scheduled Account included in the trust.

With respect to each dealer obligated under a Scheduled Account included in the trust, receivables payable by that dealer under that Scheduled Account will be allocated to the Overconcentration Interest in the following order:

(1) the First Tier Overconcentration Amount will allocate to the Overconcentration Interest a portion of the receivables payable by that dealer that are both Used Vehicle Overconcentration Receivables with respect to the trust and Dealer Overconcentration Receivables with respect to that dealer;

(2) the Second Tier Overconcentration Amount will allocate to the Overconcentration Interest, the remaining portions of new receivables payable by that dealer that are Dealer Overconcentration Receivables with respect to that dealer after the allocations with respect to the First Tier Overconcentration Amount;

(3) the Third Tier Overconcentration Amount will allocate to the Overconcentration Interest, the remaining portions of used receivables payable by that dealer that are Dealer Overconcentration Receivables with respect to that dealer after the allocations with respect to the First Tier Overconcentration Amount and the Second Tier Overconcentration Amount; and

(4) the Fourth Tier Overconcentration Amount will allocate to the Overconcentration Interest, the portion of receivables payable by that dealer that are Used Vehicle Overconcentration Receivables after the allocations with respect to the First Tier Overconcentration Amount, the Second Tier Overconcentration Amount and the Third Tier Overconcentration Amount, allocated from that dealer on a pro rata basis from each dealer holding Used Vehicle Overconcentration Receivables.

All portions of receivables not allocated to the Overconcentration Interest in the trust will be allocated to the Nonoverconcentration Interest. As of any date, the “Nonoverconcentration Pool Balance” equals the difference of (a) the Pool Balance as of that date, minus (b) the Overconcentration Pool Balance as of that date.

Interest Collections

Generally, Aggregate Dealer Interest Collections received in respect of assets allocated to the Overconcentration Interest in the trust will be treated as Overconcentration Interest Collections, which collections, unless specified in the accompanying prospectus supplement will not be available to make payments on the notes offered under this prospectus.

Aggregate Dealer Interest Collections received in respect of assets allocated to the Nonoverconcentration Interest in the trust will be treated as Nonoverconcentration Interest Collections and will be available to make payments on Nonoverconcentration Series. Those Nonoverconcentration Interest Collections that are designated as Reallocated Nonoverconcentration Interest Collections will be made available to make payments on Overconcentration Series of notes.

Principal Collections

Generally, Aggregate Dealer Principal Collections received in respect of assets allocated to the Overconcentration Interest in the trust will be treated as Overconcentration Principal Collections, which collections will not be available to make payments on the notes offered under this prospectus.

Aggregate Dealer Principal Collections received in respect of assets allocated to the Nonoverconcentration Interest in the trust will be treated as Nonoverconcentration Principal Collections.

Defaulted Amounts

Generally, Defaulted Eligible Principal Receivables allocated to the Overconcentration Interest in the trust will be allocated to the Overconcentration Interest in the trust.

Defaulted Eligible Principal Receivables allocated to the Nonoverconcentration Interest in the trust will be allocated to the outstanding Nonoverconcentration Interest in the trust.

Series Percentage

The servicer will allocate all Aggregate Dealer Interest Collections, all Aggregate Dealer Principal Collections and all defaulted amounts among each series issued and outstanding, the Certificate Interest and, if the related prospectus supplement so states, any credit enhancement providers.

All allocations will be made by reference to the Series Percentages for each series. The related prospectus supplements will set forth how the Series Percentages are calculated.

The “Series Percentage” for a series generally will be based on that series’ Invested Amount compared to the Nonoverconcentration Pool Balance for the trust. The Invested Amount for your series of notes will be specified in the accompanying prospectus supplement.

With respect to a series of notes, the “Net Invested Amount” is an amount equal to that series’ Invested Amount, minus the amount then on deposit in that series’ Note Distribution Account, minus, if specified in the accompanying prospectus supplement, the amount then on deposit in that series’ Note Defeasance Account.

The Indenture

The trust is party to the indenture with the indenture trustee, under which the trust will issue notes in one or more series, the terms of which will be specified in an indenture supplement to the indenture. The following summarizes the material terms of the indenture. We have filed the indenture and a form of indenture supplement as exhibits to the registration statement filed with the Securities and Exchange Commission that includes this prospectus.

Modification of Indenture Without Noteholder Consent. The trust and indenture trustee, on the trust’s behalf, may, without consent of the related noteholders but with prior written notice to the designated rating agencies, enter into one or more supplemental indentures to the indenture or any indenture supplement thereto for any of the following purposes:

(1) to correct or amplify the description of the collateral or add additional collateral;

(2) to provide for the assumption of the notes and the indenture obligations by a permitted successor to the trust;

(3) to add additional covenants for the benefit of the related noteholders;

(4) to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

(5) to cure any ambiguity or correct or supplement any provision in the indenture or in any indenture supplement which may be inconsistent with any other provision of the indenture or of any indenture supplement;

(6) to provide for the acceptance of the appointment of a permitted successor indenture trustee or to add to or change any of the provisions of the indenture or any indenture supplement as shall be necessary and permitted to facilitate the administration of the trust by more than one trustee;

(7) to modify, eliminate or add to the provisions of the indenture or any indenture supplement in order to comply with the Trust Indenture Act;

(8) to provide for the termination of any Series Enhancement in accordance with the related indenture supplement;

(9) to add any provisions to, change in any manner, or eliminate any of the provisions of, the indenture or any indenture supplement or modify in any manner the rights of noteholders under the indenture or any applicable indenture supplement; provided that any action specified in this clause (9) does not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any related noteholder unless noteholder consent is otherwise obtained as described below;

(10) to add provisions to or delete or modify the provisions of the indenture or any indenture supplement, as appropriate, to allow the trust to issue foreign currency-denominated notes, including without limitation, adding provisions granting rights under the indenture to counterparties of the currency swaps that may be entered into in connection with the issuance of such foreign currency-denominated notes;

(11) with the consent of the depositor and upon satisfaction of the Rating Agency Condition, to add any provisions to, change in any manner or eliminate any provisions of the indenture or any indenture supplement, as appropriate, with respect to the inclusion of receivables other than receivables arising under the Scheduled Accounts or other rights to payment in the trust; and

(12) to add provisions to or delete or modify the existing provisions of the indenture as appropriate to comply with any rule or regulation, or amendment or modification to any existing rule or regulation, of the FDIC in connection with the isolation from Ally Bank of the receivables transferred by Ally Bank to the depositor under the pooling and servicing agreement, provided that such action shall not adversely affect in any material respect the interests of any noteholder.

Modification of Indenture With Noteholder Consent. With respect to the trust, with the consent of the holders of a majority of the principal balance of the outstanding notes affected thereby, the trust and the indenture trustee may execute a supplemental indenture to the indenture or any indenture supplement thereto to add provisions to, change in any manner or eliminate any provisions of, the indenture or indenture supplement, as applicable, or modify in any manner the rights of the related noteholders.

Without the consent of the holder of each outstanding related note affected thereby, however, no supplemental indenture will:

(1) change the stated due date of any installment of principal of or interest on any note or reduce the principal balance thereof, the applicable interest rate or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any note or any interest thereon is payable or modify any of the provisions of the indenture in a way that affects the calculation of the amount of any payment of interest or principal due on any note on any Payment Date;

(2) impair the right to institute suit for the enforcement of some of the provisions of the indenture regarding payment;

(3) reduce the percentage of the aggregate principal balance of the outstanding notes the consent of the holders of which is required for the supplemental indenture or the consent of the holders of which is required to waive compliance with provisions of the indenture or of defaults thereunder and their consequences as provided for in the indenture;

(4) modify or alter the provisions of the indenture or any indenture supplement regarding the voting of notes held by the trust, any other obligor on the notes, the depositor or an affiliate of any of them;

(5) reduce the percentage of the aggregate outstanding principal balance of the notes the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the trust estate if the proceeds of the sale would be insufficient to pay the principal balance and accrued but unpaid interest on the outstanding notes;

(6) decrease the percentage of the aggregate outstanding principal balance of the notes required to amend the sections of the indenture or any indenture supplement which specify the applicable percentage of aggregate outstanding principal balance of the notes necessary to amend the indenture; or

(7) permit the creation of any Lien ranking prior to or on a parity with the lien of the indenture with respect to any part of the trust estate or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any of the collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

Events of Default; Rights Upon Event of Default

With respect to each series of notes, each “Event of Default” with respect to that series will be specified in the accompanying prospectus supplement.

However, the amount of principal required to be paid to noteholders following an Event of Default under the indenture and indenture supplement will generally be limited to amounts available to be deposited therefor in the Note Distribution Account or, if specified by the accompanying prospectus supplement, the Note Defeasance Account. Therefore, unless the accompanying prospectus supplement specifies otherwise, the failure to pay principal on a series of notes will not generally result in the occurrence of an Event of Default until the applicable Legal Maturity Date.

If any series of notes of any trust are declared due and payable following an Event of Default with respect to those notes, the indenture trustee may institute proceedings to:

(1) institute proceedings for the collection of amounts due on the notes of the affected series;

(2) exercise remedies as a secured party;

(3) at its own election or at the direction of the holders of at least a majority of the outstanding amount of the notes of any accelerated series (or such other percentage as may be provided in the accompanying prospectus), institute foreclosure proceedings with respect to the Principal Receivables and other assets of the Trust Estate that secures that series, class or tranche by causing the trust to sell to a Permitted Assignee an amount of Principal Receivables (together with their related interest components) equal to the Net Invested Amount of the accelerated series but only if the indenture trustee determines that the proceeds of such sale will be sufficient to pay principal of and interest on such series in full; and

(4) at the direction of the holders of at least 100% of the outstanding amount of each class of the notes of any accelerated series or tranche (or such other percentage as may be provided in the accompanying prospectus), institute foreclosure proceedings from time to time with respect to the Principal Receivables and other assets of the Trust Estate that secures the related series, class or tranche, regardless of the sufficiency of the proceeds thereof, by causing the trust to sell to a Permitted Assignee an amount of Principal Receivables (together with their related interest components) equal to the Net Invested Amount of the accelerated series, or such other amount as is required by the related indenture supplement.

Although the indenture trustee must comply with its duties under the indenture and indenture supplement, if an Event of Default occurs and is continuing with respect to the notes of any trust, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture or indenture supplement at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. As set forth in the indenture, the holders of a majority in aggregate principal balance of the outstanding notes of an affected series of notes, voting together as a single class, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee. The holders of a majority of the aggregate principal balance of the affected series of notes then outstanding may, in some cases, waive any default with respect to that series of notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the notes.

If, in exercising its remedies as a result of an Event of Default, the indenture trustee collects any money or property, for a series of notes, it will pay out the money or property in the following order:

(1) First, to the indenture trustee for amounts due under the indenture and the applicable indenture supplement and to the owner trustee for amounts due under the trust agreement and the trust sale and servicing agreement; and

(2) Second, as Collections (allocated between Principal Collections and Interest Collections pro rata in accordance with the outstanding aggregate balances of all Principal Receivables and all Interest Receivables held by the trust as of the last day of the immediately preceding Collection Period) for distribution pursuant to the applicable indenture supplement and the indenture.

No noteholder of any series, class or tranche of notes will have the right to institute any proceeding regarding the indenture governing that note, unless:

(1) the holder previously has given to the indenture trustee written notice of a continuing Event of Default with respect to the applicable series, class or tranche;

(2) the holders of not less than 25% of the aggregate principal balance of each affected series, class or tranche have made written request of the indenture trustee to institute the proceeding in its own name as indenture trustee;

(3) the holder or holders have offered the indenture trustee reasonable indemnity;

(4) the indenture trustee has for 60 days failed to institute the proceeding; and

(5) no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the aggregate principal balance of the outstanding notes of the affected series, class or tranche.

If an Event of Default occurs and is continuing with respect to the trust and if it is known to the indenture trustee, the indenture trustee will mail notice of the Event of Default to each noteholder of the trust within 90 days after it occurs. Except in the case of a failure to make any required payment of principal or interest on any note, the indenture trustee may withhold the notice beyond the 90 day period if and so long as it determines in good faith that withholding the notice is in the interests of the noteholders.

In addition, the indenture trustee and each noteholder and note owner, by accepting a note, or interest in a note, will covenant that they will not, for a period of one year and one day after the termination of the trust agreement or any similar trust agreement or financing entered into by the depositor or the trust, institute against the trust or depositor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Neither the indenture trustee in its individual capacity nor the owner trustee in its individual capacity, nor any holder of a certificate including, without limitation, the depositor, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture or the notes.

Material Covenants

The indenture provides that the trust may not consolidate with or merge into any other entity, unless, among other things

(1) the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

(2) the entity expressly assumes the trust’s obligation to make due and punctual payments on the notes and the performance or observance of every agreement and covenant of the trust under the indenture;

(3) no Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

(4) the trust has been advised that the ratings of the securities would not be reduced or withdrawn by the designated rating agencies as a result of the merger or consolidation; and

(5) the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequences to the trust or to any related holder of securities.

The trust will not, among other things, except as expressly permitted by the basic documents:

(1) sell, transfer, exchange or otherwise dispose of any of the assets of the trust;

(2) other than amounts withheld under the Code or applicable foreign or state law, claim any credit on or make any deduction from the principal or interest payable in respect of the notes or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the trust;

(3) dissolve or liquidate in whole or in part;

(4) permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related notes under the indenture except as may be expressly permitted thereby; or

(5) permit any Lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the trust estate or any part thereof, or any interest therein or the proceeds thereof.

Except as specified in the accompanying prospectus supplement, the trust may not engage in any activity other than as described above under “The Trust.” The trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes, the indenture, or otherwise in accordance with the Transfer and Servicing Agreements.

Annual Compliance Statement.

The trust will be required to file annually with the indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

Indenture Trustee’s Annual Report. The indenture trustee will be required to mail each year to all noteholders for the trust, to the extent required under the Trust Indenture Act,

(1) a brief report relating to its eligibility and qualification to continue as indenture trustee under the indenture;

(2) any amounts advanced by it under the indenture;

(3) the amount, interest rate and maturity date of some types of indebtedness owing by the trust to the indenture trustee in its individual capacity;

(4) the property and funds physically held by the indenture trustee; and

(5) any action taken by it that materially affects the notes and that has not been previously reported.

Satisfaction and Discharge of Indenture

The indenture and indenture supplement for any series will be discharged with respect to the notes of that series upon, among other things, the delivery of all of the notes in that series to the indenture trustee for cancellation or, with limitations, upon deposit of funds sufficient for the payment in full of all of the notes in the series with the indenture trustee.

Trust Accounts

With respect to the trust, the servicer will establish and maintain in the name of the indenture trustee, for the benefit of noteholders of all series of the trust, a Collection Account, for the benefit of noteholders of all Nonoverconcentration Series of the trust, an Excess Funding Account, and for the benefit of the noteholders of all Overconcentration Series of the trust, a Cash Collateral Account. For each series of notes issued by the trust, the servicer will establish and maintain, for the benefit of the noteholders and in the name of the indenture trustee, an Eligible Deposit Account referred to as the “Note Distribution Account.” The prospectus supplement may specify also that the servicer will establish and maintain a “Swap Distribution Account” or a “Note Defeasance Account.” If a Note Defeasance Account is established, it will not constitute a “trust account” for purposes of this prospectus. To the extent specified in the accompanying prospectus supplement, amounts on deposit in a Note Defeasance Account will be available to make specified payments on the notes, but will not otherwise be available to the trust.

For the trust, funds in the Collection Account, the Excess Funding Account, the Cash Collateral Account, the Servicer Transition Costs Reserve Account and any Distribution Accounts or reserve accounts, if any, with respect to each series of notes issued by the trust and any other accounts identified as these accounts in the accompanying prospectus supplement are referred to collectively as the “Designated Accounts”—and the Certificate Distribution Account will be invested as provided in the basic documents in Eligible Investments.

Collection Account

The servicer has established and will maintain with the indenture trustee or its nominee in the name of the indenture trustee, a segregated trust account to serve as the Collection Account. The Collection Account is held by the indenture trustee for the benefit of the noteholders of all series issued by the trust, not just for the benefit of the holders of any particular series. The servicer will deposit into the Collection Account the required portion of amounts collected on the receivables. The servicer will deposit collections into the Collection Account on a daily, monthly (subject to certain conditions) or other basis that the designated rating agencies confirm in writing will not result in a reduction or withdrawal of its then existing rating of any note issued by the trust.

At the direction of the servicer, the indenture trustee will invest funds in the Collection Account in Eligible Investments. Net investment earnings on funds in the Collection Account will be deposited into the Collection Account and included in Interest Collections. The servicer will have the revocable power to instruct the indenture trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out the servicer’s or the indenture trustee’s duties under the indenture or the trust sale and servicing agreement.

Excess Funding Account

The servicer has established and will maintain with the indenture trustee or its nominee in the name of the indenture trustee, a segregated trust account for the benefit of the noteholders of all Nonoverconcentration Series issued by the trust to serve as the “Excess Funding Account.” The indenture provides that deposits will be made into the Excess Funding Account from available funds in an amount so that the Adjusted Nonoverconcentration Pool Balance is not less than the Required Nonoverconcentration Pool Balance.

In addition, the holders of the Certificate Interest may direct the servicer and the indenture trustee to deposit any amounts otherwise allocable to the holders of the Certificate Interest into the Excess Funding Account. The servicer will determine for each Distribution Date the amount by which the sum of the Adjusted Nonoverconcentration Pool Balance exceeds the Required Nonoverconcentration Pool Balance and will instruct the indenture trustee to withdraw that amount from the Excess Funding Account to the extent of the funds on deposit in the Excess Funding Account (excluding net investment earnings), and pay that amount to the holders of the Certificate Interest.

At the direction of the servicer, the indenture trustee will invest funds on deposit in the Excess Funding Account in Eligible Investments. Net investment earnings on funds in the Excess Funding Account will be deposited into the Collection Account and included in Nonoverconcentration Interest Collections.

Cash Collateral Account

The servicer has established and will maintain with the indenture trustee or its nominee in the name of the indenture trustee, a segregated trust account for the benefit of the noteholders of all Overconcentration Series issued by the trust to serve as the “Cash Collateral Account.” The indenture provides that deposits will be made into the Cash Collateral Account from available funds in an amount so that the Adjusted Overconcentration Pool Balance is not less than the Required Overconcentration Pool Balance.

In addition, the holders of the Certificate Interest may direct the servicer and the indenture trustee to deposit any amounts otherwise allocable to the holders of the Certificate Interest from amounts available from the Nonoverconcentration Interest and, if the Adjusted Overconcentration Pool Balance is not less than the Required Overconcentration Balance, from amounts available from the Nonoverconcentration Interest, into the Cash Collateral Account. The servicer will determine for each Distribution Date the amount by which the sum of the Adjusted Overconcentration Pool Balance exceeds the Required Overconcentration Pool Balance and will instruct the indenture trustee to withdraw that amount from the Cash Collateral Account to the extent of the funds on deposit in the Cash Collateral Account (excluding net investment earnings), and pay that amount to the holders of the Certificate Interest.

At the direction of the servicer, the indenture trustee will invest funds on deposit in the Cash Collateral Account in Eligible Investments. Net investment earnings on funds in the Cash Collateral Account will be deposited into the Collection Account and included in Overconcentration Interest Collections.

If the amount required to be withdrawn from the Reserve Fund to cover shortfalls in Collections exceeds the amount of cash in the Reserve Fund, a temporary shortfall in the amounts available for distribution could result. Except as otherwise specified in the accompanying prospectus supplement, investment earnings on funds deposited in the Designated Accounts (other than the Servicer Transition Costs Reserve Account) and the Certificate Distribution Account, net of losses and investment expenses, will be Investment Proceeds and will be available for distribution as described in the accompanying prospectus supplement. References to amounts on deposit in any Designated Account or the Certificate Distribution Accounts will not include the amount of any Investment Proceeds.

Servicer Transition Costs Reserve Account

The servicer has established and will maintain with the indenture trustee or its nominee in the name of the indenture trustee. a segregated trust account for the benefit of the back-up servicer to serve as the “Servicer Transition Costs Reserve Account.” On the initial closing date for the trust, the depositor deposited $200,000 into the Servicer Transition Costs Reserve Account. At the direction of the servicer, the indenture trustee will invest funds on deposit in the Servicer Transition Costs Reserve Account in Eligible Investments. Net investment earnings on funds in the Servicer Transition Costs Reserve Account will be distributed to the Servicer, unless the amount on deposit in the Servicer Transition Costs Reserve Account is less than the Servicer Transition Costs Reserve Account Required Amount, in which case such net investment earnings will be deposited into the Servicer Termination Costs Reserve Account.

If the back-up servicer is appointed as the successor servicer pursuant to the trust sale and servicing agreement, the indenture trustee will reimburse the back-up servicer for its Servicer Transaction Costs from amounts on deposit in the Servicer Transition Costs Reserve Account within 30 days of the delivery to the indenture trustee and the depositor of a detailed invoice setting forth such Servicer Transition Costs. If any funds remain on deposit in the Servicer Transition Costs Reserve Account six months after the appointment of the back-up servicer as successor servicer, the indenture trustee will, at the direction of the removed servicer, withdraw all remaining amounts on deposit in the Servicer Termination Costs Reserve Account and distribute them to the servicer.

Upon the delivery by the servicer to the indenture trustee of an officer’s certificate certifying that the Back-up Servicing Agreement has been terminated (other than as a result of the back-up servicer being appointed as the successor servicer) and that no replacement Back-up Servicing Agreement is required, the indenture trustee will, at the direction of the servicer, withdraw all amounts on deposit in the Servicer Termination Costs Reserve Account and distribute them to the servicer.

The Designated Accounts and the Certificate Distribution Accounts will be maintained as Eligible Deposit Accounts.

Any other accounts to be established with respect to the trust will be described in the accompanying prospectus supplement.

Application of Collections

The servicer will deposit into the Collection Account the payments received on the receivables in the trust portfolio during each Collection Period. The amount of the required deposit will depend upon, among other things, whether the series in the trust are in their Revolving Periods or accumulation or amortization periods. The servicer will be able to make these deposits on a monthly basis if the following conditions are met:

(1) Ally Financial, Ally Bank or one of its subsidiaries is the servicer;

(2) no servicing default has occurred and is continuing;

(3) either,

(a) the servicer maintains a specified short-term debt rating from designated rating agencies; or

(b) the Rating Agency Condition is satisfied with respect thereto; and

(4) if any Daily Remittance Period is specified in the accompanying prospectus supplement, no such Daily Remittance Period is in effect.

The servicer will allocate Nonoverconcentration Interest Collections, Nonoverconcentration Principal Collections and the Nonoverconcentration Defaulted Amount as indicated below:

(1) The Series Percentage of Nonoverconcentration Interest Collections allocated to each series will be available for application and payment as set forth in the prospectus supplement.

(2) The Series Percentage of Nonoverconcentration Principal Collections allocated to each series that is in its Revolving Period will be:

(a) available to make principal payments or deposits required by noteholders of one or more series in the same Principal Sharing Group if those collections are required to be treated as Shared Principal Collections as set forth in the prospectus supplement;

(b) to the extent specified in the prospectus supplement, deposited into the Excess Funding Account or the Cash Collateral Account in order to maintain the Adjusted Nonoverconcentration Pool Balance at the Required Nonoverconcentration Pool Balance and the Adjusted Overconcentration Pool Balance at the Required Overconcentration Pool Balance, as applicable; or

(c) paid to the holders of the Certificate Interest.

(3) The Series Percentage of Nonoverconcentration Principal Collections allocated to each series that is in its Controlled Accumulation Period, Controlled Amortization Period, Early Amortization Period or Early Accumulation Period up to the amount, if any, specified in the prospectus supplement will be deposited into the Note Distribution Account or, if specified by the accompanying prospectus supplement, the applicable Note Defeasance Account, or a principal funding account, as applicable, for allocation and payment to noteholders as described in the prospectus supplement. However, if Aggregate Dealer Principal Collections exceed the principal payments required to be allocated or distributed to noteholders, the excess will be paid to other noteholders or to the holders of the Certificate Interest, or retained to maintain the Required Nonoverconcentration Pool Balance and the Required Overconcentration Pool Balance.

(4) The Series Percentage of Nonoverconcentration Principal Collections allocated to each series that is in its Early Amortization Period will be deposited into the Note Distribution Account or, if specified by the accompanying prospectus supplement, the applicable Note Defeasance Account, for application and payment as provided in the prospectus supplement. Any Nonoverconcentration Interest Collections and Nonoverconcentration Principal Collections not allocated to an outstanding Nonoverconcentration Series generally will be distributed to the holder of the Certificate Interest. Any Nonoverconcentration Defaulted Amounts not allocated to an outstanding Nonoverconcentration Series will be allocated to the Certificate Interest.

Principal payments may also be funded from proceeds from the issuance of notes.

In the case of a series of notes having more than one class, the amounts in the Collection Account will be allocated and applied to each class in the manner and order of priority described in the prospectus supplement.

Any collections deposited into the Excess Funding Account on any date because the Adjusted Nonoverconcentration Pool Balance is less than the Required Nonoverconcentration Pool Balance will be withdrawn from the Excess Funding Account and paid to the holders of the Certificate Interest on any later date on which the Adjusted Nonoverconcentration Pool Balance exceeds the Required Nonoverconcentration Pool

Balance. The “Required Nonoverconcentration Pool Balance” means, on any date, an amount equal to the sum of (a) the Aggregate Nonoverconcentration Net Invested Amount on that date, (b) the Required Nonoverconcentration Certificate Amount for that date and (c) the Aggregate Reallocated Nonoverconcentration Amount on that date.

If an amortization period or accumulation period has begun, the amounts described in this section will be held for distribution to the noteholders on the dates specified in the prospectus supplement or accumulated for distribution on the Expected Maturity Date, as applicable, and distributed to the noteholders of each class or held for and distributed to the noteholders of other series of notes issued by the trust in the manner and order of priority specified in the prospectus supplement.

The servicer will also allocate Overconcentration Interest Collections, Overconcentration Principal Collections and the Overconcentration Defaulted Amount among any outstanding Overconcentration Series and the Certificate Interest. Overconcentration Interest Collections and Overconcentration Principal Collections will not be available to make payments on your series of notes.

Distributions

With respect to the trust, payments of principal and interest on the notes and distributions with respect of the certificates will be made from amounts deposited for that purpose into the Note Distribution Account or, if specified by the accompanying prospectus supplement, the applicable Note Defeasance Account, and the Certificate Distribution Account, respectively, as described in the accompanying prospectus supplement. The timing, calculation, allocation, order, source, priorities and requirements for all payments to each series of noteholders and all distributions in respect of the Certificate Interest will be set forth in the accompanying prospectus supplement.

Series Defaulted Amount and Reallocated Principal Collections

For each series of notes, on the determination date, the servicer will calculate the “Series Defaulted Amount” for the preceding Collection Period, which will equal the amount of the Nonoverconcentration Defaulted Amounts for that Collection Period allocated to that series. The Series Defaulted Amount for any Collection Period may be reduced by Aggregate Dealer Interest Collections allocable to that series or by other amounts specified in the prospectus supplement.

For each Nonoverconcentration Series of notes, the series’ Invested Amount will be reduced by unfunded Series Defaulted Amounts, called a “Series Charge-Off” and equal to the excess of the Series Defaulted Amount for that series over the amount available to reimburse such Series Defaulted Amount as described in the prospectus supplement. In addition, a series’ Invested Amount may decrease by the amount of any Aggregate Dealer Principal Collections reallocated to pay interest on the same or senior classes of notes and other amounts of such series. Reductions in a series’ Invested Amount due to Series Charge-Offs and any Reallocated Principal Collections will be reimbursed on any subsequent Distribution Date to the extent that Aggregate Dealer Interest Collections on deposit in the Collection Account exceed the interest owed on the notes, the Series Defaulted Amount and any other fees specified in the prospectus supplement that are payable on that date. This reimbursement will increase the Invested Amount with respect to that series.

Net Deposits and Payments

As an administrative convenience, the servicer will be permitted to make the deposit of Aggregate Dealer Interest Collections, Aggregate Dealer Principal Collections, servicer advances, if specified in the accompany prospectus supplement, and other amounts, for the trust, including amounts relating to any credit, liquidity or other enhancement arrangement, on any date net of distributions or payments to be made to the servicer on behalf of the trust on that date. The servicer, however, will account to the indenture trustee, the owner trustee and the noteholders with respect to the trust as if all deposits, distributions and transfers were made individually. In addition, in connection with the trust, at any time that the servicer is not required to remit Collections on a daily basis and payments or distributions on any securities are not required to be made monthly, the servicer may retain amounts allocable to the securities or the Distribution Accounts until the Payment Date or Distribution Date. Pending deposit into an account, the Collections may be employed by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. In this situation, all distributions, deposits or other remittances will be treated as having been distributed, deposited or remitted on the applicable Distribution Date for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on that Distribution Date and other Distribution Dates.

Book-Entry Registration

Unless otherwise specified in the accompanying prospectus supplement, noteholders that are not DTC participants or indirect DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through DTC participants and indirect DTC participants. In addition, noteholders will receive all distributions of principal and interest from the owner trustee or indenture trustee, as applicable, through DTC participants. Under a book-entry format, noteholders may experience some delay in their receipt of payments since these payments will be forwarded by the owner trustee or indenture trustee, as applicable, to Cede & Co., as nominee for DTC. DTC will forward these payments to its DTC participants, which thereafter will forward them to indirect DTC participants or noteholders. Except for the depositor, it is anticipated that the only noteholder will be Cede & Co., as nominee of DTC. Noteholders will not be recognized by the trustee as noteholders, as that term is used in the trust agreement and indenture, as applicable, and noteholders will be permitted to exercise the rights of noteholders only indirectly through DTC and its DTC participants.

Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of noteholders to pledge securities to persons or entities that do not participate in the DTC system or to otherwise act with respect to the securities may be limited due to the lack of a physical certificate for the securities.

DTC has advised the depositor that it will take any action permitted to be taken by a noteholder under the associated indenture or a certificateholder under the associated trust agreement only at the direction of one or more DTC participants to whose accounts with DTC the notes or certificates are credited. DTC may take conflicting actions relating to other undivided interests to the extent that these actions are taken on behalf of DTC participants whose holdings include these undivided interests.

In addition to holding notes through DTC participants or indirect DTC participants of DTC in the United States as described above, holders of book-entry notes may hold their notes through Clearstream or Euroclear in Europe if they are participants of these systems, or indirectly through organizations which are participants in these systems. Clearstream Banking, S.A. is incorporated under the laws of Luxembourg as a professional depository and is subject to regulation by the Luxembourg Monetary Institute. The Euroclear system is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by Euroclear Bank S.Ai N.Y., a bank incorporated under the laws of the Kingdom of Belgium, the Euroclear Operator. The Euroclear Operator is regulated and examined by the Belgium Banking and Finance Commission and the National Bank of Belgium.

Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold these positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries.

Distributions on notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Federal Income Tax Consequences—Tax Characterization and Treatment of the Notes—Information Reporting and Backup Withholding” in this prospectus. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture or other basic document on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect these actions on its behalf through DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Except as required by law, neither the trust, the depositor, the servicer, the administrator, the owner trustee nor the indenture trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the notes or the certificates of any series held by Cede & Co., as nominee for DTC, by Clearstream or by Euroclear in Europe, or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

Definitive Notes

Unless the accompanying prospectus supplement states otherwise, notes will be issued in fully registered, certificated form, or definitive notes, to noteholders or their nominees, rather than to DTC or its nominee, only if:

(1) the administrator advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities with respect to the notes and the trust is unable to locate a qualified successor;

(2) the administrator, at its option, elects to terminate the book-entry system through DTC; or

(3) after the occurrence of an Event of Default or a servicing default, note owners representing beneficial interests aggregating at least a majority of the outstanding principal balance of the related notes advise the appropriate trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interest of the note owners.

Upon the occurrence of any event described in the immediately preceding paragraph, DTC will notify the note owners and the indenture trustee of that occurrence and of the availability of definitive notes. Upon surrender by DTC of the definitive certificates representing the notes and receipt of instructions for re-registration, the indenture trustee will reissue the related notes as definitive notes to holders thereof.

Payments of principal of, and interest on, the definitive notes will thereafter be made in accordance with the procedures set forth in the indenture directly to holders of definitive notes in whose names the definitive notes were registered at the close of business on the last day of the preceding month. Those payments will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee. The final payment on any definitive note, however, will be made only upon presentation and surrender of the definitive note at the office or agency specified in the notice of final payment to the holders thereof.

Definitive notes will be transferable and exchangeable at the offices of the appropriate trustee or of a registrar named in a notice delivered to holders of definitive notes. No service charge will be imposed for any registration of transfer or exchange, but the appropriate trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

THE CERTIFICATES

The certificates will be issued pursuant to the terms of the trust agreement among the depositor, the owner trustee and the Delaware trustee. The certificates will be issued on the initial issuance date. The certificates are not being offered pursuant to this prospectus or any accompanying prospectus supplement. The certificates will represent the Certificate Interest in the trust.

THE TRANSFER AND SERVICING AGREEMENTS

Except as otherwise specified in the accompanying prospectus supplement, the following summary describes some of the material terms of:

(1) the pooling and servicing agreement pursuant to which the depositor purchases Eligible Receivables from Ally Bank, the servicer has agreed to service all receivables in the related dealer accounts;

(2) the trust sale and servicing agreement pursuant to which the trust acquires those Eligible Receivables from the depositor and has agreed to the servicing of the receivables by the servicer;

(3) the trust agreement pursuant to which the trust was created and certificates were issued; and

(4) the administration agreement pursuant to which Ally Financial, as administrator, has undertaken a number of administrative duties with respect to the trust.

The Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this prospectus forms a part. Upon request of a holder of securities described in the Transfer and Servicing Agreements, the depositor will provide a copy of the Transfer and Servicing Agreements. This copy will not include exhibits. This summary is not complete and you should read the full text of the Transfer and Servicing Agreements to understand their provisions. Where particular provisions or terms used in the Transfer and Servicing Agreements are referred to, the actual provisions are incorporated by reference as part of this summary.

Sale and Assignment of Receivables and Collateral Security

Subject to certain exceptions regarding intercreditor arrangements and interest in respect of receivables during their In-Transit Period, as described herein, Ally Bank will sell and assign to the depositor, without recourse;

•	on the initial issuance date for the trust, its entire interest in the Eligible Receivables under the dealer accounts included in the pool of accounts as of the Initial Cut-Off Date; and

•

on each date on which receivables are originated in a dealer account in the pool of accounts, its entire interest in all Eligible Receivables created on that date in the dealer accounts in the pool of accounts. However, if Ally Bank becomes subject to an insolvency proceeding, Ally Bank will not assign receivables to the depositor without approval of the court having jurisdiction over the case.

In each case, Ally Bank will sell and assign to the depositor the related Collateral Security and the proceeds of all of the foregoing, pursuant to a pooling and servicing agreement among Ally Bank, Ally Financial, as servicer, and the depositor. Ally Bank will retain all of its right, title and interest in, to and under any amounts constituting interest with respect to any receivable for which the related Vehicle Collateral Security is a vehicle manufactured by General Motors that accrues during its In-Transit Period. Those amounts, if any, will not be available to the trust.

On the trust’s initial issuance date and on each Receivables Transfer Date, the depositor will transfer and assign to the trust, without recourse, the Eligible Receivables and the other assets purchased from Ally Bank on that date, pursuant to the trust sale and servicing agreement among the depositor, the servicer and the trust.

In the pooling and servicing agreement, in connection with the sale of the receivables to the depositor, the servicer will agree that it will indicate in its records that the Eligible Receivables and Collateral Security have been sold to the depositor, and that, upon the execution of the trust sale and servicing agreement, the depositor has sold and assigned that property to the trust. In addition, Ally Bank and the servicer will agree to provide a complete list to the depositor showing for each dealer account to be included in the pool of accounts, as of the Initial Cut-Off Date, its account number and the outstanding principal balance of receivables that Ally Bank represents are Eligible Receivables under that dealer account. In the trust sale and servicing agreement, the trust will accept the designation of Ally Financial as custodian to maintain possession, as the trust’s agent, of the documents relating to the receivables. Ally Financial will not deliver to the depositor, the owner trustee or the indenture trustee any records or agreements relating to the dealer accounts or the receivables. The records and agreements relating to the dealer accounts and receivables related to the trust will not be segregated from those relating to other accounts and receivables of Ally Financial or otherwise marked to reflect the sale of the receivables therein to the depositor or the subsequent sale to the trust. This helps to assure uniform quality in servicing both the receivables related to the trust and the servicer’s own portfolio of receivables, as well as to facilitate servicing and save administrative costs. However, with respect to the trust, Ally Bank will file UCC financing statements with respect to the sale, transfer and assignment of receivables to the depositor and the depositor will file UCC financing statements with respect to the transfer and assignment of the receivables to the trust. In addition, the trust will file UCC financing statements with respect to the security interest in the trust’s assets granted to the indenture trustee under the indenture to secure the trust’s obligations thereunder. See “Legal Aspects—Transfer of Receivables” in this prospectus. The documents evidencing the receivables will remain in Ally Financial’s possession, as custodian, and will not be stamped or otherwise marked to reflect the sale and assignment of the interests in the receivables to the depositor or the trust. As a result of Ally Financial’s continued possession, if a subsequent purchaser were able to take possession of the receivables without knowledge of the assignment, and if the receivables are deemed “chattel paper” under applicable law, the trust’s interests in the receivables could be defeated. See “Legal Aspects—Transfer of Receivables” in this prospectus.

Pursuant to the trust sale and servicing agreement, as described in “—Addition and Removal of Accounts” in this prospectus, the depositor has the limited right and under certain circumstances, the obligation, to designate from time to time additional dealer accounts to be included in the pool of accounts. In connection with any designation of additional dealer accounts, the depositor will purchase from Ally Bank the Eligible Receivables in the additional dealer accounts and Ally Bank will follow the procedures set forth in the preceding paragraph, except that the list will show information for the additional dealer accounts as of the cut-off date for additional dealer accounts. The servicer will notify the depositor of this cut-off date in writing.

Representations and Warranties

In the pooling and servicing agreement, Ally Bank will represent and warrant to the depositor, among other things, that:

(1) as of the Initial Cut-Off Date, or, in the case of an additional dealer account, as of the cut-off date for additional dealer accounts, each dealer account or additional dealer account included in the pool of accounts is an Eligible Account; and

(2) as of the Initial Cut-Off date, or, in the case of an additional dealer account, as of the cut-off date for additional dealer accounts, and on each Receivables Transfer Date each receivable conveyed to the depositor on that date that is identified as an Eligible Receivable is an Eligible Receivable.

In the case of an additional dealer account, Ally Bank will make the above representations and warranties as of the related cut-off date.

In the trust sale and servicing agreement, the depositor will assign the representations and warranties of Ally Bank with respect to the dealer accounts and the receivables to the trust, and will represent and warrant to the trust that the depositor has taken no action which would cause the representations and warranties of Ally Bank to be false in any material respect as of the initial issuance date, each cut-off date for additional dealer accounts and each Receivables Transfer Date, as the case may be.

The depositor and the servicer may discover that (a) there has been a breach of a representation or warranty of the depositor or Ally Bank that materially and adversely affects the trust’s interest in a receivable or (b) the payment for any portion of a receivable has been deferred pursuant to DPP, an installment sales program or a similar arrangement. Any receivable affected this way is referred to as a “Warranty Receivable.” Unless and to the extent the breach is cured in all material respects, Ally Bank or the depositor will repurchase a Warranty Receivable as follows:

(1) if the breach or deferral is a breach of a representation or warranty of Ally Bank, the depositor, the servicer will use reasonable efforts to enforce the obligation of Ally Bank under the pooling and servicing agreement to pay the related Warranty Payment, as defined below, and repurchase the receivable; or

(2) if the breach or deferral is a breach of a representation or warranty of the depositor, the depositor will repurchase the receivable.

Without limiting the generality of the foregoing, a receivable held by the trust will not be an Eligible Receivable, and thus will be repurchased if and to the extent (1) the principal balance thereof is adjusted downward because of a rebate, refund, credit adjustment or billing error to the related dealer, or (2) the receivable was created in respect of a vehicle that was refused or returned by a dealer.

The “Warranty Payment,” which is the price for a repurchase of a Warranty Receivable by Ally Bank or the depositor will be equal to the principal balance of the receivable, plus all accrued and unpaid interest thereon through the date of purchase. In the case of a breach or deferral affecting less than the entire principal balance of a receivable, the Warranty Payment will be to the extent of the breach or deferral, plus all accrued and unpaid interest thereon through the date of purchase. The Warranty Payment may be satisfied either by cash payment to the trust or by a reduction of the Certificate Interest, provided that after giving effect to a reduction of the Certificate Interest, neither the Excess Overconcentration Certificate Amount nor the Excess Nonoverconcentration Amount will be less than zero. To the extent the Warranty Payment is made with cash, the principal portion of the Warranty Payment will be treated as Principal Collections and the remainder will be included in Interest Collections. All cash Warranty Payments will be deposited into the related Collection Account on the related Distribution Date. The repurchase obligations of the depositor and Ally Bank, to the extent those obligations are fulfilled, constitute the sole remedy available to the noteholders, the indenture trustee or the owner trustee for any uncured breach or deferral.

In the pooling and servicing agreement, Ally Bank will also make representations and warranties to the depositor to the effect that, among other things, as of the closing date for the sale of any securities:

(1) Ally Bank is duly formed and in good standing, it has the authority to consummate the transactions contemplated by the pooling and servicing agreement and the trust sale and servicing agreement, and the pooling and servicing agreement and the trust sale and servicing agreement each constitutes legal, valid and binding obligations of Ally Bank; and

(2) the transfer of the receivables and the respective Vehicle Collateral Security, pursuant to the pooling and servicing agreement constitutes a valid sale, transfer and assignment to the depositor of all right, title and interest of Ally Bank in that receivable and the respective Vehicle Collateral Security, whether then existing or thereafter created, and the proceeds thereof.

If the breach of any of the representations and warranties described in the previous paragraph results in the obligation of the depositor under the trust sale and servicing agreement to repurchase the receivables and the Collateral Security as described below, Ally Bank will be obligated to repurchase the property for an amount equal to the Reassignment Amount. In other circumstances in which the depositor is obligated under the trust sale and servicing agreement to repurchase the property, Ally Bank will not be obligated to repurchase the property.

In the trust sale and servicing agreement, the depositor will also make representations and warranties to the trust to the effect that, among other things, as of the closing date for the sale of any securities:

(1) the depositor is duly formed and in good standing, it has the authority to consummate the transactions contemplated by the pooling and servicing agreement, and the trust sale and servicing agreement constitutes a legal, valid and binding agreement of the depositor; and

(2) the transfer of the receivables pursuant to the trust sale and servicing agreement constitutes a valid sale, transfer and assignment to the trust of all right, title and interest of the depositor in the receivables and the related Collateral Security, whether then existing or thereafter created, and the proceeds thereof.

With respect to the trust, if the breach of any of the representations and warranties described in this paragraph has a material adverse effect on the interests of the securityholders, then any of the indenture trustee, the owner trustee or the holders of the outstanding securities evidencing not less than a majority of the outstanding principal balance of the notes and a majority of the Voting Interests of all outstanding certificates, by written notice to the depositor, may direct the depositor to accept the reassignment of all receivables and the Collateral Security within 60 days of the notice, or within the longer period specified in the notice. The depositor will be obligated to accept the reassignment and pay the Reassignment Amount on a Distribution Date occurring within the applicable period.

The reassignment will not be required to be made, however, if at or prior to the end of the applicable period, the representations and warranties are then true and correct in all material respects and any material adverse effect caused by the breach has been cured. With respect to the trust, the payment of the Reassignment Amount will be considered as payment in full for all receivables and the Collateral Security. The obligation of the depositor to pay the Reassignment Amount as described above will constitute the sole remedy respecting a breach of the representations and warranties available to the trust, the noteholders, the certificateholder, the owner trustee or indenture trustee.

It is not expected that the depositor will have significant assets other than the certificates, its rights under the pooling and servicing agreement and the trust sale and servicing agreement with respect to the trust.

In the pooling and servicing agreement, Ally Bank will covenant that Ally Bank will not sell, pledge, assign or transfer any interest in any Eligible Receivables or the Vehicle Collateral Security unless required to by agreements with other persons or entities. An exception to this covenant will be made for the sale and conveyances under the pooling and servicing agreement and the interests created under the trust sale and servicing agreement, or as otherwise permitted by the pooling and servicing agreement.

Addition and Removal of Accounts

Addition of Accounts

The depositor may from time to time, in its sole discretion, subject to the conditions specified in the trust sale and servicing agreement, designate one or more dealer accounts as additional accounts to be included in the pool of accounts, as Scheduled Accounts, by giving written notice to the indenture trustee, the owner trustee and the designated rating agencies specifying the date, the “Addition Date,” on which such additional accounts will be added to the pool of accounts—the “Addition Notice.” An Addition Notice must be provided on or before the third Business Day but not more than the 30th day prior to the related Addition Date. If additional accounts are to be included in the pool of accounts, effective as of an Addition Date, the depositor will sell and assign to the trust, and the trust will purchase from the depositor, all of the depositor’s right, title and interest in, to and under the Eligible Receivables in the additional accounts and the related Collateral Security.

If, on the close of business on any Business Day, the Adjusted Nonoverconcentration Pool Balance (after giving effect to any deposits to the Excess Funding Account in respect of that day) is less than the Required Nonoverconcentration Pool Balance on that day, or the Adjusted Overconcentration Pool Balance (after giving effect to any deposits to the Cash Collateral Account in respect of that day) is less than the Required Overconcentration Pool Balance on that day, then the Depositor will, within 15 Business Days following the close of business on that day, designate additional Eligible Accounts as Additional Accounts to the trust such that, after giving effect to the transfer to the trust of all Eligible Receivables arising in connection with those Additional Accounts, the Adjusted Nonoverconcentration Pool Balance at the close of business on that Addition Date will be at least equal to that Required Nonoverconcentration Pool Balance and the Adjusted Overconcentration Pool Balance at the close of business on that Addition Date will be at least equal to that Required Overconcentration Pool Balance.

The depositor may convey to the trust all Eligible Receivables and the related Collateral Security in any additional accounts only upon satisfaction of each of the following conditions on or prior to the related Addition Date:

(a) the depositor must represent and warrant that as of the related additional cut-off date each additional account is an Eligible Account and that each receivable arising thereunder identified as an Eligible Receivable and conveyed to the trust on the Addition Date is an Eligible Receivable;

(b) the depositor must deliver to the owner trustee a duly executed written assignment in substantially the form required by the trust sale and servicing agreement;

(c) the depositor must agree to deposit in the Collection Account all Collections with respect to Eligible Receivables arising in the additional accounts since the related additional cut-off date within two Business Days after the Addition Date (or such later date as may be permitted under the Indenture);

(d) as of the Addition Date, neither Ally Bank nor the depositor is insolvent nor will any of them have been made insolvent by such transfer nor is either of them aware of any pending insolvency;

(e) the depositor must represent and warrant that the designation of these additional accounts, the inclusion of these additional accounts in the pool of accounts and the purchase of the related receivables will not, in the reasonable belief of the depositor, result in the occurrence of an Early Amortization Event;

(f) the Schedule of Accounts has been amended to reflect these additional accounts and the Schedule of Accounts as so amended is true and correct as of the Addition Date;

(g) the depositor has delivered to the indenture trustee and the owner trustee a certificate of an authorized officer of the depositor confirming the items set forth in clauses (a) through (f) above; and

(h) the depositor has delivered to the owner trustee an opinion of counsel substantially in the form required by the trust sale and servicing agreement.

(i) In addition, if the Depositor is voluntarily adding additional accounts to the trust, the Rating Agency Condition must be satisfied in order to transfer those additional accounts if either:

(j) the aggregate number of additional accounts in any calendar quarter or the aggregate amount of receivables arising in connection with such additional accounts as of the related additional cut-off dates in such calendar quarter exceeds 10% of the number of all accounts in the trust or 10% of the Pool Balance, respectively, as of the first day of such calendar quarter or in the case of the first calendar quarter, as of the Initial Closing Date; or

(k) the aggregate number of additional accounts in any calendar year or the aggregate amount of receivables arising in connection with such additional accounts as of the related additional cut-off dates in such twelve-month period exceeds 20% of the number of all accounts or 20% of the Pool Balance, respectively, as of the first day of such calendar year or the first day receivables are transferred to the trust, as applicable or in the case of the first calendar year, as of the Initial Closing Date;

On the date any additional dealer account is added to the pool of accounts, all Eligible Receivables then in that dealer account will be sold by Ally Bank to the depositor and will be transferred by the depositor to the trust.

With respect to the trust, even though each additional dealer account must be an Eligible Account, additional dealer accounts may not be of the same credit quality as the initial dealer accounts because, among other things, those dealer accounts may not have been part of Ally Bank’s portfolio on the Initial Cut-Off Date. Additional dealer accounts may have been originated at a different time using credit criteria different from those applied to the initial dealer accounts.

Removal of Accounts

On any Business Day the depositor will have the right (which it may not exercise more than once in any calendar month) to require the removal of accounts and, at the election of the depositor, all of the receivables related to those accounts from the pool of accounts. To so remove accounts and, if applicable, the related receivables, the depositor (or the servicer on its behalf) will take the following actions and make the following determinations:

(i) not less than three Business Days but not more than 30 days prior to the Removal Commencement Date, furnish to the indenture trustee, the owner trustee and the designated rating agencies a written notice—the “Removal Notice”—specifying the date—the “Removal Commencement Date”—on which removal of one or more accounts—the “Randomly Selected Accounts”—will commence, and if the depositor intends to remove receivables related to the Randomly Selected Accounts by transferring cash or receivables in exchange for the removed receivables, not less than three Business Days but not more than 30 days prior to the removal of those receivables, furnish to the indenture trustee, the owner trustee and the designated rating agencies, a written notice specifying the depositor’s intent to remove receivables, the Randomly Selected Accounts to which such receivables relate and the date the receivables will be removed; and

(ii) determine on the Removal Commencement Date with respect to those Randomly Selected Accounts the aggregate principal balance of Eligible Receivables in respect of each of the Randomly Selected Accounts—the “Removal Balance,” and amend the Schedule of Accounts by delivering to the owner trustee a true and complete list of the Randomly Selected Accounts, specifying for each Randomly Selected Account, as of the Removal Commencement Date, its account number and the Removal Balance.

The removal of any of these accounts will be subject to the following conditions:

(a) the depositor will represent and warrant that such removal will not, in the reasonable belief of the depositor, result in the occurrence of an Early Amortization Event;

(b) the depositor will represent and warrant that the Randomly Selected Accounts (or administratively convenient groups of accounts) have been randomly selected from the Pool of Accounts or otherwise not on a basis intended to select particular accounts or groups of accounts for any reason other than administrative convenience;

(c) the removal will not cause the Adjusted Nonoverconcentration Pool Balance to be less than the Required Nonoverconcentration Pool Balance or the Adjusted Overconcentration Balance to be less than the Required Overconcentration Pool Balance;

(d) the Rating Agency Condition has been satisfied with respect to that removal for each series or class of Securities then outstanding; and

(e) on or before the related Removal Commencement Date, the depositor has delivered to the owner trustee a certificate of an authorized officer confirming the items set forth in clauses (a) through (d) above.

Subject to the satisfaction of the preceding conditions, from and after the Removal Commencement Date with respect to a Randomly Selected Account, (i) the depositor will not transfer receivables with respect to that Randomly Selected Account to the trust, and (ii) until the Removal Balance has been reduced to zero, all Principal Collections with respect to such Randomly Selected Account will be allocated to the oldest outstanding principal balance of receivables arising under that Randomly Selected Account. In addition, on any Business Day on or after the Removal Commencement Date, the depositor may remove from the trust all of the receivables related to the Randomly Selected Accounts by either transferring cash and/or Eligible Receivables to the trust, or reducing the Certificate Interest held against it so that the total amount of transferred cash and Certificate Interest Reduction is equal to the Removal Balance related to those Randomly Selected Accounts as of the date of removal (provided that after giving effecting to such reduction neither the Excess Overconcentration Certificate Amount nor the Excess Nonoverconcentration Certificate Amount would be less than zero). All amounts so allocated to receivables owned by the trust or paid to the trust for the removal of receivables will constitute Principal Collections and will reduce the Removal Balance. The Removal Balance will also be reduced to the extent receivables in the Randomly Selected Accounts held by the trust on the Removal Commencement Date become Defaulted Receivables.

After the date the Removal Balance with respect to that Randomly Selected Account is reduced to zero—the “Removal Date,” (i) Collections thereon will cease to be allocated to the trust, (ii) that Randomly Selected Account will be deemed removed from the pool of accounts for all purposes—a “Removed Account,” (iii) all of the trust’s right, title and interest in, to and under the receivables arising in that account and the related Collateral Security will be deemed to be transferred and released by the trust to the depositor without recourse, representation or warranty, and (iv) the servicer will amend the Schedule of Accounts accordingly.

In addition, if a dealer account in the pool of accounts ceases to be an Eligible Account, that dealer account will be deemed a Randomly Selected Account to be removed on that date. Receivables arising thereafter in the account selected for removal will not be transferred to the trust. Receivables in any dealer account transferred to the trust prior to that date and Collections on those receivables will continue to be assets of the trust. The servicer will allocate all Principal Collections on receivables in a selected account to the oldest receivables in that dealer account. In addition, on any Business Day on or after the Removal Commencement Date, in exchange for the receivables related to a Randomly Selected Account, the depositor will have the right to transfer cash to the trust or to reduce the Certificate Interest in an amount equal to the Removal Balance related to that Randomly Selected Account as of the date of removal. All amounts so allocated to receivables owned by the trust or paid to the trust for the removed receivables will constitute Principal Collections and will reduce the Removal Balance. After the Removal Date with respect to that Randomly Selected Account, (a) Collections thereon will cease to be allocated in accordance with the preceding sentence, (b) that Randomly Selected Account will be deemed a Removed Account, (c) all of the trust’s right, title and interest in, to and under the receivables arising in that account and the related Collateral Security will be deemed to be transferred and released by the trust to the depositor without recourse, representation or warranty, and (d) the servicer will amend the Schedule of Accounts accordingly.

Servicer Covenants

In the pooling and servicing agreement, the servicer will agree that:

(1) it will maintain in effect all qualifications required in order to service the dealer accounts included in the pool of accounts and receivables and will comply in all material respects with all requirements of law in connection with servicing the dealer accounts and receivables, except where the failure to maintain that qualification to comply with those requirements would not have a material adverse effect its ability to perform its obligations under the pooling and servicing agreement, the trust sale and servicing agreement and the custodian agreement;

(2) it will not permit any rescission or cancellation of receivables held by the trust except as ordered by a court of competent jurisdiction or other government authority;

(3) it will do nothing to impair the rights of the noteholders in the receivables held by the trust and it will not reschedule, revise or defer payments due on any receivable held by the trust, except in a manner consistent with its servicing guidelines or as otherwise contemplated by pooling and servicing agreement or the trust sale and servicing agreement; and

(4) it will not permit any receivable held by the trust to become subject to any right of set-off or any offsetting balance.

Pursuant to the pooling and servicing agreement and the trust sale and servicing agreement, the depositor, the servicer may from time to time discover or receive written notice that some of the covenants of the servicer set forth therein have not been complied with in all material respects with respect to any Eligible Receivable transferred to the trust or dealer account, and the noncompliance has a material adverse effect on the interests of noteholders in or under the receivable or dealer account. If this occurs, the servicer will purchase the receivable or all receivables transferred to the trust under the dealer account—each, an “Administrative Receivable”—as applicable; provided that, if the servicer is not required to repurchase Administrative Receivables, as described under “The Back-up Servicer,” the servicer will indemnify the trust for any damages the trust may suffer as a result of the breach. The purchase will be made no later than two Business Days, or during any other period as may be agreed by the trustee, following the discovery by the servicer of the noncompliance.

In the event that the servicer purchases an Administrative Receivable from the trust or makes any indemnity payment to the trust, the seller will purchase the Administrative Receivable from the servicer or indemnify the servicer for the applicable amounts, if any, to the extent that the action or inaction causing the breach was at the direction of the seller in accordance with the basic documents. The servicer’s obligation to repurchase an Administrative Receivable will not be conditioned upon or limited by the seller’s actual or anticipated performance of its repurchase obligations or any of its other obligations for the benefit of the servicer.

With respect to each Administrative Receivable, the servicer will be obligated to deposit into the Collection Account on the date on which the purchase is deemed to occur an amount—the “Administrative Purchase Payment”—equal to the principal balance of the receivable plus accrued but unpaid interest thereon through the date of the purchase. An Administrative Purchase Payment will be included in (i) Principal Collections, to the extent of the principal balance of the receivable, and (ii) Interest Collections, as to the remainder of the amount. A purchase by the servicer, to the extent those obligations are fulfilled, constitutes the sole remedy available to the noteholders, the depositor, the owner trustee, the indenture trustee or the trust, if the covenant or warranty of the servicer is not satisfied.

Matters Regarding the Servicer

The trust sale and servicing agreement provides that the servicer may not resign from its obligations and duties as servicer thereunder and under the pooling and servicing agreement, except upon determination that the servicer’s performance of those duties is no longer permissible under applicable law. If, at the time of resignation, a successor servicer has not accepted appointment, the indenture trustee will assume the servicer’s servicing obligations and duties under the Transfer and Servicing Agreements.

The trust sale and servicing agreement further provides that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the trust, indenture trustee, owner trustee or any noteholders, except as specifically provided in the trust sale and servicing agreement or the pooling and servicing agreement, for taking any action or for refraining from taking any action pursuant to the Transfer and Servicing Agreements or for errors in judgment; except that neither the servicer nor any of those persons will be protected against any liability that would otherwise be imposed by reason of wilful misfeasance, bad faith or negligence—except errors in judgment—in the performance of duties thereunder or by reason of reckless disregard of its obligations and duties thereunder.

In addition, the trust sale and servicing agreement provides that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under the Transfer and Servicing Agreements and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Transfer and Servicing Agreements and the rights and duties of the parties thereto and the interests of the noteholders thereunder. The legal expenses and costs of that action and any liability resulting therefrom will be expenses, costs and liabilities of the trust and the servicer will be entitled to be reimbursed therefor out of the Collection Account. Any indemnification or reimbursement will reduce the amount otherwise available for distribution to the noteholders.

Under the circumstances specified in the trust sale and servicing agreement, any entity which succeeds the servicer will be treated as the successor of the servicer under the trust sale and servicing agreement and the pooling and servicing agreement. This successor entity will assume the obligations of the servicer under those agreements. A successor entity of the servicer includes any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or, with respect to its obligations as servicer, any entity 50% or more of the voting stock or interest of which is owned, directly or indirectly, by Ally Bank or Ally Financial and which is otherwise servicing wholesale receivables.

So long as Ally Financial acts as servicer, the servicer may at any time subcontract any duties as servicer under the trust sale and servicing agreement or pooling and servicing agreement to any entity more than 50% of the voting stock or interest of which is owned, directly or indirectly, by Ally Bank or Ally Financial or to any entity that agrees to conduct the duties in accordance with the servicer’s servicing guidelines and the trust sale and servicing agreement. No such delegation will relieve the servicer of its responsibilities with respect to those duties. The servicer may at any time perform specific duties as servicer through subcontractors who are in the business of servicing receivables similar to the receivables, provided that no delegation will relieve the servicer of its responsibility with respect to those duties.

Servicing Default

Except as otherwise provided in the accompanying prospectus supplement, a servicing default under the trust sale and servicing agreement will consist of:

(1) the servicer fails at any time to make any required distribution, payment, transfer or deposit or to direct the indenture trustee to make any required distribution, which failure continues unremedied for five Business Days after written notice from the indenture trustee or the owner trustee is received by the servicer or after discovery of the failure by an officer of the servicer;

(2) the servicer fails at any time to duly observe or perform in any material respect any other covenant or agreement in the trust sale and servicing agreement, the pooling and servicing agreement, the indenture or the trust agreement, which failure materially and adversely affects the rights of the noteholders and which continues unremedied for 90 days after the giving of written notice of the failure to the servicer by the indenture trustee or the owner trustee or to the servicer and the indenture trustee and the owner trustee by holders of notes or Voting Interests, as applicable, evidencing not less than 25% in principal balance of the outstanding notes or Voting Interests or after discovery of the failure by an officer of the servicer;

(3) any representation, warranty or certification made by the servicer in the trust sale and servicing agreement or in any certificate delivered pursuant to the trust sale and servicing agreement proves to have been incorrect when made and the inaccuracy has a material adverse effect on the rights of the related noteholders and the effect continues unremedied for a period of 60 days after the giving of written notice thereof to the servicer by the indenture trustee or the owner trustee; or

(4) specified events of bankruptcy, insolvency or receivership involving the servicer occur.

Notwithstanding the foregoing, there will be no servicing default where a servicing default would otherwise exist under clause (1) above for a period of ten Business Days or under clause (2) or (3) for a period of 60 days if the delay or failure giving rise to the servicing default was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or other similar occurrence. Upon the occurrence of any of these events, the servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the pooling and servicing agreement and the trust sale and servicing agreement and the servicer will provide the indenture trustee, the owner trustee, the depositor and the noteholders with prompt notice of the failure or delay by it, together with a description of its efforts to so perform its obligations.

Rights Upon Servicing Default

As long as a servicing default under the trust sale and servicing agreement remains unremedied, the indenture trustee or holders of notes evidencing not less than a majority in principal balance of the then outstanding notes may terminate all the rights and obligations of the servicer under the trust sale and servicing agreement and the pooling and servicing agreement. If the notes have been paid in full and the indenture has been discharged with respect thereto, by the owner trustee or certificateholders whose certificates evidence not less than a majority of the Voting Interests may terminate all the rights and obligations of the servicer under the trust sale and servicing agreement and the pooling and servicing agreement.

Upon termination, the indenture trustee, as successor servicer, will succeed to all responsibilities, duties and liabilities under those agreements and will be entitled to similar compensation arrangements. Following a servicer default and subsequent termination of the servicer’s obligations under the indenture and the pooling and servicing agreement, the predecessor servicer may transfer to the successor servicer for administration by it of all cash amounts held at that time by the servicer for deposit.

If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicing default other than the appointment has occurred, the trustee or official may have the power to prevent the indenture trustee or the noteholders from effecting a transfer of servicing.

If the indenture trustee is unwilling or unable to act as servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and who otherwise meets the eligibility requirements set forth in the trust sale and servicing agreement, including the Back-Up Servicer. If the indenture trustee so appoints or petitions for the appointment of a successor, the indenture trustee may make arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the servicer under the trust sale and servicing agreement.

For a description of the rights and obligations of the Back-Up Servicer, including certain limitations as to the obligations of the servicer that the Back-Up Servicer will assume upon its appointment as servicer, see “The Back-Up Servicer.”

Waiver of Past Defaults

With respect to the trust, the holders of notes evidencing at least a majority in principal balance of the then-outstanding notes, voting as a single class, may, on behalf of all the noteholders, waive any default by the servicer in the performance of its obligations under the pooling and servicing agreement and the trust sale and servicing agreement and its consequences However, a servicing default in making any required distributions, payments, transfers or deposits may not be waived. No waiver of past defaults will impair the rights of the indenture trustee, the owner trustee, or the noteholders with respect to subsequent defaults.

Statements to Trustees and Trust

Prior to each Payment Date and Distribution Date, with respect to the trust, the servicer will provide to the indenture trustee and the owner trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports to be provided to noteholders on that date under the Transfer and Servicing Agreements.

Reports to Noteholders

With respect to the trust and the securities, on or prior to each Distribution Date, the servicer will prepare and provide to the indenture trustee a statement to be delivered to the holders of the notes on the Distribution Date. Each statement will include the following information as to the notes with respect to the Distribution Date or the period since the previous Distribution Date, as applicable:

(1) the amount, if any, of the distribution allocable to principal on each series of notes and in respect of the Certificate Interest;

(2) the amount, if any, of the distribution allocable to interest on each series of notes and in respect of the Certificate Interest;

(3) the aggregate outstanding principal for each series of notes, after giving effect to all payments reported under (1) above;

(4) if applicable, the amount of outstanding servicer advances;

(5) the amount of the Monthly Servicing Fee and, if applicable, Monthly Back-Up Servicing Fee paid to the servicer and back-up servicer, as applicable, and, if applicable, trustee or administrator fees and expenses payable from Interest Collections, with respect to the related Collection Period or Periods, as the case may be;

(6) the amount, if any, reinvested in additional receivables;

(7) the amount, if any, and purpose of any other fees or expenses accrued or paid;

(8) whether the Revolving Period has terminated early;

(9) the Interest Rate applicable for the next Payment Date for any series of notes with variable or adjustable rates;

(10) the amount, if any, withdrawn from or credited to the Reserve Fund;

(11) the accumulated interest shortfalls, if any, on each series or class of securities and the change in those amounts from the preceding Payment Date;

(12) the trust assets that were charged-off as uncollectible and Reallocated Principal Amounts allocated to each series or class of securities and the change in those amounts from the preceding Distribution Date;

(13) the balance of the Reserve Fund, if any, on the relevant date, after giving effect to changes therein on that date;

(14) the amount, if any, of excess cash distributed from the Reserve Fund to the depositor;

(15) the balance in the accumulation period reserve account;

(16) the number and dollar amount of receivables at the beginning and end of the applicable Collection Period, and updated pool composition information as of the end of the Collection Period;

(17) the amount of receivables with respect to which material breaches of pool asset representations or warranties or transaction covenants have occurred;

(18) any material modifications, extensions, or waivers relating to the terms of or fees, penalties or payments on, pool assets during the distribution period or that, cumulatively, have become material over time;

(19) the Nonoverconcentration Pool Balance as of the related Determination Date;

(20) the Overconcentration Pool Balance as of the related Determination Date; and

(21) the Monthly Payment Rate.

Information regarding any additional series of notes issued by the trust will be included in the Form 10-D filed with respect to the calendar month in which the additional series of notes are issued. In addition, during the Revolving Period for your series of notes, information regarding the purchase of additional receivables by the trust will be included in the Form 10-D filed with respect to the applicable calendar month.

In addition, each year, the indenture trustee will mail a brief report, as described in “The Indenture Trustee” in the prospectus, to all noteholders of the trust.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during which any notes are outstanding, the indenture trustee will furnish or cause to be furnished to each person or entity who at any time during the preceding calendar year was a holder of record of an offered note—initially Cede & Co., as the nominee of DTC—and received any payment thereon from the trust, a statement containing information for the purpose of assisting the Noteholders in the preparation of their federal income tax returns. As long as the holder of record of the offered notes is Cede & Co., as nominee of DTC, beneficial owners of the offered notes will receive tax and other information from DTC participants and indirect DTC participants rather than from the indenture trustee. See “Federal Income Tax Consequences” in this prospectus.

Evidence as to Compliance

The trust sale and servicing agreement provides that a firm of independent public accountants will furnish to the trust, the owner trustee and the indenture trustee on or before March 15 of each year, beginning no later than March 15 of the calendar year after the trust’s initial issuance date, statements as to the servicer’s assertion that it has complied during the preceding twelve months ended December 31 with some of the standards relating to the servicing of the receivables and other specified matters, provided that, if the trust is not required to file periodic reports under the Securities Exchange Act of 1934 or any other law, the statement may be furnished to the owner trustee and the indenture trustee on or before April 30 of each year, beginning April 30, 2011. The first of these statements shall cover the period from the initial issuance date to December 31 of that year.

The trust sale and servicing agreement will also provide for delivery to the owner trustee and the indenture trustee, on or before March 15 of each year, beginning no later than March 15 of the calendar year after the trust’s initial issuance date, a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under the trust sale and servicing agreement and the pooling and servicing agreement throughout the preceding twelve months ended December 31, or in the case of the first certificate, the period from the trust’s initial issuance date to December 31 of that year, provided that, if the trust is not required to file periodic reports under the Securities Exchange Act of 1934 or any other law, the certificate may be furnished to the owner trustee and the indenture trustee on or before April 30 of each year, beginning April 30, 2011. If there has been a default in the fulfillment of this obligation, the certificate shall describe each default. The servicer has agreed to give the indenture trustee and the owner trustee notice of servicing defaults under the trust sale and servicing agreement.

Copies of these statements and certificates may be obtained by noteholders by request in writing addressed to the applicable indenture trustee or owner trustee.

Amendments

Each of the Transfer and Servicing Agreements may be amended by the parties thereto without the consent of the noteholders

(1) to cure any ambiguity;

(2) to correct or supplement any provision of those agreements that may be defective or inconsistent with any other provision of those agreements;

(3) to add or supplement any credit, liquidity or other enhancement arrangement for the benefit of any securityholders, provided that if any addition affects any series or class of securityholders differently than any other series or class of securityholders, then the addition will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any series or class of securityholders;

(4) to add to the covenants, restrictions or obligations of Ally Bank, the depositor, the servicer, the custodian, the trust or the indenture trustee for the benefit of noteholders;

(5) to add provisions to or delete or modify the provisions of any Transfer and Servicing Agreements as appropriate to allow the trust to issue foreign currency-denominated notes, including without limitation, adding provisions granting rights under any Transfer and Servicing Agreements to counterparties of the currency swaps that may be entered into in connection with the issuance of such foreign currency-denominated notes;

(6) to add, change or eliminate any other provision of the agreements in any manner that will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the securityholders;

(7) upon the satisfaction of the Rating Agency Condition, to add, change or eliminate the criteria used in the definitions of “Eligible Account,” “Eligible Deposit Account,” “Eligible Institution,” “Eligible Investment” or “Eligible Receivable,” as each term is defined in the Transfer and Servicing Agreements; or

(8) with the consent of the depositor and upon satisfaction of the Rating Agency Condition, to add any provisions to, change in any manner or eliminate any provisions of the agreements with respect to the inclusion of receivables other than receivables arising under the Scheduled Accounts or other rights to payment in the trust; and

(9) to add, change or eliminate any other provision of the agreements in any manner to comply with any rule or regulation, or amendment or modification to any existing rule or regulation of the FDIC in connection with the isolation from Ally Bank of the receivables transferred by Ally Bank to the depositor under the pooling and servicing agreement, provided that such action shall not adversely affect in any material respect the interests of any noteholder.

Each agreement may also be amended by the parties thereto with the consent of the holders of at least a majority of the principal balance of then outstanding notes (excluding any notes that will not, as evidenced by an opinion of counsel, be materially and adversely affected thereby) and the holders of certificates evidencing at least a majority of the Voting Interests (excluding any certificates that will not, as evidenced by an opinion of counsel, be materially and adversely affected thereby) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreements or of modifying in any manner the rights of the securityholders, except that no amendment may:

(1) change the stated due date, if any, of any installment of principal of or interest on any security, or reduce the principal amount thereof, the interest rate applicable thereto, or the redemption price with respect thereto, change any place of payment where, or coin or currency which, any security or any distribution thereon is payable, or impair the right to institute suit for the enforcement of certain provisions of the indenture regarding payments of amounts due on the notes without the consent of each affected securityholder;

(2) adversely affect the rating of any series by any designated rating agency without the consent of two-thirds of the outstanding principal balance of the outstanding notes or the Voting Interests of the outstanding certificates, as appropriate, of that series or class; or

(3) reduce the aforesaid percentage required to consent to any amendment without the consent of the aforesaid percentage of noteholders.

No amendment may be made to the Transfer and Servicing Agreements that would adversely affect in any material respect the interests of the back-up servicer or the owner trustee without the prior written consent of the back-up servicer or the owner trustee, respectively.

Insolvency Events

If pursuant to federal law Ally Bank becomes an involuntary party to any proceeding providing for any insolvency, conservatorship, receivership or similar proceeding, the depositor will suspend its purchase of receivables from Ally Bank under the pooling and servicing agreement. If Ally Bank or the depositor obtains an order approving the continued sale of receivables to the depositor on the same terms as, or on terms that do not have a material adverse effect on securityholders as compared to, the terms in effect prior to the commencement of the proceeding, Ally Bank may resume selling receivables to the depositor. Receivables will be considered transferred to the depositor only to the extent the purchase price therefor has been paid in cash on the same Business Day. If the involuntary proceeding has not been dismissed within 60 days of its filing, the depositor may not thereafter purchase receivables from Ally Bank under the pooling and servicing agreement and thus, no additional receivables will be transferred to the trust. See “Legal Aspects” in this prospectus.

The trust agreement provides that the owner trustee does not have the power to commence a voluntary proceeding in bankruptcy relating to the trust without the unanimous prior approval of all certificateholders, including the depositor, and the delivery to the owner trustee by each certificateholder, including the depositor, of a certificate certifying that each certificateholder reasonably believes that the trust is insolvent.

In the trust sale and servicing agreement, Ally Bank, as seller, the servicer and the depositor will covenant that they will not, for a period of one year and one day after the final distribution with respect to the notes and the certificates to the Note Distribution Account or the Certificate Distribution Account, as applicable and, with respect to the depositor, any securities issued by any other trusts formed thereby and each other financing by the depositor, institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Servicer Liability; Indemnification

The trust sale and servicing agreement provides that the servicer will indemnify the indenture trustee and the owner trustee and their respective directors, officers, employees and agents from and against any loss, liability, expense, damage or cost or disbursement arising out of or incurred in connection with the acceptance or performance of its duties pursuant to the Transfer and Servicing Agreements, the indenture (in the case of the indenture trustee), any indenture supplement (in the case of the indenture trustee) or any other basic document, including any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim. However, this indemnification will be limited by the proviso that neither the indenture trustee nor owner trustee will be so indemnified if the acts or omissions or alleged acts or omissions constitute wilful misfeasance, bad faith or negligence by the indenture trustee or the owner trustee, as applicable. In addition, the servicer will indemnify the trust, the indenture trustee, the owner trustee and the noteholders against losses arising out of the negligence, wilful misfeasance or bad faith of the servicer in the performance of its duties under the Transfer and Servicing Agreements and the indenture or by reason of its reckless disregard of its obligations and duties thereunder. The servicer will also indemnify the parties against any taxes that may be asserted against the parties with respect to the transactions contemplated in the trust sale and servicing agreement, other than taxes with respect to the sale of receivables or securities, the ownership of receivables or the receipt of payments on securities or other compensation.

Dissolution

The trust will dissolve on its “Trust Dissolve Date.” Upon dissolution of the trust and payment, or deposit to the Distribution Accounts, of all amounts to be paid to noteholders, the receivables and all other assets of the trust will be conveyed and transferred to the depositor. However, funds in the Distribution Accounts for the final distributions to the noteholders and after distribution to Ally Bank from the Collection Account of amounts on account of the Retained Property, if required, will not be conveyed and transferred to the depositor at that time.

Intercreditor Arrangements

The agreements governing the dealer accounts provide for a security interest in favor of Ally Bank in the vehicles related to receivables thereunder and other collateral. With respect to the receivables to be conveyed to the trust, Ally Bank will represent in the pooling and servicing agreement that the security interest in the vehicle financed by a receivable is a first priority perfected security interest, subject to certain permitted Liens. The security interest in favor of Ally Bank in the financed vehicles related to each receivable transferred to the trust and in the other pledged collateral will be assigned by Ally Bank to the depositor pursuant to the pooling and servicing agreement and assigned to the trust by the depositor pursuant to the trust sale and servicing agreement. In its other lending activities, Ally Bank may have made capital loans, real estate loans or other loans to dealers that are also secured by a security interest in the financed vehicles, receivables transferred to the trust and in the other pledged collateral. In the pooling and servicing agreement, Ally Bank will agree that any security interests in the vehicle financed by a receivable transferred to the trust that it may have in respect of advances or loans to dealers other than the related receivable transferred to the trust shall be junior and subordinate to the security interests therein granted in connection with the related receivable transferred to the trust and that it will not realize on any such vehicle in a manner materially adverse to the depositor or the trust and the noteholders until the depositor and the trust have been paid in full in respect of their interests in the receivables related to the vehicles.

In addition, in connection with any other loans or advances made by Ally Bank to a Dealer, Ally Bank may also have a security interest in property constituting Collateral Security other than the vehicles financed by a receivable transferred to the trust. In those cases, Ally Bank, in its sole discretion, may realize on that other Collateral Security, including vehicles not financed by receivables transferred to the trust, for its own benefit in respect of those loans or advances before the indenture trustee, on behalf of the trust, is permitted to realize upon that other Collateral Security and the security interests of the indenture trustee therein shall be junior and subordinate to the security interests of Ally Bank granted in connection with those other loans and advances. Because of the subordinate position of any indenture trustee in respect of the other Collateral Security, there is no assurance that any indenture trustee will realize any proceeds in respect of any other Collateral Security.

Administration Agreement

Ally Financial, in its capacity as administrator will enter into an administration agreement with the trust and the indenture trustee pursuant to which Ally Financial will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required by the indenture. With respect to the trust, the accompanying prospectus supplement states otherwise, as compensation for the performance of its obligations under the administration agreement and as reimbursement for its expenses related thereto, Ally Financial will be entitled to a monthly administration fee in an amount equal to $1,500. The servicer will pay the administration fee.

Ownership of Notes and Certificates

The depositor and any affiliate of the depositor may in its individual or any other capacity become the owner of notes or certificates.

LEGAL ASPECTS

Transfer of Receivables

On the initial issuance date for the trust, on each date on which dealer accounts are added to the pool of accounts and on each Receivables Transfer Date, Ally Bank will sell, transfer and assign to the depositor and the depositor will sell, transfer and assign the Eligible Receivables in the dealer accounts included in the pool of accounts to the trust. In the pooling and servicing agreement, Ally Bank will represent and warrant to the depositor that the sale, transfer and assignment of the receivables thereunder constitutes a valid sale, transfer and assignment of all right, title and interest of Ally Bank in and to the receivables to the depositor. In the trust sale and servicing agreement, the depositor will represent and warrant to the trust that the depositor has taken no action to make the representations and warranties false in any material respect and that the sale, transfer and assignment of the receivables thereunder constitutes a valid sale, transfer and assignment of all right, title and interest of the depositor in and to the receivables to the trust.

Each of Ally Bank and the depositor will also covenant that it will not sell, pledge, assign, transfer or grant any Lien on the receivable other than to the depositor or to the trust, as applicable, or as otherwise contemplated by the Transfer and Servicing Agreements. For a discussion of the rights of the trust arising from these representations and warranties, see “The Transfer and Servicing Agreements—Representations and Warranties” in this prospectus. To secure its payment obligations under the notes, pursuant to the indenture, the trust will grant a security interest in the receivables to the indenture trustee.

Ally Bank will represent in the pooling and servicing agreement that the receivables to be conveyed to the trust are either “chattel paper,” “accounts” or “payment intangibles” for purposes of the UCC. Generally, pledges or sales of chattel paper, accounts or payment intangibles may be perfected by the filing of financing statements in the appropriate jurisdiction. Pledges or sales of tangible chattel paper may also be perfected by obtaining possession of the documentation evidencing the receivable. Pledges or sales of payment intangibles are generally automatically perfected upon attachment. Financing statements covering the receivables to be conveyed to the trust will be filed under the UCC by both the depositor and the trust to perfect and protect their respective interests in the receivables, to the extent the filings are required to so perfect and/or protect those interests. Continuation statements will be filed as required to continue the perfection of those interests. No filings with respect to chattel paper, accounts or payment intangibles will be made under any state laws other than the UCC.

There are circumstances under the UCC and applicable federal law in which some limited subsequent transferees of a receivable held by the trust could have an interest in a receivable with priority over the trust’s interest in that receivable. For example, a purchaser of chattel paper who gives new value and takes possession of the instruments which evidence the chattel paper in the ordinary course of the purchaser’s business may, under some circumstances, have priority over the interest of the trust in the chattel paper. If the transfer of receivables to the depositor or the trust were recharacterized as a pledge, a tax or other lien on property of Ally Bank or the depositor such transfer may also have priority over the interest of the trust in the receivable. Further, cash collections on the receivables held by the trust may be commingled with the funds of Ally Financial as servicer and amounts due to Ally Bank as the holder of the Retained Property held by the trust and, as a result, in the event of an insolvency event with respect to Ally Financial or Ally Bank, the trust may not have a perfected interest in the collections.

Ally Bank will represent and warrant in the pooling and servicing agreement that each receivable at the time of the sale to the depositor is secured by a first priority perfected security interest in the related financed vehicle (subject to certain permitted Liens). Generally, under applicable state laws, a security interest in an automobile or light truck which secures wholesale financing obligations may be perfected by the filing of UCC financing statements. Ally Bank takes all actions it deems necessary under applicable state laws to perfect Ally Bank’s security interest in vehicles. However, at the time a vehicle is sold or leased, Ally Bank’s security interest in the vehicle will generally terminate. Therefore, if a dealer fails to remit to Ally Bank amounts owed with respect to any vehicle that has been sold or leased, the receivable will no longer be secured by the vehicle, but will be secured by the proceeds of the retail sale or lease of the vehicle and, to the extent applicable, other Collateral Security. If the proceeds of the sale or lease include chattel paper—as is the case with most retail installment contracts—some limited subsequent transferees of that chattel paper could have an interest in proceeds of the sale or lease with priority over the trust’s interest in proceeds of the sale or lease.

INSOLVENCY ASPECTS OF THE ACCOUNTS

Potentially Applicable Insolvency Regimes

Three different legal regimes for the resolution or reorganization of insolvent companies could be applicable to the entities involved in an offering of notes:

•

The Federal Deposit Insurance Act, or “FDIA,” provides that the FDIC can be appointed as the receiver or conservator for an insured depository institution that becomes insolvent, is in an unsound condition, violates its bylaws or regulations or engages in similar activity. Thus, if these circumstances occur to Ally Bank, the FDIC could be appointed as receiver (which term, as used herein with respect to the FDIA, should be understood also to encompass the role of conservator).

•

The federal Bankruptcy Code is available for any “person” that is eligible to be a “debtor” pursuant to Section 109 of the Bankruptcy Code. Ally Bank would not be eligible to be a debtor under the Bankruptcy Code, but each of Ally Financial and the depositor would be eligible debtors. There is some question as to whether the trust would qualify as a “person” under the Bankruptcy Code, as the only trusts that have been permitted to seek protection under the Bankruptcy Code are “business trusts.”

•

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) established the Orderly Liquidation Authority, or “OLA,” under which the FDIC is authorized to act as receiver of a “covered financial company” and, under certain circumstances, its subsidiaries, except that insolvencies of insured depository institutions will continue to be governed by the FDIA. For a company to be classified as a covered financial company, the Secretary of the Treasury must make several determinations, including that the company is in default or in danger of default and that the failure of the company and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States. We cannot predict whether, if Ally Financial were in default or in danger of default, it would be classified as a covered financial company. If Ally Financial were so classified, then the depositor or an issuing entity could, under the circumstances specified in the Dodd-Frank Act, also be subject to FDIC receivership under OLA as a covered subsidiary.

Consequences of Insolvency Regimes for Payments on the Notes

The FDIC, as receiver under the FDIA or OLA, and a bankruptcy trustee or a debtor-in-possession under the Bankruptcy Code, have broadly similar powers. The exercise of these powers could result in losses or delays in payment on the notes.

If an offering failed to qualify for the safe harbor described under “—The FDIC Rule,” the FDIC as receiver under the FDIA could assert that Ally Bank’s sale of receivables to the depositor should be recharacterized as a pledge of the receivables to secure a borrowing of Ally Bank, and the FDIC could seek to recover or reclaim the receivables. The possibility also exists that the FDIC as receiver could seek to apply the doctrine of substantive consolidation to consolidate the assets and liabilities of the depositor and, in turn, the trust with the assets and liabilities of Ally Bank.

Independently or in conjunction with the assertion of either of these positions, the FDIC as receiver could seek to:

•	repudiate the obligations of Ally Bank under the transaction documents;

•	require the trust, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the receivables;

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against Ally Bank; or

•

impose a statutory injunction that would automatically prevent the indenture trustee and other transaction parties from exercising their rights, remedies and interests under the transaction documents for up to 90 days.

In addition to an FDIA receivership of Ally Bank, it is possible that the depositor or the trust (each, a “special purpose entity”) could (a) become a debtor in a voluntary or involuntary case under the Bankruptcy Code or state insolvency regimes or (b) become subject to a receivership under OLA. The bankruptcy trustee or debtor-in-possession in such a bankruptcy case or, in certain cases, the FDIC as receiver under OLA could seek to:

•	in a bankruptcy case, reject the executory obligations of the debtor under the transaction documents;

•	under OLA, repudiate the obligations of the special purpose entity under the transaction documents;

•	enforce the “automatic stay” to prevent creditors from exercising remedies against a debtor;

•	effect a substitution of collateral in certain circumstances; or

•

assert that the trust does not have a perfected security interest in (a) the receivables, (b) one or more of the vehicles securing the receivables or (c) any cash collections held by the servicer at the time the servicer becomes the subject of a bankruptcy proceeding.

If Ally Bank, the depositor or the trust were to become a debtor in a bankruptcy case, or conservatorship or receivership, an Early Amortization Event would occur. If this happened, all Principal Collections would be applied to principal payments on securities and receivables arising in the dealer accounts thereafter would no longer be sold to the depositor and transferred to the trust. The occurrence of specified events of bankruptcy, insolvency or receivership with respect to the servicer will also result in a servicing default. A trustee in bankruptcy of the servicer, including the servicer as debtor in possession, may have the power to prevent either the indenture trustee, the owner trustee or the noteholders from appointing a successor servicer.

In addition, application of federal bankruptcy and state debtor relief laws to any dealer could affect the interests of the trust and the indenture trustee in the receivables of the dealer if the enforcement of those laws result in any receivables conveyed to the trust being written off as uncollectible by the servicer. Whether or not any receivables are written off as uncollectible, delays in payments due on the receivables could result.

Despite the broad similarity of OLA to the Bankruptcy Code, OLA differs on its face from the Bankruptcy Code in many respects. To address some of these differences, the FDIC in July 2011 adopted a regulation confirming that the treatment under OLA of preferential transfers is intended to be consistent with similar provisions in and doctrines developed under the Bankruptcy Code. In January 2011 the Acting General Counsel of the FDIC issued an advisory opinion to the same effect with respect to the treatment of standard contractual provisions meant to foster the bankruptcy-remote treatment of special purpose entities such as the depositor and the issuing entity. The advisory opinion does not bind the FDIC or its Board of Directors and could be withdrawn or modified in the future. There can be no assurance that future regulations or, with respect to the matters covered by the advisory opinion, subsequent FDIC actions in an OLA proceeding involving Ally Financial or either special purpose entity will not be contrary to these developments. Moreover, many provisions of OLA and other parts of the Dodd-Frank Act will be implemented or interpreted through rulemaking by the appropriate federal regulatory agencies. As such, in many respects, the ultimate impact of the OLA provisions of the Dodd-Frank Act, and of the Dodd-Frank Act overall, will not be known for an extended period of time.

Bankruptcy of the Trust

It is unclear as to whether the issuing entity is eligible to be the subject of a bankruptcy case. If it is, then the issuing entity may be subject to a declaration of bankruptcy, receivership or other similar proceeding under federal bankruptcy law.

Only a “person” as defined in the Bankruptcy Code can be a debtor eligible for federal bankruptcy relief. The Bankruptcy Code defines “person” to include a “corporation” and “corporation” to include a “business trust”. The legislative history of the Bankruptcy Code, however, indicates that the term “person” does not otherwise include a “trust.” Therefore, the trust’s eligibility as a debtor under the Bankruptcy Code depends on whether or not it would be found to be a business trust by the court determining eligibility.

Case law indicates that whether or not a statutory trust, such as the issuing entity, will qualify as a business trust depends on whether the trust is actually operating a business or at least has a business or profit-making objective. Some cases have required additional elements, such as the transferability of the beneficial interests in the trust. Other decisions have highlighted whether the trust was created for the benefit and profit of investor beneficiaries.

A reasonable argument can be made that the issuing entity engages in activities that will make it qualify as a business trust, and thus, a “corporation” and a “person” eligible to be a “debtor” under federal bankruptcy law. The issuing entity is structured as an enterprise for profit. Interests in the issuing entity may be sold and transferred. The issuing entity will acquire financial assets from the depositor, sell notes and certificates, invest and reinvest collections from such financial assets, and perform ancillary business activities with the ultimate purpose of creating profit for the noteholders, certificateholders, the sponsor, the depositor and the servicer.

If the issuing entity were to be subject to bankruptcy proceedings, noteholders and certificateholders could experience losses or delays in the payments on the notes as explained in “Insolvency Aspects of the Accounts—Payment on the Notes and Certificates”.

If, on the other hand, a court were to find that the issuing entity does not qualify as an eligible “debtor” under the Bankruptcy Code, then such court would likely dismiss any actions against the issuing entity that are predicated on the issuing entity being eligible as a “debtor” pursuant to Section 109 of the Bankruptcy Code.

Regardless of whether or not the issuing entity is itself an eligible debtor, the possibility exists that a court may apply the doctrine of substantive consolidation to consolidate the assets and liabilities of the issuing entity with the assets and liabilities of the sponsor and/or the depositor in a bankruptcy proceeding initiated against the sponsor or the depositor. There are circumstances in which a court has consolidated assets of a non-debtor with those of a debtor. It appears that the legal principles involved in consolidating the assets of a non-debtor with those of a debtor are the same principles involved in consolidating two debtors. A court, however, may be more reluctant to apply substantive consolidation if such circumstance involves a non-debtor or entity not eligible for bankruptcy relief because of the practical and jurisdictional problems that might arise from a consolidation.

The basic documents contain provisions, and the sponsor and the depositor have taken steps in structuring the transactions contemplated by this prospectus, that are intended to make it unlikely that the voluntary or involuntary application for relief by the depositor or the issuing entity under the United States Bankruptcy Code or similar applicable state laws would result in consolidation of the assets and liabilities of the sponsor or the depositor with those of the issuing entity. These steps include the creation of the depositor, under its formation documents, as a limited-purpose entity/subsidiary pursuant to a limited liability company agreement containing various limitations. The formation documents of the issuing entity contain analogous provisions. These limitations also include restrictions on the nature of the depositor’s and issuing entity’s business and a restriction on the depositor’s and the issuing entity’s ability to commence a voluntary case or proceeding under the United States Bankruptcy Code or similar applicable state laws without the unanimous affirmative vote of all of the directors of the depositor, or the owner trustee, the noteholders and the certificateholders, in the case of the issuing entity. Under some circumstances, the depositor is required to have at least one director who qualifies under its limited liability company agreement as an “Independent Director.”

If, notwithstanding the foregoing measures, a court were to conclude that the assets and liabilities of the issuing entity should be consolidated with the assets and liabilities of the depositor in the event the depositor were to become a bankrupt debtor or an attempt were made to litigate the consolidation issue, then delays in distributions on the notes and the certificates, and possible reductions in the amount of those distributions, could occur. See also “Insolvency Aspects of the Accounts—Payment on the Notes and Certificates” in this prospectus.

Trust Receivership under OLA

If the trust were placed in receivership under OLA as a covered subsidiary of Ally Financial, and the FDIC were to repudiate the notes issued by the trust, the FDIC would be liable for compensatory damages. The damages would be no greater than the principal balance of the notes plus accrued interest as of the date the FDIC was appointed receiver plus, to the extent of the amount by which value of the property that secured the notes exceeds the principal amount of the notes and accrued interest through the date of repudiation or disaffirmance, for the additional accrued interest to the date of repudiation or disaffirmance. However, creditors of the trust in such a situation would not be entitled to receive more than the amount that would have been payable to such creditors if the trust had instead been liquidated under Chapter 7 of the Bankruptcy Code.

Servicer Bankruptcy Proceeding or OLA Receivership

Finally, it is possible that the servicer could become subject to a bankruptcy proceeding or an OLA resolution. The bankruptcy trustee or debtor-in-possession in such a bankruptcy case or, in certain cases, the FDIC as receiver under OLA could seek to:

•	in a bankruptcy case, reject the executory obligations of the debtor under the transaction documents;

•	under OLA, repudiate the obligations of the servicer under the transaction documents; or

•	enforce the “automatic stay.”

In such a situation, any collections received by the servicer on the receivables that the servicer has not yet transferred to the collection account, as of the commencement of the case, may be subject to the automatic stay. Additionally, a delay or reduction in the amounts available to make payments on the notes may result if the servicer, the bankruptcy trustee or the FDIC as receiver is unable to specifically identify such collections and there are competing claims on those funds by other creditors of the servicer.

Measures to Avoid Insolvency of Special Purpose Entities

The transaction documents contain provisions, and each special purpose entity has taken steps in structuring the transactions contemplated by this prospectus, that are intended to make it unlikely in the case of either (a) a receivership of Ally Bank under the FDIA or (b) a voluntary or involuntary case in which a special purpose entity was the debtor under the Bankruptcy Code or similar applicable state laws, that a court would approve consolidation of the assets and liabilities of a special purpose entity with those of Ally Bank. These steps include the creation of each special purpose entity under its respective formation documents as a limited-purpose entity that is subject to various limitations. These limitations include restrictions on the nature of the business of each special purpose entity and a restriction on the ability of each special purpose entity to commence a voluntary case or proceeding under the Bankruptcy Code or similar proceeding under applicable state laws without, in the case of the depositor, the unanimous affirmative vote of all of its directors or, in the case of the trust, the approval of the owner trustee, the noteholders and the certificateholders. The depositor is required to have at least one director who qualifies under its limited liability agreement as an “Independent Director.” There can be no assurance that the measures described herein will be effective or that they will prevent any special purpose entity from being subject to an FDIC receivership under OLA.

Pursuant to the Transfer and Servicing Agreements, the owner trustee, the indenture trustee and all noteholders will covenant that they will not institute against the depositor any bankruptcy, reorganization or other proceedings under any insolvency laws until one year and one day after all securities and, with respect to the depositor, any securities issued by any other trusts formed thereby and each other financing by the depositor, have been paid in full. In addition, a number of other steps will be taken to avoid the depositor’s becoming a debtor in a bankruptcy case. The depositor will agree not to file a voluntary petition for relief under the insolvency laws so long as it is solvent and does not foresee becoming insolvent, and Ally Bank, as the sole member of the depositor, will agree that it will not cause the depositor to file such a petition.

In addition, the basic documents contain covenants pursuant to which the indenture trustee, the owner trustee and the sponsor agree not to acquiesce, petition, invoke or otherwise cause the issuing entity to be subject to a case under any federal or state bankruptcy, insolvency or other similar proceeding before the date that is one year and one day after the repayment of the notes and the certificates and, with respect to the depositor, any securities issued by any other trusts formed thereby and each other financing by the depositor.

The FDIC Rule

Under the FDIA, the FDIC, as conservator or receiver of Ally Bank, is authorized to repudiate any “contract” of Ally Bank upon payment of “actual direct compensatory damages.” This authority may be interpreted by the FDIC to permit it to repudiate the transfer of the receivables to the depositor. The FDIC has adopted a regulation, “Treatment by the Federal Deposit Insurance Corporation as Conservator or Receiver of Financial Assets Transferred by an Insured Depository Institution in Connection with a Securitization or Participation after September 30, 2010.” Under this FDIC safe harbor regulation, the FDIC, as conservator or receiver of a bank has stated that it will not reclaim, recover or recharacterize a bank’s transfer of financial assets in connection with a securitization utilizing a revolving trust or master trust for which one or more obligations were issued as of September 30, 2010, provided that the transfer meets all conditions for sale accounting treatment under generally accepted accounting principles in effect for reporting periods before November 15, 2009, other than the “legal isolation” condition as it applies to institutions for which the FDIC may be appointed as conservator or receiver, was made for adequate consideration and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors.

The transfers by Ally Bank of the receivables and the issuance by the trust of the notes are intended to satisfy all the conditions of the FDIC rule relating to a securitization utilizing a master trust. If, however, a condition required under the FDIC regulation were found not to have been met, the FDIC could seek to recover or reclaim the receivables, which could delay or reduce payments of outstanding principal and interest on the notes. If the FDIC were to refuse to recognize Ally Bank’s transfer of the receivables, payments on your notes could be delayed or reduced.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the notes of any series offered in this prospectus and the accompanying prospectus supplement, except for any other series of notes which is specifically identified as receiving different tax treatment in the related prospectus supplement, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Kirkland & Ellis LLP—“Tax Counsel”—with respect to the related series on the material matters associated with such consequences, subject to the qualifications set forth in this prospectus and the accompanying prospectus supplement. This discussion is based upon current provisions of the Code, existing and proposed Treasury regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. There are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a “trust” with terms similar to those of the notes and the certificates. As a result, there can be no assurance that the IRS will not challenge the conclusions reached herein, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to noteholders.

This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the holders of notes in light of their particular investment circumstances nor, except for limited discussions of particular topics, to certain types of noteholders who have special treatment under the federal income tax laws. These noteholders include, for example, financial institutions, broker-dealers, life insurance companies and tax-exempt organizations. This information is directed to prospective purchasers who purchase notes in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the notes and/or certificates as “capital assets” within the meaning of Section 1221 of the Code. We suggest that prospective investors consult with their tax advisors as to the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of notes.

Tax Characterization and Treatment of Notes

The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the notes of any series offered in this prospectus and the accompanying prospectus supplement, except for any other series of notes which is specifically identified as receiving different tax treatment in the related prospectus supplement, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel with respect to the related series of notes on the material matters associated with those consequences, subject to the qualifications set forth in this prospectus and the accompanying prospectus supplement. In addition, Tax Counsel has prepared or reviewed the statements in this prospectus under the heading “Federal Income Tax Consequences—Tax Characterization and Treatment of Notes,” and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the related tax matters affecting prospective investors generally, but do not purport to furnish information in the level of detail or with the attention to a prospective investor’s specific tax circumstances that would be provided by a prospective investor’s own tax advisor.

Characterization as Debt. Prior to the sale of each series of notes, Tax Counsel will deliver its opinion with respect to each series of notes, other than any series which is specifically identified as receiving different tax treatment in the applicable prospectus supplement, to the effect that although no specific authority exists with respect to the characterization for federal income tax purposes of securities having the same terms as the notes, based on the terms of the notes and the transactions set forth herein, the notes will be treated as debt for federal income tax purposes. The depositor, the servicer and each noteholder, by acquiring an interest in a note, will agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes. See “Tax Characterization of the Trust—Risk of Alternative Characterization” below for a discussion of the potential federal income tax consequences to noteholders if the IRS were successful in challenging the characterization of the notes and certificates for federal income tax purposes.

Notes Subject to Contingencies. The federal income tax consequences to a holder of the ownership and disposition of notes that provide for one or more contingent payments will vary depending on the exact terms of the notes and related factors. The notes may be subject to rules that differ from the general rules discussed below. The federal income tax consequences to a holder of notes that provide for contingent payments will be summarized in the applicable prospectus supplement.

Treatment of Stated Interest. Based on the foregoing opinion, and assuming the notes are not issued with original issue discount (“OID”), the stated interest on a note will be taxable as ordinary income when received or accrued in accordance with the noteholder’s method of tax accounting. Interest received on a note may constitute “investment income” for purposes of limitations of the Code concerning the deductibility of investment interest expense.

Original Issue Discount. Except to the extent indicated in the related prospectus supplement, no series of notes will be issued with OID. In general, OID is the excess of the “stated redemption price at maturity” of a debt instrument over its “issue price,” unless the excess falls within a statutorily defined de minimis exception. A note’s “stated redemption price at maturity” is the aggregate of all payments required to be made under the note through maturity except “qualified stated interest.” “Qualified stated interest” is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuing entity, at fixed intervals of one year or less during the entire term of the instrument at specified rates. The “issue price” will be the first price at which a substantial amount of the notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

If a note were treated as being issued with OID, a noteholder would be required to include OID in income as interest over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution (other than of qualified stated interest) would be treated as an amount already included in income, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income with respect to the notes in advance of the receipt of cash attributable to that income. Even if a note has OID falling within the de minimis exception, the noteholder must include the OID in income proportionately as principal payments are made on the note.

A holder of a note which has a fixed maturity date not more than one year from the issue date of the note, which we refer to in this section as a short-term note, generally will not be required to include OID on the note in income as it accrues, provided the holder is not an accrual method taxpayer, a bank, a broker or dealer that holds the note as inventory, a regulated investment company or common trust fund, or the beneficial owner of a number of pass-through entities specified in the Code. Additionally, the holder may not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the holder of a short-term note would include the OID accrued on the note in gross income upon a sale or exchange of the note or at maturity, or if the note is payable in installments, as principal is paid thereon. The holder of a short-term note would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the short-term note to the extent it exceeds the sum of the interest income, if any, and OID accrued on the note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a short-term note on a ratable, straight-line, basis, unless the holder irrevocably elects under Treasury regulations, with respect to the obligation to apply a constant interest method, using the holder’s yield to maturity and daily compounding.

A holder who purchases a note after the initial distribution thereof at a discount that exceeds a statutorily defined de minimis amount will be subject to the “market discount” rules of the Code, and a holder who purchases a note at a premium will be subject to the bond premium amortization rules of the Code.

Net Investment Income. Recently enacted legislation generally imposes a tax of 3.8% on the “net investment income” of certain individuals, trusts and estates for taxable years beginning after December 31, 2012. Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property, less certain deductions. United States holders should consult their own tax advisors regarding the possible implications of this legislation in their particular circumstances.

Disposition of Notes. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of the note to a particular noteholder will equal the holder’s cost for the note, increased by any OID and market discount previously included by the noteholder in income with respect to the note and decreased by any bond premium previously amortized and any principal payments previously received by the noteholder with respect to the note. Any gain or loss will be a capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Information Reporting and Backup Withholding. The trustee will be required to report annually to the IRS, and to each related noteholder of record, the amount of interest paid on the notes, as well as the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders. Exempt holders are generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each holder will be required to provide to the trustee, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is exempt from backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trustee will be required to withhold, from interest otherwise payable to the holder, the required amount of the interest (currently 28%) and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Tax Consequences to Foreign Noteholders. Based on the foregoing opinion that the notes will be treated as indebtedness for federal income tax purposes, if interest paid (or accrued) and/or OID (if any) accrued to a noteholder who is a Foreign Person is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, the interest and/or OID (as the case may be), generally will be considered “portfolio interest” and generally will not be liable for United States federal income tax and withholding tax, provided that the Foreign Person:

1. is not actually or constructively a “10 percent shareholder” of the trust or the depositor, including a holder of 10% of the outstanding certificates of the trust, or a “controlled foreign corporation” with respect to which the trust or the depositor is a “related person” within the meaning of the Code or a bank whose receipt of interest is described in Section 881(c)(3)(A) of the Code, and

2. provides to the U.S. person otherwise required to withhold federal income tax from such interest, an appropriate statement, signed under penalty of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing that Foreign Person’s name and address. If the information provided in this statement changes, the Foreign Person must so inform the indenture trustee within 30 days of the change and provide a new certificate or other documentation establishing the continuing validity of the exemption.

If the interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a rate of 30%, unless the tax were reduced or eliminated pursuant to an applicable tax treaty. Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a noteholder who is a Foreign Person will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person, and (2) in the case of a foreign individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be required to pay United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be required to pay a branch profits tax equal to 30% of its “effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for a number of items, unless it qualifies for a lower rate under an applicable tax treaty.

Under current Treasury regulations, backup withholding (currently 28%) will not apply to payments made in respect of a note if the certifications described above are received, provided in each case that the trust does not have actual knowledge that the payee is a U.S. Person.

Because the depositor will, for federal income tax purposes, treat all notes as indebtedness issued by the trust characterized as either a partnership or a division of whichever entity owns all of the Certificates, the depositor will not comply with the tax reporting requirements that would apply under any alternative characterization of the trust.

Foreign Account Tax Compliance. Congress recently enacted legislation that significantly changes the reporting requirements imposed on certain non-U.S. persons, including certain foreign financial institutions and investment funds. In general, a 30% withholding tax could be imposed on payments made to any such non-U.S. person unless such non-U.S. person complies with certain reporting requirements regarding its direct and indirect U.S. shareholders and/or U.S. accountholders. Such withholding could apply to payments regardless of whether they are made to such non-U.S. person in its capacity as a holder of a note or in a capacity of holding a note for the account of another. Recently released final Treasury Regulations and an IRS notice with respect to this legislation state that the withholding tax on interest payments will not be imposed with respect to payments made prior to July 1, 2014, and that the withholding tax on gross proceeds from a disposition of debt instruments will not be imposed with respect to payments made prior to January 1, 2017. The final Treasury Regulations and IRS notice exempt from withholding any payment on debt instruments outstanding on July 1, 2014. A debt instrument is generally considered outstanding on July 1, 2014, if its issue date is before July 1, 2014. As a result, potential investors are encouraged to consult with their tax advisors regarding the possible implications of this legislation on an investment in the notes.

Tax Characterization of the Trust

Depending upon whether the trust is beneficially owned by one or more persons, the depositor, the servicer and the certificateholder agree to treat the trust as a partnership (if the trust has more than one beneficial owner for U.S. federal income tax purposes) or a division of the depositor for U.S. federal income tax purposes.

We anticipate that the equity of the trust will be wholly-owned by the depositor. In this case, the trust will be disregarded for federal income tax purposes. In other words, for federal income tax purposes, the depositor will be treated as the owner of all the assets of the trust and the obligor with respect to all of the liabilities of the trust. Accordingly, the trust would not be liable for any federal income taxes as it would be deemed not to exist for federal income tax purposes. Under the “check-the-box” Treasury regulations, unless it is treated as a “trust” for federal income tax purposes, an unincorporated domestic entity with more than one equity owner is automatically classified as a partnership for federal income tax purposes.

If the trust is beneficially owned by more than one person, for U.S. federal income tax purposes the depositor, the servicer and the certificateholder will agree to treat the trust as a partnership for federal, state and local income and franchise tax purposes. Under this scenario, the owners of interests treated as equity in the trust for tax purposes would be the partners in the partnership. However, the proper characterization of this arrangement is not clear, because there is no authority on transactions closely comparable to those contemplated herein.

Risk of Alternative Characterization. If the trust were an association taxable as a corporation for federal income tax purposes, it would have to pay corporate income tax. Any corporate income tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the applicable notes and certificates. Certificateholders could also be liable for any corporate income tax that is unpaid by the trust. However, upon the issuance of the certificate, Tax Counsel will deliver its opinion that the trust will not be classified as an association taxable as a corporation.

Even if the trust were not classified as an association taxable as a corporation but as a partnership, it would be subject to corporate income tax if it were a publicly traded partnership (“PTP”). In the opinion of Tax Counsel, even if the trust were beneficially owned by more than one person for U.S. federal income tax purposes, the trust will not be a PTP.

Tax Shelter Disclosure and Investor List Requirements

Treasury regulations directed at abusive tax shelter activity can apply to transactions not conventionally regarded as tax shelters. Such Treasury regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information related to such transactions. Organizers and depositors of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand.

A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment. Significant penalties can be imposed for failure to comply with these disclosure requirements. Prospective investors should be aware that the transferor and other participants in the transaction intend to comply with any applicable disclosure and investor list requirements. Prospective investors are encouraged to consult their tax advisors concerning any possible disclosure obligation with respect to their investment.

STATE, LOCAL AND FOREIGN TAX CONSEQUENCES

The above discussion does not address the tax treatment of any series of notes or the holders thereof under any state, local or foreign tax laws. The activities to be undertaken by the servicer in servicing and collecting the receivables will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of this transaction. We suggest that prospective investors consult with their tax advisors regarding the state, local and foreign tax treatment of the trust as well as any state, local or foreign tax consequences to them of purchasing, holding and disposing of notes.

ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Code prohibit pension, profit-sharing or other employee benefit plans, including individual retirement accounts and some types of Keogh Plans, and entities deemed to hold plan assets of any of the foregoing (we refer to each of these as a “benefit plan”) from engaging in transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons or the fiduciaries of such benefit plan. The acquisition or holding of notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the depositor, the servicer, the trust, the owner trustee or the indenture trustee, any swap counterparty, the underwriters or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan. Exemptions from the prohibited transaction rules could apply to the purchase and holding of notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. These exemptions include: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code for prohibited transactions between a benefit plan and a person or entity that is a party in interest to such benefit plan solely by reason of providing services to the benefit plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the benefit plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are benefit plans are encouraged to consult with their advisors regarding the applicability of any such exemption.

Transactions involving the trust might also be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that purchased securities if assets of the trust were deemed to be assets of the benefit plan. Under a regulation issued by the U.S. Department of Labor, modified by Section 3(42) of ERISA (the “plan asset regulation”), the assets of the trust would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an “equity interest” in the trust and none of the exceptions contained in the plan asset regulation applied. An equity interest is defined under the plan asset regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. It is likely that the certificates will be treated as equity interests for these purposes and will therefore not be available for purchase by benefit plans. Unless otherwise specified in the accompanying prospectus supplement and subject to the restrictions noted above regarding prohibited transactions in the purchase of notes, notes that are debt instruments will generally be available for purchase by benefit plans. The treatment of a particular class of notes will be addressed in “ERISA Considerations” in the accompanying prospectus supplement.

If you are a benefit plan fiduciary considering the purchase of the notes, you are encouraged to consult with your ERISA advisors and refer to the prospectus supplement with respect to whether the trust will be deemed to hold plan assets and the applicability of an exemption from the prohibited transaction rules and determine on your own whether all conditions have been satisfied and whether the notes or certificates are an appropriate investment for a benefit plan under ERISA and the Code. Employee benefit plans that are governmental plans as defined in Section 3(32) of ERISA and specified church plans as defined in Section 3(33) of ERISA are not subject to the fiduciary and prohibited transaction provisions of ERISA or the Code but may be subject to substantially similar laws.

PLAN OF DISTRIBUTION

On the terms and conditions set forth in an underwriting agreement, with respect to each series of notes offered hereby, the depositor will agree to sell to each of the underwriters named in the underwriting agreement and in the accompanying prospectus supplement, and each of the underwriters will severally agree to purchase from the depositor, the principal balance of notes set forth in the underwriting agreement and in the accompanying prospectus supplement.

In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the notes described in the underwriting agreement which are offered by this prospectus and by the accompanying prospectus supplement if any of the notes are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in some circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

Each prospectus supplement will either:

(1) set forth the price at which each series of notes being offered will be offered to the public and any concessions that may be offered to dealers participating in the offering of the notes; or

(2) specify that the notes are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of the sale.

After the initial public offering of any notes, the public offering price and the concessions may be changed. The depositor may also sell the securities to one or more underwriters directly or through agents.

The extent, if any, to which the closing of the sale of any series of notes is conditioned upon the closing of any other series or classes of securities will be set forth in the accompanying prospectus supplement.

Each underwriting agreement will provide that the depositor will indemnify the underwriters against specified liabilities, including liabilities under the Securities Act.

The indenture trustee may, from time to time, invest the funds in the Designated Accounts in Eligible Investments acquired from the underwriters.

The place and time of delivery for the notes in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

Matters Relating to the Offering of the Notes in Europe

To the extent provided for in the accompanying prospectus supplement, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each a “Relevant Member State”), each underwriter will represent and agree that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the offered notes to the public in that Relevant Member State at any time other than:

(a) any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 100 or, if the Relevant Member State has implemented the provisions of 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the depositor for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of offered notes shall require the issuing entity or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purpose of this provision, the expression “an offer of the offered notes to the public” in relation to any of the offered notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe to the offered notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State; the expression “2010 PD Amending Directive” means Directive 2010/73/EU; countries comprising the “European Economic Area” are Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom.

United Kingdom. Each underwriter has represented, warranted and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuing entity; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

LEGAL OPINIONS

Certain legal matters relating to the notes and the certificates will be passed upon for the trust, the depositor, Ally Financial and Ally Bank by Richard V. Kent, Esq., Assistant General Counsel to the depositor and Assistant General Counsel of Ally Financial, by Jonathan P. Andrews, General Counsel to Ally Bank, and by Kirkland & Ellis LLP, counsel to the depositor, the trust, Ally Financial and Ally Bank and by VanCott, Bagley, Cornwall & McCarthy, Utah counsel for Ally Bank. Certain federal income tax matters and insolvency matters will be passed upon for Ally Bank, the trust and the depositor by Kirkland & Ellis LLP.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement relating to the securities with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

The servicer will file with the SEC all required annual, monthly and current SEC reports, reports on assessment of compliance with servicing criteria, registered public accounting firm attestation reports, servicer compliance statements and other information about the trust that are required to be filed. You may read and copy any reports, statements or other information we file at the SEC’s public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site, http://www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future SEC reports and materials filed by or on behalf of the trust until we terminate our offering of the notes.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents, unless the exhibits are specifically incorporated by reference, at no cost, by writing or calling us at: Ally Bank 6985 Union Park Center, Suite 435, Salt Lake City, Utah 84047 or by calling us at: (801) 790-5000.

GLOSSARY OF TERMS

This Glossary of Terms includes the material terms used in this prospectus, but does not purport to be complete; you should read the full text of the Transfer and Servicing Agreements and the Indenture, which are filed as an exhibit to the Registration Statement of which this prospectus is a part, to understand their provisions. Some of the capitalized terms used but not defined in the prospectus or this Glossary of Terms are defined in the accompanying prospectus supplement. References to the singular include references to the plural and vice versa.

“Addition Date” has the meaning set forth in “The Transfer and Servicing Agreements—Addition and Removal of Accounts.”

“Addition Notice” has the meaning set forth in “The Transfer and Servicing Agreements—Addition and Removal of Accounts.”

“Adjusted Nonoverconcentration Pool Balance” means, on any date, an amount equal to the sum of (a) the Nonoverconcentration Pool Balance on that date and (b) the Excess Funding Account Amount on that date.

“Adjusted Overconcentration Pool Balance” means, on any date, an amount equal to the sum of (a) the Overconcentration Pool Balance on that date and (b) the Cash Collateral Account Amount on that date.

“Adjusted Pool Balance” means, on any date, the sum of (a) the Pool Balance on that date, (b) the Excess Funding Account Amount on that date, and (c) the Cash Collateral Account Amount on that date.

“Administrative Purchase Payment” has the meaning set forth in “The Transfer and Servicing Agreements—Servicer Covenants.”

“Administrative Receivable” has the meaning set forth in “The Transfer and Servicing Agreements—Servicer and Covenants.”

“Aggregate Dealer Interest Collections” means, for any Collection Period, an amount equal to the sum of (a) the aggregate amount of Dealer Interest Collections for each dealer during that Collection Period and (b) investment proceeds on the Collection Account for that Collection Period.

“Aggregate Dealer New Vehicle Principal Receivables” means, on any date, the aggregate of the Dealer New Vehicle Principal Receivables for each dealer on that date.

“Aggregate Dealer Overlap Overconcentration Amount” means, on any date, the aggregate of the Dealer Overlap Overconcentration Amounts for each dealer on that date.

“Aggregate Dealer Principal Collections” means, for any day or period, the aggregate amount of Dealer Principal Collections for each dealer on that day or for that period.

“Aggregate Dealer Used Vehicle Overconcentration Amount” means, on any date, the excess, if any, of (a) the Aggregate Dealer Used Vehicle Principal Receivables on that date over (b) the Maximum Used Vehicle Exposure Amount on that date.

“Aggregate Dealer Used Vehicle Principal Receivables” means, on any date, the aggregate of the Dealer Used Vehicle Principal Receivables for each dealer on that date.

“Aggregate First Tier Overconcentration Amount” means, on any date, the aggregate of the First Tier Overconcentration Amounts for each dealer on that date.

“Aggregate Fourth Tier Overconcentration Amount” means, on any date, the excess, if any, of (a) the Aggregate Dealer Used Vehicle Overconcentration Amount over (b) the sum of (i) the Aggregate First Tier Overconcentration Amount on that date and (ii) the Aggregate Third Tier Overconcentration Amount on that date.

“Aggregate Nonoverconcentration Net Invested Amount” means, on any date, an amount equal to the aggregate of the Net Invested Amounts for each Nonoverconcentration Series on that date.

“Aggregate Overconcentration Defaulted Amount” means, on any date, an amount equal to the aggregate of the Dealer Overconcentration Defaulted Amounts for all of the dealers on that date.

“Aggregate Overconcentration Net Invested Amount” means, on any date, an amount equal to the aggregate of the Net Invested Amounts for each Overconcentration Series on that date.

“Aggregate Reallocated Nonoverconcentration Amount” means, on any date, an amount equal to the aggregate of the Reallocated Nonoverconcentration Amount for each Overconcentration Series on that date.

“Aggregate Second Tier Overconcentration Amount” means, on any date, the aggregate of the Second Tier Overconcentration Amounts for each dealer on that date.

“Aggregate Third Tier Overconcentration Amount” means, on any date, the aggregate of the Third Tier Overconcentration Amounts for each Dealer on that date.

“Ally Financial” has the meaning set forth in “Summary of Terms.”

“Ally Financial Put Option Agreement” has the meaning set forth in “The Dealer Floorplan Financing Business—Relationship of the Dealer Floorplan Financing Business to Ally Financial.”

“Back-up Servicing Agreement” means the Back-up Servicing Agreement, dated as of the Initial Closing Date, among Wells Fargo Bank, National Association, in is capacity as back-up servicer, the trust and the depositor, as amended, supplement, restated or otherwise modified, including any similar agreement replacing the Back-up Servicing Agreement.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“basic documents” means the indenture, any indenture supplements, the Back-up Servicing Agreement, the Transfer and Servicing Agreements, and other basic documents for the trust.

“Business Day” means, unless the accompanying prospectus supplement states otherwise, any day other than a Saturday, Sunday or any other day on which banks in Minneapolis, Minnesota, New York, New York or Detroit, Michigan may, or are required to, remain closed.

“Cash Collateral Account” has the meaning set forth in “The Notes—Trust Accounts—Cash Collateral Account.”

“Cash Collateral Account Amount” means, on any date, an amount equal to the sum of (a) the amount on deposit in the Cash Collateral Account (excluding amounts related to investment earnings on that date) and (b) the aggregate amount of outstanding Permitted Delayed Remittances with respect to the Cash Collateral Account on that date.

“Certificate Amount” has the meaning set forth in “The Notes.”

“Certificate Distribution Account” means, for the trust, one or more accounts established by the servicer at and maintained with the owner trustee, in the name of the owner trustee on behalf of the related certificateholders, in which amounts to be applied for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made.

“Certificate Interest” has the meaning set forth in “The Notes.”

“Chrysler” means Chrysler Group LLC, a Delaware limited liability company, and its successors or assigns.

“Chrysler Overconcentration Receivable” means, for any date, a Chrysler Receivable that if transferred to the trust would result in (a) the aggregate amount of all Eligible Principal Receivables that are Chrysler Receivables held by the trust on that date exceeding (b) the Maximum Chrysler Exposure Amount for that date.

“Chrysler Receivable” means, for any date, a receivable for which the related Vehicle Collateral Security is a vehicle manufactured by Chrysler.

“Code” means the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder.

“Collateral Security” means, with respect to a dealer account included in the pool of accounts and receivables arising in the dealer account, all collateral security granted to secure the obligations of the related dealer in connection therewith and any proceeds therefrom, including all Vehicle Collateral Security and, to the extent applicable, other motor vehicles, parts inventory, equipment, fixtures, service accounts, realty and guarantees.

“Collection Account” means, with respect to the trust, one or more bank accounts, established by the servicer at and maintained with the indenture trustee or its nominee in the name of the indenture trustee, on behalf of the trust, into which the trust’s share of all payments made on or with respect to the receivables in the dealer accounts related to the trust will be deposited.

“Collection Period,” including “related Collection Period,” means, with respect to any Distribution Date, the calendar month preceding the month in which that Distribution Date occurs; provided, however, that for the initial Distribution Date for the trust, the related Collection Period shall be a period from and including the Initial Cut-Off Date to and including the last day of the calendar month preceding the initial Distribution Date.

“Collections” means Interest Collections and Principal Collections.

“Controlled Accumulation Period” has the meaning set forth in “The Notes—Principal and Interest on the Notes—Accumulation Periods.”

“Controlled Amortization Period” has the meaning set forth in “The Notes—Principal and Interest on the Notes—Amortization Periods.”

“Cumulative Net Dealer Nonoverconcentration Defaulted Amount” means, for any dealer on any date, an amount equal to the excess, if any, of (a) the aggregate amount of all Dealer Nonoverconcentration Defaulted Amounts for that dealer since the cut-off date applicable to that dealer over (b) the aggregate amount of all Dealer Nonoverconcentration Recoveries for that dealer.

“Dealer Defaulted Amount” means, for any dealer on any date, the amount (not less than zero) of Eligible Principal Receivables of that dealer that became Defaulted Receivables on that date other than any such receivables that are subject to repurchase by the depositor or the seller of the receivables or purchase by the servicer (unless certain events of bankruptcy, insolvency or receivership have occurred with respect to the depositor, the seller, or the servicer, as the case may be, in which event Defaulted Receivables shall include the principal amount of such otherwise excluded Receivables).

“Dealer Interest Collections” means, for any dealer for any Collection Period, the product of (a) the Interest Collections for that Dealer for that Collection Period and (b) a fraction (i) the numerator of which is the Eligible Interest for that Dealer as of the last day of the Collection Period prior to that Collection Period and (ii) the denominator of which is the Total Interest for that Dealer for the last day of the Collection Period prior to that Collection Period.

“Dealer New Vehicle Principal Receivables” means, for any dealer on any date, the Eligible Principal Receivables of that dealer on that date that were advanced against New Vehicles.

“Dealer Nonoverconcentration Defaulted Amount” means, for any dealer on any date, (a) the Dealer Defaulted Amount for that dealer for that date minus (b) the Dealer Overconcentration Defaulted Amount for that dealer on that date.

“Dealer Nonoverconcentration New Vehicle Principal Receivables” means, for any dealer on any date, (a) the Dealer New Vehicle Principal Receivables of that dealer on that date minus, (b) the Second Tier Overconcentration Amount for that dealer on that date.

“Dealer Nonoverconcentration Principal Receivables” means, for any dealer on any date, the sum of (a) the Dealer Nonoverconcentration New Vehicle Principal Receivables for that dealer on that date and (b) the Dealer Nonoverconcentration Used Vehicle Principal Receivables for that dealer on that date.

“Dealer Nonoverconcentration Recoveries” means, for any dealer and any Collection Period, (a) the recoveries for that dealer during that Collection Period minus (b) the Dealer Overconcentration Recoveries for that dealer during that Collection Period.

“Dealer Nonoverconcentration Used Vehicle Principal Receivables” means, for any dealer on any date, (a) the Dealer Used Vehicle Principal Receivables of that dealer on that date minus (b) the sum of (i) the First Tier Overconcentration Amount for that dealer on that date, (ii) the Third Tier Overconcentration Amount for that dealer on that date and (iii) the Fourth Tier Overconcentration Amount for that dealer on that date.

“Dealer Overconcentration Amount” means, for any dealer on any date, the excess, if any, of (a) the Dealer Principal Receivables for that dealer on that date over (b) the excess, if any, of (i) the Maximum Dealer Exposure Amount for that dealer on that date over (ii) the Cumulative Net Dealer Nonoverconcentration Defaulted Amount for that dealer on that date. For purposes of calculating Overconcentration Amounts, all dealers that are affiliates according to the servicer’s current practices and procedures will be treated as a single dealer.

“Dealer Overconcentration Defaulted Amount” means, for any dealer on any date, an amount equal to the sum of (i) the product of (A) the Dealer Defaulted Amount relating to new vehicles for that dealer on that date and (B) the Dealer Overconcentration New Vehicle Principal and Default Allocation Percentage for that dealer on that date and (ii) the product of (A) the Dealer Defaulted Amount relating to used vehicles for that dealer on that date and (B) the Dealer Overconcentration Used Vehicle Principal and Default Allocation Percentage for that dealer on that date.

“Dealer Overconcentration New Vehicle Principal and Default Allocation Percentage” means, for any dealer on any date, the percentage equivalent of a fraction (a) the numerator of which is the Second Tier Overconcentration Amount for that dealer on that date and (b) the denominator of which is the Dealer New Vehicle Principal Receivables for that dealer on that date.

“Dealer Overconcentration Principal and Default Allocation Percentage” means, for any dealer on any date, the percentage equivalent of a fraction (a) the numerator of which is the Dealer Overconcentration Amount for that dealer on that date and (b) the denominator of which is the Dealer Principal Receivables for that dealer on that date.

“Dealer Overconcentration Principal Collections” means, for any dealer on any date, an amount equal to the sum of (i) the product of (A) the Dealer Principal Collections relating to new vehicles for that dealer on that date and (B) the Dealer Overconcentration New Vehicle Principal and Default Allocation Percentage for that dealer on that date and (ii) the product of (A) the Dealer Principal Collections relating to used vehicles for that dealer on that date and (B) the Dealer Overconcentration Used Vehicle Principal and Default Allocation Percentage for that dealer on that date.

“Dealer Overconcentration Receivable” means, for any dealer and for any date prior to the Systems Conversion Date, a receivable that if transferred to the trust would result in (a) the aggregate amount of all receivables for that on that date to exceed (b) the Maximum Dealer Exposure Amount for that dealer on that date.

“Dealer Overconcentration Recoveries” means, for any dealer and any Collection Period, the aggregate with respect to each Defaulted Receivable of that dealer of an amount equal to the sum of (i) for each such Defaulted Receivable relating to a new vehicle, the product of (A) the Dealer Overconcentration New Vehicle Principal and Default Allocation Percentage for such Dealer on the date that Defaulted Receivable became a Defaulted Receivable and (B) the recoveries on that Defaulted Receivable during that Collection Period and (ii) for each such Defaulted Receivable relating to a used vehicle, the product of (A) the Dealer Overconcentration Used Vehicle Principal and Default Allocation Percentage for such Dealer on the date that Defaulted Receivable became a Defaulted Receivable and (B) the recoveries on that Defaulted Receivable during that Collection Period.

“Dealer Overconcentration Used Vehicle Principal and Default Allocation Percentage” means, for any dealer on any date, the percentage equivalent of a fraction (a) the numerator of which is the sum of (i) the First Tier Overconcentration Amount for that dealer on that date, (ii) the Third Tier Overconcentration Amount for that dealer on that date and (iii) the Fourth Tier Overconcentration Amount for that dealer on that date, and (b) the denominator of which is the Dealer Used Vehicle Principal Receivables for that dealer on that date.

“Dealer Overlap Overconcentration Amount” means, for any dealer on any date, the lesser of (a) the Dealer Overconcentration Amount for that dealer on that date and (b) the Dealer Used Vehicle Principal Receivables for that dealer on that date.

“Dealer Principal Collections” means, for any dealer and any, the sum of (a) Principal Collections on Eligible Principal Receivables for that dealer on that date and (b) the principal portion of all Warranty Payments and Administrative Purchase Payments, if any, on that date.

“Dealer Principal Receivables” means, for any dealer on any date, the sum of (a) Dealer New Vehicle Principal Receivables for that dealer on that date and (b) Dealer Used Vehicle Principal Receivables for that dealer on that date.

“Dealer Used Vehicle Principal Receivables” means, for any dealer on any date, the Eligible Principal Receivables of that dealer on that date that were advanced against used vehicles.

“Defaulted Eligible Principal Receivables” means, for any date, all Eligible Principal Receivables that became Defaulted Receivables on that date.

“Defaulted Receivables” means, for any date, all receivables held by the trust that were charged-off as uncollectible on or prior to that date.

“Delaware Trustee” means HSBC Trust Company (Delaware), National Association, or any successor thereto.

“Designated Accounts” has the meaning set forth in “The Notes—Trust Accounts.”

“Determination Date” has the meaning set forth in the accompanying prospectus supplement.

“Distribution Accounts” means, collectively, the Note Distribution Account, the Certificate Distribution Account and the Swap Distribution Account, if any.

“Distribution Date” means, with respect to the trust, the fifteenth day of each calendar month (or such other day of each calendar month, if specified in the accompanying prospectus supplement) or, if that day is not a Business Day, the next succeeding Business Day, beginning on the Initial Distribution Date specified in the related prospectus supplement.

“Dodd-Frank Act” has the meaning set forth in “Insolvency Aspects of the Accounts—Potentially Applicable Insolvency Regimes.”

“DPP” has the meaning set forth in “The Dealer Floorplan Financing Business—Dealer Payment Terms.”

“DTC” means the Depository Trust Company.

“Early Accumulation Period” has the meaning set forth in “The Notes—Principal and Interest on the Notes—Accumulation Periods.”

“Early Amortization Event,” with respect to a series of notes, has the meaning set forth in the accompanying prospectus supplement.

“Early Amortization Period” has the meaning set forth in “The Notes—Principal and Interest on the Notes—Amortization Periods.”

“Eligible Account” has the meaning set forth in the accompanying prospectus supplement.

“Eligible Deposit Account” means either

(1) a segregated account with an Eligible Institution; or

(2) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank (other than Ally Bank or any affiliate of Ally Bank) having corporate trust powers and acting as trustee for funds deposited in such account so long as any of the securities of such depository institution has a specified credit rating from the designated rating agencies.

Each of the foregoing criteria may be amended, modified or deleted and additional criteria may be added by the depositor upon the satisfaction of the Rating Agency Condition and, unless specified otherwise in the accompanying prospectus supplement, without the consent of any noteholder or any other person.

“Eligible Institution” means, with respect to the trust, either

(1) the corporate trust department of the indenture trustee or owner trustee, as applicable, or any paying agent or

(2) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia or any domestic branch of a foreign bank (other than Ally Bank or any affiliate of Ally Bank), (a) which has either (i) a specified long-term unsecured debt rating from designated rating agencies, or (ii) a specified short-term unsecured debt rating or certificate of deposit rating from designated rating agencies and, and (b) whose deposits are insured by the Federal Deposit Insurance Corporation or any successor thereto.

Each of the foregoing criteria may be amended, modified or deleted and additional criteria may be added by the depositor upon the satisfaction of the Rating Agency Condition and, unless specified otherwise in the accompanying prospectus supplement, without the consent of any noteholder or any other person.

“Eligible Interest” means, for any dealer and any Collection Period, the interest on Eligible Receivables for that dealer during that Collection Period.

“Eligible Investments” means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which, at the time made, evidence:

(a) direct obligations of, and fully guaranteed as to timely payment by, the United States of America;

(b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) thereof shall have a specified credit rating from designated rating agencies;

(c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a specified rating from designated rating agencies;

(d) investments in money market or common trust funds having a specified rating from designated rating agencies (including funds for which the Indenture Trustee or the Owner Trustee or any of their respective affiliates is investment manager or advisor, so long as such fund shall have such rating);

(e) bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above;

(f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a person or entity with a specified rating from designated rating agencies or the Rating Agency Condition has been satisfied with respect thereto; and

(g) any other investment for which the Rating Agency Condition has been satisfied.

Unless the Rating Agency Condition has been satisfied with respect thereto, any Eligible Investments must mature (A) not later than the Business Day immediately preceding the next Distribution Date, or (B) if consented to by the indenture trustee, on such next Distribution Date if either (x) such investment is in the institution with which the Note Distribution Accounts are then maintained or (y) the Indenture Trustee (so long as the short-term unsecured debt obligations of the Indenture Trustee have a specified rating from designated rating agencies on the date such investment is made) shall advance funds on such Distribution Date to the Note Distribution Accounts in the amount payable on such investment on such Distribution Date pending receipt thereof to the extent necessary to make distributions on the notes on such Distribution Date. Unless the Indenture Trustee objects at the time an investment is made, the Indenture Trustee shall be deemed to have agreed to make such advance with respect to such investment.

Each of the foregoing criteria may be amended, modified or deleted and additional criteria may be added by the depositor upon the satisfaction of the Rating Agency Condition, but without the consent of any noteholder or any other person.

“Eligible Principal Receivable” means any Principal Receivable that is an Eligible Receivable.

“Eligible Receivable” has the meaning set forth in the accompanying prospectus supplement.

“ERISA” has the meaning set forth in “ERISA Considerations.”

“Event of Default” has the meaning set forth in “The Notes—The Indenture—Events of Default; Rights Upon Event of Default.”

“Excess Certificate Amount” means, on any date, an amount equal to the sum of (a) the Excess Nonoverconcentration Certificate Amount on that date and (b) the Excess Overconcentration Certificate Amount on that date.

“Excess Funding Account” has the meaning set forth in “The Notes—Trust Accounts—Excess Funding Account.”

“Excess Funding Account Amount” means, on any date, an amount equal to the sum of (a) the amount on deposit in the Excess Funding Account (excluding amounts related to investment earnings on that date) and (b) the aggregate amount of outstanding Permitted Delayed Remittances with respect to the Excess Funding Account on that date.

“Excess Interest Collections” has the meaning set forth in “The Notes—Groups—Excess Interest Sharing Groups.”

“Excess Interest Sharing Group” has the meaning set forth in “The Notes—Groups—Excess Interest Sharing Groups.”

“Excess Nonoverconcentration Certificate Amount” means, on any date, an amount equal to the excess, if any, of (a) the Nonoverconcentration Certificate Amount on that date over (b) the sum of (i) the Required Nonoverconcentration Certificate Amount on that date and (ii) the Excess Required Overconcentration Certificate Amount on that date.

“Excess Overconcentration Certificate Amount” means, on any date, an amount equal to the excess, if any, of (a) the Overconcentration Certificate Amount on that date over (b) the sum of (i) Required Overconcentration Certificate Amount on that date and (ii) the Excess Required Nonoverconcentration Certificate Amount on that date.

“Excess Required Nonoverconcentration Certificate Amount” means, on any date, an amount equal to the excess, if any, of (a) the Required Nonoverconcentration Certificate Amount on that date over (b) the Nonoverconcentration Certificate Amount on that date.

“Excess Required Overconcentration Certificate Amount” means, on any date, an amount equal to the excess, if any, of (a) the Required Overconcentration Certificate Amount over (b) the Overconcentration Certificate Amount on that date.

“Expected Maturity Date” means, with respect to any series of notes, the date, if any, specified in the accompanying prospectus supplement on which all principal is scheduled to be paid as principal on that series of notes, to the extent not previously paid.

“FDIA” has the meaning set forth in “Insolvency Aspects of the Accounts—Potentially Applicable Insolvency Regimes.”

“FDIC” has the meaning set forth in “Risk Factors.”

“First Tier Overconcentration Amount” means, for any dealer on any date, (a) if the Aggregate Dealer Used Vehicle Overconcentration Amount is zero, zero or (b) if the Aggregate Dealer Used Vehicle Overconcentration Amount is greater than zero, the product of (i) the lesser of (x) 1.00 and (y) a fraction, the numerator of which is (1) the Aggregate Dealer Used Vehicle Overconcentration Amount on that date and the denominator of which is (2) the Aggregate Dealer Overlap Overconcentration Amount and (ii) the Dealer Overlap Overconcentration Amount for that Dealer on that date.

“Fleet Account” means credit lines or accounts pursuant to which advances may be made to finance vehicles intended for sale to fleet customers, generally in lots of more than 10.

“Foreign Person” means any noteholder other than a U.S. Person.

“Fourth Tier Overconcentration Amount” means, for any dealer on any date, the product of (a) the Fourth Tier Overconcentration Percentage and (b) excess, if any of (i) the Dealer Used Vehicle Principal Receivables for that dealer on that date over (ii) the sum of (A) the First Tier Overconcentration Amount for that Dealer on that date and (B) the Third Tier Overconcentration Amount for that dealer on that date.

“Fourth Tier Overconcentration Percentage” means, for any date, the percentage equivalent of a fraction (a) the numerator of which is the Aggregate Fourth Tier Overconcentration Amount and (b) the denominator of which is the excess of (i) the Aggregate Dealer Used Vehicle Principal Receivables for that date over (ii) the sum of (A) the Aggregate First Tier Overconcentration Amount for that date and (B) the Aggregate Third Tier Overconcentration Amount for that date.

“General Motors” means General Motors Company, a Delaware limited liability company, and its successors or assigns.

“In-Transit Period” means, with respect to any In-Transit Receivable, the period of time, if any, from the date a receivable is created until the estimated date of delivery of the related vehicle to the related dealer from the applicable motor vehicle manufacturer.

“In-Transit Receivable” means, as of any date of determination, a receivable that has been created but is in its In-Transit Period; it being understood that a receivable shall be deemed an In-Transit Receivable for purposes of the basic documents solely during the applicable In-Transit Period, which designation as an In-Transit Receivable shall automatically terminate at the end of the related In-Transit Period with respect to such In-Transit Receivable, without any action by any party.

“Initial Closing Date” means February 12, 2010.

“Initial Cut-Off Date” means, with respect to the trust, the date so specified in the accompanying prospectus supplement relating to the first series of notes issued by the trust.

“Insolvency Event” means, with respect to a specified entity:

(1) the entry of a decree or order by a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, trustee or liquidator for the entity, in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of the entity’s affairs, and the continuance of that decree or order unstayed and in effect for a period of 90 consecutive days;

(2) the consent by the entity to the appointment of a conservator, receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the entity or of or relating to substantially all of the entity’s property; or

(3) the entity shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

“Interest Collections” means, for any Collection Period, collections received on the Interest Receivables existing under the dealer accounts in the pool of accounts, including Administrative Purchase Payments and Warranty Payments in that Collection Period in excess of the principal portion thereof; it being understood that no Interest Collections shall be deemed to accrue or exist with respect to any In-Transit Receivable for which the related Vehicle Collateral Security is a vehicle manufactured by General Motors during its In-Transit Period.

“Interest Collections Shortfall” has the meaning set forth in the accompanying prospectus supplement.

“Interest Rate” means for any Payment Date and for any series of notes, the rate or rates of interest on the series of notes as specified in the related prospectus supplement.

“Interest Reallocation Group” has the meaning set forth in “The Notes—Groups—Interest Reallocation Groups.”

“Interest Receivable” means the portion of a receivable that is not attributed to principal by the servicer pursuant to its servicing guidelines.

“Invested Amount” has the meaning set forth in the accompanying prospectus.

“Investment Proceeds” means, with respect to any Designated Account or the Certificate Distribution Account and any Distribution Date, investment earnings on funds deposited in such Designated Accounts or the Certificate Distribution Account, as applicable, net of losses and investment expenses during the related Collection Period.

“Legal Maturity Date” means, with respect to any series of notes or certificates, the date so set forth in the accompanying prospectus supplement, on which date the final payment on the notes or final distribution on the certificates is due.

“Lien” means any security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens, mechanics’ liens and any liens that attach by operation of law, including any carrier’s lien with respect to a financed vehicle.

“Liquidation Event” means, with respect to a manufacturer, (i)(1) such manufacturer files a petition, or (2) a person files a petition against such manufacturer that remains undismissed after 90 days, or (3) a court enters an order for relief against such manufacturer, in each case, under Chapter 7 of the Bankruptcy Code or a similar provision of state or federal law that would result in the termination or liquidation of a majority of such manufacturer’s automobile manufacturing business or (ii) such manufacturer undertakes to terminate or liquidate all or substantially all of its automobile manufacturing assets or business (or files a motion or other pleading requesting approval of any such actions), but excluding any transfer, sale (including a sale under Section 363 of the Bankruptcy Code or a similar provision of state or federal law) to a person or other reorganization transaction that would result in the continued operation of a majority of the automobile manufacturing business of such manufacturer, in either case, after a petition filed under Chapter 11 of the Bankruptcy Code or a similar provision of state or federal law.

“Maximum Chrysler Exposure Amount Percentage” means, for any date, 35.0% or such other amount specified by the depositor upon satisfaction of the Rating Agency Condition.

“Maximum Chrysler Exposure Amount” means, for any date, the product of (a) the Maximum Chrysler Exposure Percentage on that date and (b) Nonoverconcentration Pool Balance on such date.

“Maximum Dealer Exposure Amount” means, for any dealer on any date, the product of (a) the Maximum Dealer Exposure Percentage for that dealer on that date and (b) the Nonoverconcentration Pool Balance on that date.

“Maximum Dealer Exposure Percentage” means, for any dealer on any date, 2.0% (or 4.0% with respect to dealers owned or operated by AutoNation, Inc.) or such other amount specified by the Depositor upon satisfaction of the Rating Agency Condition; provided, however, that if on any date, after the adjustments to the Maximum Used Vehicle Exposure Amount Percentage described in the proviso thereof, the Aggregate Nonoverconcentration Net Invested Amount will exceed the Adjusted Nonoverconcentration Pool Balance, the

Maximum Dealer Exposure Percentage (other than with respect to dealers owned or operated by AutoNation, Inc.) will be increased until the Nonoverconcentration Pool Balance equals the Aggregate Nonoverconcentration Net Invested Amount, but in no event in excess of 100.00% or in excess of the percentage that would cause the Aggregate Overconcentration Net Invested Amount to exceed the Adjusted Overconcentration Pool Balance.

“Maximum Medium Duty Truck Exposure Amount” means, for any date, the product of (a) the Maximum Medium Duty Truck-Exposure Percentage on that date and (b) Nonoverconcentration Pool Balance on that date.

“Maximum Medium Duty Truck Exposure Percentage” means, for any date, 2.0% or such other amount specified by the depositor upon satisfaction of the Rating Agency Condition.

“Maximum Motor Holdings Dealer Exposure Amount” means, for any date, the product of (a) the Maximum Motor Holdings Dealer Exposure Percentage on that date and (b) Nonoverconcentration Pool Balance on that date.

“Maximum Motor Holdings Dealer Exposure Percentage” means, for any date, 4.0% or such other amount specified by the depositor upon satisfaction of the Rating Agency Condition.

“Maximum Used Vehicle Exposure Amount” means, for any date, the product of (a) the Maximum Used Vehicle Exposure Percentage on that date and (b) the Nonoverconcentration Pool Balance on that date.

“Maximum Used Vehicle Exposure Percentage” means, for any date, 25.0% or such other amount specified by the Depositor upon satisfaction of the Rating Agency Condition; provided, however, that if on any date, the Aggregate Nonoverconcentration Net Invested Amount will exceed the Adjusted Nonoverconcentration Pool Balance, the Maximum Used Vehicle Exposure Percentage will be increased until the Nonoverconcentration Pool Balance equals the Aggregate Nonoverconcentration Net Invested Amount, but in no event in excess of 100.00% or in excess of the percentage that would cause the Aggregate Overconcentration Net Invested Amount to exceed the Adjusted Overconcentration Pool Balance.

“Medium Duty Truck Overconcentration Receivable” means, for any date, a receivable that if transferred to the trust would result in (a) the aggregate amount of all Eligible Principal Receivables for which the related Vehicle Collateral Security are medium duty trucks held by the trust on that date exceeding (b) the Maximum Medium Duty Truck Exposure Amount for that date.

“Monthly Interest” has the meaning set forth in the accompanying prospectus supplement.

“Monthly Servicing Fee” has the meaning set forth in the accompanying prospectus supplement.

“Motor Holdings Dealer” means a dealer in which General Motors owns 20.0% or more of the equity interests.

“Motor Holdings Overconcentration Receivable” means, for any date, a receivable that if transferred to the trust, would result in (a) the aggregate amount of all Eligible Principal Receivables relating to Motor Holdings Dealers under the Scheduled Accounts held by the trust on that date exceeding (b) the Maximum Motor Holdings Dealer Exposure Amount for that date.

“Net Invested Amount” has the meaning set forth in “The Notes—Series Percentage.”

“Nonoverconcentration Certificate Amount” means, on any date, an amount equal to the excess, if any of (a) the Adjusted Nonoverconcentration Pool Balance on that date over (b) the sum of (i) the Aggregate Nonoverconcentration Net Invested Amount on that date and (ii) the Aggregate Reallocated Nonoverconcentration Amount on that date.

“Nonoverconcentration Defaulted Amount” means, for any date, an amount equal to (a) the Defaulted Eligible Principal Receivables for that date minus (b) the Aggregate Overconcentration Defaulted Amount for that date.

“Nonoverconcentration Interest” means interest in the trust assets represented by the Nonoverconcentration Pool Balance, including any amounts allocated to such interest pursuant to the indenture or any indenture supplement.

“Nonoverconcentration Interest Collections” means, with respect to any Collection Period, an amount equal to the sum of (a) an amount equal to (i) the Aggregate Dealer Interest Collections for that Collection Period minus (ii) the Overconcentration Interest Collections for that Collection Period, (b) the Nonoverconcentration Recoveries for that Collection Period, and (c) the investment proceeds with respect to the Excess Funding Account for that Collection Period.

“Nonoverconcentration Pool Balance” means, on any date, an amount equal to (a) the Pool Balance on that date minus (b) the Overconcentration Pool Balance on that date.

“Nonoverconcentration Principal Collections” means, for any date, an amount equal to (a) the Aggregate Dealer Principal Collections for that date minus (b) the Overconcentration Principal Collections for that date.

“Nonoverconcentration Recoveries” means, for any Collection Period, an amount equal to (a) the aggregate recoveries for all Defaulted Receivables for that Collection Period minus (b) the Overconcentration Recoveries for that Collection Period.

“Nonoverconcentration Series” means, any series of notes issued pursuant to an indenture supplement with respect to the Nonoverconcentration Interest.

“Note Defeasance Account” has the meaning set forth in “The Notes—Trust Accounts.”

“Note Distribution Account” has the meaning set forth in “The Notes—Trust Accounts.”

“Note Distribution Account Amount” means, on any date, an amount equal to the sum of (a) the amount on deposit in the Note Distribution Account (excluding amounts related to investment earnings) on that date and (b) the aggregate amount of outstanding Permitted Delayed Remittances with respect to the Note Distribution Account.

“NRSRO” has the meaning set forth in “Summary—Ratings.”

“OID” has the meaning set forth in “Federal Income Tax Consequences—Tax Characterization and Treatment of Notes.”

“OLA” has the meaning set forth in “Insolvency Aspects of the Accounts—Potentially Applicable Insolvency Regimes.”

“Overconcentration Certificate Amount” means, on any date, an amount equal to excess, if any, of (a) the Adjusted Overconcentration Pool Balance on that date over (b) the Aggregate Overconcentration Net Invested Amount on that date.

“Overconcentration Interest” means, the interest in the trust assets represented by the Overconcentration Pool Balance, including any amounts allocated to such interest pursuant to the indenture or any indenture supplement.

“Overconcentration Interest Allocation Percentage” means, for any Collection Period, the percentage equivalent of a fraction (a) the numerator of which is the average of the Overconcentration Pool Balance for each day in that Collection Period and (b) the denominator of which is the average of the Pool Balance for each day in that Collection Period.

“Overconcentration Interest Collections” means, for any Collection Period, an amount equal to the sum of (a) the product of (i) Aggregate Dealer Interest Collections for that Collection Period and (ii) the Overconcentration Interest Allocation Percentage for that Collection Period, (b) the Overconcentration Recoveries for that Collection Period and (c) the Investment Proceeds with respect to the Cash Collateral Account for that Collection Period.

“Overconcentration Pool Balance” has the meaning set forth in “The Notes—Overconcentration and Nonoverconcentration Interest.”

“Overconcentration Principal Collections” means, for any day or period, the aggregate amount of Dealer Overconcentration Principal Collections for each Dealer on that day or for that period.

“Overconcentration Recoveries” means, for any Collection Period, the aggregate of the Dealer Overconcentration Recoveries for each dealer for each day of that Collection Period.

“Overconcentration Series” means, for any series of notes issued pursuant to an indenture supplement with respect to the Overconcentration Interest.

“Payment Date” means, with respect to a series of notes, each date specified for payment of interest or principal on the notes in the accompanying prospectus supplement. With respect to a series of notes providing for monthly payment of interest or principal, Payment Date means a Distribution Date.

“Permitted Delayed Remittances” means for any date and with respect to any Designated Account, any amount that would have been required to be deposited into that Designated Account on or prior to that date but is not yet required to be so deposited pursuant to the provision of the indenture, the pooling and servicing agreement or the trust sale and servicing agreement that permits the delayed deposit of funds into the applicable Designated Account.

“Pool Balance” means, the aggregate amount of all Eligible Principal Receivables in the trust.

“Portfolio Servicer” has the meaning set forth in “The Dealer Floorplan Financing Business—Relationship of the Dealer Floorplan Financing Business to Ally Financial.”

“Portfolio Servicing Agreement” has the meaning set forth in “The Dealer Floorplan Financing Business—Relationship of the Dealer Floorplan Financing Business to Ally Financial.”

“Principal Collections” means, for any date, collections received on Principal Receivables existing under the Scheduled Accounts, including the principal portion of Warranty Payments and Administrative Purchase Payments on that date.

“Principal Receivable” means, on any date, the portion of a receivable that is attributed to principal by the servicer pursuant to its servicing guidelines.

“Principal Sharing Group” has the meaning set forth in “The Notes—Groups—Principal Sharing Groups.”

“PTP” has the meaning set forth in “Federal Income Tax Consequences—Tax Characterization of the Trust.”

“Randomly Selected Account” has the meaning set forth in “The Transfer and Servicing Agreements— Addition and Removal of Accounts.”

“Rating Agency Condition” means, with respect to any action, the satisfaction of (a) so long as the Series 2010-1 notes are outstanding, the Series 2010-1 Rating Agency Condition and (b) with respect to each other outstanding series, such rating agency condition or other consent or approval as may be specified in the Indenture Supplement for such series.

“Reallocated Principal Collections” for a series of notes, has the meaning set forth in the accompanying prospectus supplement.

“Reallocated Nonoverconcentration Amount” has the meaning assigned in the accompanying prospectus supplement.

“Reassignment Amount” means, for any Distribution Date, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date, the sum of (a) the principal balance of the notes in your series on such Distribution Date, plus (b) the Monthly Interest for that Distribution Date, together with any Monthly Interest previously due but not paid to the noteholders of your series on prior Distribution Dates.

“Receivables Transfer Date” means, unless the accompanying prospectus supplement states otherwise, each Business Day during the related Revolving Period on which Eligible Receivables are created in any dealer account that is a Scheduled Account, except as described under “The Transfer and Servicing Agreements—Insolvency Events.”

“Removal Balance” has the meaning set forth in “The Transfer and Servicing Agreements—Addition and Removal of Accounts.”

“Removal Commencement Date” has the meaning set forth in “The Transfer and Servicing Agreements—Addition and Removal of Accounts.”

“Removal Date” means, with respect to a Randomly Selected Account, the date on which the Removal Balance is reduced to zero.

“Removal Notice” has the meaning set forth in “The Transfer and Servicing Agreements—Addition and Removal of Accounts.”

“Removed Account” has the meaning set forth in “The Transfer and Servicing Agreements—Addition and Removal of Accounts.”

“Required Certificate Amount” has the meaning set forth in “The Notes.”

“Required Nonoverconcentration Certificate Amount” means, on any date, an amount equal to the aggregate Series Required Certificate Amounts for each Nonoverconcentration Series.

“Required Nonoverconcentration Pool Balance” has the meaning set forth in “The Notes—Application of Collections.”

“Required Overconcentration Certificate Amount” means, on any date, an amount equal to the aggregate Series Required Certificate Amounts for each Overconcentration Series.

“Required Overconcentration Pool Balance” means, on any date, an amount equal to the sum of (a) the Aggregate Overconcentration Net Invested Amount on that date and (b) the Required Overconcentration Certificate Amount on that date.

“Required Pool Percentage” for a series of notes, has the meaning set forth in the accompanying prospectus supplement.

“Reserve Fund” means, with respect to the trust, an Eligible Deposit Account maintained for the benefit of the trust and the noteholders as described in “The Notes—Liquidity and Credit Support.”

“Reserve Fund Required Amount” means, with respect to the trust, the amount, if any, specified in the accompanying prospectus supplement.

“Retained Property” means (i) receivables in the Scheduled Accounts that Ally Bank does not transfer to the depositor and collections thereon, (ii) any receivables and collections thereon repurchased by Ally Bank from the depositor or the trust as described herein, and any amounts constituting interest with respect to any receivable that accrues during its In-Transit Period.

“Revolving Period” with respect to any series of notes, has the meaning set forth in the accompanying prospectus supplement.

“Schedule of Accounts” means the list of the dealer accounts included in the pool of accounts, which may be amended and supplemented from time to time.

“Scheduled Accounts” has the meaning set forth in “The Trust—The Trust Estate.”

“Second Tier Overconcentration Amount” means, for any dealer on any date, the lesser of (A) the Dealer New Vehicle Principal Receivables for that dealer on that date and (B) excess, if any of (a) the Dealer Overconcentration Amount for that dealer on that date over (b) the First Tier Overconcentration Amount for that dealer on that date.

“Series 2010-1 notes” means the Series 2010-1 notes issued by the trust.

“Series 2010-1 Rating Agency Condition” means, with respect to an action, the condition that each of the rating agencies rating the Series 2010-1 notes issued by the trust have notified the depositor, the servicer and the trust in writing that such action will not result in a downgrade, suspension or withdrawal of the then current rating of the Series 2010-1 notes issued by the trust then rated by that rating agency.

“Series Charge-Off” has the meaning set forth in “The Notes—Series Defaulted Amount and Reallocated Principal Collections.”

“Series Cut-Off Date” for a series of notes will be specified in the accompanying prospectus supplement.

“Series Defaulted Amount” has the meaning set forth in “The Notes—Series Defaulted Amount and Reallocated Principal Collections.”

“Series Enhancement” means the rights and benefits provided to the trust or the noteholders of any series or class pursuant to any subordination, collateral interest, insurance policy, collateral account or guaranty, swap arrangement, interest rate cap agreement, letter of credit, surety bond, reserve fund, spread account, accumulation period reserve account, guaranteed rate agreement, tax protection agreement or other similar arrangement. The subordination of any series or class to another series or class will be deemed to be a Series Enhancement.

“Series Percentage” has the meaning set forth in “The Notes—Series Percentage.”

“Series Required Certificate Amount” for a series of notes will be specified in the accompanying prospectus supplement.

“Servicer Termination Costs” means the reasonable out-of-pocket costs and expenses of the back-up servicer incurred in connection with the assumption by the back-up servicer of the role of servicer pursuant to the basic documents.

“Servicer Termination Costs Reserve Account” has the meaning set forth in “The Notes—Trust Accounts—Servicer Termination Costs Reserve Account.”

“Servicer Termination Costs Reserve Account Required Amount” means $200,000 or such other amount as shall be specified by the servicer to the indenture trustee upon satisfaction of the Rating Agency Condition with respect thereto.

“special purpose entity” has the meaning set forth in “Insolvency Aspects of the Accounts—Consequences of Insolvency Regimes for Payments on the Notes.”

“Specified Action” means an action by the servicer with respect to a receivable or account included in the Pool of Accounts, as applicable, and with respect to which the servicer requires the consent of Ally Bank pursuant to the Portfolio Servicing Agreement. With respect to any Specified Action requiring consent under any basic document, the term “consent” with respect to such Specified Action means any consent or other action required to be obtained or undertaken by Ally Bank or the servicer, as applicable, with respect to such Specified Action pursuant to the Portfolio Servicing Agreement.

“Swap Distribution Account” means, if so specified in the accompanying prospectus supplement, one or more accounts established by the servicer at and maintained with the indenture trustee, in the name of the indenture trustee on behalf of the counterparty to an applicable currency swap, interest rate swap or other swap, together with the holders of the notes of the relevant series, in which amounts to be applied for distribution to such counterparty will be deposited and from which distributions to such counterparty will be made.

“Tax Counsel” has the meaning set forth in “Federal Income Tax Consequences.”

“Third Tier Overconcentration Amount” means, for any dealer on any date, the lesser of (A) the Dealer Used Vehicle Principal Receivables for that dealer on that date and (B) the excess, if any of (a) the Dealer Overconcentration Amount for that dealer on that date over (b) sum of the First Tier Overconcentration Amount for that dealer on that date and the Second Tier Overconcentration Amount for that dealer on that date.

“Total Interest” means, for any dealer and any Collection Period, the interest on all receivables of that dealer during that Collection Period.

“Transfer and Servicing Agreements” means, with respect to the trust, the pooling and servicing agreement, the trust sale and servicing agreement, the trust agreement and the administration agreement.

“Trust Termination Date” is the date the trust will terminate and will be on the earlier to occur of

(1) the day following the Distribution Date on which all amounts required to be paid to the related noteholders pursuant to the related Transfer and Servicing Agreements have been paid or have been deposited in the related Distribution Accounts, if the depositor elects to terminate the trust at that time; and

(2) the specified Trust Termination Date as set forth in the accompanying prospectus supplement.

“U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or of any state, (iii) an estate the income of which is subject to federal income taxation regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

“UCC” means the Uniform Commercial Code as in effect in the applicable jurisdiction, as may be amended from time to time.

“Vehicle Collateral Security” means, with respect to a receivable, the security interest in the applicable financed vehicle granted to secure the obligations of the related dealer in connection therewith and any proceeds therefrom.

“Voting Interests” means, as of any date, the aggregate beneficial ownership interest of all outstanding certificates.

“Warranty Payment” has the meaning set forth in “The Transfer and Servicing Agreements—Representations and Warranties.”

“Warranty Receivable” has the meaning set forth in “The Transfer and Servicing Agreements—Representations and Warranties.”

No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor, the servicer or the underwriters. This prospectus supplement and the prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus supplement or the prospectus.

Ally Master Owner Trust

Issuing Entity

$[        ]

Class A [Fixed][Floating] Rate

Asset Backed Notes,

Series 20[    ]-[        ]

[$[        ]

Class B [Fixed][Floating] Rate

Asset Backed Notes,

Series 20[    ]-[        ]]

[$[        ]

Class C [Fixed][Floating] Rate

Asset Backed Notes,

Series 20[    ]-[        ]]

Ally Wholesale

Enterprises LLC

Depositor

Ally Bank

Sponsor

Ally Financial Inc.

Servicer

PROSPECTUS

[            ]

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated expenses to be incurred in connection with the offering of the term notes, other than underwriting discounts and commissions, described in this Registration Statement:

Securities and Exchange Commission registration fee	$1,206,752	*
Printing and engraving costs	750,000	**
Legal fees	1,000,000	**
Trustee fees and expenses	500,000	**
Accountant’s fees	2,000,000	**
Rating Agencies’ fees	5,000,000	**
Miscellaneous expenses	500,000	**
Total	$10,956,752	**

*	Actual
**	Estimated

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Limited Liability Company Agreement of Ally Wholesale Enterprises LLC provides that Ally Wholesale Enterprises LLC will indemnify and advance expenses to every officer and director and, in some cases, to members to the fullest extent permitted by applicable law, against all amounts (including judgments, fines, payments in settlement, attorneys’ fees and other expenses) reasonably incurred by any of them in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was an officer, director or member, as applicable, of Ally Wholesale Enterprises LLC. Further, the Limited Liability Company Agreement of Ally Wholesale Enterprises LLC provides that Ally Wholesale Enterprises LLC may purchase and maintain insurance on behalf of its officers and directors against liabilities asserted against them in their capacities as officers and directors, respectively. Section 18-108 of the Delaware Limited Liability Company Act provides that a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards restrictions, if any, as are set forth in its limited liability company agreement.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

ITEM 17.	UNDERTAKINGS.

(a) As to Rule 415:

The undersigned registrant on Form S-3 hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 as amended (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in clauses (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424(b)) that is part of this registration statement; provided, further, however, that clauses (i) and (ii) above will not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(i) If the registrant is relying on Rule 430B (§ 230.430B): (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3)) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7)) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) ((§ 230.415(a)(1)(i), (vii), or (x)) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supercede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (§ 230.430C), each prospectus filed pursuant to Rule 424(b) as part of this registration statement, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430(a)), shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) As to documents subsequently filed that are incorporated by reference:

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) As to the equity offerings of nonreporting registrants:

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(d) As to indemnification:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) As to Rule 430A:

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) As to Regulation AB:

The undersigned registrant hereby undertakes: That, for purposes of determining any liability under the Securities Act, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended, of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on the 12th day of December 2013.

ALLY WHOLESALE ENTERPRISES LLC

By:	/s/ Ryan C. Farris
Name: Ryan C. Farris
Title: President

The registrant reasonably believes that at the time of sale, at least one nationally recognized statistical rating organization (as that term is used in Rule 15c3-1(c)(2)(vi)(F) under the Securities Exchange Act of 1934) will have rated the securities to be offered hereunder in one of its generic rating categories which signifies investment grade.

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed on December 12, 2013, by the following persons in the capacities indicated.

Signature	Title

/s/ Ryan C. Farris	President and Director (Principal Executive Officer)
Ryan C. Farris

* Matthew T. St. Charles	Vice President and Director
Matthew T. St. Charles

* James T. Houghton	Vice President and Director
James T. Houghton

* Lawrence B. LaCombe, Jr.	Vice President and Director
Lawrence B. LaCombe, Jr.

* Bradley J. Brown	Vice President and Director
Bradley J. Brown	(Principal Financial Officer)

* Richard E. Damman	Director
Richard E. Damman

* Pamela M. Surhigh	Controller
Pamela M. Surhigh	(Principal Accounting Officer)

*By:	/s/ Richard V. Kent
Name: Richard V. Kent
Title: Attorney-in-Fact

*	The undersigned, by signing his name hereto, does hereby sign this Amendment No. 1 to Registration Statement on behalf of the above-indicated officer or director of the registrant pursuant to the Power of Attorney signed by such officer or director.

EXHIBIT INDEX

Exhibit Index	Description

1.1	Form of Underwriting Agreement for the Notes (incorporated by reference to Exhibit 1.1 of the Registrant’s Amendment No. 3 to Form S-3 Registration Statement, Registration File Number 333-167044, filed on August 10, 2010).

3.1	Limited Liability Company Agreement entered into by the Registrant on February 3, 2010 (incorporated by reference to Exhibit 3.1 of the Registrant’s Form S-3 Registration Statement, Registration File Number 333-167044, filed on May 24, 2010).

4.1	Indenture between the Issuing Entity and the Indenture Trustee, dated as of February 12, 2010 (incorporated by reference to Exhibit 4.1 of the Registrant’s Form S-3 Registration Statement, Registration File Number 333-167044, filed on May 24, 2010).

4.2	Pooling and Servicing Agreement among the Seller, the Servicer and the Depositor, dated as of February 12, 2010 (incorporated by reference to Exhibit 4.2 of the Registrant’s Form S-3 Registration Statement, Registration File Number 333-167044, filed on May 24, 2010).

4.3	Trust Agreement among the Depositor, the Owner Trustee and the Delaware Trustee, dated as of February 12, 2010 (incorporated by reference to Exhibit 4.3 of the Registrant’s Form S-3 Registration Statement, Registration File Number 333-167044, filed on May 24, 2010).

4.4	Form of Indenture Supplement between the Issuing Entity and the Indenture Trustee (incorporated by reference to Exhibit 4.4 of the Registrant’s Amendment No. 3 to Form S-3 Registration Statement, Registration File Number 333-167044, filed on August 10, 2010).

5.1	Opinion of Kirkland & Ellis LLP with respect to legality of notes.*

8.1	Opinion of Kirkland & Ellis LLP with respect to tax matters of notes.*

23.1	Consent of Kirkland & Ellis LLP (to be included as part of Exhibits 5.1 and 8.1).*

24.1	Power of Attorney.**

25.1	Statement of Eligibility of the Indenture Trustee for the notes (incorporated by reference to the Form T-1 of Wells Fargo Bank, National Association filed on August 17, 2010 under Registration File Number 333-167044).

99.1	Trust Sale and Servicing Agreement among the Issuing Entity, the Depositor, the Seller, the Servicer and the Custodian, dated as of February 12, 2010 (incorporated by reference to Exhibit 99.1 of the Registrant’s Form S-3 Registration Statement, Registration File Number 333-167044, filed on May 24, 2010).

99.2	Custodian Agreement among the Custodian, the Depositor and the Seller, dated as of February 12, 2010 (incorporated by reference to Exhibit 99.2 of the Registrant’s Form S-3 Registration Statement, Registration File Number 333-167044, filed on May 24, 2010).

99.3	Administration Agreement among the Administrator, the Issuing Entity and the Indenture Trustee, dated as of February 12, 2010 (incorporated by reference to Exhibit 99.3 of the Registrant’s Form S-3 Registration Statement, Registration File Number 333-167044, filed on May 24, 2010).

99.4	Back-up Servicing Agreement among the Seller, the Servicer, the Depositor, the Issuing Entity and the Back-up Servicer, dated as of February 12, 2010 (incorporated by reference to Exhibit 99.4 of the Registrant’s Amendment No. 3 to Form S-3 Registration Statement, Registration File Number 333-167044, filed on August 10, 2010).

*	Filed herewith.
**	Previously filed.